Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - -   x
                            In re                 :
                                                  :
AMERICAN BANKNOTE CORPORATION,                    :    Chapter 11
                                                  :    Case No. 99 B 11577 (PCB)
                                    Debtor.       :
- - - - - - - - - - - - - - - - - - - - - - - -   x




                        THIRD AMENDED REORGANIZATION PLAN
                        OF AMERICAN BANKNOTE CORPORATION









                                        SKADDEN, ARPS, SLATE, MEAGHER
                                          & FLOM LLP
                                        Kayalyn A. Marafioti
                                        Frederick D. Morris
                                        Four Times Square
                                        New York, New York  10036-6522
                                        (212) 735-3000
                                        Attorneys for American Banknote
                                        Corporation

Dated:   New York, New York
November 3, 2000

                                TABLE OF CONTENTS


TABLE OF EXHIBITS...........................................................vi

INTRODUCTION.................................................................1


ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME................1

     A.   Scope Of Definitions; Rules Of Construction........................1
     B.   Definitions........................................................1
     C.   Rules Of Interpretation...........................................15
     D.   Computation Of Time...............................................15

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS......................................15

     A.   Introduction......................................................15
     B.   Unclassified Claims (not entitled to vote on the Plan)............15
          1.   Administrative Claims........................................15
          2.   Priority Tax Claims..........................................15
     C.   Unimpaired Classes Of Claims  (deemed to have accepted the
          Plan and, therefore, not entitled to vote)........................16
          1.   Class 1:  Other Priority Claims..............................16
          2.   Class 2:  Other Secured Claims...............................16
          3.   Class 3:  General Unsecured Claims...........................16
          4.   Class 4:  11 5/8% Senior Note Claims.........................16
     D.   Impaired Classes Of Claims Against And Interests In ABN...........16
          1.   Class 5:  10 3/8% Senior Note Claims.........................16
          2.   Class 6:  11 1/4% Senior Subordinated Note Claims............16
          3.   Class 7:  Convertible Subordinated Note Claims...............16
          4.   Class 8:  Unsurrendered Preferred Stock Claims...............16
          5.   Class 9:  Preferred Stock Interests..........................17
          6.   Class 10:  Common Stock Interests............................17
          7.   Class 11:  Securities Claims.................................17
          8.   Class 12:  Warrants Interests................................17

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS...........................................17

     A.   Unclassified Claims...............................................17
          1.   Administrative Claims........................................17
          2.   Priority Tax Claims..........................................18
     B.   Unimpaired Classes Of Claims......................................18
          1.   Class 1:  Other Priority Claims..............................18
          2.   Class 2:  Other Secured Claims...............................18
          3.   Class 3:  General Unsecured Claims...........................19
          4.   Class 4:  11 5/8% Senior Note Claims.........................19
     C.   Impaired Classes Of Claims And Interests..........................19
          1.   Class 5:  10 3/8% Senior Note Claims.........................19
          2.   Class 6:  11 1/4% Senior Subordinated Note Claims............20
          3.   Class 7:  Convertible Subordinated Note Claims...............21
          4.   Class 8:  Unsurrendered Preferred Stock Claims...............22
          5.   Class 9:  Preferred Stock Interests..........................22
          6.   Class 10:  Common Stock Interests............................22
          7.   Class 11:  Securities Claims.................................23
          8.   Class 12:  Warrants Interests................................26
     D.   Special Provision Regarding Unimpaired Claims.....................26
     E.   Accrual Of Post-petition Interest.................................26

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN........................................26

     A.   Continued Corporate Existence.....................................26
     B.   Corporate Action..................................................27
          1.   Cancellation Of Existing Securities And Agreements...........27
     C.   Restructuring Transactions........................................27
          1.   New Securities...............................................27
          2.   Registration Rights..........................................28
          3.   Rights Offering..............................................29
          4.   Securities Claims Reserve....................................29
     D.   Directors And Officers............................................30
     E.   Revesting Of Assets...............................................30
     F.   Preservation Of Rights Of Action..................................31
     G.   Effectuating Documents; Further Transactions......................31
     H.   Exemption From Certain Transfer Taxes.............................31

ARTICLE V

ACCEPTANCE OR REJECTION OF THE PLAN.........................................32

     A.   Classes Entitled To Vote..........................................32
     B.   Acceptance By Impaired Classes....................................32
     C.   Cramdown..........................................................32

ARTICLE VI

SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN.........................32

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS..........................................33

     A.   Distributions For Claims Allowed As Of The Consummation Date......33
     B.   Disbursing Agent..................................................33
     C.   Surrender Of Securities Or Instruments............................33
     D.   Instructions To Disbursing Agent..................................34
     E.   Services Of Indenture Trustees, Agents, And Servicers.............34
     F.   Record Date For Distributions To Holders Of 10 3/8% Senior
          Notes, 11 5/8% Senior Notes, 11 1/4% Senior Subordinated Notes, Convertible Subordinated Notes, Preferred Stock, And
          Common Stock......................................................34
     G.   Means Of Cash Payment.............................................35
     H.   Calculation Of Distribution Amounts Of New Securities.............35
     I.   Delivery Of Distributions.........................................36
     J.   Fractional Dollars; De Minimis Distributions......................36
     K.   Withholding And Reporting Requirements............................36
     L.   Setoffs...........................................................37

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................37

     A.   Assumed Contracts And Leases......................................37
     B.   Payments Related To Assumption Of Contracts And Leases............38
     C.   Rejected Contracts And Leases.....................................38
     D.   Bar To Rejection Damages..........................................38
     E.   Certain Employment Contracts......................................38
     F.   Compensation And Benefit Plans And Treatment Of Retirement Plan...38

ARTICLE IX

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS......39

     A.   Objection Deadline; Prosecution Of Objections.....................39
     B.   No Distributions Pending Allowance................................40
     C.   Distribution Reserve..............................................40
     D.   Distributions After Allowance.....................................41

ARTICLE X

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...........41

     A.   Conditions To Confirmation........................................41
     B.   Conditions To Consummation........................................42
     C.   Waiver Of Conditions..............................................44

ARTICLE XI

MODIFICATIONS AND AMENDMENTS................................................44

ARTICLE XII

RETENTION OF JURISDICTION...................................................45

ARTICLE XIII

COMPROMISES AND SETTLEMENTS.................................................46

     A.   Settlement Between ABN And ABNH...................................46
     B.   Settlement Among ABN, ABNH, And Parties To The ABN And ABNH
          Securities Actions................................................47
     C.   Settlement Between Equity Committee And Plaintiffs In ABN
          And ABNH Securities Actions.......................................47
     D.   Settlement Between Consultant And Equity Committee................48

ARTICLE XIV

MISCELLANEOUS PROVISIONS....................................................48

     A.   Bar Dates For Certain Claims......................................48
          1.   Administrative Claims; Substantial Contribution Claims.......48
          2.   Professional Fee Claims......................................48
          3.   Other Claims.................................................49
     B.   Payment Of Statutory Fees.........................................49
     C.   Severability Of Plan Provisions...................................49
     D.   Successors And Assigns............................................49
     E.   Discharge Of The Debtor And Injunction............................50
     F.   Debtor Releases...................................................50
     G.   Other Releases....................................................51
     H.   Waiver Of Enforcement Of Subordination............................52
     I.   Committees........................................................52
     J.   Binding Effect....................................................52
     K.   Revocation, Withdrawal, Or Non-Consummation.......................52
     L.   Plan Supplement...................................................53
     M.   Notices...........................................................53
     N.   Indemnification Obligations.......................................53
     O.   Prepayment........................................................54
     P.   Term Of Injunctions Or Stays......................................54
     Q.   Governing Law.....................................................54

                                TABLE OF EXHIBITS

        EXHIBIT                       NAME

          A    Description Of New Common Stock

          B    Consultant Settlement Agreement

          C    Rights Offering Procedures

          D Memorandum Of Understanding Among ABN, ABNH, And Parties To ABN And ABNH Securities Actions

          E Memorandum Of Understanding Between Plaintiffs In ABN And ABNH Securities Actions And Equity Committee

          F    Term Sheet Between ABN And ABNH

          G Reorganized American Banknote Corporation Certificate Of Incorporation And By-laws

          H    New Warrant Agreement

          I    Management Incentive Plan

          J    Consultant Option Plan

          K    Amendment to 10 3/8% Senior Notes Indenture

          L    Rejected Leases

          M    Settlement Agreement Between ABN And ABNH

          N    Registration Rights Agreement

          O Settlement Agreement Among ABN, ABNH, And Parties To ABN And ABNH Securities Actions

          P    Description of Terms Of Equity Options

Post-Reorganization Officers And Directors

                                  INTRODUCTION

     American Banknote Corporation ("ABN" or the "Debtor") proposes the following reorganization plan (the "Plan") for the resolution of its outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtor's history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities to be issued under the Plan, which is a central feature of the Plan. The Debtor is the proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code.

     All holders of Claims and all holders of Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article XI of this Plan, the Debtor reserves the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation with the consent of the Noteholders' Committee.

                                   ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

A.   Scope Of Definitions; Rules Of Construction

     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.   Definitions

     1.1 "ABN" means American Banknote Corporation, a Delaware corporation having its principal place of business in New York City, New York and any predecessor to ABN, including, without limitation, ABN as debtor-in-possession and as reorganized hereunder, as applicable.

     1.2 "ABN D&O Policy" means the directors, officers, and corporate liability insurance policy number 485-19-96 issued by National Union Fire Insurance Company of Pittsburgh, Pa., an affiliate of AIG, in the name of ABN.

     1.3 "ABNH" means American Bank Note Holographics, Inc., a former subsidiary of ABN.

     1.4 "ABN Securities Action" means the consolidated purported class action captioned IN RE AMERICAN BANKNOTE CORPORATION SECURITIES LITIGATION, No. 99 Civ. 0661(CM) (S.D.N.Y.), in which ABN is a named defendant.

     1.5 "ABNH Securities Action" means the consolidated purported class action captioned IN RE AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION, No. 99 Civ. 0412(CM) (S.D.N.Y.), in which ABN is a named defendant.

     1.6 "ABN Securities Claims" means any and all Claims for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification, or damages arising from, under, or in connection with (i) all agreements entered into by ABN in connection with the issuance of the Common Stock, the Preferred Stock, or the Warrants or (ii) the purchase or sale of the Common Stock, the Preferred Stock, or the Warrants. ABN Securities Claims include, without limitation, any and all Claims asserted or that could have been asserted in the ABN Securities Action.

     1.7 "ABNH Securities Claims" means any and all Claims for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification, or damages arising from, under, or in connection with (i) all agreements entered into by ABN in connection with the issuance of any capital stock of ABNH or (ii) the purchase or sale of the common stock of ABNH. ABNH Securities Claims include, without limitation, any and all Claims asserted or that could have been asserted in the ABNH Securities Action.

     1.8 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (i) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the businesses of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case,
(ii) Professional Fees, (iii) all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, and (iv) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

     1.9 "Allowed Claim" means a Claim or any portion thereof (i) as to which no objection to allowance or request for estimation has been interposed on or before the date provided for herein or the expiration of such other applicable period of limitation as may be fixed by the Bankruptcy Code, Bankruptcy Rules, or the Bankruptcy Court, (ii) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (iii) that has been allowed by a Final Order, (iv) as to which the liability of the Debtor, and the amount thereof, are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (v) that is expressly allowed in a liquidated amount in the Plan; PROVIDED, HOWEVER, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with Article XIV.A.1 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtor (a) has not interposed a timely objection or (b) has interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order.

     1.10 "Allowed" means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

     1.11 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

     1.12 "Allowed Class . . . Interest" means an Interest in the particular Class described (i) that has been allowed by a Final Order, (ii) for which (a) no objection to allowance has been filed within the periods of limitation set forth herein or such other periods fixed by the Bankruptcy Code, the Bankruptcy Rules or by any Final Order of the Bankruptcy Court or (b) any objection to allowance has been settled or withdrawn, or (iii) that is expressly allowed in the Plan.

     1.13 "August 2002 Convertible Subordinated Notes" means the zero coupon convertible subordinated notes due August 2, 2002 of ABN issued and outstanding under the August 2002 Convertible Subordinated Debenture.

     1.14 "August 2002 Convertible Subordinated Debenture" means the debenture, dated as of July 24, 1997, executed by ABN, pursuant to which $5 million in aggregate principal amount of the August 2002 Convertible Subordinated Notes was issued.

     1.15 "Ballots" means each of the ballot forms distributed with the Disclosure Statement or the Summary Disclosure Statement to holders of Impaired Claims and Impaired Interests entitled to vote under Article II hereof in connection with the solicitation of acceptances of the Plan.

     1.16 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C.ss.ss. 101- 1330, as now in effect or hereafter amended.

     1.17 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Case.

     1.18 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

     1.19 "Bar Date" means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Claim (including Administrative Claims other than Professional Fee Claims) against or Interests in the Debtor.

     1.20 "Benefit Plans" means all benefit plans, policies, and programs sponsored by ABN, including, without limitation, all savings plans, health plans, disability plans, life insurance plans, deferred compensation plans, retirement plans, severance plans, and executive incentive plans.

     1.21 "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     1.22 "Case Interest Rate" means the federal judgment rate provided in 28 U.S.C.ss. 1961 in effect on the Petition Date compounded annually on each anniversary of the Petition Date.

     1.23 "Cash" means legal tender of the United States or equivalents thereof.

     1.24 "Chapter 11 Case" means the Chapter 11 case of ABN.

     1.25 "Claim" means a claim against the Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

     1.26 "Class" means a category of holders of Claims or Interests, as described in Article II hereof.

     1.27 "Class Action Settlements" means, collectively, the settlements of the ABN Securities Action and the ABNH Securities Action.

     1.28 "Collateral" means any property or interest in property of the Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.29 "Common Stock" means common stock, par value $.01 per share, of ABN, authorized as of the Petition Date.

     1.30 "Common Stock Interest" means any Interest from or under the Common Stock.

     1.31 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

     1.32 "Confirmation Date" means the date of entry of the Confirmation Order by the clerk of the Bankruptcy Court.

     1.33 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

     1.34 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

     1.35 "Consultant" means Morris Weissman.

     1.36 "Consultant Options" means the options to be issued by Reorganized ABN to the Consultant to purchase New Common Stock pursuant to the provisions of the Consultant Option Plan.

     1.37 "Consultant Option Plan" means the consultant option plan pursuant to which the Consultant Options will be issued, substantially in the form of the option plan to be included in the Plan Supplement, to be adopted by ABN and Reorganized ABN pursuant to Article IV.C hereof.

     1.38 "Consultant Settlement Agreement" means that certain consulting, non-competition, and termination agreement, dated as of March 13, 2000, among the Consultant, ABN, and American Banknote Company, as amended by amendment dated June 26, 2000.

     1.39 "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article X.B hereof have been satisfied or waived as provided in Article X.C hereof.

     1.40 "Convertible Subordinated Notes" means the August 2002 Convertible Subordinated Notes and the November 2002 Convertible Subordinated Notes.

     1.41 "Convertible Subordinated Note Claim" means a Claim of a holder of Convertible Subordinated Notes arising from or under the Convertible Subordinated Notes.

     1.42 "Creditor" means any Person who holds a Claim against the Debtor.

     1.43 "Creditors' Committee" means the committee of unsecured creditors, if any, appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

     1.44 "Cumulative Preferred Stock" means the preferred stock, par value $.01 per share, issued by United States Banknote Corporation, the predecessor of ABN, which was redeemed by United States Banknote Corporation on or about June 24, 1992.

     1.45 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

     1.46 "Debtor" means ABN including in its capacity as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

     1.47 "Disbursing Agent" means Reorganized ABN or any party designated by Reorganized ABN, in its sole discretion, to serve as a disbursing agent under the Plan.

     1.48 "Disclosure Statement" means the written amended disclosure statement and/or the summary plan and disclosure statement, as applicable, that relates to the Plan, dated September 12, 2000, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

     1.49 "Disputed Claim" or "Disputed Interest" means, as applicable, any Claim or Interest not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (i) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, (ii) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim or Interest was not timely or properly filed, (iii) proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent,
(iv) that is disputed in accordance with the provisions of this Plan, or (v) as to which the Debtor has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; PROVIDED, HOWEVER, that for purposes of determining whether a particular Claim or Interest is a Disputed Claim or a Disputed Interest prior to the expiration of any period of limitation fixed for the interposition by the Debtor of objections to the allowance of Claims or Interests, any Claim or Interest that is not identified by the Debtor as an Allowed Claim shall be deemed a Disputed Claim or Disputed Interest.

     1.50 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which distributions are made by Reorganized ABN or the Disbursing Agent to holders of Allowed Administrative Claims, Priority Tax Claims, Class 1 Other Priority Claims, Class 4 11 5/8% Senior Note Claims, Class 5 10 3/8% Senior Note Claims, Class 6 11 1/4% Senior Subordinated Note Claims, Class 7 Convertible Subordinated Note Claims, Class 8 Unsurrendered Preferred Stock Claims, Class 9 Preferred Stock Interests, Class 10 Common Stock Interests, and Class 11 Securities Claims.

     1.51 "Distribution Record Date" means the record date for purposes of making distributions under the Plan to holders of Allowed Claims and Allowed Interests, which date shall be January 5, 2001.

     1.52 "Distribution Reserve" means the reserve, if any, established and maintained by the Reorganized Debtor, into which the Reorganized Debtor shall deposit the amount of Cash, New Common Stock, New Warrants, Equity Options, or other property that would have been distributed by the Reorganized Debtor on the Distribution Date to holders of (i) Disputed Claims (other than Opt-Out ABN Securities Claims and Opt-Out ABNH Securities Claims) or Disputed Interests,
(ii) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (a) the allowance of such Claims, (b) the estimation of such Claims for purposes of allowance,or (c) the realization of the contingencies, and (iii) unliquidated Claims, as if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Bankruptcy Court or agreed upon by ABN and the holders thereof as sufficient to satisfy such unliquidated Claim upon such Claim's (a) allowance,
(b) estimation for purposes of allowance, or (c) liquidation, pending the occurrence of such estimation or liquidation.

     1.53 "District Court" means the United States District Court for the Southern District of New York or such other court as may have jurisdiction over the ABN Securities Action and the ABNH Securities Action.

     1.54 "District Court Claims Administrator" means the firm that shall administer the distributions under the Class Action Settlements pursuant to the terms of the Class Action Settlements.

     1.55 "EBITDA" means earnings before interest, taxes, depreciation, and amortization.

     1.56 "11 5/8% Senior Note Claim" means a Claim of a holder of 11 5/8% Senior Notes arising from or under the 11 5/8% Senior Notes.

     1.57 "11 5/8% Senior Notes" means the 11 5/8% Senior Notes due August 1, 2002 of ABN, issued and outstanding under the 11 5/8% Senior Notes Indenture.

     1.58 "11 5/8% Senior Notes Indenture" means the indenture, dated as of May 1, 1994, among ABN and The First National Bank of Boston, as indenture trustee, as modified by the First Supplemental Indenture, dated as of October 8, 1997, among ABN and State Street Bank & Trust Company, as successor indenture trustee, pursuant to which the 11 5/8% Senior Notes were issued.

     1.59 "11 1/4% Senior Subordinated Note Claim" means a Claim of a holder of 11 1/4% Senior Subordinated Notes arising from or under the 11 1/4% Senior Subordinated Notes.

     1.60 "11 1/4% Senior Subordinated Notes" means the 11 1/4% Senior Subordinated Notes due 2007 of ABN issued and outstanding under the 11 1/4% Senior Subordinated Notes Indenture.

     1.61 "11 1/4% Senior Subordinated Notes Indenture" means the indenture, dated as of December 12, 1997, among ABN, the Subsidiary Guarantors, and The Bank of New York, as indenture trustee, pursuant to which the 11 1/4% Senior Subordinated Notes were issued.

     1.62 "Equity Committee" means the official committee of equity security holders appointed pursuant to section 1102(a) and (b) of the Bankruptcy Code in the Chapter 11 Case.

     1.63 "Equity Options" means options to purchase up to 1.28% of the outstanding shares of New Common Stock on a fully-diluted basis pursuant to the terms of the Equity Options Agreement.

     1.64 "Equity Options Agreement" means the equity options agreement pursuant to which the Equity Options will be issued, substantially in the form of the agreement to be included in the Plan Supplement, to be adopted by ABN or Reorganized ABN pursuant to Article IV.C hereof

     1.65 "Equity Reserve" means the reserve containing 915,396 shares of New Common Stock (representing approximately 7.7% of the New Common Stock, subject to dilution by the New Warrants, the Rights, the Management Incentive Options, the Equity Options and the Consultant Options) and 622,481 New Warrants (consisting of all of the New Warrants, and representing the right to purchase approximately 5% of the New Common Stock, subject to dilution by the Management Incentive Options, the Rights, the Equity Options and the Consultant Options), which shall be distributed to the holders of Preferred Stock Interests, Common Stock Interests, and the holders of Securities Claims on the Distribution Date pursuant to the terms of this Plan.

     1.66 "Estate" means the estate of ABN in the Chapter 11 Case created pursuant to section 541 of the Bankruptcy Code.

     1.67 "Existing Securities" means, collectively, the 10 3/8% Senior Notes, 11 1/4% Senior Subordinated Notes, Convertible Subordinated Notes, Series A Preferred Stock, Series B Preferred Stock, Unsurrendered Preferred Stock, Common Stock, and Warrants.

     1.68 "Face Amount" means (i) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, (ii) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, and (iii) when used in reference to an Allowed Claim, the allowed amount of such Claim.

     1.69 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     1.70 "General Unsecured Claim" means a Claim against the Debtor that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, 10 3/8% Senior Note Claim, 11 5/8% Senior Note Claim, 11 1/4% Senior Subordinated Note Claim, Convertible Subordinated Note Claim, Unsurrendered Preferred Stock Claim, or Securities Claim.

     1.71 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.72 "Indenture Trustee" means The Bank of New York or its successor, in either case in its capacity as indenture trustee under the 11 1/4% Senior Subordinated Notes Indenture.

     1.73 "Indenture Trustees" means, collectively, the Indenture Trustee, the Senior Notes Indenture Trustee, and the indenture trustee for the 11 5/8% Senior Notes Indenture.

     1.74 "Interest" means (i) the interest of any holder of equity securities of ABN represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable and (ii) any option, warrant, or right, contractual or otherwise, to acquire or receive any such interest.

     1.75 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.76 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person, which are to be retained by the Reorganized Debtor pursuant to Article IV.F hereof.

     1.77 "Management Incentive Plan" means the management incentive plan pursuant to which the Management Incentive Options will be issued, substantially in the form of the option plan to be included in the Plan Supplement, to be adopted by ABN or Reorganized ABN pursuant to Article IV.C hereof.

     1.78 "Management Incentive Plan Participants" means the employees of ABN and the employees of certain of the Subsidiaries who will be participants in the Management Incentive Plan.

     1.79 "Management Incentive Options" means the options to be issued by Reorganized ABN to the Management Incentive Plan Participants to purchase New Common Stock pursuant to the provisions of the Management Incentive Plan.

     1.80 "New Common Stock" means the 20 million shares of common stock of Reorganized ABN, $.01 par value per share, authorized under Article IV.C hereof and the Reorganized ABN Certificate of Incorporation and By-laws.

     1.81 "New Securities" means, collectively, the New Common Stock (including shares of New Common Stock subscribed to as part of the Rights Offering in accordance with the Rights Offering Procedures), New Warrants, Equity Options, Consultant Options, and Management Incentive Options.

     1.82 "New Series 1 Warrants" means the 311,241 Series 1 Warrants to purchase an aggregate of 311,241 shares of New Common Stock at an exercise price of $10.00 per share, representing the right to purchase in the aggregate approximately 2.5% of New Common Stock issued on the Distribution Date, subject to dilution by the New Series 2 Warrants, the Rights, the Management Incentive Options, the Equity Options, and the Consultant Options, issued in accordance with Article IV.C hereof and the New Warrant Agreement.

     1.83 "New Series 2 Warrants" means the 311,240 Series 2 Warrants to purchase an aggregate of 311,240 shares of New Common Stock at an exercise price of $12.50 per share, representing the right to purchase in the aggregate approximately 2.5% of New Common Stock issued on the Distribution Date, subject to dilution by the New Series 1 Warrants, the Management Incentive Options, the Rights, the Equity Options, and the Consultant Options, issued in accordance with Article IV.C hereof and the New Warrant Agreement.

     1.84 "New Warrants" means the New Series 1 Warrants and the New Series 2 Warrants.

     1.85 "New Warrant Agreement" means the warrant agreement governing the issuance of the New Warrants substantially in the form to be included in the Plan Supplement.

     1.86 "Noteholders' Committee" means the unofficial committee of certain holders of 11 1/4% Senior Subordinated Note Claims formed prior to the Petition Date, the members of which include Magten Asset Management, Bay Harbour Management, L.C., Highland Capital Management, L.P., and Romulus Holdings, Inc., and the two EX OFFICIO members of which are the Bank of New York, as Indenture Trustee, and HSBC Bank USA, as successor indenture trustee under the 10 3/8% Senior Notes Indenture, which committee represents at least eighty-five percent (85%) in principal amount of the holders of the 11 1/4 Senior Subordinated Notes and at least fifty-six percent (56%) in principal amount of the holders of the 10 3/8% Senior Notes.

     1.87 "November 2002 Convertible Subordinated Notes" means the zero coupon convertible subordinated debentures of ABN due November 24, 2002, issued and outstanding under the November 2002 Convertible Subordinated Debentures.

     1.88 "November 2002 Convertible Subordinated Debentures" means collectively
(i) the debenture, dated as of November 24, 1997 , pursuant to which $1 million in aggregate principal amount of November 2002 Convertible Subordinated Notes was issued by ABN and (ii) the debenture, dated as of November 24, 1997, pursuant to which $4 million in aggregate principal amount of November 2002 Convertible Subordinated Notes was issued by ABN.

     1.89 "Opt-Out ABN Securities Claims" means any and all ABN Securities Claims, held by any Person who has filed a proof of claim in this Chapter 11 Case relating thereto, and who has elected to opt out of the Class Action Settlements.

     1.90 "Opt-Out ABNH Securities Claims" means any and all ABNH Securities Claims, held by any Person who has filed a proof of claim in this Chapter 11 Case relating thereto, and who has elected to opt out of the Class Action Settlements.

     1.91 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or Administrative Claim.

     1.92 "Other Secured Claims" means, collectively, all Secured Claims other than the 10 3/8% Senior Note Claims.

     1.93 "Person" means any individual, corporation, partnership, association, limited liability company, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any subdivision thereof, official or unofficial committee, and any other entity.

     1.94 "Petition Date" means the date on which ABN filed its petition for reorganization relief, commencing the Chapter 11 Case.

     1.95 "Plan" means this Chapter 11 plan of reorganization for ABN and all exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time, and includes the Plan Supplement.

     1.96 "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Bankruptcy Court on or before the date that is seven (7) days prior to the hearing on Confirmation.

     1.97 "Preferred Stock" means the series B preferred stock, par value $.01, of ABN, authorized as of the Petition Date.

     1.98 "Preferred Stock Interest" means any Interest arising from or under the Preferred Stock.

     1.99 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     1.100 "Professional" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to sections 503(b)(4) or 1129(a)(4) of the Bankruptcy Code.

     1.101 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Confirmation Date.

     1.102 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim or Interest in a particular Class bears to the aggregate Face Amount of all Claims or Interests (including Disputed Claims and Interests) in such Class, unless the Plan provides otherwise.

     1.103 "Registration Rights Agreement" means the agreement, between Reorganized ABN and the members of the Noteholders' Committee and the Equity Committee who may be deemed to be "affiliates" or "underwriters" of Reorganized ABN for purposes of the Securities Act, governing the registration of Restated 10 3/8% Senior Notes, New Warrants, Equity Options, and New Common Stock, including, but not limited to, the additional shares of New Common Stock issuable upon exercise of the New Warrants, the Rights, and the Equity Options in substantially the form of the registration rights agreement to be included in the Plan Supplement.

     1.104 "Reinstated" or "Reinstatement" means, notwithstanding any contractual provision or applicable law that entitles the holder of a Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim.

     1.105 "Restated 10 3/8% Senior Notes" means the 10 3/8% Senior Notes, as reinstated with modifications in accordance with Article III.C.1 hereof.

     1.106 "Reorganized ABN" means Reorganized ABN on and after the Confirmation Date.

     1.107 "Reorganized Debtor" means Reorganized ABN on and after the Confirmation Date.

     1.108 "Reorganized ABN Certificate of Incorporation and By-laws" means Reorganized ABN's certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form to be included in the Plan Supplement.

     1.109 "Restricted Subsidiary" means any direct or indirect Subsidiary of ABN whose stock is pledged by ABN to secure the 10 3/8% Senior Notes pursuant to the 10 3/8% Senior Notes Indenture.

     1.110 "Retirement Plan" means the ABNCo Retirement Plan, a tax qualified defined benefit pension plan covered by Title IV of the Employee Retirement Income Security Act ("ERISA"), as amended, 29 U.S.C.ss.ss.1302 et seq. (1994 & Supp. III 1997).

     1.111 "Rights" means the rights to acquire shares of New Common Stock for a purchase price of $8.00 per share in accordance with Article IV.C.3 hereof.

     1.112 "Rights Offering" means the equity rights offering under Article IV.C.3 hereof pursuant to which the holder of an Allowed Preferred Stock Interest or an Allowed Common Stock Interest may, on or prior to the deadline by which Ballots must be received, exercise its right to receive shares of New Common Stock pursuant to the Rights Offering Procedures.

     1.113 "Rights Offering Procedures" means the terms and procedures of the Rights Offering that will govern the terms of the Rights Offering and shall be in substantially the same form as the Rights Offering Procedures annexed hereto as Exhibit C.

     1.114 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by ABN, as such schedules or statements or may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

     1.115 "Secured Claim" means a Claim, other than a Setoff Claim, that is secured by a Lien upon property, or the proceeds of the sale of such property, in which the Debtor has an interest, to the extent of the value, as of the Consummation Date or such later date as is established by the Bankruptcy Court, of such Lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor or Reorganized Debtor and the holder of such Claim.

     1.116 "Securities Act" means the Securities Act of 1933, 15
U.S.C.ss.ss.77a-77aa, as now in effect or hereafter amended.

     1.117 "Securities Claims" means, collectively, the ABN Securities Claims and the ABNH Securities Claims.

     1.118 "Securities Claims Reserve" means a reserve of five (5) percent of the portion of the Equity Reserve allocable to holders of Allowed Class 11 Claims, representing 18,308 shares of New Common Stock and 6,225 New Series 1 Warrants and 6,225 New Series 2 Warrants, established for the payment of Allowed Opt-Out ABN Securities Claims and Allowed Opt-Out ABNH Securities Claims

     1.119 "Senior Notes Indenture Trustee" means HSBC Bank USA or its successor, in either case in its capacity as successor indenture trustee under the 10 3/8% Senior Notes Indenture.

     1.120 "Series A Preferred Stock" mean series A junior preferred stock of ABN authorized as of the Petition Date.

     1.121 "Setoff Claim" means a Claim, against the Debtor, of a holder that has a valid right of setoff with respect to such Claim, which right is enforceable under section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed to in writing by the Debtor, to the extent of the amount subject to such right of setoff.

     1.122 "Subsidiaries" means the direct and indirect subsidiaries of ABN, including American Bank Note Company; ABN Securities Systems, Inc.; Horsham Holdings Company, Inc.; American Banknote Card Services, Inc.; American Banknote Merchant Services, Inc.; American Banknote Corporation, International; ABN Investments, Inc.; ABN Equities, Inc.; ABNH Equities, Inc.; American Bank Note Grafica E. Servico Ltda. (77.5% owned); USBC Capital Corp.; Ordacard Hi-Tech Industries, Ltd. (23% owned); American Banknote Australasia Holdings, Inc.; ABN CBA, Inc.; ABN Australasia Limited; ML&C PTY LTD; American Banknote Pacific PTY LTD; ABN Australasia Holdings PTY LTD; Leigh-Mardon Payment Systems PTY LTD; American Banknote Australasia PTY LTD; American Banknote New Zealand Limited; ABN Government Services, Inc.; Sati BV; Sati Holdings S.A.; Sati S.A.; Satel S.A.; Cidel S.A.; MCE S.A.; CPS Finances S.A.; ABN South America, Inc.; American Banknote Uruguay SAFI; and Transtex S.A.

     1.123 "Subsidiary Guarantees" means, collectively, the guaranties of the 11 1/4% Senior Subordinated Notes and the Senior Subordinated Notes Indenture executed by the Subsidiary Guarantors.

     1.124 "Subsidiary Guarantors" means, collectively, American Bank Note Company, ABN Securities Systems, Inc., Horsham Holdings Company, Inc., American Banknote Card Services, Inc., American Banknote Merchant Services, Inc., ABN Investments, Inc., ABN Equities, Inc., American Banknote Australasia Holdings, Inc., ABN Government Services, Inc., ABN CBA, Inc., and USBC Capital Corporation.

     1.125 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or (5) of the Bankruptcy Code.

     1.126 "10 3/8% Senior Note Claim" means a Claim of a holder of 10 3/8% Senior Notes arising from or under the 10 3/8% Senior Notes.

     1.127 "10 3/8% Senior Notes" means the 10 3/8% senior notes due June 1, 2002 of ABN, secured by the stock of the Restricted Subsidiaries, issued and outstanding under the 10 3/8% Senior Notes Indenture.

     1.128 "10 3/8% Senior Notes Indenture" means the indenture, dated as of May 15, 1992, as modified by the first supplemental indenture, dated as of May 23, 1994, among ABN and Chemical Bank, as indenture trustee, and HSBC Bank USA as successor indenture trustee, pursuant to which the 10 3/8% Senior Notes were issued.

     1.129 "Unimpaired Claim" means a Claim that is not an Impaired Claim.

     1.130 "Unsurrendered Preferred Stock" means the those shares of Cumulative Preferred Stock that were not surrendered for redemption to United States Banknote Corporation, the predecessor of ABN, or to ABN.

     1.131 "Unsurrendered Preferred Stock Claim" means a Claim of a holder of Unsurrendered Preferred Stock arising from or under the Unsurrendered Preferred Stock.

     1.132 "Unsecured Claim" means any Claim against the Debtor, other than an Administrative Claim, Secured Claim, or Other Secured Claim.

     1.133 "Warrants" means all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans, and any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Interest, authorized as of the Petition Date.

     1.134 "Warrants Interest" means any Interest arising from or under the Warrants.

C.   Rules Of Interpretation

     For purposes of the Plan (i) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (ii) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (iii) unless otherwise specified, all references in the Plan to sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan,
(iv) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (vi) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.   Computation Of Time

     In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

A.   Introduction

     All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Consummation Date.

B.   Unclassified Claims (not entitled to vote on the Plan)

     1. Administrative Claims

     2. Priority Tax Claims

C. Unimpaired Classes Of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote)

     1. Class 1: Other Priority Claims

     Class 1 consists of all Other Priority Claims.

     2. Class 2: Other Secured Claims

     Class 2 consists of separate sub-Classes for each Secured Claim secured by a Lien upon property in which ABN's Estate has an interest, except for the 10 3/8% Senior Note Claims. Each sub-Class is deemed to be a separate Class for all purposes under the Plan and the Bankruptcy Code.

     3. Class 3: General Unsecured Claims

     Class 3 consists of all General Unsecured Claims.

     4. Class 4: 11 5/8% Senior Note Claims

     Class 4 consists of all 11 5/8% Senior Note Claims.

D.   Impaired Classes Of Claims Against And Interests In ABN

     1. Class 5: 10 3/8% Senior Note Claims

     Class 5 consists of all 10 3/8% Senior Note Claims. Notwithstanding anything contained in this Plan to the contrary, the 10 3/8% Senior Note Claims shall be deemed Allowed Class 5 10 3/8% Senior Note Claims in the aggregate principal amount of $56,500,000 plus accrued and default interest through the Consummation Date.

     2. Class 6: 11 1/4% Senior Subordinated Note Claims

     Class 6 consists of all 11 1/4% Senior Subordinated Note Claims. Notwithstanding anything contained in this Plan to the contrary, the 11 1/4% Senior Subordinated Note Claims shall be deemed Allowed Class 6 11 1/4% Senior Subordinated Note Claims in the aggregate principal amount of $95,000,000 plus accrued and default interest through the Petition Date.

     3. Class 7: Convertible Subordinated Note Claims

     Class 7 consists of all Convertible Subordinated Note Claims. Notwithstanding anything in this Plan to the contrary, the Convertible Subordinated Note Claims shall be deemed Allowed Class 7 Convertible Subordinated Note Claims in the aggregate principal amount of $3,692,881.

     4. Class 8: Unsurrendered Preferred Stock Claims

     Class 8 consists of all of the Unsurrendered Preferred Stock Claims.

     5. Class 9: Preferred Stock Interests

     Class 9 consists of all Preferred Stock Interests.

     6. Class 10: Common Stock Interests

     Class 10 consists of all Common Stock Interests.

     7. Class 11: Securities Claims

     Class 11 consists of separate sub-Classes for the ABN Securities Claims and the ABNH Securities Claims. Each sub-Class is deemed to be a separate Class for all purposes under the Plan and the Bankruptcy Code.

          a. Class 11(a): ABN Securities Claims

     Class 11(a) consists of all ABN Securities Claims.

          b. Class 11(b): ABNH Securities Claims

     Class 11(b) consists of all ABNH Securities Claims.

     8. Class 12: Warrants Interests

     Class 12 consists of all Warrants Interests.

                                  ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

A.   Unclassified Claims

     1. Administrative Claims

     Except as otherwise provided for herein, and subject to the requirements of
Article XIV.A hereof, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtor and such holder shall have agreed upon in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     Pursuant to section 1129(a)(4) of the Bankruptcy Code, ABN or Reorganized ABN shall pay in full the reasonable post-petition fees and expenses of the Indenture Trustees and their respective professionals, and the Noteholders' Committee's professionals, on or before the Consummation Date without the need for such Indenture Trustees or such professionals to file a fee application or obtain Bankruptcy Court approval of such fees and expenses.

     2. Priority Tax Claims

     Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) in the sole discretion of ABN, deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the Case Interest Rate, or (iii) such other treatment as to which ABN and such holder shall have agreed upon in writing. ABN reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty.

B.   Unimpaired Classes Of Claims

     1. Class 1: Other Priority Claims

     Each holder of an Allowed Class 1 Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, in the sole discretion of ABN, (i) Cash equal to the unpaid portion of such Allowed Class 1 Other Priority Claim or
(ii) such other treatment as to which ABN and such holder shall have agreed upon in writing.

     2. Class 2: Other Secured Claims

     Each sub-Class of Class 2 Other Secured Claims shall be treated as a separate class for all purposes under this Plan. To the extent, if any, that the value of the Collateral securing a Class 2 Secured Claim is less than the total amount of such Claim, the difference shall be treated as a Class 3 General Unsecured Claim. ABN specifically reserves all rights to challenge the validity, nature, and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported Liens.

     Each holder of an Allowed Other Secured Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 2 Other Secured Claim, in the sole discretion of ABN, (i) receive Cash in an amount equal to such Allowed Class 2 Other Secured Claim, (ii) receive deferred Cash payments totaling at least the allowed amount of such Allowed Class 2 Other Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in the Estate's interest in the Collateral securing the Allowed Class 2 Other Secured Claim, (iii) upon abandonment by ABN, receive the Collateral securing such holder's Allowed Class 2 Other Secured Claim, (iv) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in the Estate's interest in the Collateral securing the Allowed Class 2 Other Secured Claim, (v) have its Allowed Class 2 Other Secured Claim Reinstated, or (vi) receive such other treatment as ABN and such holder shall have agreed upon in writing.

     3. Class 3: General Unsecured Claims

     Each holder of an Allowed Class 3 General Unsecured Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 3 General Unsecured Claim, in the sole discretion of ABN, (i) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class 3 General Unsecured Claim entitles the holder of such Claim, (ii) have its Allowed Class 3 General Unsecured Claim Reinstated, or (iii) receive such other treatment as to which ABN and such holder shall have agreed upon in writing.

     4. Class 4: 11 5/8% Senior Note Claims

     Each holder of an Allowed Class 4 11 5/8% Senior Note Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 4 11 5/8% Senior Note Claim, in the sole discretion of ABN, (i) receive treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Class 4 11 5/8% Senior Note Claim entitles the holder of such Claim, (ii) have its Allowed Class 4 11 5/8% Senior Note Claim Reinstated (including the payment, on the Distribution Date, of any accrued and unpaid interest due through the Consummation Date), or (iii) receive such other treatment as to which ABN and such holder shall have agreed upon in writing.

C.   Impaired Classes Of Claims And Interests

     1. Class 5: 10 3/8% SENIOR NOTE CLAIMS

     Each holder of an Allowed Class 5 10 3/8% Senior Note Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 5 10 3/8% Senior Note Claim, have its Allowed Class 5 10 3/8% Senior Note Claim Reinstated, except that the following amendments to the 10 3/8% Senior Notes Indenture shall supersede any contrary provision or provisions contained in the 10 3/8% Senior Notes Indenture and the 10 3/8% Senior Notes, which contrary provisions shall have no further force and effect: (a) the definition of the term "Change in Control" in the 10 3/8% Senior Notes Indenture shall be amended to exclude a Change in Control, if any, that results solely from the Chapter 11 Case, confirmation of this Plan, and/or the distributions to be received by holders of Claims and Interests hereunder, (b) the 10 3/8% Senior Notes Indenture shall be amended to provide that ABN shall have the option to substitute pay-in-kind ("PIK") interest payments in the form of additional 10 3/8% Senior Notes in lieu of cash interest payments for any interest that becomes or has become due on or prior to June 1, 2002, at ABN's sole option, (c)
Section 5.06 of the 10 3/8% Senior Notes Indenture shall be amended to provide that ABN and any Subsidiary (as defined in the 10 3/8% Senior Notes Indenture) shall be permitted to make an "Investment" (as defined in the 10 3/8% Senior Notes Indenture) of up to $20 million (instead of the current $15 million) in any "Unrestricted Subsidiary" (as defined in the 10 3/8% Senior Notes Indenture) and in a Subsidiary that is not "Wholly-Owned" (as defined in the 10 3/8% Senior Notes Indenture) by ABN or by a Subsidiary, (d) Section 5.07 of the 10 3/8% Senior Notes Indenture shall be modified to provide that ABN shall be permitted to enter into any new credit agreement in an amount of up to $5 million, (e) Sections 5.07, 5.08, and 5.10 of the 10 3/8% Senior Notes Indenture shall be amended to provide that, notwithstanding any restrictions on the incurrence of Indebtedness (as defined in the 10 3/8% Senior Notes Indenture) or Liens (as defined in the 10 3/8% Senior Notes Indenture) that would otherwise prohibit the incurrence of Indebtedness or Liens, ABN and its Subsidiaries shall be permitted to incur up to $1 million of Indebtedness in the aggregate, in the form of one or more loans from one or more public finance authorities or private third-party lenders and to grant Liens to secure such Indebtedness, (f) the outstanding principal amount of the 10 3/8% Senior Notes Indenture shall be increased by $1,130,000 (equal to 2% of the outstanding principal amount of 10 3/8% Senior Notes), (g) the 10 3/8% Senior Notes Indenture shall be amended to provide that the maturity of the 10 3/8% Senior Notes shall be extended one year, and (h) the definition of the term "Major Asset Sales" contained in section 5.15 of the 10 3/8% Senior Notes Indenture shall be amended to provide that the asset sale basket in connection with the limitation on use of proceeds from asset sales shall be increased from $5 million to $7.5 million. The Restated 10 3/8% Senior Notes shall be distributed on the Distribution Date Pro Rata among the holders of Allowed Class 5 10 3/8% Senior Note Claims in exchange for the existing 10 3/8% Senior Notes and shall be payable in accordance with the terms of the 10 3/8% Senior Notes Indenture, as amended.

On or before the Consummation Date, Reorganized ABN and the Senior Notes Indenture Trustee shall execute an amendment to the 10 3/8% Senior Notes Indenture substantially in the form of the amendment to be included in the Plan Supplement.

     2. Class 6: 11 1/4% SENIOR SUBORDINATED NOTE CLAIMS

     On the Distribution Date, the 11 1/4% Senior Subordinated Notes shall be cancelled. Each holder of an Allowed Class 6 11 1/4% Senior Subordinated Note Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 6 11 1/4% Senior Subordinated Note Claim, its Pro Rata share of 10,621,928 shares of New Common Stock (representing approximately ninety percent (90%) of the initial shares of New Common Stock), subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options, and the Consultant Options.

     Effective on the Confirmation Date, (i) each holder of an 11 1/4% Senior Subordinated Note Claim shall be deemed to have released the Debtor, the Reorganized Debtor, and each Subsidiary Guarantor, and each of their respective officers, directors, agents, financial advisors, attorneys, employees, and representatives and their respective property from any and all claims, obligations, rights, causes of action, and liabilities which any holder of an 11 1/4% Senior Subordinated Note Claim may be entitled to assert, whether for tort, fraud, contract, violations of federal, state, or foreign securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Consummation Date in any way relating to the 11 1/4% Senior Subordinated Notes Indenture, the 11 1/4% Senior Subordinated Notes, or to each such Subsidiary Guarantor's Subsidiary Guarantee and (ii) each holder of an 11 1/4% Senior Subordinated Note Claim, the Indenture Trustee, and their respective officers, directors, agents, financial advisors, attorneys, employees, and representatives and their respective property shall be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtor or Reorganized Debtor may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Consummation Date in any way relating to the 11 1/4% Senior Subordinated Notes Indenture, the 11 1/4% Senior Subordinated Notes, or to each such Subsidiary Guarantor's Subsidiary Guarantee. Upon the occurrence of the Consummation Date, the releases contained herein shall additionally act as an injunction against (i) any holder of a 11 1/4% Senior Subordinated Note Claim and the Indenture Trustee from commencing or continuing any action, employment of process, or act to collect, offset, or recover any claim that is released herein and (ii) the Debtor and the Reorganized Debtor from commencing or continuing any action, employment of process, or act to collect, offset, or recover any claim that is released herein.

     3. Class 7: CONVERTIBLE SUBORDINATED NOTE CLAIMS

     On the Distribution Date, the Convertible Subordinated Notes shall be cancelled. Each holder of an Allowed Class 7 Convertible Subordinated Note Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 7 Convertible Subordinated Note Claim, its Pro Rata share of 221,573 shares of New Common Stock (representing approximately 1.9% of the initial shares of New Common Stock), subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options and the Consultant Options. Effective on the Confirmation Date, (i) each of the Debtor and Reorganized Debtor and their respective officers, directors, agents, financial advisors, attorneys, employees, and representatives and their respective property shall be released from any and all claims, obligations, rights, causes of action, and liabilities which any holder of a Convertible Subordinated Note Claim may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Consummation Date in any way relating to the Convertible Subordinated Notes and (ii) each holder of a Subordinated Note Claim and their respective officers, directors, agents, financial advisors, attorneys, employees, and representatives and their respective property shall be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtor or Reorganized Debtor may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Consummation Date in any way relating to the Convertible Subordinated Notes. Upon the occurrence of the Consummation Date, the releases contained herein shall additionally act as an injunction against (i) any holder of a Convertible Subordinated Note Claim from commencing or continuing any action, employment of process, or act to collect, offset, or recover any claim that is released herein and (ii) the Debtor and the Reorganized Debtor from commencing or continuing any action, employment of process, or act to collect, offset, or recover any claim that is released herein.

     4. Class 8: UNSURRENDERED PREFERRED STOCK CLAIMS

     Unsurrendered Preferred Stock Claims will be subordinated in payment to all other Unsecured Claims pursuant to section 510(c) of the Bankruptcy Code. Each holder of an Allowed Class 8 Unsurrendered Preferred Stock Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 8 Unsurrendered Preferred Stock Claim, its Pro Rata Share of 43,245 shares of New Common Stock (representing approximately 0.4% of the initial shares of New Common Stock), subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options and the Consultant Options.

     5. Class 9: PREFERRED STOCK INTERESTS

     Immediately prior to the Distribution Date, each holder of a Class 9 Preferred Stock Interest shall be deemed to have converted each such Preferred Stock Interest into a Common Stock Interest, and each such Common Stock Interest shall be deemed to be outstanding as of the Distribution Record Date. On the Distribution Date, the Preferred Stock Interests shall be cancelled, and on the Distribution Date, 915,396 shares of New Common Stock (representing approximately 7.7% of the initial shares of New Common Stock), subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options and the Consultant Options, and 622,481 New Warrants (consisting of all of the New Warrants, and representing the right to purchase approximately 5% of the New Common Stock, subject to dilution by the Management Incentive Options, the Rights, the Equity Options and the Consultant Options) shall be placed in the Equity Reserve. On the Distribution Date each holder of an Allowed Class 9 Preferred Stock Interest, other than the Consultant, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 9 Preferred Stock Interest, (i) 60% of the New Common Stock in the Equity Reserve multiplied by the quotient of each holder's total number of Preferred Stock shares divided by the sum of the total Common Stock shares plus the total Preferred Stock shares less 1,603,095 Common Stock shares owned by the Consultant (the quotient shall be hereinafter defined as the "Class 9 Quotient"), (ii) 60% of the New Series 1 Warrants held in the Equity Reserve multiplied by the Class 9 Quotient, (iii) 60% of the New Series 2 Warrants held in the Equity Reserve multiplied by the Class 9 Quotient, (iv) the Equity Options multiplied by the Class 9 Quotient, and (v) any New Common Stock properly subscribed for by any such holder under the Rights Offering pursuant to
Article IV.C.3 hereof, representing a total distribution to Class 9 of 51,015 shares of New Common Stock (and any New Common Stock properly subscribed for), 17,346 New Series 1 Warrants, 17,346 New Series 2 Warrants, and 16,446 Equity Options. The entry of a Final Order approving the Class Action Settlements shall be a condition precedent to the occurrence of the Consummation Date.

     6. Class 10: COMMON STOCK INTERESTS

     On the Distribution Date, the Common Stock Interests shall be cancelled. On the Distribution Date, 915,396 shares of New Common Stock (representing approximately 7.7% of the initial shares of New Common Stock), subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options and the Consultant Options, and 622,481 New Warrants (consisting of all of the New Warrants, and representing the right to purchase approximately 5% of the New Common Stock, subject to dilution by the Management Incentive Options, the Rights, the Equity Options and the Consultant Options) shall be placed in the Equity Reserve. On the Distribution Date, each holder of an Allowed Class 10 Common Stock Interest, other than the Consultant, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 10 Common Stock Interest, (i) 60% of the New Common Stock in the Equity Reserve multiplied by the quotient of each holder's total number of Common Stock shares divided by the sum of the total Common Stock shares plus the Preferred Stock shares less 1,603,095 Common Stock shares owned by the Consultant (the quotient shall be hereinafter defined as the "Class 10 Quotient"), (ii) 60% of the New Series 1 Warrants held in the Equity Reserve multiplied by the Class 10 Quotient, (iii) 60% of the New Series 2 Warrants held in the Equity Reserve multiplied by the Class 10 Quotient, (iv) the Equity Options multiplied by the Class 10 Quotient, and (v) any New Common Stock properly subscribed for by any such holder under the Rights Offering pursuant to
Article IV.C.3 hereof, representing a total distribution to Class 10 of 498,223 shares of New Common Stock (and any New Common Stock properly subscribed for), 169,399 New Series 1 Warrants, 169,398 New Series 2 Warrants, and 160,615 Equity Options. The entry of a Final Order approving the Class Action Settlements shall be a condition precedent to the occurrence of the Consummation Date.

     7. Class 11: SECURITIES CLAIMS

     Class 11 consists of separate sub-Classes for the ABN Securities Claims and the ABNH Securities Claims. Each sub-Class is deemed to be a separate Class for all purposes under the Plan and the Bankruptcy Code. On the Distribution Date, all New Common Stock and New Warrants placed into the Equity Reserve for distribution to holders of Class 11 Claims as set forth below, less the Securities Claims Reserve, shall be transferred from the Equity Reserve to the District Court Claims Administrator to effectuate the distributions to holders of Class 11 Claims contemplated herein or as may be ordered by the District Court. Class 11 shall receive a total distribution of 366,159 shares of New Common Stock, 124,496 New Series 1 Warrants, and 124,496 New Series 2 Warrants.

          a. Class 11(a): ABN SECURITIES CLAIMS

     The ABN Securities Claims will be subordinated in payment to all other Unsecured Claims under section 510(b) of the Bankruptcy Code. On the Distribution Date, 915,396 shares of New Common Stock (representing approximately 7.7% of the initial shares of New Common Stock), subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options and the Consultant Options, and 622,481 New Warrants (consisting of all of the New Warrants, and representing the right to purchase approximately 5% of the New Common Stock, subject to dilution by the Management Incentive Options, the Rights, the Equity Options and the Consultant Options) shall be placed in the Equity Reserve. On the Distribution Date, the Debtor shall transfer to the District Court Claims Administrator 347,851 shares of New Common Stock, 118,271 New Series 1 Warrants, and 118,271 New Series 2 Warrants, and as soon thereafter as the District Court Claims Administrator can effectuate the distributions described herein, each holder of an Allowed Class 11(a) ABN Securities Claim, other than an Opt-Out ABN Securities Claim, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 11(a) ABN Securities Claim, its share of the New Common Stock, New Series 1 Warrants and New Series 2 Warrants pursuant to the allocation formula set forth in subparagraph (c) below, provided that such allocation is approved by the District Court in connection with the ABN Securities Action and the ABNH Securities Action, or as otherwise fixed by the District Court. Holders of Opt-Out ABN Securities Claims shall receive a distribution from the Securities Claims Reserve in accordance with Article IV.C.4 of this Plan. The entry of a Final Order approving the Class Action Settlements shall be a condition precedent to the occurrence of the Consummation Date.

          b. Class 11(b): ABNH SECURITIES CLAIMS

     The ABNH Securities Claims will be subordinated in payment to all other Unsecured Claims under section 510(b) of the Bankruptcy Code. On the Distribution Date, 915,396 shares of New Common Stock (representing approximately 7.7% of the initial shares of New Common Stock), subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options, and the Consultant Options, and 622,481 New Warrants (consisting of all of the New Warrants, and representing the right to purchase approximately 5% of the New Common Stock, subject to dilution by the Management Incentive Options, the Rights, the Equity Options and the Consultant Options) shall be placed in the Equity Reserve. On the Distribution Date, the Debtor shall transfer to the District Court Claims Administrator 347,851 shares of New Common Stock, 118,271 New Series 1 Warrants, and 118,271 New Series 2 Warrants, and as soon thereafter as the District Court Claims Administrator can effectuate the distributions described herein, each holder of an Allowed Class 11(b) ABNH Securities Claim, other than an Opt-Out ABNH Securities Claim, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 11(b) ABNH Securities Claim, its share of the New Common Stock, New Series 1 Warrants and New Series 2 Warrants pursuant to the allocation formula set forth in subparagraph (c) below, provided that such allocation is approved by the District Court in connection with the ABN Securities Action and the ABNH Securities Action, or as otherwise fixed by the District Court. Holders of Opt-Out ABNH Securities Claims shall receive a distribution from the Securities Claims Reserve in accordance with Article IV.C.4 of this Plan. The entry of a Final Order approving the Class Action Settlements shall be a condition precedent to the occurrence of the Consummation Date.

          c. Allocation Of Distributions

     The District Court Claims Administrator shall determine the distribution to be made to each holder of a Class 11(a) ABN Securities Claim and a Class 11(b) ABNH Securities Claim who files an acceptable proof of claim with the District Court in accordance with the procedures to be established by the District Court in connection with the proposed settlement of the ABN Securities Action and the ABNH Securities Action (each, an "Authorized Claimant").

     An Authorized Claimant's "Recognized Claim" from transactions in ABN common stock shall mean 47% of the difference, if a loss, between the amount paid (including brokerage commissions and transaction charges) for ABN common stock during the period from May 2, 1996 through and including January 25, 1999 (the "ABN Class Period"), and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges) on or before January 25, 1999. As to those ABN shares which an Authorized Claimant purchased during the ABN Class Period and continued to hold as of January 25, 1999, Recognized Claim shall mean 47% of the difference, if a loss, between the amount paid for each such share purchased during the ABN Class Period and $0.551 per share, the average closing price of such shares for the 90-day period following January 25, 1999. Purchases of ABN common stock during the ABN Class Period will be matched against sales of ABN common stock during the ABN Class Period on a first-in, first-out basis. Transactions resulting in a gain shall not be included.

     An Authorized Claimant's "Recognized Claim" from transactions in ABNH common stock shall mean 100% of the difference, if a loss, between the amount paid (including brokerage commissions and transaction charges) for ABNH common stock during the period from July 15, 1998 through and including February 1, 1999 (the "ABNH Class Period"), and the sum for which such shares were sold at a loss (net of brokerage commissions and transaction charges) on or before February 1, 1999. As to those ABNH shares purchased during the ABNH Class Period which an Authorized Claimant continued to hold as of February 1, 1999, Recognized Claim shall mean 100% of the difference, if a loss, between the amount paid for each such share purchased during the ABNH Class Period and $2.312 per share, the average closing price of such shares for the 90-day period following February 1, 1999. Purchases of ABNH common stock during the ABNH Class Period will be matched against sales of ABNH common stock during the ABNH Class Period on a first-in, first-out basis. Transactions resulting in a gain shall not be included.

     Each Authorized Claimant shall be allocated a PRO RATA share of the distribution of New Common Stock and New Warrants allocated to Classes 11(a) and 11(b) based upon his, her, or its Recognized Claim as compared to the total Recognized Claims of all Authorized Claimants in Classes 11(a) and 11(b).

     The net shares of New Common Stock and New Warrants allocated to Classes 11(a) and 11(b), to the extent not previously sold or distributed by the District Court Claims Administrator as provided in the Class Action Settlements, shall be distributed to the holders of claims in Classes 11(a) and 11(b) in proportion to the Authorized Claimant's Recognized Claims as determined by the District Court Claims Administrator.

     If, after distributions have been made to holders of Allowed Opt-Out ABN Securities Claims or Allowed Opt-Out ABNH Securities Claims, any shares of New Common Stock or New Warrants remain in the Securities Claims Reserve (representing 5% of the New Common Stock and New Warrants allocated to Class
11), such shares of New Common Stock and New Warrants shall be transferred to the District Court Claims Administrator for distribution to holders of Class 11(a) and 11(b) claims in accordance with the formula set forth above. The Debtor intends to object to the allowance of any Opt-Out ABN Securities Claims or Opt-Out ABNH Securities Claims.

     8. Class 12: WARRANTS INTERESTS

     On the Distribution Date, the Warrants Interests shall be cancelled. The holders of Class 12 Warrants Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Warrants Interests.

D.   Special Provision Regarding Unimpaired Claims

     Except as otherwise provided in the Plan, nothing shall affect the Debtor's or Reorganized Debtor's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

E.   Accrual Of Post-petition Interest

     Post-petition interest on and fees and expenses, if any, with respect to Allowed Class 2 Secured Claims and Allowed Class 4 11 5/8% Senior Note Claims, including, but not limited to, unpaid professional fees due the holders of such Claims, shall be paid on the Consummation Date if due under the contract, agreement, or other instrument governing the terms and conditions of the obligation comprising such Allowed Claim. Post-petition interest on Unimpaired Claims shall be paid as required pursuant to section 1124 of the Bankruptcy Code at the Case Interest Rate.

                                   ARTICLE IV

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Continued Corporate Existence

     ABN shall continue to exist after the Consummation Date as a separate corporate entity, in accordance with Delaware law and pursuant to the Reorganized ABN Certificate of Incorporation and By-laws. The Reorganized ABN Certificate of Incorporation and By-laws shall satisfy the requirements of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. The Reorganized ABN Certificate of Incorporation shall also include, among other things, a provision authorizing the issuance of 20 million shares of New Common Stock.

B.   Corporate Action

     1. Cancellation Of Existing Securities And Agreements

     On the Distribution Date, except as otherwise provided for herein, (i) the Existing Securities, to the extent not already cancelled, shall be cancelled and
(ii) the obligations of the Debtor under the Existing Securities and under the Debtor's certificate of incorporation, any agreements, indentures, or certificates of designations governing the Existing Securities shall be discharged; PROVIDED, HOWEVER, that each indenture or other agreement that governs the rights of the holder of a Claim based on the Existing Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article III hereof and (b) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, and expenses under such indenture or other agreement. The Senior Notes Indenture Trustee and ABN shall execute an amendment to the 10 3/8% Senior Notes Indenture substantially in form of the second supplemental indenture annexed to the Plan Supplement as Exhibit F, and the Indenture Trustees shall make the distributions required under the Plan to the holders in Classes 4, 5, and 6, as applicable.

     Any actions taken by an indenture trustee, agent, or servicer that are not for the purposes authorized in this Article IV.B.1 shall not be binding upon the Debtor. Notwithstanding the foregoing, the Debtor may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five
(5) days' written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, the Debtor shall designate a Disbursing Agent to act in place of the indenture trustee, agent, or servicer, and the provisions of this Article IV.B.1 shall be deemed to apply to the new distribution agent.

C.   Restructuring Transactions

     1. New Securities

          a. Authorization

     As of the Consummation Date, the authorization by Reorganized ABN of (i) up to 20 million shares of New Common Stock, (ii) New Warrants to purchase up to 622,481 shares of New Common Stock, (iii) Management Incentive Options in accordance with the Management Incentive Plan, (iv) Consultant Options in accordance with the Consultant Option Plan, (v) Equity Options in accordance with the Equity Options Agreement, (vi) Rights to purchase up to 10% of the shares of New Common Stock on a fully diluted basis, and (vii) Restated 10 3/8% Senior Notes, is hereby authorized without further act or action under applicable law, regulation, order, or rule.

          b. ISSUANCE

     The New Securities authorized pursuant to this Article IV.C.1 shall be issued by Reorganized ABN pursuant to the Plan without further act or action under applicable law, regulation, order, or rule, as follows: (i) 10,621,928 shares of New Common Stock, representing approximately ninety percent (90%) of the initial shares of New Common Stock, subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options and the Consultant Options, shall be issued to the holders of Class 6 11 1/4% Senior Subordinated Note Claims, (ii) 221,573 shares of New Common Stock, representing approximately 1.9% of the initial shares of New Common Stock, subject to dilution by the New Warrants, the Management Incentive Options, the Rights, the Equity Options and the Consultant Options, shall be issued to holders of Class 7 Convertible Subordinated Note Claims, (iii) 43,245 shares of New Common Stock, representing approximately 0.4% of the initial shares of New Common Stock, subject to dilution by the exercise of the Management Incentive Options, the Rights, the Equity Options and the Consultant Options, shall be issued to holders of Class 8 Unsurrendered Cumulative Preferred Stock Claims, (iv) 7.7 % of the initial shares of New Common Stock and 622,481 New Warrants to purchase up to 5% of New Common Stock, subject to dilution by the Management Incentive Options, the Rights, the Equity Options and the Consultant Options, shall be set aside in the Equity Reserve to be distributed on the Distribution Date to holders of Class 9 Preferred Stock Interests, Class 10 Common Stock Interests, and Class 11 Securities Claims, (v) 25,000 shares of New Common Stock shall be issued to ABNH, (vi) the Management Equity Incentives shall be issued to the Management Incentive Plan Participants in accordance with the Management Incentive Plan, (vii) the Consultant Options shall be issued to the Consultant in accordance with the Consultant Option Plan, (viii) the Equity Options shall be issued to holders of Class 9 Preferred Stock Interests and Class 10 Common Stock Interests in accordance with the Equity Options Agreement, (ix) up to 10% of the shares of New Common Stock on a fully diluted basis shall be issued to the holders of Class 9 Preferred Stock Interests and Class 10 Common Stock Interests who properly subscribe for such Rights under the Rights Offering pursuant to Article IV.C.3 of the Plan, and (x) the Restated 10 3/8% Senior Notes shall be issued to holders of Class 5 Senior 10 3/8% Senior Note Claims in accordance with Article III.C.1 hereof.

          c. RESERVE

     Reorganized ABN shall reserve 4,446,875 million shares of New Common Stock for issuance pursuant to the New Warrants, the Management Incentive Options, the Rights Offering, the Equity Options, and the Consultant Options, without further act or action under applicable law, regulation, order, or rule.

     2. Registration Rights

     Reorganized ABN and certain holders of shares of New Common Stock who may be deemed to be "underwriters" or "affiliates" for purposes of the Securities Act shall enter into the Registration Rights Agreement on or prior to the Consummation Date. Pursuant to the Registration Rights Agreement, after receipt by Reorganized ABN of audited financial statements, Reorganized ABN shall use its reasonable best efforts to (i) cause the shares of New Common Stock issued hereunder to be listed on a national securities exchange or, as to the New Common Stock, quoted in the national market system of the National Association of Securities Dealers' Automated Quotation System, (ii) file and have declared effective as soon as possible thereafter a registration statement or registration statements under the Securities Act of 1933, as amended (the "Securities Act"), for the offering on a continuous or delayed basis in the future of the shares of New Common Stock, Restated 10 3/8% Senior Notes, New Warrants, and Equity Options, and the New Common Stock which may be issued upon exercise of such New Warrants, Rights, and Equity Options (the "Shelf Registration"), (iii) cause to be filed with the Securities and Exchange Commission a registration statement on Form 10 under the Exchange Act with respect to the New Common Stock, if required, (iv) keep the shelf registration effective for a three-year period, and (v) supplement or make amendments thereunder or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after filing.

     3. Rights Offering

     In accordance with the terms contained in the Rights Offering Procedures, the Rights Offering will permit each holder of a Class 9 Preferred Stock Interest or Class 10 Common Stock Interest, other than the Consultant, entitled to vote in respect of the Plan to elect to subscribe for the Rights. Collectively, the Rights, which will not be evidenced by certificates, shall consist of the right to purchase up to 10% of the issued and outstanding shares of New Common Stock on a fully diluted basis as of the Distribution Date. Each Right shall represent the right to purchase one share of New Common Stock for a purchase price of $8.00 per share. Subject to any requirement of the securities laws, the Rights will be transferable in accordance with the provisions set forth in the Rights Offering Procedures; PROVIDED, HOWEVER, that no Person may acquire Rights by way of transfer such that as of the Distribution Date (after giving effect to the exercise of all Rights properly subscribed to and acquired by transfer) such Person would hold an amount of New Common Stock greater than five percent (5%) of the New Common Stock issued and outstanding as of the Distribution Date.

     4. Securities Claims Reserve

     On the Distribution Date, the Debtor shall establish the Securities Claims Reserve. The New Common Stock and New Warrants which constitute the Securities Claims Reserve shall be transferred only from that portion of the Equity Reserve allocable to the holders of Allowed Class 11 Claims. Each holder of Allowed Opt-Out ABN Securities Claims and Allowed Opt-Out ABNH Securities Claims shall receive New Common Stock from the Securities Claims Reserve in an amount equal to the amount of such holders' Allowed Opt-Out ABN Securities Claim or Allowed Opt-Out ABNH Securities Claim multiplied by aggregate amount of shares of New Common Stock to be distributed to holders of Allowed ABN and ABNH Securities Claims divided by the aggregate amount of Securities Claims allowed in the ABN Securities Action and ABNH Securities Action. In addition, each holder Allowed Opt-Out ABN Securities Claims and Allowed Opt-Out ABNH Securities Claims shall receive New Warrants from the Securities Claims Reserve in an amount equal to the amount of such holders' Allowed Opt-Out ABN Securities Claim or Allowed Opt-Out ABNH Securities Claim multiplied by the aggregate amount of New Warrants to be distributed to holders of Allowed ABN and ABNH Securities Claims divided by the aggregate amount of Securities Claims allowed in the ABN Securities Action and ABNH Securities Action. If the aggregate distribution to Allowed Opt-Out ABN Securities Claims and Allowed Opt-Out ABNH Securities Claims is greater than the amount held in the Securities Claims Reserve, each holder of an Allowed Opt-Out ABN Securities Claim and Allowed Opt-Out ABNH Securities Claim shall only be entitled to its Pro Rata share of the Securities Claims Reserve. Notwithstanding any other provision of this Plan, no distribution shall be made from the Securities Claims Reserve until all Allowed amounts of Opt-Out ABN Securities Claims and ABNH Securities Claims are determined and all distributions have been made to holders of Allowed ABN Securities Claims and Allowed ABNH Securities Claims pursuant to the Class Action Settlements.

     If there are no Opt-Out ABN Securities Claims or Opt-Out ABNH Securities Claims on the Distribution Date, the New Common Stock and New Warrants in the Securities Claims Reserve shall be transferred to the District Court Claims Administrator for distribution to holders of Allowed ABN Securities Claims and Allowed ABNH Securities Claims.

     If, after distributions have been made to holders of Allowed Opt-Out ABN Securities Claims and Allowed Opt-Out ABNH Securities Claims, any shares of New Common Stock or New Warrants remain in the Securities Claims Reserve, such shares of New Common Stock and New Warrants shall be transferred to the District Court Claims Administrator for distribution to holders of Allowed ABN Securities Claims and Allowed ABNH Securities Claims.

D.   Directors And Officers

     On the Consummation Date, the term of the current board of directors of the Debtor shall expire. The initial board of directors of the Reorganized Debtor after the Consummation Date shall consist of seven (7) members, which shall include Sidney Levy, C. Gerald Goldsmith, and five (5) members to be designated by the Noteholders' Committee. The Debtor and the Noteholders' Committee intend to announce prior to the Confirmation Date the identities of any individuals proposed to serve as directors or officers of the Reorganized Debtor. If and to the extent possible, the identities of such individuals will be announced by inclusion of a list of proposed directors and/or officers in the Plan Supplement, which will be filed with the Bankruptcy Court on or before the date that is seven (7) days prior to the hearing on Confirmation. The board of directors of the Reorganized Debtor shall have the responsibility for the management, control, and operation of the Reorganized Debtor on and after the Consummation Date.

E.    Revesting Of Assets

     The property of the Debtor's Estate, together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the Reorganized Debtor on the Confirmation Date. Thereafter, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of the Reorganized Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses that it incurs after the Confirmation Date.

F.   Preservation Of Rights Of Action

     Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estates may hold against any Person or entity. The Reorganized Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

G.   Effectuating Documents; Further Transactions

     The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of ABN shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of ABN shall be authorized to certify or attest to any of the foregoing actions.

H.   Exemption From Certain Transfer Taxes

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to the Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment (other than standard filing fees), and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment (other than standard filing fees) and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                   ARTICLE V

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Classes Entitled To Vote

     Each Impaired Class of Claims that may receive or retain property or any interest in property under the Plan, I.E., Classes 5, 6, 7, 8, 9, 10, 11(a), and 11(b), shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Because holders of Class 12 Warrant Interests are not entitled to receive or retain any property under the Plan,Class 12 is presumed to have rejected the Plan and, therefore, shall not be entitled to vote on the Plan.

B.   Acceptance By Impaired Classes

     An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.   Cramdown

     To the extent necessary, ABN shall request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. ABN reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE VI

                             SECURITIES TO BE ISSUED
                           IN CONNECTION WITH THE PLAN

     On or before the Distribution Date, Reorganized ABN shall issue for distribution in accordance with the provisions of the Plan the New Common Stock (including shares of New Common Stock subscribed to as part of the Rights Offering in accordance with the Rights Offering Procedures), Restated 10 3/8% Senior Notes, New Warrants, Management Incentive Options, Equity Options and Consultant Options required for distribution or sale pursuant to the provisions of the Plan. All securities to be issued will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. A description of the terms of the New Common Stock is annexed hereto as Exhibit
A. Copies of the New Warrant Agreement, the Management Incentive Plan, the Equity Options Agreement and the Consultant Option Plan will be included in the Plan Supplement.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions For Claims Allowed As Of The Consummation Date

     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed Claims or Allowed Interests as of the Consummation Date shall be made on the Distribution Date, or as soon thereafter as practicable, but in any event no later than sixty (60) days after the Consummation Date. The New Securities to be issued under this Plan shall be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. Distributions on account of Claims or Interests that first become Allowed Claims or Allowed Interests after the Consummation Date shall be made pursuant to Articles III, VII, and IX hereof.

B.   Disbursing Agent

     The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, VII, and IX hereof), except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement.

     If the Disbursing Agent is an independent third party designated by the Reorganized Debtor to serve in such capacity (or, in the case of an indenture or other agreement which governs distributions and is administered by an indenture trustee, agent, or servicer), such Disbursing Agent, indenture trustee, agent, or servicer shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtor on terms acceptable to the Reorganized Debtor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtor.

C.   Surrender Of Securities Or Instruments

     On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing an Existing Security (including, without limitation, shares of Unsurrendered Preferred Stock) that is not being fully Reinstated (including, without limitation, 10 3/8% Senior Notes) (a "Certificate") shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, prior to the second (2nd) anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims or Interests in respect of such Certificate and shall not participate in any distribution hereunder, and (i) all Cash in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized ABN and (ii) all New Common Stock, Restated 10 3/8% Senior Notes, Equity Options, and New Warrants in respect of such forfeited distribution shall be cancelled notwithstanding any federal or state escheat laws to the contrary.

D.   Instructions To Disbursing Agent

     Prior to any distribution on account of a Class 5 10 3/8% Senior Note Claim or a Class 6 11 1/4% Senior Subordinated Note Claim, as the case may be, the Indenture Trustee, or any agent or servicer of the 10 3/8% Senior Notes or the 11 1/4% Senior Subordinated Notes, as the case may be, shall (i) inform the Disbursing Agent as to the amount of properly surrendered 10 3/8% Senior Notes or 11 1/4% Senior Subordinated Notes, as the case may be, and (ii) inform the Disbursing Agent in a properly completed letter of transmittal accompanying properly remitted securities of the names of (a) the holders of Allowed Class 5 10 3/8% Senior Note Claims, and the number of Restated 10 3/8% Senior Notes to be issued and distributed to or on behalf of such holders of Allowed Class 5 10 3/8% Senior Note Claims in exchange for properly surrendered 10 3/8% Senior Notes and (b) the holders of Allowed Class 6 11 1/4% Senior Subordinated Note Claims, and the number of shares of New Common Stock to be issued and distributed to or on behalf of such holders of Allowed Class 6 11 1/4% Senior Subordinated Note Claims in exchange for properly surrendered 11 1/4% Senior Subordinated Notes.

E.   Services Of Indenture Trustees, Agents, And Servicers

     The services, with respect to consummation of the Plan, of Indenture Trustees, agents, and servicers under indentures and other agreements that govern the rights of holders of Claims, shall be as set forth in the Plan.

F. Record Date For Distributions To Holders Of 10 3/8% Senior Notes, 11 5/8% Senior Notes, 11 1/4% Senior Subordinated Notes, Convertible Subordinated Notes, Preferred Stock, And Common Stock

     The record date for distributions to holders of 10 3/8% Senior Notes, 11 5/8% Senior Notes, 11 1/4% Senior Subordinated Notes, Convertible Subordinated Notes, Common Stock, and Preferred Stock will be the seventh (7th) Business Day following entry of the Confirmation Order (the "Distribution Record Date"). At the close of business on the Distribution Record Date, the transfer ledgers for the 10 3/8% Senior Notes, 11 1/4% Senior Subordinated Notes, Convertible Subordinated Notes, Preferred Stock Interests, and Common Stock Interests shall be closed, and there shall be no further changes in the record holders of such securities. Reorganized ABN and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

G.   Means Of Cash Payment

     Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion; PROVIDED, HOWEVER, that any cash payment in excess of $1,000,000 shall, notwithstanding the foregoing, be effected by wire transfer.

H.   Calculation Of Distribution Amounts Of New Securities

     No fractional shares of New Common Stock or other New Securities, and no New Warrants, Rights, Consultant Options, Management Incentive Options or Equity Options for fractional shares of New Common Stock, shall be issued or distributed under the Plan or by Reorganized ABN or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Common Stock or other New Securities shall receive the total number of whole shares of New Common Stock or other New Securities to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock or of a fraction of any of the New Securities, the Disbursing Agent shall allocate separately one whole share, right, option or warrant, as the case may be, to such Person and other Persons similarly entitled, in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares or warrants have been allocated. Upon the allocation of a whole share or warrant to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares, rights, options or warrants which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares, rights, options or warrants to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares, rights, options or warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any distribution of less than five (5) shares of New Common Stock, five (5) Equity Options, or five (5) New Warrants with respect to any Claim or Interest unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

I.   Delivery Of Distributions

     Distributions to holders of Allowed Claims or Allowed Interests shall be made by the Disbursing Agent or the appropriate indenture trustee, agent, or servicer, as the case may be, (a) at the addresses set forth on the proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtor. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer shall be returned to the Reorganized Debtor until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second
(2nd) anniversary of the Consummation Date, after which date (i) all Cash in respect of such undeliverable distribution, including interest accrued thereon, shall revert to Reorganized ABN and (ii) all New Common Stock, Restated 10 3/8% Senior Notes, Equity Options, and New Warrants in respect of such undeliverable distribution shall be cancelled notwithstanding, any federal or state escheat laws to the contrary. Notwithstanding anything to the contrary herein, any and all distributions to holders of Class 11 Claims (other than opt-outs) shall be made by the District Court Claims Administrator in accordance with the terms of the Class Action Settlements and the terms hereof.

J.   Fractional Dollars; De Minimis Distributions

     Any other provision of the Plan notwithstanding, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

K.   Withholding And Reporting Requirements

     In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions as may be necessary or appropriate to comply with such withholding and reporting requirements.

L.   Setoffs

     The Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the holder of such Claim; PROVIDED, HOWEVER, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtor or Reorganized Debtor may have against such holder.

     The holder of a Disputed Claim who asserts a right of setoff shall retain such right, subject to any defenses of the Debtor or Reorganized Debtor, until the earlier of the time when (i) such Disputed Claim becomes Allowed, in whole or in part, or (ii) such claim is expunged by entry of an order of the Bankruptcy Court.

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   Assumed Contracts And Leases

     Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Consummation Date the Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date,
(iv) is identified as a rejected executory contract or a rejected unexpired lease, as applicable, in the Plan Supplement, or (v) has been otherwise modified or superseded by agreement of the parties thereto. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Consummation Date.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights IN REM related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.   Payments Related To Assumption Of Contracts And Leases

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of the Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.   Rejected Contracts And Leases

     Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, none of the executory contracts and unexpired leases to which the Debtor is a party shall be rejected under the Plan; PROVIDED, HOWEVER, that the Debtor reserves the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which it is a party.

D.   Bar To Rejection Damages

     If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against the Debtor or Reorganized Debtor, or the properties of the Debtor or Reorganized Debtor, unless a proof of Claim is filed with the Clerk of the Bankruptcy Court and served upon counsel for the Debtor within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

E.   Certain Employment Contracts

     ABN shall assume the employment contracts of Patrick J. Gentile, Ira M. Horowitz, and Patrick D. Reddy, and the consulting agreement with Sydney Levy. ABN currently intends to assume the employment agreement of Sheldon Cantor or modify such agreement in a manner acceptable to ABN and Sheldon Cantor. Prior to Confirmation, ABN may seek to modify the employment agreements of certain other employees or to settle any claims made thereunder.

F.   Compensation And Benefit Plans And Treatment Of Retirement Plan

     1. Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, and except as set forth in paragraph 2 below, all employee compensation and Benefit Plans of the Debtor, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are assumed under Article VIII.A hereof, but only to the extent that rights under such programs are held by the Debtor or Persons who are employees of the Debtor as of the Confirmation Date, and the Debtor's obligations under such programs to Persons who are employees of the Debtor on the Confirmation Date shall survive confirmation of this Plan, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or Benefit Plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any Benefit Plans or contracts; PROVIDED, HOWEVER, that the Debtor's obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

     2. ABN affirms and agrees that it is and will continue to be a contributing sponsor of the Retirement Plan, as defined under 29 U.S.C. ss. 1301(a)(13) and 29 C.F.R. ss. 4001.2, or a member of the contributing sponsor's controlled group, as defined under 29 U.S.C. ss. 1302(a)(14) and 29 C.F.R. ss. 4001.2. As a contributing sponsor or member of the controlled group of the Retirement Plan, ABN intends to fund the Retirement Plan in accordance with the minimum funding standards under ERISA, 29 U.S.C. ss. 1082, pay all required Pension Benefit Guaranty Corporation ( "PBGC") insurance premiums, 29 U.S.C. ss. 1307, and comply with all requirements of the Retirement Plan and ERISA. The Retirement Plan is a defined benefit pension plan insured by the PBGC under Title IV of ERISA, 29 U.S.C. ss.ss. 1301-1461. The Retirement Plan is subject to the minimum funding requirements of ERISA, 29 U.S.C. ss. 1082, and section 412 of the Internal Revenue Code, 26 U.S.C. ss. 412. No provision of or proceeding within the Chapter 11 Case, the Plan, or the Confirmation Order shall in any way be construed as discharging, releasing, or relieving the Debtor, the Reorganized Debtor, or any other party in any capacity, from any liability with respect to the Retirement Plan or any other Retirement Plan under any law, governmental policy, or regulatory provision. The PBGC and the Retirement Plan shall not be enjoined or precluded from enforcing liability resulting from any of the provisions of the Plan or Confirmation of the Plan.

                                   ARTICLE IX

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT, AND UNLIQUIDATED CLAIMS

A.   Objection Deadline; Prosecution Of Objections

     As soon as practicable, but in no event later than 120 days after the Consummation Date (unless extended by an order of the Bankruptcy Court), the Debtor or Reorganized Debtor, as the case may be, shall file objections to Claims (including any Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, and Unsecured Claim) or Interests with the Bankruptcy Court and serve such objections upon the holders of each of the Claims or Interests to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtor's right to object to Claims or Interests, if any, filed or amended more than 120 days after the Consummation Date.

     The foregoing shall apply to any and all Claims that are listed in the Schedules as disputed, contingent, and/or unliquidated ONLY IF the holder of any such Claim filed a proof of Claim on account of such Claim. The Debtor reserves its right to seek an order expunging and disallowing any Claim that is listed in the Schedules as disputed, contingent, and/or unliquidated, and for which no proof of Claim was timely filed. Additionally, the Debtor shall enter into a stipulation with the plaintiffs in the ABN Securities Action and ABNH Securities Action who are not also holders of Opt-Out ABN Securities Claims and Opt-Out ABNH Securities Claims, which shall provide that (i) such Persons shall not be required to file a proof of claim in the Bankruptcy Court, and such claims shall be determined by the District Court Claims Administrator, and (ii) any objection of the Debtor to such claims shall be asserted in the Securities Actions in the District Court.

B.   No Distributions Pending Allowance

     Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest, or some portion thereof, has become an Allowed Claim or an Allowed Interest.

C.   Distribution Reserve

     1. The Disbursing Agent shall withhold the Distribution Reserve from the Cash, New Common Stock, Equity Options, New Warrants, or other property to be distributed under the Plan. As to any Disputed Claim (other than Securities Claims) or Disputed Interest, upon a request for estimation by the Debtor, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. The Debtor may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Debtor elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim.

     2. Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of New Common Stock held in the Distribution Reserve or the Equity Reserve. In the event that any matter requires approval by the shareholders of Reorganized ABN prior to the distribution or cancellation of all shares of New Common Stock from the Distribution Reserve, the shares of New Common Stock held by the Disbursing Agent shall, for voting purposes only, be deemed not to have been issued.

     3. If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

D.   Distributions After Allowance

     The Reorganized Debtor or the Disbursing Agent, as the case may be, shall make payments and distributions from the Distribution Reserve to each holder of a Disputed Claim or a Disputed Interest that has become an Allowed Claim or an Allowed Interest in accordance with the provisions of the Plan governing the class of Claims or Interests to which such holder belongs. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim or Interest becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim or Interest any Cash, New Common Stock, Equity Options, New Warrants, or other property in the Distribution Reserve as would have been distributed on the Distribution Date had such Allowed Claim or Allowed Interest been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim or Disputed Interest, (i) any New Common Stock, Equity Options, or New Warrants held in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed Claims or Interests entitled thereto under the terms of this Plan and (ii) any Cash or other property remaining in the Distribution Reserve shall become property of the Reorganized Debtor. Notwithstanding the foregoing, no distributions shall be made from the Equity Reserve to the holders in Classes 9, 10, and 11 until the occurrence of the Distribution Date. All distributions made under this Article IX.D on account of an Allowed Claim or an Allowed Interest shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim or Allowed Interest had been an Allowed Claim or Allowed Interest on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Article IX.D more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.

                                   ARTICLE X

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

A.   Conditions To Confirmation

     The following are conditions precedent to confirmation of the Plan that must be satisfied or waived in accordance with Article X.C below:

     1. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtor, the Noteholders' Committee and the Equity Committee.

     2. The Debtor shall have access to Cash, in the form of dividends and intercompany advances from its Subsidiaries, in an amount acceptable to the Debtor, to provide the Reorganized Debtor with working capital to meet ordinary and peak requirements.

     3. An order of the District Court granting preliminary approval of the Class Action Settlements shall have been entered.

B.   Conditions To Consummation

     The following are conditions precedent to the occurrence of the Consummation Date, each of which must be satisfied or waived in accordance with
Article X.C below:

     1. The Confirmation Order, in form and substance reasonably acceptable to the Debtor, the Noteholders' Committee, and the Equity Committee, must have become a Final Order and must, among other things, provide that:

          a. the Debtor and Reorganized Debtor are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

          b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

          c. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtor during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtor or its assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

          d. the transfers of property by the Debtor (i) to the Reorganized Debtor (a) are or will be legal, valid, and effective transfers of property, (b) vest or will vest the Reorganized Debtor with good title to such property free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or Confirmation Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (d) do not and will not subject the Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims or Interests under the Plan are for good consideration and value;

          e. except as expressly provided in the Plan, the Debtor is discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

          f. the Plan does not provide for the liquidation of all or substantially all of the property of the Debtor and its Confirmation is not likely to be followed by the liquidation of the Reorganized Debtor or the need for further financial reorganization;

          g. all Interests shall be cancelled effective upon the Distribution Date;

          h. the Restated 10 3/8% Senior Notes, New Common Stock, Rights, Equity Options, Consultant Options, and New Warrants issued under the Plan in exchange for Claims or Interests are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code;

          i. each holder of a Senior Subordinated Note Claim shall be deemed to have released each Subsidiary Guarantor from such Subsidiary Guarantor's Subsidiary Guarantee; and

     2. The Reorganized Debtor shall have access to Cash, in the form of dividends and intercompany advances from its Subsidiaries, in an amount acceptable to the Reorganized Debtor, to provide it with working capital to meet ordinary and peak requirements.

     3. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

     4. The following agreements, in form satisfactory to the Debtor, the Noteholders' Committee, and the Equity Committee, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

          a. Reorganized ABN Certificate of Incorporation and By-laws;

          b. New Warrant Agreement;

          c. Management Incentive Plan;

          d. Consultant Option Plan;

          e. Amendment To 10 3/8% Senior Notes Indenture;

          f. Tail insurance under the ABN D&O Policy in the amount of $10 million at a cost not to exceed $1 million;

          g. Registration Rights Agreement;

          h. Settlement Agreement Between ABN And ABNH; and

          i. Equity Options Agreement.

     5. An order of the District Court authorizing the Class Action Settlements shall have been entered and shall have become a Final Order.

     6. A final judgment of permanent injunction shall have been entered by a United States District Court which enjoins ABN from violating the antifraud provisions of the Securities Act of 1933 (Section 17(a) ) and the antifraud, periodic reporting, internal accounting controls, and record-keeping provisions of the Securities Exchange Act of 1934 (Sections 10(b), 13(a), and 13(b)(2)(A) and (B) and Rules 10b-5, 12b-20, 13a-1, and 13a-13 thereunder) and which does not require ABN to pay any disgorgement or a civil penalty.

     7. A final resolution of the United States Attorney's Office investigation of the revenue recognition issues at ABNH shall have occurred in a manner satisfactory to ABN and the Noteholders' Committee.

     8. All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

C.   Waiver Of Conditions

     Each of the conditions set forth in Articles X.A and X.B above, other than those set forth in Article X.A.1, X.A.3, and X.B.5, may be waived in whole or in part by the Debtor or Reorganized Debtor with the consent of the Noteholders' Committee without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtor or Reorganized Debtor with the consent of the Noteholders' Committee regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor or Reorganized Debtor). The failure of the Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI

                          MODIFICATIONS AND AMENDMENTS

     With the consent of Noteholders' Committee and the Equity Committee, the Debtor may alter, amend, or modify this Plan or any Exhibits hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

     A. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

     B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; PROVIDED, HOWEVER, that from and after the Consummation Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtor shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

     C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

     D. Effectuate performance of and payments under the provisions of the Plan;

     E. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

     F. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

     G. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

     H. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     I. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

     J. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated, or distributions pursuant to the Plan are enjoined or stayed;

     K. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

     L. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case;

     M. Recover all assets of the Debtor and property of the Debtor's Estate, wherever located;

     N. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

     O. Hear and determine all disputes involving the existence, nature, or scope of the Debtor's discharge;

     P. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

     Q. Enter a final decree closing the Chapter 11 Case.

                                  ARTICLE XIII

                           COMPROMISES AND SETTLEMENTS

     Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), ABN shall effectuate the compromises and settlements described below.

A.   Settlement Between ABN And ABNH

     ABN and ABNH have agreed to settle their respective claims as follows: (i) ABN and ABNH shall release each other from (a) any obligations pursuant to that certain separation agreement, dated as of July 20, 1998 and (b) any sums allegedly owing by each of them and their affiliates to the other; (ii) ABN shall be responsible for all income, franchise, or similar tax liabilities of ABNH or any person for which ABNH is or may be liable, including costs and expenses, for the period January 1, 1990 through July 20, 1998; (iii) ABNH shall remit to ABN any franchise or similar tax refunds for the periods prior to July 20, 1998; (iv) ABNH and ABNCo and Sati Group shall exchange mutual releases; (v) ABNH shall withdraw its proof of claim in the Chapter 11 Case with prejudice; and (vi) ABNH shall receive 25,000 shares of New Common Stock. The agreement between ABN and ABNH, which is a Plan Supplement document, is incorporated herein by reference.

B.   Settlement Among ABN, ABNH, And Parties To The ABN And ABNH Securities
Actions

     The plaintiffs in the ABN Securities Action, the plaintiffs in the ABNH Securities Action, ABN, ABNH, and the other defendants in the aforementioned actions have agreed to settle their respective claims as follows: (i) the plaintiffs shall release ABN, ABNH, the other defendants, and certain other officers and directors of ABN and ABNH from any claims plaintiffs may have against such parties in connection with the purchase or sale of the common stock of ABN, ABNH, or other acts and omissions relating thereto; (ii) National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union") shall deposit the sum of $12.5 million into an interest bearing escrow account for ultimate distribution to the plaintiffs; (iii) ABNH shall deliver to the plaintiffs' counsel 1,460,000 shares of ABNH common stock, subject to adjustment, and ABNH shall issue warrants to purchase 863,647 shares of ABNH common stock at an exercise price of $6.00 per share, subject to adjustment; (iv) ABN shall deliver to the plaintiffs' counsel forty percent (40%) of the allocation of the distribution of approximately 7.7% of the New Common Stock and New Warrants in accordance with the terms of this Plan; (v) Deloitte & Touche LLP shall deposit $2.3 million into an interest bearing escrow account for the benefit of the holders of ABNH Securities Claims; and (vi) all defendants and National Union shall release one another from claims relating to the ABN Securities Action or ABNH Securities Action. The agreement, which is a Plan Supplement document, is incorporated herein by reference. In the event of any conflict between the agreement filed as Plan Supplement Exhibit O on the one hand, and the summary of the agreement provided herein and in the Disclosure Statement on the other, the terms of the agreement itself shall govern.

C. Settlement Between Equity Committee And Plaintiffs In ABN And ABNH Securities Actions

     The plaintiffs in the ABN Securities Action and ABNH Securities Action (collectively, the "Plaintiffs") and the Equity Committee have agreed to resolve the issues concerning the appropriate allocation of New Securities between their respective constituencies as follows: (i) the Plaintiffs shall receive forty percent (40%) of the Equity Reserve and the existing common and preferred stockholders of ABN shall receive sixty percent (60%) of the Equity Reserve, respectively, and (ii) holders of Class 9 Interests and Class 10 Interests shall receive (a) any distribution that would otherwise be made to the Consultant in respect of shares of Common Stock held by the Consultant, and (b) any options or warrants previously contemplated to be distributed under any agreement, plan, or grant to the Consultant (other than the Consultant Options). The agreement, which is annexed hereto as Exhibit E, is incorporated herein by reference.

D.   Settlement Between Consultant And Equity Committee

     The Equity Committee and the Consultant have agreed as follows: the Consultant shall grant to the holders of Class 10 Common Stock Interests his entitlement to receive New Common Stock hereunder.




                                      * * *

     Pursuant to Fed. R. Bankr. P. 9019(a), the Debtor may compromise and settle various Claims against it and/or claims that it may have against other Persons. The Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtor pursuant to Articles IV.E and IV.F hereof.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

A.   Bar Dates For Certain Claims

     1. Administrative Claims; Substantial Contribution Claims

     The Confirmation Order will establish an Administrative Claims Bar Date for the filing of all Administrative Claims, including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of any statutory committee (if appointed)), which date will be November 27, 2000 after the Distribution Date. Holders of asserted Administrative Claims, other than claims for Professional Fees, United States Trustee fees, or the expenses of the members of any statutory committee (if appointed), not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtor or Reorganized Debtor, as the case may be, shall have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

     2. Professional Fee Claims

     All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtor or any statutory committee (if appointed) prior to the Confirmation Date (other than Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtor and its counsel no later than November 27, 2000, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional or other entity no later than December 11, 2000.

     3. Other Claims

     By order dated December 9, 1999, the Bankruptcy Court entered an order (the "Bar Date Order") setting January 24, 2000 (the "Bar Date") as the last date for the filing of proofs of Claim against the Debtor on account of any Claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtor, which arose prior to the Petition Date. Pursuant to the Bar Date Order and Fed. R. Bankr. P. 3003(c)(2), any person or entity that is required to file a timely proof of Claim in the form and manner specified by the Bar Date Order and that fails to do so on or before the Bar Date (or, in the case of a Claim based upon the Debtor's rejection of an unexpired lease or executory contract, before the Rejection Damages Bar Date, as defined in the Bar Date Order), shall not be entitled to vote on the Plan and shall not receive or retain, or be entitled to receive or retain, any property or any payment or distribution of property from the Debtor or its successors or assigns with respect to such Claim.

B.   Payment Of Statutory Fees

     All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Consummation Date. All such fees that arise after the Consummation Date but prior to the closing of the Chapter 11 Case shall be paid by Reorganized ABN.

C.   Severability Of Plan Provisions

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.   Successors And Assigns

     The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

E.   Discharge Of The Debtor And Injunction

     All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in the Debtor of any nature whatsoever or against any of the Debtor's assets or properties. Except as otherwise expressly provided in the Plan, entry of the Confirmation Order acts as a discharge of all Claims against, liens on, and Interests in each of the Debtor, the Debtor's assets, and its properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Interest therefor was filed, whether the Claim or Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Distribution Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Distribution Date, any holder of such discharged Claim or Interest shall be precluded from asserting against the Debtor or any of its assets or properties any other or further Claim or Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, subject to the occurrence of the Distribution Date.

     In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged hereby. Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities who have held, hold, or may hold Claims against, or Interests in, the Debtor will be permanently enjoined, on and after the Consummation Date, subject to the occurrence of the Distribution Date, from
(i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Debtor (including, without limitation, the Reorganized Debtor) and their respective properties and interests in property.

F.   Debtor Releases

     Effective as of the Confirmation Date, but subject to the occurrence of the Distribution Date, the Debtor shall release and be permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which it has, may have, or claims to have against any present or former director, officer, or employee of the Debtor relating to the Chapter 11 Case or the Plan; PROVIDED, HOWEVER, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of (i) any express contractual obligation owing by any such director, officer, or employee of the Debtor or
(ii) the willful misconduct, gross negligence, or breach of fiduciary duty of such director, officer, or employee in connection with, related to, or arising out of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan.

G.   Other Releases

     Effective as of the Confirmation Date, but subject to the occurrence of the Distribution Date, and except as otherwise provided herein or in the Confirmation Order, the Indenture Trustees and each of the Debtor's, Reorganized Debtor's, Noteholders' Committee's, Indenture Trustees', and Equity Committee's respective members, officers, directors, agents, financial advisors, independent accountants, attorneys, employees, and representatives and their respective property shall be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtor, Reorganized Debtor, or any holder of a Claim against or Interest in the Debtor may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Confirmation Date in any way relating to the Chapter 11 Case or the Plan; PROVIDED, HOWEVER, that nothing herein shall release any Person from any claims, obligations, rights, causes of action or liabilities based upon any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan arising out of such Person's gross negligence or willful misconduct.

     Effective as of the Confirmation Date, but subject to the occurrence of the Distribution Date, and except as otherwise provided herein or in the Confirmation Order, current and former agents and employees of ABN and former officers and directors of ABN shall be deemed to have released any claims against ABNH that relate to or arise from any transactions that took place prior to the spinoff of ABNH by ABN on July 20,1998, which claims concern the business or operations of ABN or ABNH.

     Notwithstanding any other provision in the Disclosure Statement, the Plan, or the Confirmation Order, nothing in the Disclosure Statement, the Plan, or the Confirmation Order shall release, discharge, or exculpate any non-debtor party from any debt owed to the United States Government and/or its agencies, including the PBGC, for any liability arising under the Internal Revenue Code, ERISA, the environmental laws, or any criminal laws of the United States. In addition, notwithstanding any other provision in the Disclosure Statement, the Plan, or the Confirmation Order, nothing in the Disclosure Statement, the Plan, or the Confirmation Order shall enjoin or prevent the Government from collecting any such liability from any such non-debtor party. Notwithstanding any other provision in the Disclosure Statement, the Plan, or the Confirmation Order, nothing in the Disclosure Statement, the Plan, or the Confirmation Order shall release, discharge, or exculpate ABN from any criminal laws of the United States.

H.   Waiver Of Enforcement Of Subordination

     All Claims against and Interests in ABN and all rights and claims between or among holders of Claims and Interests relating in any manner whatsoever to Claims against and Interests in ABN, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to holders of Claims and Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Consummation Date, except with respect to holders of Class 4 Claims and Class 5 Claims, which are not waiving any such rights prospectively after the Consummation Date and will retain such rights under the applicable indentures. Distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

I.   Committees

     Effective twenty (20) days after the Distribution Date, the duties of any statutory committee shall terminate, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional Fees.

J.   Binding Effect

     The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims against and Interests in the Debtor, and their respective successors and assigns, including, but not limited to, the Reorganized Debtor and all other parties in interest in this Chapter 11 Case.

K.   Revocation, Withdrawal, Or Non-Consummation

     The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization subject to the consent of the Noteholders' Committee. If the Debtor revokes or withdraws the Plan, or if Confirmation or consummation of the Plan does not occur, then
(i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or (c) constitute an admission of any sort by the Debtor or any other Person.

L.   Plan Supplement

     Any and all exhibits, lists, or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court seven days prior to the date set for the hearing on Confirmation. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours or may be viewed on the Bankruptcy Court's website at (www.nysb.uscourts.gov) Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Article XIV.M hereof.

M.   Notices

     Any notice, request, or demand required or permitted to be made or provided to or upon the Debtor or Reorganized Debtor hereunder shall be (i) in writing,
(ii) served by (a) certified mail, return receipt requested, (b) hand delivery,
(c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                         AMERICAN BANKNOTE CORPORATION
                         410 Park Avenue
                         New York, New York 10022-4407
                         Att'n:   Patrick J. Gentile
                         Telephone: (212) 593-5700
                         Facsimile:  (212) 593-9615

                         with a copy to:

                         SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         Four Times Square
                         New York, New York 10036-6522
                         Att'n: Kayalyn A. Marafioti, Esq.
                         Telephone:  (212) 735-3000
                         Facsimile:   (212) 735-2000

N.   Indemnification Obligations

     Except as otherwise specifically limited in this Plan, any obligations or rights of the Debtor or Reorganized Debtor to defend, indemnify, reimburse, or limit the liability of its present and former directors, officers, or employees pursuant to the Debtor's or Reorganized Debtor's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees' service with, for, or on behalf of the Debtor prior to the Consummation Date, shall survive confirmation of this Plan and remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability is owed in connection with an occurrence before or after the Petition Date; PROVIDED, HOWEVER, that the Debtor's or Reorganized Debtor's obligation to defend, indemnify, reimburse, or limit the liability of any Person covered hereunder shall survive only to the extent that the foregoing obligations may be satisfied from the proceeds of the Debtor's or the Reorganized Debtor's directors and officers liability insurance coverage. Any such obligations that are not satisfied from the proceeds of the Debtor's or the Reorganized Debtor's directors and officers liability insurance coverage shall be discharged.

O.   Prepayment

     Except as otherwise provided in this Plan or the Confirmation Order, the Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; PROVIDED, HOWEVER, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

P.   Term Of Injunctions Or Stays

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date.

Q.   Governing Law

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of Delaware shall govern corporate governance matters with respect to the Debtor, in either case without giving effect to the principles of conflicts of law thereof.

Dated:   New York, New York
November 3, 2000


                                            AMERICAN BANKNOTE CORPORATION


                                            By: /S/ PATRICK J. GENTILE
                                                ------------------------------
                                                Patrick J. Gentile
                                                Senior Vice President - Finance
                                                Chief Accounting Officer


                                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                          LLP
                                         Attorneys for American Banknote
                                          Corporation


                                            By:  /S/ KAYALYN A. MARAFIOTI
                                                ------------------------------
                                                 Kayalyn A. Marafioti (KM 9362)
                                                 Frederick D. Morris (FM 6564)

                                            Four Times Square
                                            New York, New York 10036-6522
                                           (212) 735-3000

                                    EXHIBIT A
                                       TO
                             REORGANIZATION PLAN OF
                          AMERICAN BANKNOTE CORPORATION
                         DESCRIPTION OF NEW COMMON STOCK

                          AMERICAN BANKNOTE CORPORATION
                         DESCRIPTION OF NEW COMMON STOCK

          The principal terms of the New Common Stock to be issued by Reorganized American Banknote under the Plan shall be as follows:


Authorization:               20 million shares
Initial Issuance:            11,827,142 million shares
Par Value:                   $.01 per share
Voting Rights:               One vote per share
Preemptive Rights:           None
Dividends:                   Payable at the discretion of the board of directors
                             of Reorganized American Banknote Corporation

                                   EXHIBIT B

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                        CONSULTANT SETTLEMENT AGREEMENT

                          CONSULTING, NON-COMPETITION,
                            AND TERMINATION AGREEMENT

          CONSULTING, NON-COMPETITION AND, TERMINATION AGREEMENT (this "AGREEMENT"), dated as of March 13, 2000, between AMERICAN BANKNOTE CORPORATION, a Delaware corporation having its principal place of business at 410 Park Avenue, New York, New York 10022 (the "COMPANY"), AMERICAN BANKNOTE COMPANY ("ABNCO"), a New York Corporation with its principal place of business at 2520 Metropolitan Drive, Trevose, Pennsylvania 19053, and MORRIS WEISSMAN, an individual having a residence at 122 Kings Road, Palm Beach, Florida 33480 ("CONSULTANT").

                               W I T N E S S E T H

          WHEREAS, pursuant to that certain Second Amended and Restated Employment Agreement, dated October 1, 1993, by and between the Company, ABNCo, and Consultant (the "EMPLOYMENT AGREEMENT"), Consultant has been employed by the Company as its Chief Executive Officer and Chairman of the Board of Directors; and

          WHEREAS, pursuant to the Employment Agreement, Consultant has also been employed as the Chief Executive Officer and Chairman of the Board of Directors of ABNCo, and certain other subsidiaries of, and certain other companies owned or controlled by, the Company (collectively, the "SUBSIDIARIES"); and

          WHEREAS, the Company is the debtor and debtor-in-possession in the Chapter 11 reorganization case No. 99 B 11577 (PCB) (the "CHAPTER 11 CASE") filed on December 8, 1999 under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"); and

          WHEREAS, Consultant wishes to voluntarily resign his positions with the Company, ABNCo, and the Subsidiaries, and the Company and Consultant desire to enter into a new contractual arrangement in lieu of the Employment Agreement whereby the Company will utilize Consultant on a consulting basis upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the promises and of the releases, representations, covenants, and obligations contained herein, the parties hereto agree as follows:

          1. TERM OF AGREEMENT. This Agreement shall take effect upon the entry of a Bankruptcy Court order approving this Agreement (the "EFFECTIVE DATE"), and shall expire on the third anniversary of the Effective Date (the "TERM"), unless sooner terminated in accordance with Section 2(d) or 6 hereof (the "CONSULTING PERIOD"). There shall be no extension of this Agreement other than by written instrument executed by both parties hereto.

          2. TERMINATION OF EMPLOYMENT.

          (a) TERMINATION OF EMPLOYMENT. Except as set forth in this Agreement, and subject to Sections 2(b), 2(c), and 2(d) below, Consultant hereby voluntarily resigns his employment with the Company, ABNCo, and the Subsidiaries as Chairman of the Board, Chief Executive Officer, Director, officer, and in any other capacity immediately upon the occurrence of the Effective Date without further act or notice by or to any person or entity.

          (b) TERMINATION OF EMPLOYMENT AGREEMENT. Notwithstanding the termination of Consultant's employment as provided in Section 2(a) above, the Employment Agreement shall be held in abeyance and shall not terminate until such time as (i) the Bankruptcy Court order approving this Agreement (the "BANKRUPTCY COURT ORDER") becomes a Final Order (defined below) and a reorganization plan for the Company (a "REORGANIZATION PLAN") that is not inconsistent with this Agreement is substantially consummated or (ii) Consultant waives the occurrence and effect of one or more Employment Agreement Revival Events set forth in Section 2(d) of this Agreement (the events set forth in Section 2(b)(i) above shall together constitute one "EMPLOYMENT AGREEMENT TERMINATION EVENT," and the event set forth in Section 2(b)(ii) above shall constitute a separate "EMPLOYMENT AGREEMENT TERMINATION EVENT"). The Employment Agreement shall terminate and shall be of no further force and effect without further act or notice by or to any person or entity immediately upon the occurrence of an Employment Agreement Termination Event. For purposes of this Agreement, a Final Order means an order or judgment of the Bankruptcy Court, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

          (c) RELATIONSHIP DURING ABEYANCE PERIOD. During the period beginning on the Effective Date and ending upon the occurrence an Employment Agreement Termination Event (the "ABEYANCE PERIOD"), the relationship among the Company, ABNCo, and Consultant shall be governed exclusively by the terms of this Agreement, and not by any of the terms of the Employment Agreement. Notwithstanding anything to the contrary in the Employment Agreement, compliance by the Company, ABNCo, and Consultant with the terms of this Agreement during the Abeyance Period shall constitute full compliance by such parties with the terms of the Employment Agreement and shall not result in (i) Cause (as defined in the Employment Agreement) for termination by the Company or ABNCo of the Employment Agreement, (ii) Good Reason (as defined in the Employment Agreement) for termination by Consultant of the Employment Agreement, or (iii) the abrogation or waiver of any other rights, claims, obligations, and remedies of the Company, ABNCo, and Consultant under the Employment Agreement.

          (d) REVIVAL OF EMPLOYMENT AGREEMENT. Unless Consultant exercises his option to waive one or more Employment Agreement Revival Events in accordance with this Section 2(d), upon the earlier to occur of (i) entry of a Final Order reversing the Bankruptcy Court Order or modifying the Bankruptcy Court Order in any material respect, (ii) conversion of the Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code, (iii) confirmation of a Reorganization Plan that is inconsistent with the terms of this Agreement, or (iv) the third anniversary of the Effective Date but only if the Employment Agreement Termination Event set forth in Section 2(b)(i) of this Agreement has not occurred on or prior to such date (each, an "EMPLOYMENT AGREEMENT REVIVAL EVENT"), the Abeyance Period and this Agreement shall terminate, the releases set forth in Section 4 of this Agreement shall become null and void and of no further force and effect, Consultant's Employment Agreement shall be deemed to have been rejected under section 365(a) of the Bankruptcy Code as of the Effective Date, and each of the Company, ABNCo, and Consultant shall thereafter have all of the rights, claims, obligations, defenses, and remedies available to each such party under the Employment Agreement and under applicable law. Notwithstanding anything to the contrary in this Section 2(d), Consultant shall have the option to waive in writing the occurrence and effect of the Employment Agreement Revival Events set forth in Sections 2(d)(ii), 2(d)(iii), and 2(d)(iv) above, and any such waiver shall constitute an Employment Agreement Termination Event under Section 2(b) of this Agreement. Any payments required to be made by the Company or by ABNCo to Consultant under the Employment Agreement by reason of the occurrence of an Employment Agreement Revival Event shall be (x) reduced by any amounts previously paid to Consultant pursuant to Sections 3(c)(i) and 3(c)(ii) of this Agreement and (y) offset against any amounts due Consultant under Sections 3(c)(i) and 3(c)(ii) of this Agreement that remain unpaid. In no event shall Consultant be required to disgorge any payments received by Consultant under this Agreement.

          3. ENGAGEMENT ON CONSULTING BASIS.

          (a) GENERAL. The Company hereby engages Consultant as a Consultant to perform the services required pursuant to Section 3(b) below and Consultant accepts such engagement and agrees to perform such services on behalf of the Company in accordance with the terms of this Agreement. Consultant's obligations under this Section 3 shall commence upon the occurrence of the Effective Date and shall continue throughout the Consulting Period.

          (b) DUTIES. Consultant shall provide consulting services to the Company relating to asset dispositions, mergers and acquisitions, joint ventures, investments, sales, and strategic planning as may be requested by the Board of Directors, and Consultant shall report solely to the Chairman of the Board of Directors of the Company.

          (c) COMPENSATION. Subject to and contingent upon Consultant's performing of his obligations under this Agreement, the Company agrees to compensate Consultant as follows (the "COMPENSATION"):

               (i) CONSULTING FEE. As a consulting fee during the Consulting Period, and except as provided in Section 3(d) below, the Company agrees to pay Consultant at the rate of $300,000 per annum during the Consulting Period (the "CONSULTING FEE"), payable in monthly installments of $25,000 each. In the event of Consultant's death during the Consulting Period, the Company shall pay to Consultant's estate any unpaid portion of the Consulting Fee in equal monthly installments over a period equal to two times the then remaining stated Term of this Agreement. In the event that this Agreement is terminated for Cause prior to the third anniversary of the Effective Date, Consultant shall not be entitled to receive any portion of the Consulting Fee that would have otherwise accrued after such termination for Cause. Any Consulting Fees accrued but not paid prior to such termination for Cause shall be paid immediately upon such termination. Notwithstanding the foregoing, if Consultant is terminated for Cause under Section 6(c)(iii) of this Agreement, and Consultant's conviction as set forth therein is reversed on appeal, the Company shall pay Consultant or his estate, as applicable, any unpaid portion of the Consulting Fee in equal monthly installments over a period of one year after entry of the order reversing Consultant's conviction.

               (ii) TRANSACTION FEE. The Company agrees to pay Consultant (i) a transaction fee equal to 1.0% of any consideration received by the Company during the Consulting Period (inclusive of debt assumed) and for one year thereafter based upon any asset dispositions, mergers and acquisitions, joint ventures, investments, sales, or other strategic transactions (each, a "TRANSACTION") involving the Company or any of its Subsidiaries or affiliates originated by Consultant and which is approved by the Company's Board of Directors, which fee is payable immediately upon consummation of the Transaction (it also being understood that there shall be no reduction in the transaction fee for any amounts paid to the Blackstone Group, L.P. in connection with the Chapter 11 Case) and (ii) in lieu of the fee set forth in Section 3(c)(ii)(i), the following transaction fees in respect of the following Transactions to the extent originated by Consultant if any such Transaction is approved by the Company's Board of Directors, payable immediately upon consummation of such Transaction: (a) 5% of the net present value (using an 8% discount rate) of any proceeds on a sale or disposition of the Company's lease of its headquarters at 410 Park Avenue, New York, New York 10022 if such a transaction is consummated without a real estate brokerage commission being owed by the Company; (b) 3% on the sale of the Company's subsidiaries American Banknote Card Services, Inc. or American Banknote Merchant Services, Inc.; and (c) 5% of the proceeds on any sale of proofs, specimens, or other materials from the Company's archives. For purposes of this
          Section 3(c)(ii), Consultant shall be deemed to have originated any Transaction that is consummated by any person or entity who contacted, or was contacted by, Consultant for the purpose of inquiring into a possible Transaction and who was identified as such by Consultant in a writing delivered to the Company as of the date of the signing of this Agreement which writing has been approved by the Company, Consultant, and the Informal Noteholders' Committee, and thereafter was identified by Consultant in a writing delivered (by facsimile, mail, electronic mail, or by any other means) to the Chairman of the Board within two weeks after the time that such contact was made. Consultant shall be paid any and all transaction fees immediately when due hereunder notwithstanding termination of this Agreement for any reason including, without limitation, termination for Cause. If Consultant is terminated for Cause under Section 6(c)(iii) of this Agreement, and Consultant's conviction as set forth therein is reversed on appeal during the Term, Consultant's rights under this Section 3(c)(ii) shall be reinstated as of the date of such reversal through the end of the Term. In the event that the Board of Directors requests that Consultant participate in any Transaction that was not originated by Consultant, Consultant shall be entitled to a fee to be agreed upon among the Company and Consultant at the time that such request is made.

               (iii) OPTIONS. Upon and after the effective date of the Reorganization Plan, the Company shall grant to Consultant a number of options that will entitle Consultant to purchase up to 1.92% of the shares of new common stock in the Company as reorganized (the "NEW COMMON STOCK") on a fully-diluted basis as follows: (a) a number of options that will entitle Consultant to purchase 0.64% of New Common Stock on a fully-diluted basis (subject to reduction only as set forth in Section 3(c)(v)) at an exercise price of $2.50 per share shall be granted on the effective date of the Reorganization Plan; (b) a number of options that will entitle Consultant to purchase 0.64% of New Common Stock on a fully-diluted basis (subject to reduction only as set forth in Sections 3(c)(iv) and 3(c)(v)) at an exercise price of $2.50 per share shall be granted on the second anniversary of the effective date of the Reorganization Plan, and shall become exercisable by Consultant at any time after the New Common Stock trades at an average price of $5.00 over twenty (20) consecutive trading days; and (c) a number of options that will entitle Consultant to purchase 0.64% of New Common Stock on a fully diluted basis (subject to reduction only as set forth in Sections 3(c)(iv) and 3(c)(v)) at an exercise price of $2.50 per share shall be granted on the third anniversary of the effective date of the Reorganization Plan, and shall become exercisable by Consultant at any time after the New Common Stock trades at an average price of $7.50 for twenty (20) consecutive trading days. The options shall expire on the tenth anniversary of the effective date of the Reorganization Plan. In the event that Consultant is terminated for Cause (i) prior to the effective date of the Reorganization Plan, Consultant shall not be granted any options hereunder, or (ii) prior to the second or the third anniversary of the effective date of the Reorganization Plan, any options that had not yet been granted hereunder shall be cancelled. Notwithstanding the foregoing, if Consultant is terminated for Cause under Section 6(c)(iii) of this Agreement, and Consultant's conviction is reversed on appeal, the Company shall (x) immediately grant Consultant or his estate, as applicable, any options to which Consultant would have been entitled to hereunder through the date of entry of the order reversing Consultant's conviction but for such termination for Cause and (y) shall grant Consultant or his estate, as applicable, any other options provided for hereunder on such date or dates as Consultant's right to such options accrues under this Agreement. Consultant and the Company shall enter into an option agreement reflecting the terms set forth herein which agreement shall be annexed to the Reorganization Plan or a supplement thereto.

               (iv) REDUCTION IN PERCENTAGE OF OPTIONS GRANTED IN THE EVENT OF ISSUANCE OF NEW COMMON STOCK SUBSEQUENT TO CONSUMMATION OF REORGANIZATION PLAN. If, subsequent to consummation of the Reorganization Plan but prior to the second or third anniversary of the effective date of the Reorganization Plan the Company issues New Common Stock to any person or entity other than New Common Stock issued pursuant to the Reorganization Plan, and if, but only if, such New Common Stock is issued to such person or entity in exchange for consideration that equals or exceeds the fair market value of the New Common Stock so issued, then the number of options that otherwise would have been granted Consultant under Sections 3(c)(iii) (b) and 3(c)(iii)(c) of this Agreement had such New Common Stock not been issued shall each be reduced by a percentage equal to the number of shares of New Common Stock so issued divided by the number of shares of New Common Stock then outstanding after considering the issuance of the New Common Stock so issued.

               (v) REDUCTION IN PERCENTAGE OF OPTIONS IN THE EVENT NEW COMMON STOCK IS ISSUED TO THE UNITED STATES GOVERNMENT. The Reorganization Plan currently contemplates the issuance of 11,769,444 shares of New Common Stock and, based upon that number, it is also contemplated that the holders of the Company's 11 1/4% Senior Subordinated Notes due 2007 (the "NOTEHOLDERS") shall receive 90% of the New Common Stock and that Consultant shall receive options hereunder entitling Consultant to purchase up to 1.92% of the New Common Stock on a fully diluted basis. In the event that the Reorganization Plan is revised to provide for the issuance of shares of New Common Stock to satisfy any claim or claims against the Company asserted or that may be asserted against the Company by the Securities and Exchange Commission or the United States Department of Justice in the Chapter 11 Case, and the issuance of such shares results in the Noteholders receiving, after considering the conversion of all securities into New Common Stock, less than 90% of the New Common Stock, then the options for the percentage of New Common Stock that would have otherwise been granted to Consultant hereunder shall be reduced by a percentage equal to the percentage reduction in the ownership of New Common Stock by the Noteholders from 90%.

               (vi) ADJUSTMENT TO EXERCISE PRICE OF OPTIONS UNDER CERTAIN CIRCUMSTANCES. In the event that any assets of the Company or any of its direct or indirect subsidiaries are sold for cash and the cash proceeds of any such sale are distributed to the shareholders of the Company, then the exercise price of the options granted to Consultant on the second and the third anniversaries of the effective date of the Reorganization Plan shall be reduced by a percentage equal to the total cash proceeds of any such sale that are distributed to shareholders divided by the total fair market value of the outstanding issued capital stock of the Company on the day immediately preceding such sale.

          (d) BENEFITS. During the Consulting Period, Consultant shall participate in all Company group insurance plans, and the Company shall take all necessary steps to amend its group insurance contracts to provide to Consultant and Consultants dependents with the same level of insurance benefits provided to Consultant and his dependents pursuant to the Employment Agreement. To the extent Consultant is ineligible for full coverage under the Company's group insurance plans, the Company shall (i) reimburse Consultant for the reasonable premiums of commercially available insurance plans that will provide Consultant and his dependents with the same level of coverage provided to Consultant and his dependents pursuant to the Employment Agreement and (ii) immediately increase Consultant's consulting fee by an amount sufficient to cover any of Consultant's increased tax liability attributable to such reimbursement. In the event that this Agreement is terminated for Cause prior to the third anniversary of the Effective Date, Consultant shall not be entitled to receive any portion of the benefits hereunder that would have accrued subsequent to such termination for Cause.

          (e) EXPENSES. The Company shall reimburse Consultant for reasonable expenses attributable to Consultant's consulting services including office space, secretarial services, and other reasonable and necessary documented expenses relating to Consultant's consulting services. Any expenses in excess of $50,000 in the aggregate per annum shall not be reimbursed unless such expenses were approved prior to their incurrence by the office of the Chief Executive Officer. At the Company's option, the Company may elect to provide Consultant with office space and secretarial services in lieu of reimbursing Consultant for such expenses. The Company shall also reimburse Consultant within 30 days of receipt of invoices for all attorneys' fees incurred by Consultant in connection with Consultant's negotiation and restructuring of Consultant's relationship with the Company from that of an employee to a consultant, up to a maximum of $85,000.

          (f) INDEMNIFICATION AND REIMBURSEMENT. The Company's obligation to defend, indemnify, reimburse, or limit the liability of Consultant pursuant to the Company's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against Consultant based upon any act or omission related to Consultant's services with, for, or on behalf of the Company prior to the Effective Date of this Agreement, shall survive ONLY to the extent that the foregoing obligations may be satisfied from the proceeds of the Company's directors and officers liability insurance coverage. The Company shall defend, indemnify, and reimburse Consultant in respect of any claims, demands, suits, causes of action, or proceedings against Consultant based upon any act or omission related to Consultant's services under this Agreement except to the extent any such claims, demands, suits, causes of action, or proceedings against Consultant arise out of Consultant's gross negligence or willful misconduct.

          (g) SETTLEMENT OF CLAIM. Consultant holds a pre-petition general unsecured claim in the Chapter 11 Case in the amount of $2,355,923 on account of accrued vacation, pension contribution, medical expenses, insurance, reimbursable expenses, accrued wages, and accrued bonuses (the "CLAIM"). Consultant is also indebted to the Company under three notes (the "NOTES") dated August 1, 1997, April 30, 1998, and September 15, 1998 in the aggregate principal amount of $1,620,000 plus accrued interest (the "LOAN"). Effective immediately upon the occurrence of the Effective Date, Consultant hereby withdraws the Claim with prejudice and releases the Company and ABNCo from any and all liability in respect of the Claim. In full and complete settlement of Consultant's Claim, and conditioned upon Consultant's continuing compliance with his obligations under Section 5(a) of this Agreement, the Company shall forgive the Loan as follows: on each of the first, second, third, fourth, fifth, and sixth anniversaries of the Effective Date, the Company shall forgive $125,000 plus related accrued interest of the outstanding balance due under the Loan, and on the seventh anniversary of the Effective Date, the Company shall forgive any and all remaining amounts due under the Loan. Any breach by Consultant of
Section 5(a) of this Agreement shall have no effect on any portion of the Loan forgiven by the Company prior to the date of such breach.

          (h) SERP PAYMENTS. As of the Effective Date, Consultant shall, for purposes of the American Banknote Corporation Supplemental Executive Retirement Plan, as amended (the "SERP"), have entered into "Retirement" (as defined under the SERP). In accordance with the April 1, 1994 amendment to the predecessor plan to the SERP (the United States Banknote Corporation Supplemental Executive Retirement Plan, adopted April 1, 1994) and the Second Amendment to the SERP adopted July 1, 1997, Consultant shall commence receiving monthly benefits upon Retirement under the SERP, such benefits to be determined as if his age at Retirement were fifty-nine (59). Consultant and the Company agree that Consultant shall receive his benefit under the SERP so that only the actuarially reduced joint and survivor form of benefit is available to Consultant under the SERP. Notwithstanding any provision of the Agreement to the contrary, the Company's obligation to make the payments hereunder shall survive expiration of the Term and termination of the Agreement for any reason whatsoever, including but specifically not limited to termination for Cause.

          (i) LIFE INSURANCE. Immediately following the Effective Date, the Company agrees to assign the $10,000,000 split dollar life insurance policy number 930850478E3 on Consultant's life provided through Metropolitan Life Insurance Company to Consultant in full force and effect, subject to all policy loans in return for a non-recourse note issued by Consultant and payable to the Company, bearing interest at 8% in an amount equal to the cash surrender value at the time of assignment, such loan to be secured by policy proceeds. The Company shall have no further obligation under the split dollar life insurance policy. The Company also agrees to assign the current life insurance policies in the aggregate face amount of $3,780,000 on Consultant's life provided through Metropolitan Life Insurance Company (policy number 940550279E3) and MBL Life Assurance Company (policy number AL505231) to Consultant on terms similar to those under which the split dollar life insurance policy is assigned. The Company shall also reimburse Consultant, for the term of this Agreement, for the cost of a term life insurance policy of $3,000,000 on Consultant's life, having a level premium term of ten years; PROVIDED, HOWEVER, that such annual reimbursement shall not exceed $100,000.

          4. RELEASES.

          (a) RELEASE BY CONSULTANT. As a material inducement for the Company and ABNCo to enter into this Agreement, and subject to the occurrence of the Effective Date, Consultant knowingly and voluntarily releases and forever discharges the Company, ABNCo, and the Subsidiaries, together with all of their past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, successors, and assigns (collectively, the "ABN RELEASEES") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities, known or unknown, that he had, now has, or may hereafter claim to have against the ABN Releasees by reason of any matter, cause, or thing whatsoever arising before the time this Agreement is executed by Consultant, whether against the ABN Releasees in their individual or corporate capacities, and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "ABN RELEASES"). The ABN Releases include, without limitation, any rights or claims relating in any way to the Employment Agreement, Consultant's employment relationship with the Company, ABNCo, and the Subsidiaries, or the termination thereof, under any statute, including, without limitation, the federal Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act, and the New York State and City Human Rights laws, each as amended, or any other federal, state or local law. Nothing herein shall constitute a release by Consultant of any claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities arising from this Agreement.

          (b) NO ACTION. Consultant represents that he has not commenced or joined in any claim, charge or action against any of the ABN Releasees, arising out of or relating in any way to the Employment Agreement, Consultant's employment with the Company, ABNCo, or the Subsidiaries, or the termination thereof. Consultant further agrees that he will not seek personal recovery against any of the ABN Releasees for any matters set forth in Section 4(a).

          (c) CONSULTATION WITH ATTORNEY; VOLUNTARY AGREEMENT. Consultant represents that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement. Consultant further represents that he understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the ABN Releases, with an attorney of Consultant's choice. Consultant further represents that he understands and agrees that the Company is under no obligation to offer the consulting relationship provided for in Section 3 above, that Consultant is under no obligation to consent to the ABN Releases, and that Consultant has entered into this Agreement freely and voluntarily. For the purposes of Consultant's potential claims under the ADEA only, if any, Consultant shall have twenty-one
(21) days to consider his waiver of his rights under the ADEA, although he may agree to waive such ADEA rights sooner if he chooses. Once Consultant has agreed to his waiver of his ADEA rights, Consultant shall have seven additional days from the date of such agreement to revoke his consent to the waiver of such ADEA rights. Any such revocation shall be made in writing pursuant to Section 14 hereof. If no such revocation occurs, Consultant's waiver of his ADEA rights shall become effective seven (7) days from the date of such agreement or on the Effective Date, whichever occurs later.

          (d) RELEASE BY THE COMPANY AND ABNCO. As a material inducement for Consultant to enter into this Agreement, and subject to the occurrence of the Effective Date, the Company and ABNCo knowingly and voluntarily release and forever discharge Consultant, together with all of Consultant's agents, attorneys, servants, successors, and assigns (collectively, "CONSULTANT RELEASEES") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities, known or unknown, that they had, now have, or may hereafter claim to have against the Consultant Releasees by reason of any matter, cause, or thing whatsoever arising before the time this Agreement is executed by Company and ABNCo, whether against the Consultant Releasees in their individual or corporate capacities, and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "CONSULTANT RELEASE"). The Consultant Release includes, without limitation, any rights or claims relating in any way to the Employment Agreement, Consultant's employment relationship with the Company, ABNCo, and the Subsidiaries, or the termination thereof, under any statute or any federal, state or local law. Nothing herein shall constitute a release by the Company or ABNCo of any claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities arising from this Agreement.

          5. NON-COMPETITION AND CONFIDENTIALITY.

          (a) During the period commencing on the Effective Date and ending eighty-four (84) months thereafter, Consultant shall not directly or indirectly own, manage, operate, or control any entity which competes with the following major business lines of the Company or any of its direct or indirect subsidiaries in the geographic territories set opposite such business lines:

               (i) the printing and document management of high security documents of value such as banknotes, passports, stock and bond certificates, travelers checks, food stamps, birth certificates, revenue stamps, and gift certificates in the countries of the United States, Brazil, Australia, and New Zealand;

               (ii) printing, personalization, and document management of bank and personal checks in the countries of Brazil, France, Australia, and New Zealand;

               (iii) manufacture and personalization of secure plastic cards and smart cards and systems in the countries of Argentina, Brazil, Australia, New Zealand, and France (as to personalization only);

               (iv) manufacture and personalization of prepaid telephone and non-secure cards in Brazil, Argentina, Australia, New Zealand, and France (as to personalization only); and

               (v) design and manufacture of drivers' license and identification schemes and systems in Brazil, Argentina, Australia, and New Zealand;

PROVIDED, HOWEVER, that it shall not be a violation of this Agreement for Consultant to have a beneficial ownership of less than 3% of the outstanding amount of any class of securities listed on a national securities exchange or quoted on an inter-dealer quotation system; AND PROVIDED FURTHER that if the Company sells a direct or indirect subsidiary or a major business line and thereafter the Company or the direct or indirect subsidiary is free to compete in such business line, then Consultant's agreement not to compete with respect to such business line shall be deemed terminated, except if the Company or the direct or indirect subsidiary agrees not to compete in connection with such sale, then Consultant shall likewise be bound by such agreement not to compete but not beyond the non-compete period as set forth in such agreement.

          (b) During the period commencing on the Effective Date and ending eighty-four (84) months thereafter, Consultant shall not directly or indirectly:

               (i) solicit, in competition with the Company or any of its direct or indirect subsidiaries, any person who is a customer of any business conducted by the Company or any of its direct or indirect subsidiaries as described in Section 5(a);

               (ii) induce or attempt to induce any employee of the Company or any of its direct or indirect subsidiaries to terminate his or her employment for any purpose, including without limitation, in order to enter into employment with any entity that competes with any business conducted by the Company or any of its direct or indirect subsidiaries as described in Section 5(a).

          (c) During the Term of this Agreement and at all times thereafter, Consultant shall not directly or indirectly furnish or make accessible to any person or entity, whether or not such person or entity competes with the business of the Company or any of its direct or indirect subsidiaries, any trade secret, technical data, or know-how acquired by Consultant during the term of the Employment Agreement and the term of this Agreement which relates to the business practices, methods, processes, equipment, or other confidential or secret aspects of the business of the Company or any of its direct or indirect subsidiaries without prior written consent from the Company, unless such information shall have become public knowledge other than by being divulged or made accessible by Consultant or unless such information is required to be disclosed pursuant to law or legal process.

          (d) Consultant acknowledges that the consulting services to be rendered by him to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach or threatened breach by him of any of the provisions contained in this Section 5 will cause the Company irreparable injury. Consultant therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Consultant from any such violation or threatened violations.

          6. TERMINATION.

          (a) Notwithstanding any provision of this Agreement to the contrary, the Consulting Period hereunder shall terminate on the first to occur of the following dates:

               (i) unless otherwise waived by Consultant, the date of the occurrence of an Employment Agreement Revival Event;

               (ii) the date on which the Company shall give Consultant notice of termination for Cause; or

               (iii) expiration of the Term.

          (b) The Company shall be entitled at any time, upon notice to Consultant, to terminate his engagement hereunder for Cause.

          (c) For purposes of this Agreement, there shall be "Cause" for termination of this Agreement upon a good faith determination by the Board of Directors of the Company that:

               (i) Consultant has willfully and materially breached this Agreement;

               (ii) Consultant has committed an act of willful and material embezzlement or fraud against the Company or any of its direct or indirect subsidiaries; or

               (iii) Consultant has plead guilty to or been convicted of a felony or crime which has or is reasonably likely to have a material adverse effect on the Company or its business or will prevent Consultant from performing his services hereunder for a sustained period of time.

          7. CONSULTANT'S INDEPENDENCE AND DISCRETION.

          (a) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer and employee. By virtue of the relationship described herein Consultant's relationship to the Company during the term of this Agreement shall only be that of an independent contractor and the Consultant shall perform all services pursuant to this Agreement as an independent contractor. The Consultant shall not provide any services under the Company's business name and shall not present itself as an employee of the Company.

          (b) Subject only to such specific limitations as are contained in this Agreement, the manner, means, details, or methods by which the Consultant performs his obligations under this Agreement shall be solely within the discretion of the Consultant. The Company shall not have the authority to, nor shall it, supervise, direct or control the manner, means, details, or methods utilized by the Consultant to perform his obligations under this Agreement, and nothing in this Agreement shall be construed to grant the Company any such authority.

          8. EXTENSION OF LOAN. Upon the occurrence of the Effective Date, the maturity of the Loan shall be extended to a term of eight (8) years from the Effective Date with an interest rate fixed as of the Effective Date at the Applicable Federal Rate for mid-term loans as defined in the Internal Revenue Code.

          9. DISPUTE RESOLUTION. Any dispute, controversy, or claim arising between the parties relating to this Agreement, or otherwise relating in any way to Consultant's employment with the Company (whether such dispute arises under any federal, state, or local statute or regulation, or at common law), shall be resolved by final and binding arbitration before a single arbitrator. The arbitrator shall be selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association in effect at the time the dispute arises. In such arbitration proceedings, the arbitrator shall have the discretion, to be exercised in accordance with applicable law, to allocate among the parties the arbitrator's fees, tribunal and other administrative and litigation costs and, to the prevailing party, attorneys' fees. The award of the arbitrator may be confirmed before and entered as a judgment of any court having jurisdiction of the parties. This arbitration provision shall not apply with respect to any application by the Company for injunctive relief under Section 5(c) of this Agreement.

          10. GOVERNING LAW. This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its choice of law rules. The parties hereby consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Southern District of New York for any actions, suits, or proceedings arising out of or relating to this Agreement.

          11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior agreements, arrangements, and understandings, written or oral, between the parties.

          12. SUCCESSORS; BINDING AGREEMENT.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, the reorganized Company, any corporation or corporations acquiring directly or indirectly all or a substantial portion of the stock, business, or assets of the Company, whether by merger, restructuring, reorganization, consolidation, division, sale, or otherwise.

          (b) This Agreement and all rights of Consultant hereunder shall inure to the benefit of and be enforceable by Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

          13. JOINT AND SEVERAL LIABILITY. The Company and ABNCo shall be jointly and severally liable to Consultant for payment of any and all compensation or financial obligations, and for providing any benefits, that the Company is or may become obligated to pay or make available to Consultant pursuant to this Agreement.

          14. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, geographic scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

          15. NOTICE. For the purposes of this Agreement, notices, demands, and all other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or (unless otherwise specified) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          16.

          To Consultant at:

          Morris Weissman
          122 Kings Road
          Palm Beach, Florida 33480

          with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York 10153
          Att'n: Jeffrey S. Klein, Esq.

          To the Company at:

          410 Park Avenue
          New York, New York 10022
          Att'n:Chairman of the Board

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          17. MODIFICATIONS AND WAIVERS. No provision of this Agreement may be modified or discharged unless such modification or discharge is authorized and agreed to in writing, signed by the Company and Consultant. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.

          18. SURVIVORSHIP. Notwithstanding the expiration or termination of this Agreement for any reason, the rights and obligations of the parties set forth in Sections 3(c)(ii), 3(f), 3(g), 3(h), and 5 shall survive any expiration or termination of this Agreement, and shall remain in full force and effect. Notwithstanding the expiration or termination of this Agreement for any reason other than the occurrence of an Employment Agreement Revival Event, the rights and obligations of the parties set forth in Section 4 shall survive any expiration or termination of this Agreement, and shall remain in full force and effect.

          19. COUNTERPARTS. This Agreement may be executed in two or more counterparts and in facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          20. HEADINGS. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

          IN WITNESS WHEREOF, the Company, ABNCo, and Consultant have executed this Agreement as of the date and year set forth below.

                          AMERICAN BANKNOTE CORPORATION

                          By: /s/ Patrick J. Gentile
                             --------------------------
                              Name: Patrick J. Gentile
                              Title: Senior Vice President-Finance

                          AMERICAN BANK NOTE COMPANY

                          By: /s/ Patrick J. Gentile
                             --------------------------
                             Name: Patrick J. Gentile
                             Title: Senior Vice President - Finance

                             /s/ Morris Weissman
                             ---------------------------
                             MORRIS WEISSMAN
Date:    March 13, 2000

                                   EXHIBIT C

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                           RIGHTS OFFERING PROCEDURES

                          AMERICAN BANKNOTE CORPORATION
                           RIGHTS OFFERING PROCEDURES

          CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE DISCLOSURE STATEMENT AND SUMMARY OF PLAN DISTRIBUTIONS FOR HOLDERS OF EQUITY INTERESTS AND HOLDERS OF SECURITIES CLAIMS WITH RESPECT TO SECOND AMENDED REORGANIZATION PLAN OF AMERICAN BANKNOTE CORPORATION.

          In accordance with the procedures set forth herein (the "Procedures"), the Rights Offering will permit each holder of (a) a Class 9 (Preferred Stock) Interest (each, an "Eligible Class 9 Holder") whose Interest is Allowed for purposes of voting on the Plan (an "Allowed Class 9 Rights Interest") as of September 12, 2000 (the "Voting Record Date") to elect to subscribe up to an amount equal to its Pro Rata Share (as defined below) of all Rights (subject to the Exercise Limitation, as defined below) and (b) a Class 10 (Common Stock) Interest (each, an "Eligible Class 10 Holder," and together with each Eligible Class 9 Holder, an "Eligible Holder") whose Interest is Allowed for purposes of voting on the Plan (an "Allowed Class 10 Rights Interest," and together with the Allowed Class 9 Rights Interest, an "Allowed Rights Interest") as of the Voting Record Date to elect to subscribe up to an amount equal to its Pro Rata Share (as defined below) of all Rights (subject to the Exercise Limitation, as defined below). The Rights, which will not be evidenced by certificates, shall consist of the right to purchase up to 10% of the issued and outstanding shares of New Common Stock (as of the Distribution Date) on a fully diluted basis. Each Right shall represent the right to purchase one share of New Common Stock for a purchase price equal to $8.00 per share of New Common Stock (the "Rights Exercise Price"). As used herein, "Pro Rata Share" means a fraction, the numerator of which is the total number of Preferred Stock and Common Stock shares held by an Eligible Holder, and the denominator of which is all shares of Common Stock and Preferred Stock outstanding on the last day of the Voting Record Date.

          Any Rights not subscribed to in connection with the Rights Offering shall be cancelled and of no further force and effect.

          (i) PROCEDURES FOR EXERCISE OF RIGHTS BY HOLDERS OF ALLOWED RIGHTS INTERESTS

          Concurrently with the solicitation of acceptances to the Plan, the Debtor will distribute to each holder of an Allowed Rights Interest as of the Voting Record Date a form of Exercise Notice (the "Exercise Notice"), together with certain accompanying instructions (the "Exercise Instructions"), which Exercise Notice shall contain a section enabling each such holder to indicate how many Rights it is willing to purchase (the "Requested Rights") and stating the amount of the Rights Exercise Price; provided, however, that no Eligible Holder may (x) purchase or exercise Rights in excess of its Pro Rata Share or
(y) acquire Rights by way of transfer such that after giving effect to the exercise of all Rights properly subscribed to such Eligible Holder, whether acquired by transfer or pursuant to distribution under the Plan, such Eligible Holder would hold greater than 5% of the New Common Stock issued and outstanding as of the Distribution Date, including shares available to be purchased upon exercise of the warrants allocable to Class 9, Class 10, Class 11(a), Class 11(b), the Consulting Options, and the Equity Options (the "Exercise Limitation").1

--------
1 The foregoing Exercise Limitation shall also apply such that no Person may acquire Rights by way of transfer such that after giving effect to the exercise of all Rights properly subscribed to such Person, whether acquired by transfer or pursuant to distribution under the Plan, such Person would hold greater than 5% of the New Common Stock.

          For an exercise of Rights to be valid and effective, the Eligible Holder or its transferee must deliver to Equiserve Trust Co. (the "Rights Agent") at the address set forth in the Exercise Instructions (i) a properly completed and duly executed Exercise Notice (including the Eligible Holder's or its transferee's tax identification number) and (ii) a certified check delivered to the Rights Agent's address specified in the Exercise Notice in an amount equal to (x) 10% MULTIPLIED BY (y) the Rights Exercise Price MULTIPLIED BY the number of the Requested Rights (the "Deposit"). The Deposit shall be held in an interest bearing escrow account pending completion of the Rights Offering.

          The Exercise Notice and certified check must be received at the specified address or account by no later than 5:00 p.m. (New York City time) on October 23, 2000 (the "Voting Deadline") for an exercise of Rights to be valid and effective, subject to the Claw Back Period described herein. After the receipt of the Exercise Notices at the designated address, the Debtor and/or the Rights Agent shall determine, in accordance with these Rights Offering Procedures, which Persons are entitled to participate in the Rights Offering, and how many Rights each such Person is entitled to receive. Electing Holders may, in writing, notify ABN of their decision to "claw back" all or a portion of their Subscribed Rights. The period for which such "claw back" can be made will end on a day that is five days after the Consummation Date (the "Claw Back Period"). Upon receipt of such written notice by the Debtor, the Debtor will return to such previously Electing Holder, as soon as is practicable, the Deposit, plus accrued interest thereon, less reasonable costs incurred by the Debtor to process such "claw back."

          Promptly following the Voting Deadline, the Rights Agent shall provide to each Eligible Holder or its transferee (i) whose Exercise Notice was properly completed, duly executed and timely received, (ii) who delivered the Deposit, and (iii) who has otherwise complied with these Procedures (each, an "Electing Holder"), a written notice of the acceptance of its Exercise Notice and the date on which the Balance is required to be received by the Rights Agent from such Electing Holder or its transferee (such notice, a "Notice of Acceptance"). The Notice of Acceptance shall specify the number of Rights that were validly and effectively exercised by such Electing Holder or its transferee, the number of shares of New Common Stock that will be purchased upon such exercise of such Rights, and the Balance to be paid by the Electing Holder or its transferee. The number of Rights validly and effectively exercised by all Electing Holders or their transferees is referred to herein as the "Subscribed Rights."

          The payment to be made by each Electing Holder or its transferee for its share of the Subscribed Rights shall be in an amount equal to the product of the Rights Exercise Price and the number of Subscribed Rights indicated in the Notice of Acceptance for such Electing Holder or its transferee (the "Purchase Price") less the sum of (x) the amount of such Electing Holder's or their transferee's Deposit plus (y) any interest actually earned on such Deposit (the "Balance"), and shall be due on the date specified in the Notice of Acceptance (such date, the "Payment Date"). Payment of the Balance shall be made by certified check delivered to the Rights Agent's address specified in the Notice of Acceptance so as to be received by the Rights Agent no later than 5:00 p.m. (New York City time) on the Payment Date. The Purchase Price shall be held in an interest bearing escrow account by the Rights Agent until the Distribution Date. On the Distribution Date, all monies shall be released to the Reorganized Debtor from such escrow. Additionally, on or as soon thereafter as is practical in accordance with the distribution provisions contained in the Plan, each Electing Holder or its transferee shall receive that number of shares of New Common Stock purchased by it pursuant to these Procedures in connection with the Rights Offering.

          In the event that any Electing Holder or its transferee who is required to deliver the Balance of the Purchase Price to the Rights Agent shall fail to deliver the Balance of its Purchase Price to the Rights Agent on or before the Payment Date, such Electing Holder or its transferee shall be deemed to have waived its right to participate in the Rights Offering and the Debtor's acceptance of its Exercise Notice shall be automatically rescinded and of no further force and effect without the need for any further notice, and such Electing Holder's or its transferee's Deposit shall be irrevocably retained by Reorganized Debtor. In the event the Bankruptcy Court does not confirm the Plan or the Consummation Date does not occur, the Rights Offering described herein shall be automatically rescinded without notice and shall be no further force and effect, and any monies received by the Debtor in connection with the Rights Offering, and any interest actually earned thereon, shall promptly be returned to the respective Electing Holders or their transferees. There will be no further adjustments to the amounts provided in the Notice of Acceptance.

          All determinations as to the proper completion, due execution, timeliness, eligibility, compliance with these Procedures, and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Debtor or its agents, whose determination shall be final and binding. If any Exercise Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when executing the Exercise Notice and, unless waived by the Debtor, proper evidence satisfactory to the Debtor and/or the Rights Agent of such person's authority to so act must be submitted. The Debtor in its reasonable discretion may waive or reject the attempted exercise of any Rights subject to any such defect or irregularity. Deliveries required to be received by the Debtor or the Rights Agent in connection with an attempted exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof has occurred at the address set forth in the Exercise Notice and any defects or irregularities shall have been waived or cured within such time as the Debtor may determine in its reasonable discretion. Neither the Debtor, Reorganized Debtor, nor any other Person will have any obligation to give notice to any Electing Holder of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

          (ii) NUMBER OF RIGHTS

          The Rights shall consist of the right to purchase up to ten (10%) of the shares of New Common Stock on a fully diluted basis. Upon exercise, no Person shall be allowed to hold New Common Stock in excess of the Exercise Limitation.

          (iii) PROCEDURES FOR TRANSFER OF RIGHTS

          The Rights can be transferred only upon receipt by the Debtor of a certificate duly executed by the transferee stating that the transferee is a "qualified institutional buyer" as such term is defined in Rule 144A of the Securities Act. The assignment procedures set forth in the Exercise Instructions shall confirm that transfer of Rights to any other type of transferee shall be void.

          The Subscribed Rights will be registered on the books of the Debtor maintained at its principal office (the "Rights Register"). The Debtor will be entitled to treat the registered holder of any Subscribed Right as the owner in fact thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such Subscribed Right on the part of any other Person, in each case, unless and until evidence satisfactory to the Debtor and/or Rights Agent, in their sole discretion is received by the Rights Agent indicating that such Subscribed Rights have been transferred in accordance with the assignment procedures set forth in the Exercise Instructions.

                                   EXHIBIT D

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

           MEMORANDUM OF UNDERSTANDING AMONG ABN, ABNH, AND PARTIES TO
                         ABN AND ABNH SECURITIES ACTIONS

                           MEMORANDUM OF UNDERSTANDING


     Plaintiffs in (i) the consolidated action entitled IN RE AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION, 99 Civ. 04212 (CM), pending in the United States District Court for the Southern District of New York, and
     (ii) the consolidated action entitled IN RE AMERICAN BANKNOTE CORPORATION SECURITIES LITIGATION, 99 Civ. 0661 (CM), pending in the United States District Court for the Southern District of New York (collectively, the "Actions"), on behalf of themselves and the classes of plaintiffs in each Action, have reached an agreement providing for (i) the settlement of the Actions against, and the release of, defendants American Bank Note Holographics, Inc. ("Holographics"), American Banknote Corporation ("ABN"), Morris Weissman, Joshua C. Cantor, Richard P. Macchiarulo, NationsBanc Montgomery Securities LLC, Lazard Freres & Co. LLC, Raymond James & Associates, Inc., Salomon Smith Barney Holdings, Inc., John T. Gorman and Patrick J. Gentile (collectively, the "Released Defendants"), and (ii) the release of all persons, other than the Released Defendants, who were directors and/or officers of (a) Holographics at any time during the period from and including July 15, 1998 through and including February 1, 1999, or
     (b) ABN at any time during the period from and including May 2, 1996 through and including January 25, 1999 (collectively the "Released Directors and Officers") on the terms and subject to the conditions set forth below, which shall be incorporated in a Stipulation of Settlement (the "Settlements") to be executed by the parties to this Memorandum of Understanding ("MOU" or the "Agreement"). Nothing in this Memorandum of Understanding shall be deemed to release Deloitte & Touche, LLP ("Deloitte"), a defendant in IN RE AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION, 99 Civ, 0412 (CM), from any claims or liability in such litigation.

          1. In exchange for a complete release of the Released Defendants and the Released Directors and Officers (collectively, the "Released Parties") by plaintiffs in each of the Actions, as specifically described in Paragraph 7(vi) below, and other consideration in favor of the Released Parties, (i) National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union"), on behalf of the Released Parties, shall deposit the aggregate cash sum of $12.5 million into an escrow account as hereinafter described (the "Settlement Fund"), and (ii) Holographics and ABN shall each deliver to Plaintiffs' Co-Lead Counsel the securities described in Exhibit A hereto (the "Settlement Securities").

          2. (a)   The Settlement Fund shall be paid into an interest bearing escrow account maintained by two or more Plaintiffs' Co-Lead Counsel no later than two weeks after execution of this MOU. The interest accruing in such account shall become part of the Settlement Fund. In the event that the Settlement Fund is not paid by the date noted above in this subparagraph, interest in plaintiffs' favor shall accrue at a simple rate of 7 1/2% per annum as of that date and shall be paid by National Union with the Settlement Fund when funded.

             (b) As soon as practicable after final Court approval of the Settlement, Holographics shall deliver its portion of the Settlement Securities to Plaintiffs' Co-Lead Counsel in the Holographics action.

             (c) As soon as practicable after the later of (i) final Court approval of the Settlement, and (ii) final approval of the ABN Plan of Reorganization by the bankruptcy court, ABN shall deliver its portion of the Settlement Securities to Plaintiffs' Co-Lead Counsel.

          3. All costs of class notice and administration of the Settlement shall be paid out of the Settlement Fund.

          4. Following final Court approval of the Settlement, the Settlement Securities and the Settlement Fund (after deduction of notice and settlement administration costs, plaintiffs' attorneys fees and expenses approved by the Court and any taxes and related expenses) will be distributed pursuant to a plan of distribution and allocation to be defined in the Stipulation of Settlement and approved by the Court at the Settlement Hearing to (i) the class consisting of all persons and entities who purchased the common stock of Holographics during the period from and including July 15, 1998 through and including February 1, 1999 (the "Holographics Class Period"), and (ii) the class consisting of all persons and entities who purchased the common stock of ABN during the period from and including May 2, 1996 through and including January 25, 1999 (the "ABN Class Period"). Excluded from each Class are the Released Parties, members of the immediate family of each of the Released Parties, any entity with which any Released Party is affiliated (as that term in defined in Rule 12b-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Released Party.

          5. (a)    In the event the Settlement is not finally approved by the
     District and Bankruptcy Courts, (i) the Settlement Fund, less the notice costs and settlement administrative costs expended or incurred to such date, shall be released from the escrow account and returned to National Union.

          6. Upon the execution of this Memorandum of Understanding each of the Released Defendants agrees to cooperate with Plaintiffs' Co-Lead Counsel in the following manner:

             (a) Each of Holographics, ABN, Nationsbanc Montgomery Securites LLC, Lazard Freres & Co. LLC, Raymond James & Associates, Inc. and Salomon Smith Barney Holdings, Inc. (the "Settling Corporate Defendants") shall cooperate by the giving of information orally, whether in the form of deposition or informal interview, to be confirmed by sworn affidavit if requested, and through the production of documents relevant to plaintiffs' claims as confirmatory discovery in these settled actions and in connection with the continuing action against Deloitte in IN RE AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION, 99 Civ. 0423 (CM). It is an express condition of the Settling Corporate Defendants do not assert any privileges barring and specifically assent to and will facilitate Plaintiffs' Co-Lead Counsel's meeting with Special Counsel to the Audit Committee of Holographics, Kramer, Levin, Naftalis & Frankel ("Kramer Levin"), and receiving document and testimony (or interviews) from Kramer Levin concerning the facts underlying the Actions, including but not limited to any facts underlying any claims against Deloitte;

             (b) each of the following settling defendants, including Morrie Weissman, Joshua C. Cantor, Richard P. Macchiarulo, John T. Gorman and Patrick J. Gentile (the "Settling Individual Defendants"), as an express condition of this settlement, shall cooperate by the giving of information through the production of non-privileged documents relevant to plaintiffs' claims in the Actions, including but not limited to any claims against Deloitte. The Settlement shall in no way impair plaintiffs' rights under the Federal Rule of Civil Procedure or applicable case law to seek discovery of the Individual Defendants.

          7. The following are express conditions precedent to the effectiveness of the Settlement: (i) certification of a settlement class in each Action coextensive with the classes asserted in the respective Consolidated Complaints in these Actions, to which the parties stipulate, subject to Court approval; (ii) the taking of certain confirmatory discovery by plaintiffs of the Released Defendants and third parties; (iii) the Released Defendants' cooperation against Deloitte; (iv) final approval by the District and Bankruptcy Courts; (v) Holographics shall also enter into a side letter agreement (to be filed with the Court under seal) providing that Holographics may terminate the Settlement in the event that a certain percentage of the total shares outstanding of Holographics common stock (in an amount to be mutually agreed upon by the parties) opt out of the Holographics class; (vi) a release of all claims, known and unknown, whether direct or derivative, that plaintiffs in each Action and members of the class in each Action have and may have against any of the Released Parties and any insurer of any Released Party by reason of or in any way related to the purchase, acquisition, ownership, holding or sale of (a) common stock of Holographics during Holographics Class Period, or (b) the common stock of ABN during the ABN Class Period, or in any way connected with (1) any acts or omissions or failure to act during the Holographics Class Period or the ABN Class Period which are or could have been alleged or referred to in either of the Actions, or (2) the adequacy of disclosure or the filing of or failure to file with the Securities and Exchange Commission or any other governmental agency at any time during the Holographics Class Period or the ABN Class Period, or the adequacy of disclosure or the dissemination of or failure to disseminate at any time during the Holographics Class Period or the ABN Class Period, any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the Holographics Class Period or the ABN Class Period, concerning, in each case, any common stock of Holographics or ABN or the business operations, transactions, financial operations or condition or operational or financial prospects of Holographics or ABN (collectively, the "Released Claims"); and (vii) a bar order providing that all claims for contribution or indemnity against the Released Parties and National Union by Deloitte, or by any person claiming by or through Deloitte, or any other party to the action, which are based upon, or relate to or arise out of the Released Claims, the Actions, or the Settlement of the Actions, are forever barred and the filing of any such claim, whether in either of the Actions or in any other court, arbitration, administrative agency or proceeding in any other forum, shall be enjoined.

          8. Any claims that Deloitte may have against the Released Parties for contribution shall be discharged as a matter of law pursuant to 15 U.S.C.ss.78u-4(G)(7)(A), and the Released Parties hereby represent that they know of no other claim that has been or may be asserted by Deloitte against the Released Parties. Nevertheless, to the extent that Plaintiffs and the Class obtain a judgment against Deloitte, Plaintiffs and the Class shall reduce such judgment by the amount the Released Parties or National Union would be obligated to pay to Deloitte, excluding any attorneys' fees or defense costs, based on a finding that the Released Parties are obligated to pay Deloitte for such Judgment of the Plaintiffs and the Class against Deloitte. Neither Plaintiffs nor the Class shall be responsible for any of Deloitte's or the Released Parties' defense costs. The Released Parties agree to use their best efforts to oppose any such claim by Deloitte and agree that they will not settle any such claims without the prior approval of Class Counsel.

          9. The Released Defendants agree to assign to Plaintiffs and the Class all claims that they have against Deloitte.

          10. Within a reasonable time subsequent to the execution of this Memorandum of Understanding, National Union and each of the Released Defendants will execute Release and Settlement Agreement which will provide for mutual releases of all claims, known and unknown, that any of the Released Defendants have or may have against National Union, or that National Union has or may have against any of the Released Defendants, under National Union Directors, Officers and Corporate Liability Insurance Policy Nos. 856-54-05 and 485-19-96 (the "Policies"), by reason of or based upon (i) either of the Actions, (ii) the Stipulation of Settlement and/or
     (iii) the Released Claims, including any claim that any of the Released Defendants or National Union breached any obligation under either of the Policies.

          11. Plaintiffs' counsel intend to apply for an award of attorneys' fees in an aggregate amount of (i) up to 33% of the Settlement Fund, plus expenses, payable out of the Settlement Fund, and (ii) up to 33% of the Settlement Securities. The Released Defendants shall not oppose plaintiffs' application for attorneys' fees and expenses.

          12. Nothing contained in this Memorandum of Understanding, the Stipulation of Settlement, or the releases and other arguments executed in connection with the Settlement shall be construed as an admission (i) by any Released Defendant of any alleged liability, fault or wrongdoing whatsoever of the Released Defendants or any of them, or (ii) by any member of the Class in either Action that their claims are without merit or lack validity.

          13. The Settlement shall be presented to the Court for a fairness hearing as soon as possible.

          14. This Memorandum of Understanding may be executed in multiple original counterparts, each of which, when so executed and delivered, shall be an original but such counterparts shall together constitute one and the same instrument and agreement.

         Dated: June 23, 2000
                                  MILBIRCH WEISS BERSHAD BYNES & LERACH LLP


                                  By:
                                     --------------------------------------

                                  Co-Lead Counsel for Plaintiffs in IN RE
                                  AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                                  SECURITIES LITIGATION


                                  WOLF POPPER LLP


                                  By:
                                     --------------------------------------

                                  Co-Lead Counsel for Plaintiffs in IN RE
                                  AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                                  SECURITIES LITIGATION


                                  ENTWISTLE & CAPPUCCI LLP


                                  By:
                                     --------------------------------------
                                  Co-Lead Counsel for Plaintiffs in IN RE
                                  AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                                  SECURITIES LITIGATION


                                  WECHSLER HARWOOD HALEBIAN & FEFFER LLP


                                  By:
                                     --------------------------------------
                                     Co-Lead Counsel for Plaintiffs in
                                     IN RE AMERICAN BANKNOTE CORPORATION


                                   POMERANTZ HAUDEK BLOCK GROSSMAN & GROSS LLC


                                    By:
                                       --------------------------------------
                                       Co-Lead Counsel for Plaintiffs in IN RE
                                       AMERICAN BANKNOTE CORPORATION SECURITIES
                                       LITIGATION


                                    FULBRIGHT & JAWORSKI L.L.P.


                                    By:

                                       --------------------------------------
                                    Attorneys for Defendant
                                    American Bank Note Holographics, Inc.


                                    MORGAN, LEWIS & BOCKIUB LLP


                                    By:
                                       --------------------------------------
                                    Attorneys for Defendants
                                    American Banknote Corporation
                                    John T. Gorman and Patrick J. Gentile


                                    WEIL, GOTSHAL & MANGES LLP


                                     By:
                                       --------------------------------------
                                     Attorneys for Defendant
                                     Morris Weisman


                                     STILLMAN & FRIEDMAN, P.C.


                                     By:
                                       --------------------------------------
                                     Attorneys for Defendant
                                     Joshua C. Cantor


                                     MORVILLO, ABRAMOWITZ, GRAND, IASON
                                     & SILVERBERG


                                     By:
                                       --------------------------------------
                                     Attorneys for Defendant
                                     Richard P. Macchiarulo


                                     WILSON GONSINI GOODRICH & ROSATI


                                     By:
                                       --------------------------------------
                                     Attorneys for Defendants
                                     NationsBanc Montgomery
                                     Securities LLC, Lazard Freres
                                     & Co. LLC, Raymond James
                                     & Associates, Inc. and
                                     Salomon Smith Barney Holdings, Inc.


                                      D'AMATO & LYNCH


                                      By:
                                        --------------------------------------
                                      Attorneys for National Union
                                      Fire Insurance Company
                                      of Pittsburgh, PA

                                    EXHIBIT A

          I. Securities to be delivered by Holographics

               A 1,460,000 shares of Holographics common stock, which number shall be subject to adjustment solely in the following circumstances. The parties acknowledge that there is a pending transaction whereby a certain investor proposes to purchase approximately 3,387,720 shares of Holographics common stock for a total consideration of $9,316,230 million. Solely in the event that other investors (other than the party described above) purchase common stock of Holographics prior to the distribution of the Settlement Shares, and pay consideration greater than $10 million in the aggregate ("Transaction(s)"), Holographics shall increase the number of shares of common stock to be issued to the class such that the class will hold the same percentage of the total outstanding shares after the Transaction(s) as it held immediately prior to the Transaction(s).

               B Holographics shall issue Common Stock Purchase Warrants (hereinafter the "Warrants") to purchase 863,647 shares of common stock at an exercise price of $6.00 per share. The Warrants, and the shares issuable upon exercise of the Warrants, will be reserved for issuance at the time of execution of a Settlement Agreement. The exercise price and the number of warrants to be issued will be adjusted to reflect any stock dividends and stock splits declared on the underlying shares. No other adjustments to the terms of the Warrants will be made. The Warrant holders shall have the right, subject only to compliance with applicable federal and state securities laws, at any time during a two-year and six month period commencing with final settlement approval by the Court (the "Exercise Period") to purchase from Holographics up to the number of common shares which the Warrant holder may at the time be entitled to purchase. Holographics will provide Plaintiffs with a written opinion letter setting forth the market value of the Warrants. Holographics shall reserve, and shall at all times, so long as any Warrant remains outstanding, keep reserved, out of its authorized and unissued capital stock, such number of shares of common stock as shall be subject to purchase under the Warrants - said shares to be registered, freely tradeable and to have the same rights as the Company's existing common shares. Holographics also agrees to issue and deliver such Warrants as soon as practicable following the entry of a final order resolving the Action.

          II. Securities to be delivered by ABN

                    Forty percent of the allocation of the distribution of approximately 7.7% of the common of reorganized ABN (the "New Common Stock") and warrants to purchase approximately 5% of the New Common Stock under ABN's proposed plan of reorganization, dated December 8, 1999.

                                    EXHIBIT E

                                       TO

                             REORGANIZATION PLAN OF
                          AMERICAN BANKNOTE CORPORATION



         MEMORANDUM OF UNDERSTANDING BETWEEN PLAINTIFFS IN ABN AND ABNH
                     SECURITIES ACTIONS AND EQUITY COMMITTEE

                        PRELIMINARY SETTLEMENT TERM SHEET

          Plaintiffs in the class action styled IN RE AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION, 99 Civ. 0412 (CM), pending in the United States District Court for the Southern District of New York, and plaintiffs in the class action styled IN RE AMERICAN BANKNOTE CORPORATION SECURITIES LITIGATION 95 Civ. 0661 (CM), pending in the United States District Court for the Southern District of New York (including those "Class(es)" of persons and entities as defined in the complaints filed in these matters on whose behalf those complaints were filed) (collectively the "Securities Claimants") and the Official Committee of Equity Society Holders of American Bank Note Corporation ("ABN") have reached the following agreement in principle to resolve issues relating to the allocation of the distribution of approximately 7.7% of the common stock of reorganized ABN (the "New Common Stock") and warrants (the "New Warrants") to purchase approximately 5% of the New Common Stock (collectively, the "Equity Pool") among the Securities Claimants and the existing common stockholders of ABN under ABN's proposed plan of organization, dated December 8, 1999 (the "Plan"):

          1. The Securities Claimants, on the one hand, and the existing common stockholders of ABN, on the other hand, shall receive forty percent (40%) and sixty percent (60%) of the Equity Pool, respectively.

          2. The Securities Claimants acknowledge and agree that existing common stockholders of ABN shall receive any distribution which would otherwise be made to Morris Weissman pursuant to the Plan in respect of Weissman's ownership of approximately 8.09% of the outstanding shares of ABN and options or warrants presently contemplated to be distributed under any agreement, plan or grant to Weissman.

The foregoing agreement in principle is subject in all respects to execution and delivery of definitive documentation containing terms and conditions satisfactory to the parties.

Dated:  June 25, 2000

Accepted and agreed to by:

-------------------------------               ---------------------------------
Paul N. Silverstein                           David L. Bershad
Andrews & Kurth LLP                           Ariana Tadler
805 Third Avenue                              Milberg Weiss Bershad Hynes
New York, New York 10022                      & Lerach LLP
212-850-2800                                  One Pennsylvania Plaza
                                              New York, New York 10019
                                              212-594-5300

Counsel to the Equity Committee


-------------------------------               ---------------------------------
Vincent Cappucci                              Stephen Oestreich, Esq.
Entwistle & Cappucci LLP                      Wolf Popper LLP
400 Park Avenue                               845 Third Avenue
New York, New York 10022                      New York, New York 10022
(212) 894-7200                                (212) 759-4600

                                              Plaintiffs' Co-Lead Counsel
                                              American Banknote Holographics
                                              Securities Litigation


                                              ---------------------------------
                                              Stuart D. Wechsler
                                              Wechsler Harwood Halebian & Feffer
                                                 LLP
                                              488 Madison Avenue
                                              New York, NY 10022
                                              (212) 935-4171


                                              ---------------------------------
                                              Stanley Grossman
                                              Pomerantz, Levy, Haudek, Block &
                                                 Grossman
                                              295 Madison Avenue
                                              New York, New York 10017
                                              (212) 532-4800

                                    EXHIBIT F


                                       TO


                             REORGANIZATION PLAN OF
                          AMERICAN BANKNOTE CORPORATION



                         TERM SHEET BETWEEN ABN AND ABNH

                      Principal Terms of Agreement Between
                        American Banknote Corporation and
                      American Bank Note Holographics, Inc.

          Set forth below are the principal terms of an agreement to be entered into between American Banknote Corporation ("ABN") and American Bank Note Holographics, Inc. ("ABNH"), subject, among other things, to (i) definitive documentation, (ii) court approval of the settlement of the shareholder litigations (known as the American Bank Note Holographics Securities Litigation and the American Banknote Corporation Securities Litigation, S.D.N.Y. numbers 99 Civ. 0412 and 99 Civ. 0661) on terms acceptable to ABN and ABNH ("Securities Litigation"), and (iii) approval of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") pursuant to a plan of reorganization to be filed by ABN in its Chapter 11 case entitled IN RE AMERICAN BANKNOTE CORPORATION, Case No. 99 B 11577 (PCB)(the "Chapter 11 Case").

          o ABN, for itself and all of its present officers, directors, and affiliates (as defined in 11 U.S.C.ss. 101(2)), on the one hand, and ABNH, for itself and all of its present officers, directors, and affiliates, on the other, shall exchange mutual, general releases which shall include, without limitation, (i) a release from any obligations each may have to the other pursuant to that certain separation agreement between ABN and ABNH, dated as of July 20, 1998, and (ii) all sums allegedly owing by each of ABN and ABNH and their respective affiliates to the other, including but not limited to approximately $0.5 million owed by ABNH to ABN owing on account of medical benefits and warehousing expenses. In addition, ABN shall use its best efforts to include a provision in its plan of reorganization which would release any claims against ABNH which may be held by present and former agents and employees of ABN and former officers and directors of ABN that relate to or arise from transactions taking place before the spinoff which concern the business or operations of ABN or ABNH.

          o ABNH shall receive 25,000 shares of stock of reorganized ABN as part of ABN's chapter 11 plan.

          o ABN shall be responsible for, and shall pay, all asserted and unasserted income, franchise or similar tax liabilities of ABNH of any kind, and all asserted and unasserted income, franchise, or similar tax liabilities of any person for which ABNH is or may be liable, whether federal, state or local, as well as all other associated costs and expenses (together, "tax liabilities"), for the period January 1, 1990 through July 20, 1998. ABN's responsibility for the tax liabilities of ABNH shall include all asserted and unasserted tax liabilities of ABNH and all asserted and unasserted tax liabilities of any person for which ABNH is or may be liable, whether such asserted and unasserted tax liabilities arise with respect to a separate return of ABNH or by reason of ABNH being or having been a member of a combined, consolidated or similar return, whether ABNH is jointly and severally liable or is separately liable for such asserted and unasserted tax liabilities. ABN will indemnify ABNH for any asserted and unasserted tax liabilities of ABNH described in this paragraph for which ABN is responsible and which are asserted against ABNH, and for any asserted and unasserted tax liabilities of ABN for the aforementioned periods.

          o All income franchise or similar tax refunds for the periods prior to 7/20/98 shall belong to ABN, and if paid to ABNH shall immediately be remitted to ABN.

          o Subject to the conditions to the effectiveness of this settlement, ABNH shall withdraw with prejudice its proof of claim against ABN in the Chapter 11 Case.

          o ABNH and American Bank Note Company and Sati Group shall exchange mutual releases.

          o ABNH will not object to ABN's plan of reorganization which comports with the terms of the term sheet and will take no action to object to any initiatives in the Chapter 11 Case taken by ABN which do not have the effect of negating, in whole or in part, the agreements contemplated by this term sheet, the settlement of the Securities Litigation or otherwise affecting any claims that any person may have against ABNH.

          It is contemplated that an agreement containing the foregoing provisions will be annexed to the Plan and incorporated into its terms.

          This term sheet does not constitute an offer with respect to any securities or a solicitation of acceptances of the Plan. Such offer or solicitation will be made only in compliance with all applicable securities laws and the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended.


                                        AMERICAN BANKNOTE CORPORATION


                                        By:
                                           -----------------------------
                                           Its


                                        AMERICAN BANK NOTE HOLOGRAPHICS, INC.


                                        By:
                                           -----------------------------
                                           Its

                                PLAN SUPPLEMENT

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                                PLAN SUPPLEMENT

                                   EXHIBIT G

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                   REORGANIZED AMERICAN BANKNOTE CORPORATION
                    CERTIFICATE OF INCORPORATION AND BY-LAWS

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN BANKNOTE CORPORATION


               1. The name of the corporation is American Banknote Corporation.

               2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 29, 1993.

               3. The original Certificate of Incorporation was amended on June 6, 1995 to change the name of the Corporation from United States Banknote Corporation to American Banknote Corporation, effective as of July 1, 1995.

               4. This Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation, as amended, is being filed in connection with the Corporation's reorganization plan, dated December 8, 1999, as amended on September 12, 2000 (as such plan may be amended, supplemented, or modified from time to time (the "Reorganization Plan"), and was duly adopted in accordance with the provisions of sections 242, 245, and 303 of the General Corporation Law of the State of Delaware ("Delaware Corporation Law"). The Reorganization Plan was confirmed on ___, 2000, by the United States Bankruptcy Court for the Southern District of New York.

               5. The Restated Certificate of Incorporation of the corporation is hereby amended and restated so as to read in its entirety as follows:

          FIRST: The name of the corporation is American Banknote Corporation (hereinafter, the "Corporation").

          SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The Corporation shall have the authority to issue the following classes of stock:

          (1) a total of twenty million (20,000,000) shares of common stock ("Common Stock"), each of such shares of Common Stock with a par value of one cent ($.01); and

          (2) a total of two million (2,000,000) shares of series preferred stock ("Series Preferred Stock"), each of such shares of Series Preferred Stock with a par value of one cent ($.01) to be issued (a) in such series and with such designations, powers, preferences, rights, voting rights and such qualifications, limitations or restrictions thereof as the Board of Directors shall fix by resolution or resolutions which are permitted by
     Section 151 of the Delaware General Corporation Law for any such series of Series Preferred Stock, and (b) in such number of shares in each series as the Board of Directors shall, by resolution, fix; provided that the aggregate number of all shares of Series Preferred Stock issued does not exceed the number of shares of Series Preferred Stock authorized hereby.

          FIFTH: The holders of shares of Common Stock shall be entitled to one
(1) vote per share on all issues submitted to stockholders entitled to vote thereon. The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the "Bankruptcy Code") as in effect on the effective date of the Reorganization Plan; PROVIDED, HOWEVER, that this article 5 (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, or this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding upon all the stockholders or class of stockholders, of this Corporation, as the case may be, and also upon all the creditors or class of creditors, and/or upon this Corporation.

          SEVENTH: The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors in accordance with the By-Laws of the Corporation.

          EIGHTH: In furtherance and not in limitation of powers conferred by law, subject to any limitations contained elsewhere in this Restated Certificate of Incorporation, By-laws of the Corporation may be adopted, amended, or repealed by a majority of the Board of Directors of the Corporation, but any By-laws adopted by the Board of Directors may also be amended or repealed by the stockholders entitled to vote thereon.

          NINTH: To the fullest extent that the Delaware Corporation Law, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (a) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

          TENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the Delaware Corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

          ELEVENTH: The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee, or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

          TWELFTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article TWELFTH.

          IN WITNESS WHEREOF, American Banknote Corporation has caused this
Restated Certificate of Incorporation to be signed by [   ], its [   ], and
attested by [  ], its [  ], this [  ] day of [  ], 2000.


                             AMERICAN BANKNOTE CORPORATION


                             By:
                                ---------------------------
                                 Name:
                                 Title:


Attest:



By:
   ----------------------
   Name:
   Title:

                                RESTATED BY-LAWS
                                       OF
                          AMERICAN BANKNOTE CORPORATION
                            (A Delaware Corporation)

                                   ARTICLE I
                                  STOCKHOLDERS

1.        CERTIFICATES REPRESENTING STOCK.

          (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed (by original signature or by facsimile) by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any such signature on the certificate may also be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

          (b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by Chapter 1 of Title 8 of the Delaware Code (the "General Corporation Law"). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

          (c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, which is alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.        FRACTIONAL SHARE INTERESTS.

          The Corporation may, but shall not be required to, issue fractions of a share.

3.        STOCK TRANSFERS.

          Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.        RECORD DATE FOR STOCKHOLDERS.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.        MEANING OF CERTAIN TERMS.

          As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and such reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Corporation's Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Corporation's Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; PROVIDED, HOWEVER, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Corporation's Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6.        STOCKHOLDER MEETINGS.

          (a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

          (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the principal office of the Corporation.

          (c) CALL. Annual meetings may be called by the Board of Directors, by any officer instructed by the Board of Directors to call the meeting. Special meetings of the stockholders may be called by the Chairman of the Board of Directors whenever he shall deem it proper to do so, and on the request to him in writing by a majority of the Directors or by the holders of twenty percent (20%) of the total amount of the Corporation's issued and outstanding capital stock which is regularly entitled to vote.

          (d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and no other business shall be transacted at such meeting. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person's address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          (e) STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

          (f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

          (g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such person's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          (h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies; receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question, or matter determined by such person or persons and execute a certificate of any fact so found.

          (i) QUORUM. Except as the General Corporation Law or these By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

          (j) VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these By-Laws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors providing for the issuance thereof, shall be entitled to one vote (or, in the case of preferred stock, such number of votes as is specified in the applicable resolutions of the Board of Directors providing for the issuance thereof), in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of Directors, a plurality of the votes present at the meeting and entitled to vote on the election shall be sufficient to elect the Directors. Any other action shall be authorized by the affirmative vote of a majority of the shares by written consent or present at the meeting and entitled to vote on the subject matter, as the case may be, except where the Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.

               Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

          (k) NOTICE OF STOCKHOLDER PROPOSAL. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be personally delivered to or mailed (by United States mail, postage pre-paid) and received by the Secretary at the principal executive offices of the Corporation not later than the later of the following dates: (1) 60 days in advance of such meeting and (2) the close of business on the tenth day following the date public disclosure of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (k). The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (k), and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted; provided, however, that any such determination by the Chairman shall be reasonable and made in good faith.

          (l) PROCEDURE FOR NOMINATIONS BY STOCKHOLDERS. Nominations of candidates for election as directors at any meeting of stockholders called for the election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting only in accordance with the procedures established by this paragraph (l). Any stockholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail postage pre-paid, to the Secretary of the Corporation. Such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the later of the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting and (2) the close of business on the tenth day following the date public disclosure of the date of such meeting is first made. The written notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as director (i) the name, age, business address, and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required under the rules of the United States Securities and Exchange Commission to be set forth in a proxy statement soliciting proxies for the election of such nominee as a director (including, without limitation, a signed consent of each such nominee to serve as a director of the Corporation, if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholders' notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (l). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded; provided, however, that any such determination by the Chairman shall be reasonable and made in good faith.

          (m) CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the principal executive offices of the Corporation or with an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's principal executive office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section (m) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its principal executive offices or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

                                   ARTICLE II
                                    DIRECTORS

1.        FUNCTIONS AND DEFINITION.

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase "whole Board" herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

2.        QUALIFICATIONS AND NUMBER.

          A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors of the Corporation shall not be less than three (3) nor more than thirteen. The first Board of Directors shall consist of seven members.

3.        ELECTION AND TERM.

          The first Board of Directors shall consist of the following members:
Sidney Levy, C. Gerald Goldsmith, and [five members to be designated by the unofficial committee of certain holders of the corporation's 11 1/4% senior subordinated notes], and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Thereafter, Directors who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause or without cause, any vacancy in the Board of Directors may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

4.        MEETINGS.

          (a) TIME. Regular meetings shall be held at such time as the Board shall fix. Special meetings may be called upon notice.

          (b) FIRST MEETING. Other than the first Board, the first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the Directors.

          (c) PLACE. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

          (d) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, the President, or of a majority of the Directors.

          (e) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings at least three days prior to the meeting; notice may be given by telephone or telefax (in which case it is effective when given) or by mail (in which case it is effective seventy-two hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any Director who signs a written waiver of such notice before or after the time stated therein. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          (f) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. Any Director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the Directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of Directors held to fill vacancies and newly created Directorships in the Board.

          (g) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the Board, shall preside.

5.        REMOVAL OF DIRECTORS.

          Any or all of the Directors may be removed for cause or without cause by the stockholders.

6.        COMMITTEES.

          The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that committees shall have no authority to fill vacancies on the Board.

7.        EXECUTIVE COMMITTEE.

          (a) Appointment. The Directors at their meeting held immediately after the annual meeting of stockholders shall appoint the Chairman of the Board, the President, and such other members of their body as they shall determine in their sole discretion as an Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise (subject to any regulations which the Directors may from time to time make) all the powers of the Board of Directors in the management and direction of the operations of the Corporation (except the filling of vacancies on the Board of Directors or any committee thereof and only such acts as must by law be performed by the Directors themselves) in such manner as the Executive Committee may deem best for the interests of the Corporation and its stockholders in all cases in which specific directions shall not have been given by the Board of Directors. All action by the Executive Committee shall be reported to and shall be subject to review by the Board of Directors.

          (b) Chairman. The Board of Directors shall designate one of the members of the Executive Committee to be its Chairman. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall perform such other duties as may be designated by the Board of Directors.

          (c) Meetings. The Executive Committee shall meet either telephonically or at the office of the Corporation at such times as they shall by resolution appoint, and may meet at any other time or place on the call of the Chairman.

          (d) Notice of Meeting. Notice of meetings of the Executive Committee shall be given to each member by the Chairman at least five days before the meeting.

          (e) Waiver of Notice. If any meeting of the Executive Committee at which all of the members are present, though held without notice, any and all business may be transacted in the same manner as if due notice had been given.

          (f) Quorum. A majority of the members of the Executive Committee shall constitute a quorum. The act of the Executive Committee shall be the act by vote of a majority of the members present at a meeting, a quorum being present.

          (g) Rules. The Executive Committee may from time to time adopt rules for its procedures not in conflict with the Certificate of Incorporation, By-Laws of the Corporation, or the actions taken by the Board of Directors.

          (h) Vacancies. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or to dissolve the Executive Committee.

8.        ACTION IN WRITING.

          Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III
                                    OFFICERS

1.        EXECUTIVE OFFICERS.

          The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

2.        TERM OF OFFICE:  REMOVAL.

          Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may at any time remove any officer for cause or without cause.

3.        AUTHORITY AND DUTIES.

          All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4.        THE CHAIRMAN OF THE BOARD OF DIRECTORS.

          The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors, otherwise, the President, if present, shall preside, or if the President does not so preside, any other Director chosen by the Board shall preside. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation.

5.        THE PRESIDENT.

          The President shall be the chief operating officer of the Corporation.

6.        VICE PRESIDENTS.

          Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

7.        THE SECRETARY.

          The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in such officer's absence, an Assistant Secretary, but if neither is present another person selected by the Chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.

8.        THE TREASURER.

          The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

                                   ARTICLE IV
                       CORPORATE SEAL AND CORPORATE BOOKS

          The corporate seal shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

                                   ARTICLE V
                                   FISCAL YEAR

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Initially, the fiscal year shall be the year ended December 31.

                                   ARTICLE VI
                                    INDEMNITY

          (a) Any person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including employee benefit plans) (hereinafter, an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit, or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

          (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c) All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action, or proceeding, may be advanced to the indemnitee by the Corporation to the extent permitted under the General Corporation Law.

          (d) The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors, or otherwise.

          (e) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                  ARTICLE VII
                                   AMENDMENTS

          The By-Laws may be amended, added to, rescinded, or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting; provided, HOWEVER, that only stockholders of the Company may amend or repeal any By-Laws adopted by such stockholders.

                                PLAN SUPPLEMENT

                                   EXHIBIT H

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                             NEW WARRANT AGREEMENT

                                WARRANT AGREEMENT



                                     between


                          AMERICAN BANKNOTE CORPORATION


                                       and


                                       [ ]


                                as Warrant Agent





                            311,241 Series 1 Warrants
                            311,240 Series 2 Warrants


                               Dated as of _______, 2000

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1     DEFINITIONS.....................................................1

ARTICLE 2     ISSUANCE OF WARRANTS............................................4
     2.1      Initial Issuance................................................4
     2.2      Initial Share Amount............................................4
     2.3      Form Of Warrant Certificates....................................5
     2.4      Execution Of Warrant Certificates...............................5
     2.5      Countersignature Of Warrant Certificates........................5

ARTICLE 3     EXERCISE PERIOD.................................................5
     3.1      Series 1 Warrant and Series 2 Warrants..........................5

ARTICLE 4     EXERCISE PRICES.................................................6
     4.1      Series 1........................................................6
     4.2      Series 2........................................................6

ARTICLE 5     EXERCISE OF WARRANTS............................................6
     5.1      Manner Of Exercise..............................................6
     5.2      When Exercise Effective.........................................6
     5.3      Delivery Of Certificates, Etc...................................6
     5.4      Fractional Shares...............................................7

ARTICLE 6     ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE
                 EXERCISE PRICES UPON EXERCISE................................7
     6.1      Stock Dividends, Split-ups, And Combinations Of Shares..........7
     6.2      Distributions...................................................7
     6.3      Exercise Price Adjustment.......................................8
     6.4      Adjustments For Mergers And Consolidations......................8
     6.5      Calculation To Nearest Cent And One-hundredth Of Share..........8
     6.6      Notice Of Adjustment In Exercise Price..........................9
     6.7      Other Notices...................................................9
     6.8      No Change In Warrant Terms On Adjustment:  No Adjustment
                for Distributions under the Plan..............................9
     6.9      Treasury Shares.................................................9

ARTICLE 7     CONSOLIDATION, MERGER, ETC.....................................10

ARTICLE 8     NO DILUTION OR IMPAIRMENT......................................10

ARTICLE 9     REPORTS........................................................10

ARTICLE 10    NOTIFICATION OF CERTAIN EVENTS.................................11
     10.1     Corporate Action...............................................11
     10.2     Available Information..........................................12

ARTICLE 11    RESERVATION OF STOCK...........................................12
     11.1     Reservation; Due Authorization, Etc............................12
     11.2     Compliance With Law............................................12

ARTICLE 12    PAYMENT OF TAXES...............................................12

ARTICLE 13    LOSS OR MUTILATION.............................................13

ARTICLE 14    WARRANT REGISTRATION...........................................13
     14.1     Registration...................................................13
     14.2     Transfer Or Exchange...........................................13
     14.3     Valid And Enforceable..........................................14
     14.4     Endorsement....................................................14
     14.5     No Service Charge..............................................14
     14.6     Cancellation...................................................14

ARTICLE 15    WARRANT AGENT..................................................14
     15.1     Obligations Binding............................................14
     15.2     No Liability...................................................14
     15.3     Instructions...................................................15
     15.4     Agents.........................................................15
     15.5     Cooperation....................................................15
     15.6     Agent Only.....................................................15
     15.7     Right To Counsel...............................................15
     15.8     Compensation...................................................15
     15.9     Accounting.....................................................16
     15.10    No Conflict....................................................16
     15.11    Resignation; Termination.......................................16
     15.12    Change Of Warrant Agent........................................17
     15.13    Successor Warrant Agent........................................17

ARTICLE 16    REMEDIES, ETC..................................................17
     16.1     Remedies.......................................................17
     16.2     Warrant Holder Not Deemed A Stockholder........................17
     16.3     Right Of Action................................................17

ARTICLE 17    MISCELLANEOUS..................................................18
     17.1     Notices........................................................18
     17.2     Governing Law And Consent To Forum.............................18
     17.3     Benefits Of This Agreement.....................................18
     17.4     Agreement Of Holders Of Warrant Certificates...................19
     17.5     Counterparts...................................................19
     17.6     Amendments.....................................................19
     17.7     Consent To Jurisdiction........................................19
     17.8     Headings.......................................................20

                                    EXHIBITS

Exhibit A: Form of Series 1 Warrant Certificate

Exhibit B: Form of Series 2 Warrant Certificate

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, is made and entered into as of ___________, 2000 (the "Agreement"), by and between AMERICAN BANKNOTE CORPORATION, a Delaware corporation (the "Company"), and [ ], as Warrant Agent (the "Warrant Agent").

                                   WITNESSETH:

     WHEREAS, in connection with the financial restructuring of the Company pursuant to its plan of reorganization (the "Plan") and pursuant to its Chapter 11 Case (as defined herein), the Company proposes to issue two series of warrants which, in the aggregate, are exercisable to purchase up to 622,481 shares of Common Stock (as defined herein), subject to adjustment as provided herein (the "Warrants"), to the holders of the Company's Old Preferred Stock, Old Common Stock, and Securities Claims (each as defined herein) in exchange for such Old Preferred Stock, Old Common Stock, and Securities Claims; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement, and exercise of the Warrant Certificates and other matters as provided herein; and

     WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof,

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

     As used herein, the following terms shall have the respective meanings set forth below. Whenever the context requires, such terms shall include the plural as well as the singular number.

     "AFFILIATE" means with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, (a) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Common Stock (or equivalent equity interests), by contract or otherwise, and the terms "controlling" or "controlled" have meanings correlative to the foregoing, and (b) a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

     "AGREEMENT" means this Warrant Agreement, as the same may be amended or modified from time to time hereafter.

     "BANKRUPTCY CODE" means title 11 of the United States Code.

     "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; PROVIDED THAT, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; and PROVIDED, FURTHER, that any reference in this Agreement to "days" (unless Business Days are specified) shall mean calendar days.

     "CHAPTER 11 CASE" means the case under Chapter 11 of the Bankruptcy Code concerning the Company which was commenced on December 8, 1999.

     "COMMON STOCK" means the Company's Common Stock, par value $.01 per share, as authorized from and after the Consummation Date.

     "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     "COMPANY" means American Banknote Corporation, a Delaware corporation.

     "CONSUMMATION DATE" has the meaning specified in the Plan.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

     "EXERCISE PERIOD" has the meaning specified in Article 3.

     "EXERCISE PRICE" has the meaning specified in Article 4.

     "FAIR VALUE" means (a) with respect to Common Stock or any Other Security, in each case if such security is listed on one or more stock exchanges or quoted on the National Market System or SmallCap Market of NASDAQ (the "NASDAQ Market"), the average of the closing sales prices of a share of such Common Stock or, if an Other Security in the minimum denomination in which such security is traded, on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (b) if the Common Stock or Other Security, as the case may be, is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock or Other Security, in each case for the 30 Business Days (or such lesser number of Business Days as such Common Stock or other security shall have been so listed, quoted or traded) next preceding the date of measurement; PROVIDED, HOWEVER, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock or Other Security as determined reasonably and in good faith by the Board of Directors of the Company; and PROVIDED, FURTHER, HOWEVER, that in the event the current market price of a share of such Common Stock or of the minimum traded denomination of such Other Security is determined during a period following the announcement by the Company of (x) a dividend or distribution on the Common Stock or Other Security payable in shares of Common Stock or in such Other Security, or (y) any subdivision, combination, or reclassification of the Common Stock or Other Security, and prior to the expiration of 30 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, there and in each such case, the "Fair Value" shall be appropriately adjusted to take into account ex-dividend trading. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, options, or Other Securities in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any other Person into the Company, the Fair Value of the Common Stock or Other Securities so issued shall be determined as of the date the number of shares of Common Stock, rights, options, or Other Securities was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, option or Other Securities.

     "OLD COMMON STOCK" means the Company's common stock, par value $.01 per share, outstanding as of the date of the Company's filing of the petition commencing the Chapter 11 Case.

     "OLD PREFERRED STOCK" means the Company's series B preferred stock, par value $.01, outstanding as of the date of the Company's filing of the petition commencing the Chapter 11 Case.

     "ORIGINAL ISSUE DATE" has the meaning specified in Section 2.1.

     "OTHER SECURITIES" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holders of the Warrants at any time shall be entitled to receive or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issue in exchange for or in replacement of Common Stock or Other Securities.

     "PERSON" means any individual, partnership, association, joint venture, corporation, business trust, unincorporated organization, government, or department, agency or subdivision thereof, or other person or entity.

     "PLAN" means the reorganization plan of the Company, as confirmed by order of the Bankruptcy Court entered on _____________, 2000.

     "PUBLIC OFFERING" means any offering of Common Stock (or Other Securities) to the public pursuant to an effective registration statement under the Securities Act.

     "RIGHTS OFFERING" has the meaning ascribed to such term in the Plan.

     "SECURITIES ACT" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

     "SECURITIES CLAIMS" means means any and all claims (as defined in section 101(5) of the Bankruptcy Code) against the Company for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification, or damages arising from, under, or in connection with (a) all agreements entered into by ABN in connection with the issuance of any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Company or of American Bank Note Holographics, Inc. ("ABNH") and (b) the purchase or sale of any equity security of the Company or ABNH.

     "SERIES 1 WARRANTS" means the Company's Series 1 Warrants to purchase up to an aggregate of 311,241 shares of Common Stock at the Exercise Price specified herein, subject to adjustment as provided herein, issued in exchange for the Old Preferred Stock, Old Common Stock, and Securities Claims pursuant to the Plan.

     "SERIES 2 WARRANTS" means the Company's Series 2 Warrants to purchase up to an aggregate of 311,240 shares of Common Stock at the Exercise Price specified herein, subject to adjustment as provided herein, issued in exchange for the Old Preferred Stock, Old Common Stock, and Securities Claims pursuant to the Plan.

     "WARRANT AGENT" means [ ].

     "WARRANT CERTIFICATES" has the meaning specified in Section 2.3.

     "WARRANTS" means, collectively, the two series of the Company's Warrants to purchase up to an aggregate of 622,481 shares of Common Stock at the Exercise Price specified for each such series, subject to adjustment as provided herein, issued in exchange for the Old Preferred Stock, Old Common Stock, and Securities Claims pursuant to the Plan.

                                   ARTICLE 2

                              ISSUANCE OF WARRANTS

     2.1 INITIAL ISSUANCE. On the date hereof (the "Original Issue Date"), which is also the Consummation Date, the Company shall, pursuant to the Plan, deliver to the Company's disbursing agent under the Plan for re-distribution to the holders of the Old Common Stock, Old Preferred Stock, and Securities Claims, a global certificate for an aggregate of 311,241 Series 1 Warrants and a global certificate for an aggregate of 311,240 Series 2 Warrants.

     2.2 INITIAL SHARE AMOUNT. The number of shares of Common Stock purchasable upon exercise of the Warrants shall be one (1) Warrant to one (1) share of Common stock, subject to adjustments from and after the Original Issue Date as provided in Article 6 of this Agreement.

     2.3 FORM OF WARRANT CERTIFICATES. The Series 1 Warrants and Series 2 Warrants shall be evidenced, respectively, by certificates substantially in the forms attached hereto as Exhibit A and Exhibit B (the "Warrant Certificates"). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Original Issue Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants, on the date of such event. The Warrant Certificate may have such further legends and endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

     2.4 EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

     2.5 COUNTERSIGNATURE OF WARRANT CERTIFICATES. Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2.5, and deliver any new Warrant Certificates, as directed by the Company pursuant to Section 2.1 and as and when required pursuant to the provisions of Articles 13 and 14. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

                                   ARTICLE 3

                                 EXERCISE PERIOD

     3.1 SERIES 1 WARRANT AND SERIES 2 WARRANTS. Each Series 1 Warrant and Series 2 Warrant shall entitle the holder thereof to purchase from the Company one (1) share of Common Stock (subject to the adjustments provided herein), at any time during the five (5) year period that commences on the First Business Day that is one (1) day after the Original Issue Date, and that terminates at 5:00 p.m., New York City time on the First Business Day that is five (5) years after the Original Issue Date (the "Exercise Period").

                                   ARTICLE 4

                                 EXERCISE PRICES

     4.1 SERIES 1. The Exercise Price for the Series 1 Warrants shall be $10.00 per share of Common Stock (subject to adjustment pursuant to Article 6 hereof).

     4.2 SERIES 2. The Exercise Price for the Series 2 Warrants shall be $12.50 per share of Common stock (subject to adjustment pursuant to Article 6 hereof).

                                   ARTICLE 5

                              EXERCISE OF WARRANTS

     5.1 MANNER OF EXERCISE. All or any of the Warrants represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein duly executed by such holder, by hand or by mail to the Warrant Agent at its office addressed to [ ], [ ] , or, if such exercise shall be in connection with an underwritten Public Offering, at the location designated by the Company. Such Warrant Certificate shall be accompanied by payment in respect of each Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable to the order of the Company, except as otherwise provided herein. Such payment shall be in an amount equal to the product of the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription form multiplied by the original Exercise Price for the Series of Warrants being exercised (plus such additional consideration as may be provided herein). Upon such surrender and payment, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Articles 2 and 3, and as and if adjusted pursuant to Article 6.

     5.2 WHEN EXERCISE EFFECTIVE. Each exercise of any Warrant pursuant to
Section 5.1 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment shall have been delivered as provided in Section 5.1, and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 5.3 shall be deemed to have become the holder or holders of record thereof.

     5.3 DELIVERY OF CERTIFICATES, ETC. (a) As promptly as practicable after the exercise of any Warrant, and in any event within five (5) Business Days thereafter (or, if such exercise is in connection with an underwritten Public Offering, concurrently with such exercise), the Company at its expense (other than as to payment of transfer taxes which will be paid by the holder) will cause to be issued and delivered to such holder, or as such holder may otherwise direct in writing (subject to Article 13),

               (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which such holder is entitled, and

               (ii) if less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate or Warrant Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed, and countersigned in accordance with Sections 2.4 and 2.5.

          (b) The Warrant Agent shall countersign any new Warrant Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the person entitled to receive the same in accordance with this Section 5.3. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

     5.4 FRACTIONAL SHARES. No fractional shares of Common Stock (or Other Securities) shall be issued upon any exercise of Warrants. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common Stock (or Other Securities), the Company shall pay a cash adjustment in respect thereto in an amount equal to the product of the Fair Value per share of Common Stock (or Other Securities) as of the Business Day next preceding the date of such exercise multiplied by such fraction of a share.

                                   ARTICLE 6

    ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE EXERCISE PRICES
                                 UPON EXERCISE

     6.1 STOCK DIVIDENDS, SPLIT-UPS, AND COMBINATIONS OF SHARES. If after the date hereof the number of outstanding shares of Common Stock is increased by a dividend, share distribution, or split up, in each case payable in shares of Common Stock, or if the number of outstanding shares of Common Stock is combined into a smaller number of such shares or in the event of any other reclassification of shares of Common Stock (other than a reclassification in connection with a merger, consolidation, or other business combination which will be governed by Section 6.4), then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the occurrence of any such event shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock (or Other Securities) of the Company which such holder would have been entitled to receive upon the occurrence of such event had such Warrant been exercised immediately prior thereto or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     6.2 DISTRIBUTIONS. If after the date hereof the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or rights to subscribe to shares of Common Stock expiring more than 45 days after the issuance thereof, then in each such case the Exercise Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Fair Value of a share of the Common Stock at the date of such distribution less the Fair Value per share of Common Stock outstanding at such date of the assets or evidences of indebtedness so distributed or of such subscription rights (as determined by the board of directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) and the denominator of which is the Fair Value of a share of Common Stock at such date. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

     6.3 EXERCISE PRICE ADJUSTMENT. Whenever the number of shares of Common Stock (or Other Securities) into which a Warrant is exercisable is adjusted as provided in this Article 6, then the Exercise Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock (or Other Securities) into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock (or Other Securities) into which such Warrant was exercisable immediately thereafter.

     6.4 ADJUSTMENTS FOR MERGERS AND CONSOLIDATIONS. In case the Company, after the date hereof, shall merge or consolidate with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant Agreement, the holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall at the election of the Company made prior to the consummation of such transaction be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, either
(a) the amount of securities, cash, or other property to which such holder would have been entitled as a holder of Common Stock (or Other Securities) upon such consummation if such holder had exercised the rights represented by the Warrants held by such holder immediately prior thereto (which in the case of a transaction in which stockholders may elect to receive different consideration shall be deemed to be the consideration received by stockholders who fail to make an election), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 6.1 and 6.2 hereof, or (b) the excess, if any, of the Fair Value of all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation over the aggregate Exercise Price in effect at the time of such consummation, payable in cash promptly following such consummation. In the event that the Company makes the election provided for in clause (b) of the immediately preceding sentence, the Warrants shall expire upon consummation of such transaction.

     6.5 CALCULATION TO NEAREST CENT AND ONE-HUNDREDTH OF SHARE. All calculations under this Article 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     6.6 NOTICE OF ADJUSTMENT IN EXERCISE PRICE. Whenever the Exercise Price and securities issuable shall be adjusted as provided in this Article 6, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, Vice Chairman of the Board, the President, or any Vice President of the Company and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, stating in detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Warrants at its address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Exercise Price or securities issuable, or with respect to the nature or extent of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment.

     6.7 OTHER NOTICES. In case the Company after the date hereof shall propose to take any action of the type described in Sections 6.1, 6.2, or 6.3 of this
Article 6, the Company shall give notice to the Warrant Agent and to each registered holder of a Warrant in the manner set forth in Section 6.6 of this
Article 6, which notice shall specify, in the case of action of the type specified in Section 6.2 or 6.3, the date on which a record shall be taken with respect to any such action. Such notice shall be given, in the case of any action of the type specified in Section 6.2 or 6.3, at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 6.6 of this Article 6.

     6.8 NO CHANGE IN WARRANT TERMS ON ADJUSTMENT: NO ADJUSTMENT FOR DISTRIBUTIONS UNDER THE PLAN. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock (or any inclusion of Other Securities) issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted. Without limiting the foregoing, no adjustment shall be made pursuant to this Article 6 by reason of the issuance of shares of Common Stock pursuant to the Plan or the Rights Offering or upon exercise of the Warrants or any stock options issued pursuant to or as permitted by the Plan.

     6.9 TREASURY SHARES. Shares of Common Stock at any time owned by the Company shall not be deemed to be outstanding for the purposes of any computation under this Article 6.

                                   ARTICLE 7

                           CONSOLIDATION, MERGER, ETC.

     Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, Other Securities, securities, cash, or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Warrant Agent, the obligations of the Company under this Warrant Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, Other Securities, cash, or property as may be required pursuant to Article 6 hereof.

                                   ARTICLE 8

                            NO DILUTION OR IMPAIRMENT

     The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities, or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the Warrants issued hereunder, but will at all times in good faith observe and perform all such terms and take all such action as may be necessary or appropriate to protect the rights of each holder of a Warrant against dilution or other impairment of the kind specified herein, PROVIDED, HOWEVER, that, subject to compliance with the applicable provisions of this Agreement, the Company shall not be prohibited by this Article 8 or by any provision of this Agreement from making decisions providing for, INTER ALIA, the merger or consolidation of the Company or the sale of its assets which transactions, in the judgment of the Company's board of directors, are in the best interests of the Company and its stockholders. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding, and (c) will not take any action that results in any adjustment of the shares issuable upon exercise of the Warrants (or which entitles the holders of the Warrants to receive Other Securities upon such exercise) if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

                                   ARTICLE 9

                                     REPORTS

     In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon with exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment after giving effect to such in accordance with the terms of this Agreement and shall prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such report to the Warrant Agent, which shall promptly mail a copy to each holder of a Warrant. The Warrant Agent will cause the same to be available for inspection at its principal office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

                                   ARTICLE 10

                         NOTIFICATION OF CERTAIN EVENTS

     10.1 CORPORATE ACTION. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus) or other distribution of any kind, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or interest of any kind; or

          (b) (i) any capital reorganization of the Company, (ii) any reclassification of the capital shares of the Company (other than change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), (iii) the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock), (iv) the sale of the properties and assets of the Company as, or substantially as, an entirety to another Person, or
(v) an exchange offer for Common Stock (or Other Securities); or

          (c) the voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall cause to be filed with the Warrant Agent and mailed to each holder of a Warrant a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution, rights, event, transaction, or amendment (or vote thereon) and the amount and character of any such dividend, distribution, exchange, rights, or vote, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, exchange, or rights are to be determined, and the amount and character of such dividend, distribution, or rights, or (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation, or winding up is expected to become effective, and the time, if any such time is to be fixed, as of which holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation, or winding up. Such notice shall be delivered not less than twenty (20) days prior to such date therein specified, in the case of any such date referred to in clause (x) of the preceding sentence, and not less than thirty (30) days prior to such date therein specified, in the case of any such date referred to in clause (y) of the preceding sentence. Failure to give such notice within the time provided or any defect therein shall not affect the legality or validity of any such action.

     10.2 AVAILABLE INFORMATION. The Company shall promptly file with the Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to make such filings, the Company shall promptly deliver to the Warrant Agent copies of any annual, quarterly, or other reports and financial statements that are provided to any holders of equity or debt securities of the Company (other than bank debt) in their capacity as holders of such securities.

                                   ARTICLE 11

                              RESERVATION OF STOCK

     11.1 RESERVATION; DUE AUTHORIZATION, ETC. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (or out of authorized Other Securities), solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common Stock (and Other Securities) from time to time issuable upon exercise of all Warrants and any other outstanding warrants, options, or similar rights, from time to time outstanding. All shares of Common Stock (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances, and other restrictions created by or through the Company.

     11.2 COMPLIANCE WITH LAW. The Company will use its best efforts, at its expense and on a continual basis, to assure that all shares of Common Stock (and Other Securities) that may be issued upon exercise of Warrants may be so issued and delivered without violation of any Federal or state securities law or regulation, or any other law or regulation applicable to the Company or any of its subsidiaries, PROVIDED THAT with respect to any such exercise involving a sale or transfer of Warrants or any such securities issuable upon such exercise, the Company shall have no obligation to register such Warrants or securities under any such securities law.

                                   ARTICLE 12

                                PAYMENT OF TAXES

     The Company will pay any and all documentary stamp or similar issue taxes payable to the United States of America or any State, or any political subdivision or taxing authority thereof or therein, in respect of the issuance or delivery of shares of Common Stock (or Other Securities) on exercise of Warrants, PROVIDED, that the Company shall not be required to pay any tax that may be payable in respect of any transfer of a Warrant or any transfer involved in the issuance and delivery of Common Stock (or Other Securities) in a name other than that of the registered holder of the Warrants to be exercised, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

                                   ARTICLE 13

                               LOSS OR MUTILATION

     Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction, or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company's request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed, or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article 13, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article 13 in lieu of any lost, stolen, or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. The provisions of this Article 13 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                   ARTICLE 14

                              WARRANT REGISTRATION

     14.1 REGISTRATION. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Company shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Company or the Warrant Agent located at the respective address therefor as provided in Section 17.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a Warrant.

     14.2 TRANSFER OR EXCHANGE. Subject to Section 2.1 hereof, at the option of the holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Company or the Warrant Agent maintained for such purpose at the respective address therefor as provided in Section 17.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

     14.3 VALID AND ENFORCEABLE. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     14.4 ENDORSEMENT. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered holder thereof or such holder's officer or representative duly authorized in writing.

     14.5 NO SERVICE CHARGE. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

     14.6 CANCELLATION. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant Certificate shall not be reissued by the Company and, except as provided in this Article 14 in case of an exchange or transfer, in Article 13 in case of a mutilated Warrant Certificate and in Article 3 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company.

                                   ARTICLE 15

                                  WARRANT AGENT

     15.1 OBLIGATIONS BINDING. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Article 15. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

     15.2 NO LIABILITY. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization, or value (or kind or amount) of any Common Stock or of any Other Securities or other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities, or other property. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered, or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (c) be responsible for any failure on the part of the Company to issue, transfer, or deliver any Common Stock or Other Securities or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates, or (d) be liable for any act or omission in connection with this Agreement except for its own bad faith, negligence, or willful misconduct.

     15.3 INSTRUCTIONS. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the Company, and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the instructions of any such officer.

     15.4 AGENTS. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent, or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit, or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit, or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

     15.5 COOPERATION. The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

     15.6 AGENT ONLY. The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

     15.7 RIGHT TO COUNSEL. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant holder for any action taken, suffered, or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

     15.8 COMPENSATION. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses hereunder; and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs, and reasonable counsel fees for anything done, suffered, or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's bad faith, negligence, or willful misconduct.

     15.9 ACCOUNTING. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock (or Other Securities) through the exercise of Warrants.

     15.10 NO CONFLICT. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     15.11 RESIGNATION; TERMINATION. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct), after giving thirty (30) days' prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct. The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 15.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

     15.12 CHANGE OF WARRANT AGENT. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

     15.13 SUCCESSOR WARRANT AGENT. Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act, PROVIDED, that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 15.11 of this Article 15. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at its last address as shown on the register of the Company.

                                   ARTICLE 16

                                 REMEDIES, ETC.

     16.1 REMEDIES. The Company stipulates that the remedies at law of each holder of a Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     16.2 WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Prior to the exercise of the Warrants represented thereby no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as otherwise provided herein, to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     16.3 RIGHT OF ACTION. All rights of action in respect of this Agreement are vested in the registered holders of the Warrants. Any registered holder of any Warrant, without the consent of the Warrant Agent or the registered holder of any other Warrant, may in such holder's own behalf and for such holder's own benefit enforce, and may institute and maintain any suit, action, or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise such holder's Warrants in the manner provided in the Warrant Certificate representing such Warrants and the Company's obligations under this Agreement and the Warrants.

                                   ARTICLE 17

                                  MISCELLANEOUS

     17.1 NOTICES. Any notice, demand, or delivery authorized by this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to any registered holder of a Warrant at such holder's last known address appearing on the register of the Company, and to the Company or the Warrant Agent as follows:

                  If to the Company:

                  American Banknote Corporation
                  Attn: Patrick Gentile
                  Telephone: (212)593-5700
                  Facsimile: (212) 593-9629

                  If to the Warrant Agent:

                  [             ]

or such other address as shall have been furnished in writing, in accordance with this Section 17.1, to the party giving or making such notice, demand or delivery.

     17.2 GOVERNING LAW AND CONSENT TO FORUM. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, THE COMPANY AND THE WARRANT AGENT EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

     17.3 BENEFITS OF THIS AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants and of holders of the Common Stock, where applicable. Nothing in this Agreement is intended or shall be construed to confer upon any other person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

     17.4 AGREEMENT OF HOLDERS OF WARRANT CERTIFICATES. Every holder of a Warrant Certificate, by accepting the same, covenants and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     17.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     17.6 AMENDMENTS. The Warrant Agent may, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or other writing, join with the Company in making any amendments or modifications of this Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained and which do not accurately reflect the understanding of the parties hereto, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement, or (c) do not and will not adversely affect, alter, or change the rights, privileges, or immunities of the registered holders of Warrants or of any person entitled to the benefits of this Agreement who has not assented to such change, in writing. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock (or Other Securities) purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties, or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this Section 17.6, such amendment shall be considered a part of this Agreement for all purposes and every holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

     17.7 CONSENT TO JURISDICTION. The parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder to holders of Old Common Stock, Old Preferred Stock, and Securities Claims pursuant to the Plan. The Warrant Agent hereby assents to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

     17.8 HEADINGS. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   AMERICAN BANKNOTE CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   [                                   ]


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                      FORM OF SERIES 1 WARRANT CERTIFICATE

                 [FORM OF FACE OF SERIES 1 WARRANT CERTIFICATE]

Series 1 Warrant                                  Number of Series 1 Warrant(s):
No. _____________                                 ________________

           Exercisable During the Period Commencing ___________, 2000
                 and Terminating at 5:00 p.m. ___________, 2005
                            except as provided below

                          SERIES I WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                          AMERICAN BANKNOTE CORPORATION


     This Certifies that ___________ or registered assigns, is the owner of the number of SERIES 1 WARRANTS set forth above, each of which represents the right, at any time after ___________, 2000 and on or before 5:00 p.m., New York City time, on ___________, 2005, to purchase from American Banknote Corporation, a Delaware corporation (the "Company"), at the price of $10.00 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of ___________, 2000, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to [WARRANT AGENT ], or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (or Other securities) (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

     Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

     No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash adjustment in lieu of such issuance, as provided in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of ________________, 2000 (the "Warrant Agreement"), between the Company and [ ], as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above- mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:                             AMERICAN BANKNOTE CORPORATION


                                   By:
                                      -----------------------------------------
                                      Title:


Countersigned:

[            ],
      as Warrant Agent

By:_________________________
     Authorized Signatory

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                          AMERICAN BANKNOTE CORPORATION

     The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at [ ], duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

     This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at [ ], for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

     Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on ___________, 2005.

     This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

     Witness the facsimile seal of the Company and the signature of its duly authorized officer.

                                SUBSCRIPTION FORM
                 (To be executed only upon exercise of warrant)

TO AMERICAN BANKNOTE CORPORATION
[                     ], as Warrant Agent

     The undersigned (a) irrevocably exercises the Warrants represented by the within Warrant Certificate, (b) purchases one share of Common Stock of American Banknote Corporation (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $10.00 in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of American Banknote Corporation), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (iii) surrenders this Warrant Certificate and all right, title, and interest therein to American Banknote Corporation, and (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:


                                                   (Owner)*




                                        (Signature Of Authorized Representative)




                                                  (Street Address)




                                               (City) (State) (Zip Code)




Securities or property to be issued
 and delivered to:                       _______________________________
                                          Signature Guaranteed**
            Please insert social
            security or other
            identifying number
            -------------------

Name ______________________________________________________________________

Street Address _______________________________________________________________

City, State, and Zip Code ______________________________________________________

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

NAME OF ASSIGNEE                  ADDRESS                     NO. OF WARRANTS
----------------                  -------                     ---------------

Please insert social
security or other
identifying number
of Assignee
---------------

and does hereby irrevocably constitute and appoint __________________ attorney to make such transfer on the books of American Banknote Corporation maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____


                                  Name___________________________________*


                                  Signature Of Authorized
                                  Representative ____________________________


                                  Signature Guaranteed______________________**


--------------

     *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

     ** The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

                                    EXHIBIT B

                      FORM OF SERIES 2 WARRANT CERTIFICATE

                 [FORM OF FACE OF SERIES 2 WARRANT CERTIFICATE]

Series 2 Warrant                           Number of Series 2 Warrant(s):
No. _____________                          ________________

          Exercisable During the Period Commencing _______________,2000
               and Terminating at 5:00 p.m. _______________, 2005
                            except as provided below

                          SERIES 2 WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                          AMERICAN BANKNOTE CORPORATION


     This Certifies that _______________ or registered assigns, is the owner of the number of SERIES 2 WARRANTS set forth above, each of which represents the right, at any time after _______________, 2000 and on or before 5:00 p.m., New York City time, on _______________, 2005, to purchase from American Banknote Corporation, a Delaware corporation (the "Company"), at the price of $12.50 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of _______________, 2000, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to [WARRANT AGENT], or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (or Other securities) (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

     Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

     No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash adjustment in lieu of such issuance, as provided in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of _______________, 2000 (the "Warrant Agreement"), between the Company and [ ], as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above- mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:                                 AMERICAN BANKNOTE CORPORATION


                                       By:
                                         ---------------------------------------
                                            Title:


Countersigned:

[            ],
      as Warrant Agent

By:_________________________
     Authorized Signatory

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                          AMERICAN BANKNOTE CORPORATION

     The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at [ ], duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

     This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at [ ], for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

     Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on ___________, 2005.

     This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

     Witness the facsimile seal of the Company and the signature of its duly authorized officer.

                                SUBSCRIPTION FORM
                 (To be executed only upon exercise of warrant)

TO AMERICAN BANKNOTE CORPORATION
[                     ], as Warrant Agent

     The undersigned (a) irrevocably exercises the Warrants represented by the within Warrant Certificate, (b) purchases one share of Common Stock of American Banknote Corporation (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $12.50 in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of American Banknote Corporation), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (c) surrenders this Warrant Certificate and all right, title, and interest therein to American Banknote Corporation, and (d) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:

                                                   (Owner)*




                                        (Signature Of Authorized Representative)




                                                  (Street Address)




                                               (City) (State) (Zip Code)




Securities or property to be issued
 and delivered to:                       _______________________________
                                          Signature Guaranteed**
            Please insert social
            security or other
            identifying number
            -------------------

Name ______________________________________________________________________

Street Address _______________________________________________________________

City, State, and Zip Code ______________________________________________________

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

NAME OF ASSIGNEE                         ADDRESS               NO. OF WARRANTS
----------------                         -------               ---------------

Please insert social
security or other
identifying number
of Assignee
---------------

and does hereby irrevocably constitute and appoint __________________ attorney to make such transfer on the books of American Banknote Corporation maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____

                                     Name *


                                     Signature Of Authorized
                                     Representative
                                                    ---------------------------


                                     Signature Guaranteed                     **
                                                         ----------------------


-----------------

     *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

     ** The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

                                PLAN SUPPLEMENT

                                   EXHIBIT I

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                           MANAGEMENT INCENTIVE PLAN

                          AMERICAN BANKNOTE CORPORATION
                         2000 MANAGEMENT INCENTIVE PLAN

1.   PURPOSE AND TYPES OF OPTIONS.

     The purpose of the American Banknote Corporation 2000 Management Incentive Plan (the "PLAN") is to promote the long-term growth and profitability of American Banknote Corporation (the "COMPANY") by (i) providing key employees with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Plan permits the granting of Options (including Incentive Stock
Options).

2.   DEFINITIONS.

     Under the Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "AFFILIATE" shall mean any entity, whether now or hereafter existing, that controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the voting power of the entity.

     (b)  "BOARD" shall mean the Board of Directors of the Company.

     (c) "CAUSE" shall mean, unless an Optionee is a party to a written employment agreement with the Company or an Affiliate which contains a definition of "cause," "termination for cause," or any other similar term or phrase, in which case "Cause" shall have the meaning set forth in such agreement: (i) an Optionee engaging in acts or omissions that would reasonably be expected to cause injury to the business and affairs of the Company or an Affiliate, monetarily or otherwise or
          (ii) an Optionee's being convicted of, or pleading guilty or nolo contendere, to a felony or other crime involving theft, fraud, or moral turpitude. The good faith determination by the Committee of whether an Optionee's employment or service relationship was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

     (d) "CHANGE IN CONTROL" shall be deemed to have occurred if the event set forth in any one of the following clauses shall have occurred: (i) any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the voting power of the Company's then outstanding securities, excluding (1) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of clause (iii) below or (2) the transfer of the Company's then outstanding securities by and between any Persons who become Beneficial Owners of 10% or more of the voting power of the Company's then outstanding securities pursuant to the Reorganization Plan; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election, or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company's then outstanding securities; (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (v) only with respect to Optionees whose primary position and responsibilities are at an entity described in this clause (v), there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets or stock of American Bank Note Company, American Bank Note Grafica e Services Ltda., Transtex S.A. and/or Leigh-Mardon Pty, Ltd.

     (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f)  "COMMITTEE" shall have the meaning set forth in Section 3 hereof.

     (g) "COMPANY" shall mean American Banknote Corporation, a Delaware corporation, and its successors.

     (h) "DISABILITY" shall mean: (i) any physical or mental condition that would qualify an Optionee for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code, or (iii) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

     (i) "EBITDA" shall mean the budgeted EBITDA of the Company and its Subsidiaries for the relevant period, determined on a consolidated basis in accordance with generally accepted accounting principles, as approved by the Board or the Committee, as the case may be.

     (j) "EFFECTIVE DATE" shall have the meaning set forth in Section 26 hereof.

     (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (l) "FAIR MARKET VALUE" of a share of the New Common Stock for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; PROVIDED, HOWEVER, that in the case of Incentive Stock Options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code.

     (m) "GRANT DATE" shall mean the date on which the Committee formally acts to grant an Option to an Optionee or such other date as the Committee shall so designate at the time of taking such formal action.

     (n) "INCENTIVE STOCK OPTION" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Board as an Incentive Stock Option.

     (o) "INITIAL GRANT" shall mean all Non-Qualified Stock Options granted under the Plan during the first twelve months following the Effective Date.

     (p) "NEW COMMON STOCK" shall mean the new common stock of the Company, par value $.01 per share, issued pursuant to the Reorganization Plan.

     (q) "NON-QUALIFIED STOCK OPTION" shall mean an Option other than an Incentive Stock Option.

     (r) "OPTION" shall mean an option to purchase shares of New Common Stock granted pursuant to Section 7.

     (s)  "OPTIONEE" shall mean a person granted an Option pursuant to the Plan.

     (t) "OPTION AGREEMENT" shall mean the written agreement between the Company and an Optionee evidencing an Option.

     (u) "PARENT" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

     (v) "PARTIAL EXERCISE" shall mean an exercise of an Option for less than the full extent permitted at the time of such exercise.

     (w) "PERFORMANCE GOALS" shall mean, with respect to the Initial Grants, the performance goals based upon EBITDA as determined by the Company's approved budget for a particular year. To the extent the Performance Goals with respect to the Initial Grants are not attained for a particular year, such Performance Goals can be satisfied in subsequent year(s), as determined by the Committee, to the extent the shortfall which resulted in the failure to achieve such Performance Goals is made up in subsequent year(s). Performance Goals with respect to grants of Options other than the Initial Grants shall mean such goals as determined by the Committee in its sole discretion based on one or more of the following criteria: (i) EBITDA; (ii) pre-tax income or after-tax income, (iii) operating profit, (iv) return on equity, assets, capital, or investment, (v) earnings or book value per share,
          (vi) sales or revenues, (vii) operating expenses, (viii) New Common Stock price appreciation; (ix) implementation or completion of critical projects or processes; (x) comparison of actual performance during a performance period against budget for such period; (xi) growth of revenue, which growth may be expressed in terms of absolute numbers and/or as a percentage increase; or (xii) reductions in expenses, which reductions may be expressed in terms of absolute numbers and/or as a percentage decrease; provided that with respect to clauses (xi) and (xii), such achievement may be measured against budget for the same period. To the extent the Performance Goals with respect to grants of Options other than the Initial Grants are not attained for a particular year, the Committee its sole discretion may provide that such Performance Goals can be satisfied in subsequent year(s), as determined by the Committee, to the extent the shortfall which resulted in the failure to achieve such Performance Goals is made up in subsequent year(s). Where applicable, the Performance Goals with respect to grants of Options other than the Initial Grants may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of companies, or combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; PROVIDED, HOWEVER, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

     (x) "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     (y) "REORGANIZATION PLAN" shall mean the Second Amended Reorganization Plan of American Banknote Corporation, dated September 12, 2000, as it may be amended from time to time.

     (z) "RETIREMENT" shall mean termination of an Optionee's employment or service, other than for Cause, on or after attainment of age 65.

     (aa) "RULE 16B-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     (bb) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

     (cc) "SUBSIDIARY" and "SUBSIDIARIES" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Board; PROVIDED, HOWEVER, that the Board may establish one or more committees (the "COMMITTEe") which may, to the extent set forth in the resolutions establishing such Committee or Committees, be authorized to grant Options to, and administer such Options with respect to, those individuals who are subject to Section 16 of the Exchange Act with respect to the Company ("SECTION 16") or who are executive officers of the Company. Any such Committee that is authorized to grant Options to Section 16 Optionees (a "SECTION 16 COMMITTEE") shall, to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act, be comprised of two or more "non-employee directors" within the meaning of such Rule, and any such Committee that is authorized to grant Options to executive officers of the Company (which may or may not be the same Committee as the Section 16 Committee) shall, to the extent necessary to comply with Section 162(m) of the Code, be comprised of two or more "outside directors" within the meaning of such Section; PROVIDED, HOWEVER, that no director who is also an employee of the Company may sit on any Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of New Common Stock to which an Option may relate and the terms, conditions, restrictions, and Performance Goals relating to any Option; to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Option; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Option Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

     The Committee may, in its absolute discretion, without amendment to the Plan (a) accelerate the date on which any Option granted under the Plan becomes exercisable or (b) waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option; PROVIDED, HOWEVER, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 8 hereof shall govern vesting and exercisability schedule of any Option granted hereunder.

     No member of the Board or the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law and the bylaws of the Company) and hold harmless each member of the Board, the Committee, and each other employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board or the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

4.   STOCK SUBJECT TO THE PLAN.

     (a)  SHARES AVAILABLE FOR OPTIONS.

          Subject to adjustment as provided herein, the maximum number of shares of New Common Stock reserved for issuance under the Plan shall be equal to 8.1% of the number of shares of New Common Stock of the Company outstanding from time to time on a fully diluted basis; PROVIDED, HOWEVER, that the number of shares of New Common Stock reserved for issuance under the Plan for Incentive Stock Options shall be equal to 8.1% of the number of shares of New Common Stock outstanding on a fully diluted basis as of the Effective Date. Such shares may be authorized but unissued New Common Stock or authorized and issued New Common Stock held in the Company's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Options may be granted to any individual Optionee during any fiscal year shall not exceed 250,000.

     (b)  ADJUSTMENT FOR CHANGE IN CAPITALIZATION.

          In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, New Common Stock, or other property), recapitalization, New Common Stock split, reverse New Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the New Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of New Common Stock which may thereafter be issued in connection with Options, (2) the number and kind of shares of Common Stock issued or issuable in respect of outstanding Options, (3) the exercise price, grant price or purchase price relating to any Option, and (4) the maximum number of shares subject to Options which may be awarded to any employee during any tax year of the Company; PROVIDED, HOWEVER, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

     (c)  RE-USE OF SHARES.

          Any shares of New Common Stock subject to an Option that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever shall again become available for Options.

5.   ELIGIBILITY.

     The persons who shall be eligible to receive Options pursuant to the Plan shall be such key employees of the Company, or any Affiliate of the Company, as may be selected by the Committee from time to time.

6.   OPTIONS UNDER THE PLAN; OPTION AGREEMENT.

     The Committee may grant Options in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     Each Option granted under the Plan shall be evidenced by an Option Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Option, an Optionee thereby agrees that the Option shall be subject to all of the terms and provisions of the Plan and the applicable Option Agreement.

7.   OPTIONS.

     (a)  IDENTIFICATION OF OPTIONS.

          Each Option shall be clearly identified in the applicable Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option; PROVIDED, HOWEVER, that during the first twelve months following the Effective Date of the Plan, all Options granted under the Plan shall be identified as Non-Qualified Stock Options.

     (b)  EXERCISE PRICE.

          Each Option Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the Optionee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the option exercise price shall in no event be less than the Fair Market Value of a share of New Common Stock on the Grant Date; and PROVIDED, FURTHER, that the option exercise price of all Initial Grants shall be $2.50.

     (c)  TERM AND EXERCISE OF OPTIONS.

          (1) Unless earlier terminated pursuant to the provisions of the Plan or Option Agreement, each Option shall become vested in accordance with the vesting schedule specified in the Option Agreement, which vesting schedule shall be determined by the Committee in its sole discretion. The Committee shall determine the expiration date of each Option; provided, HOWEVER, that no Option shall be exercisable more than ten years after the Grant Date.

          (2) Notwithstanding the provisions of subsection (1) above, the exercisability of Options granted pursuant to this Section 7 may be subject to the attainment by the Company of Performance Goals pre-established by the Committee. The exercisability of Options (or portions thereof) under this Section 7(c)(2) shall not be effective unless the attainment of such Performance Goals has been certified by the Committee.

          (3) An Option may be exercised for all or any portion of the shares as to which it is exercisable; PROVIDED, HOWEVER, that no Partial Exercise of an Option shall be for less than 100 shares of New Common Stock unless such lesser amount of shares is the remaining number of shares of New Common Stock subject to such Option.

          (4) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Option Agreement, shall specify the number of shares of New Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee or other person then having the right to exercise the Option. Payment for shares of New Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash (or cash equivalents acceptable to the Committee) or (B) if so determined by the Committee prior to exercise, through a "broker cashless exercise" procedure established by the Company from time to time. The Committee may, in its sole discretion, authorize the Company to make or guarantee loans to Optionees to assist Optionees in exercising Options. The Committee shall have sole discretion to disapprove of an election pursuant to clause
               (B). In the case of an Optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.

          (5) Certificates for shares of New Common Stock purchased upon the exercise of an Option shall be issued in the name of the Optionee or other person entitled to receive such shares, and delivered to the Optionee or such other person as soon as practicable following the effective date on which the Option is exercised.

     (d)  LIMITATIONS ON INCENTIVE STOCK OPTIONS.

          (1) Incentive Stock Options shall only be granted to employees of the Company, or a Parent or Subsidiary of the Company.

          (2) To the extent that the aggregate Fair Market Value of shares of New Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (i) the option exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of New Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (e)  EFFECT OF TERMINATION OF EMPLOYMENT.

          (1) Unless the applicable Option Agreement provides otherwise, in the event that the employment of an Optionee with the Company shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Optionee, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and
               (B) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(e)(1) shall be extended to one year after the date of such termination in the event of the Optionee's death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2) Unless the applicable Option Agreement provides otherwise, in the event that the employment of an Optionee with the Company shall terminate on account of the Retirement, Disability, or death of the Optionee, (A) Options granted to such Optionee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (3) In the event of the termination of an Optionee's employment for Cause, all outstanding Options granted to such Optionee shall expire at the commencement of business on the date of such termination.

     (f)  RESTRICTIONS ON TRANSFER.

          The Committee may in its sole discretion provide at the time of grant of any Option that, upon its exercise, the shares of New Common Stock to be issued to the Optionee shall be subject to such restrictions on transfer as the Committee may determine are advisable.

8.   CHANGE IN CONTROL.

     In the event of a Change in Control, that portion of an Optionee's outstanding Options that are not then vested and/or exercisable shall become fully vested and exercisable as of the date of such Change in Control; PROVIDED, HOWEVER, that to the extent a Change in Control results from an event described in clause (v) of Section 2(d), the foregoing shall be applicable only to those Optionee's for whom such an event constitutes a Change in Control under such clause.

9.   RIGHTS AS A STOCKHOLDER.

     No person shall have any rights as a stockholder with respect to any shares of New Common Stock covered by or relating to any Option until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 4(b), no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

10.  NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO OPTION.

     Nothing contained in the Plan or any Option Agreement shall confer upon any Optionee any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate employment or to increase or decrease the compensation of the Optionee.

     No person shall have any claim or right to receive an Option hereunder. The Board's granting of an Option to an Optionee at any time shall neither require the Board to grant any other Option to such Optionee or other person at any time or preclude the Board from making subsequent grants to such Optionee or any other person.

11.  SECURITIES MATTERS.

     (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of New Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of New Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of New Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of New Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The transfer of any shares of New Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of New Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Optionee in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

     (c) The Company shall file a registration statement on Form S-8 (or any successor form) for the shares of New Common Stock issuable with respect to Options as promptly as practicable following the Effective Date, and shall use its best efforts to maintain such registration statement on Form S-8 (or any successor form), including the current status of any related prospectus, for so long as any Options remain outstanding.

12.  WITHHOLDING TAXES.

     Whenever cash is to be paid pursuant to an Option, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, and local withholding tax requirements related thereto. Whenever shares of New Common Stock are to be delivered pursuant to an Option, the Company shall have the right to require the Optionee to remit to the Company in cash an amount sufficient to satisfy any federal, state, and local withholding tax requirements related thereto. With the approval of the Committee, an Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of New Common Stock having a value equal to the amount of tax to be withheld or by agreeing to surrender to the Company shares of New Common Stock owned by the Optionee for at least six months having a value equal to the amount of tax to be withheld; PROVIDED, HOWEVER, that if shares of New Common Stock are to be withheld by the Company for purposes of satisfying such withholding obligations, the number of shares of New Common Stock to be so withheld shall be calculated using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to any Option, its exercise, or any payment or transfer in respect thereof. Such shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Option. The Committee may, in its sole discretion, authorize the Company to make or guarantee full recourse loans to Optionees to assist Optionees in satisfying such withholding obligation.

13.  NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(B) OF THE
     CODE.

     Each Option Agreement with respect to an Incentive Stock Option shall require the Optionee to notify the Company of any disposition of shares of New Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten days of such disposition.

14.  AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; PROVIDED, HOWEVER, that stockholder approval shall be required for any revision or amendment. Options may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested, or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Board's ability to exercise its discretionary authority pursuant to Section 3, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of an Optionee, reduce the Optionee's rights under any outstanding Option.

15.  TRANSFERS OF OPTIONS.

     Except as otherwise determined by the Committee, and in any event in the case of an Incentive Stock Option, no Option granted under the Plan shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee's guardian or legal representative.

16.  EXPENSES AND RECEIPTS.

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Option will be used for general corporate purposes.

17.  FAILURE TO COMPLY.

     In addition to the remedies of the Company elsewhere provided for herein, failure by an Optionee (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Option Agreement, unless such failure is remedied by such Optionee (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine.

18.  APPLICABLE LAW.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

19.  PLAN SUBJECT TO CHARTER AND BYLAWS.

     The Plan is subject to the Charter and By-Laws of the Company, as they may be amended from time to time.

20.  OPTIONEE RIGHTS.

     No Optionee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Optionees. Except as provided specifically herein, an Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a New Common Stock certificate to him or her for such shares.

21.  UNFUNDED STATUS OF OPTIONS.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an Optionee pursuant to an Option, nothing contained in the Plan or any Option Agreement shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

22.  NO FRACTIONAL SHARES.

     No fractional shares of New Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

23.  BENEFICIARY.

     A Optionee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee's estate shall be deemed to be the grantee's beneficiary.

24.  INTERPRETATION.

     The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

25.  SEVERABILITY.

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

26.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan is effective as of the date on which the Plan is approved by the Board, or such other date as the Board may specify as the effective date, subject to approval of the stockholders within twelve months before or after such date. No Option shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Options made under the Plan prior to such termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

                                PLAN SUPPLEMENT

                                   EXHIBIT J

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                          CONSULTANT OPTION AGREEMENT

                           CONSULTANT OPTION AGREEMENT

          This CONSULTANT OPTION AGREEMENT (this "Option Agreement"), dated the ___ day of October 2000 (the "Date of Grant"), is between American Banknote Corporation, a Delaware corporation (the "Company") and Morris Weissman (the "Optionee").

                               W I T N E S S E T H

          WHEREAS, the Company and the Optionee have entered into a Consulting, Non-Competition and Termination Agreement dated as of March 13, 2000 and amended as of June 26, 2000 (the "Consulting Agreement"); and

          WHEREAS, the Section 3(c)(iii) of the Consulting Agreement provides that, upon the effective date of the Reorganization Plan (as defined in the Consulting Agreement), the Company shall grant the Optionee a number of options that will entitle the Optionee to purchase up to 0.64% of the shares of the new common stock in the Company to be issued pursuant to the Reorganization Plan (the "Option"), subject to reduction as set forth in Section 3(c)(v) of the Consulting Agreement, at an exercise price of $2.50 per share; and

          WHEREAS, the Optionee desires to receive this Option on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  OPTION GRANT

Section 1.1 --    NUMBER OF SHARES AND EXERCISE PRICE

          Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee this Option, which entitles the Optionee to purchase up to 88,531 shares of new common stock of the Company to be issued pursuant to the Reorganization Plan, par value $.01 per share (the "New Common Stock"), at a price of $2.50 per share (the "Exercise Price"), representing 0.64% of the shares of new common stock of the Company on a fully-diluted basis.

Section 1.2 --    TERM OF OPTION

          The term of this Option (the "Term") shall commence on the Date of Grant and terminate upon the expiration of ten (10) years from the Date of Grant (the "Expiration Date"). This Option shall be fully vested and exercisable on the Date of Grant and shall continue to be exercisable, in whole or in part, at any time or times prior to the Expiration Date. Upon the Expiration Date, all rights of the Optionee hereunder shall cease.

Section 1.3 --    EXERCISE OF OPTION

          (a) This Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by this Option Agreement, shall specify the number of shares of New Common Stock with respect to which this Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee or other person then having the right to exercise this Option. Payment for shares of New Common Stock purchased upon the exercise of this Option shall be made on the effective date of such exercise in cash or by certified check, bank cashier's check, or wire transfer or by such other provision as the Board of Directors of the Company (the "Board") may from time to time authorize.

          (b) Certificates for shares of New Common Stock purchased upon the exercise of this Option shall be issued in the name of the Optionee or other person entitled to receive such shares of New Common Stock, and delivered to the Optionee or such other person as soon as practicable following the effective date on which this Option is exercised.

          (c) Notwithstanding any other provision of this Option Agreement, no portion of this Option shall be exercisable after the Expiration Date.

                                   ARTICLE II
                         TERMS AND CONDITIONS OF OPTION

Section 2.1 --    TRANSFERABILITY

          This Option may be transferred in whole or in part by the Optionee to the Optionee's wife or to a trust for the benefit of the Optionee or his wife.

Section 2.2 --    CERTAIN ADJUSTMENTS

          (a) In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, New Common Stock, or other property), recapitalization, New Common Stock split, reverse New Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the New Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Optionee, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of New Common Stock or other property (including cash) that may thereafter be issued in connection with this Option, (ii) the number and kind of shares of New Common Stock or other property (including cash) issued or issuable in respect of this Option, and (iii) the Exercise Price relating to this Option.

          (b) The Company's Second Amended Reorganization Plan, dated September 12, 2000 (the "Plan") currently contemplates the issuance of up to 20 million shares of New Common Stock, and it also contemplates that the holders of the Company's 11 1/4% Senior Subordinated Notes due 2007 (the "Noteholders") shall receive approximately 90% of the New Common Stock and that the Optionee shall receive options under this Option Agreement entitling the Optionee to purchase up to 0.64% of the New Common Stock on a fully diluted basis. In the event that the Plan is revised to provide for the issuance of shares of New Common Stock to satisfy any claim or claims against the Company asserted or that may be asserted against the Company by the Securities and Exchange Commission or the United States Department of Justice in the Chapter 11 Case, and the issuance of such shares results in the Noteholders receiving, after considering the conversion of all securities into New Common Stock, less than 90% of the New Common Stock, then the number of shares of New Common Stock subject to this Option shall be reduced by a percentage equal to the percentage reduction in the ownership of New Common Stock by the Noteholders from 90%.

Section 2.3 --    OPTIONEE NOT REQUIRED TO EXERCISE OPTION

          The Optionee shall have no obligation to purchase and/or pay for, and the Company shall have no obligation to issue, any shares of New Common Stock except those shares of New Common Stock in respect of which the Optionee shall have made an exercise pursuant to Section 1.3 hereof in accordance with the terms and conditions of this Option Agreement.

Section 2.4 --    CLASSIFICATION

          This Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Section 2.5 --    SECURITIES MATTERS

          (a) The Company shall be under no obligation to effect the registration, pursuant to the Securities Act of 1933, as amended, of any shares of New Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of New Common Stock pursuant to this Option Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of New Common Stock are traded. The Board may require, as a condition of the issuance and delivery of certificates evidencing shares of New Common Stock pursuant to the terms hereof, that the Optionee make such agreements and representations, and that such certificates bear such legends, as the Board, in its sole discretion, deems necessary or desirable to comply with applicable securities laws.

          (b) The transfer of any shares of New Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of New Common Stock are traded. In the event that the Company is engaged in an offering or other registration of New Common Stock, the Board may, in its sole discretion, defer the effectiveness of any transfer of shares of New Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Board shall inform the Optionee in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of this Option, the Optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto to comply with applicable securities laws.

Section 2.6 --    RIGHTS AS A STOCKHOLDER

          The Optionee shall not have any rights as a stockholder with respect to any shares of New Common Stock covered by this Option until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 2.2, no adjustment to this Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

Section 2.7 --    NO FRACTIONAL SHARES

          No fractional shares of New Common Stock shall be issued or delivered pursuant to this Option. The Board shall determine whether cash, other options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                  ARTICLE III
                                  MISCELLANEOUS

Section 3.1 --    NOTICES

          For the purposes of this Option Agreement, notices, demands, and all other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or (unless otherwise specified) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          to the Optionee at:

          Morris Weissman
          122 Kings Road
          Palm Beach, Florida 33480

          with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York 10153
          Att'n: Jeffrey S. Klein, Esq.

          to the Company at:

          410 Park Avenue
          New York, New York 10022
          Attn: Chairman of the Board

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Section 3.2 --    SUCCESSORS

          The terms of this Option Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Optionee and his executors, administrators, successors, heirs, distributees, devisees, and legatees.

Section 3.3 --    INVALID PROVISION

          The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Option Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

Section 3.4 --    MODIFICATIONS

          No change, modification or waiver of any provision of this Option Agreement shall be valid unless the same be in writing and signed by the parties hereto.

Section 3.5 --    ENTIRE AGREEMENT

          This Option Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior communications, representations, and negotiations in respect thereof.

Section 3.6 --    GOVERNING LAW

          This Option Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law rules.

Section 3.7 --    COUNTERPARTS

          This Option Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 3.8 --    HEADINGS

          The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Option Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed as of the date and year first written above.


                           AMERICAN BANKNOTE CORPORATION
                           By:   _______________________________
                                 Name:  Patrick J. Gentile
                                 Title: Senior Vice President - Finance

                           I hereby accept the foregoing grant
                           of an Option to acquire shares of
                           New Common Stock and understand and
                           agree that such Option and shares of
                           New Common Stock shall be subject to
                           and governed by the terms of this
                           Option Agreement.


                           -------------------------------
                           MORRIS WEISSMAN

                                PLAN SUPPLEMENT

                                   EXHIBIT K

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                   AMENDMENT TO 10 3/8 SENIOR NOTES INDENTURE

          This SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture") between AMERICAN BANKNOTE CORPORATION (formerly United States Banknote Corporation), a Delaware corporation ("U.S. Banknote"), having its principal office at 410 Park Avenue, New York, New York 10022, and HSBC BANK USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 140 Broadway, New York, New York 10005, not in its individual capacity but solely in its capacity as successor trustee under the Indenture referred to below (the "Successor Trustee"), is made and entered into as of ____, 2000.

                                    RECITALS

          WHEREAS, U.S. Banknote executed and delivered to Chemical Bank, a New York corporation (the "Former Trustee"), that indenture, dated as of May 15, 1992, as supplemented by the first supplemental indenture, dated as of May 23, 1994 (as so supplemented, the "Original Indenture"), and by this Second Supplemental Indenture (the Original Indenture, as so supplemented, the "Indenture"), providing for the issuance and sale by U.S. Banknote of its 10 3/8% Senior Notes due June 1, 2002 (the "Securities"); and

          WHEREAS, on December 8, 1999, U.S. Banknote filed a petition under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), commencing U.S. Banknote's Chapter 11 case (the "Chapter 11 Case"); and

          WHEREAS, by order dated ___, 2000 (the "Confirmation Order"), entered by the Bankruptcy Court pursuant to section 1129 of the Bankruptcy Code, the Bankruptcy Court confirmed U.S. Banknote's second amended reorganization plan dated September 12, 2000 (the "Plan"); and

          WHEREAS, Article III.C.1 of the Plan provides, among other things, that the Original Indenture shall be amended as set forth herein; and

          WHEREAS, Article III.C.1 of the Plan and paragraph __ of the Confirmation Order direct U.S. Banknote and the Successor Trustee to enter into this Second Supplemental Indenture to effectuate the amendments required by the Plan.

          NOW, THEREFORE, U.S. Banknote and the Successor Trustee hereby agree that the following Sections supplement and amend the Original Indenture and the
Securities:

          Section 1. DEFINITIONS.

          (a) Capitalized terms used in this Second Supplemental Indenture without definition shall have the meanings ascribed to them in the Original Indenture.

          Section 2. AMENDMENTS.

          (a) The following definitions are hereby added to Section 1.01 of the Original Indenture in alphabetical order:

          "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C.ss.ss.101-1330, as amended.

          "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

          "Chapter 11 Case" means the voluntary case, number 99-11577, commenced by American Banknote Corporation under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court on December 8, 1999.

          "Consummation Date" has the meaning ascribed to it in the Plan.

          "Distribution Date" has the meaning ascribed to it in the Plan.

          "PIK Securities" means Securities issued in lieu of the payment of cash interest as provided in Section 2.02 or 5.01.

          "Plan" means the second amended reorganization plan of American Banknote Corporation, dated September 12, 2000, which was confirmed by order of the Bankruptcy Court pursuant to section 1129 of the Bankruptcy Code on ___, 2000.

          (b) The definition of "Change in Control" in Section 1.01 of the Original Indenture is hereby amended by inserting the following language at the end of such definition:

          ; PROVIDED, that, a "Change in Control" shall be deemed not to have occurred if any of the foregoing results solely from the Chapter 11 Case, confirmation of the Plan, and/or the distributions received or to be received under the Plan by holders of claims against or equity interests in U.S Banknote.

          (c) The definition of "Permitted Liens" in Section 1.01 of the Original Indenture is hereby amended by deleting the word "and" immediately preceding clause (xviii) thereof and adding the following language at the end of such definition:

          ; and (xix) Liens securing Indebtedness permitted by Section 5.07(xi) or 5.08(ix).

          (d) Section 2.02 of the Original Indenture is hereby amended by deleting the eighth paragraph and inserting the following in lieu thereof:

          The Securities shall be issuable only in registered form without coupons and, except as set forth in the next paragraph, shall be in denominations of $1,000 and any integral multiple thereof.

          (e) Section 2.02 of the Original Indenture is hereby further amended by adding the following paragraph at the end of such Section:

          Pursuant to the Plan and notwithstanding any other provision of this Indenture (including without limitation Section 2.12) or the Securities, U.S. Banknote shall issue and the Trustee shall authenticate and make available for delivery (i) additional Securities in the aggregate principal amount of $1,130,000 and an issuance date of the Consummation Date to be distributed on the Distribution Date pro rata among the holders of Securities of record as of September 12, 2000, (ii) PIK Securities in the aggregate principal amount of $[aggregate unpaid interest through the interest payment date immediately preceding the Consummation Date] and an issuance date of the Consummation Date to be distributed on the Distribution Date pro rata among the holders of Securities of record as of September in lieu of unpaid cash interest through the interest payment date immediately preceding the Consummation Date and (iii) as and when so elected by U.S. Banknote pursuant to Section 5.01, PIK Securities in lieu of cash interest (each, an "Additional Security" and, collectively with Securities issued pursuant to Section 2.06 or 2.07 in respect of such Additional Securities, the "Additional Securities"). Additional Securities may be issued in denominations (rounded, if necessary, down to the nearest dollar) of $1 and integral multiples thereof. Each Additional Security is an additional obligation of U.S. Banknote and shall be governed by, and entitled to the benefits of, and shall be subject to the terms of, this Indenture and shall rank pari passu with and be subject to the same terms (including the interest rate from time to time payable thereon) as the Securities (except, as the case may be, with respect to the issuance date and aggregate principal amount) and shall have the benefit of all Liens securing the Securities.

          (f) Section 2.04 of the Original Indenture is hereby amended by adding the following paragraph at the end of such Section:

          Any PIK Securities that may be issued shall be deposited, held and paid as if they were "money" for purposes of the foregoing provisions of this Section 2.04.

          (g) Any and all remaining obligations of U.S. Banknote under Article 3 of the Original Indenture shall be deemed to have been extinguished as of the Consummation Date.

          (h) Section 4.02 of the Original Indenture is hereby amended by adding the following language at the end of the third sentence of such Section:

          , except that PIK Securities shall be in integral multiples of $1.00.

          (i) Section 5.01 of the Original Indenture is hereby amended by adding the following language at the end of such Section:

          Notwithstanding the foregoing and anything to the contrary herein or in the Securities, (i) the maturity of the Securities is extended to June 1, 2003, (ii) payment of unpaid interest on the Securities from and after [the last interest payment date on which cash interest was paid] through the interest payment date immediately preceding the Consummation Date shall be made as provided in Section 2.02 and (iii) payment of interest from and after the Consummation Date through and including June 1, 2002 shall be made either in cash or in PIK Securities as U.S. Banknote shall determine at its sole option as to each interest payment date, with the principal amount of any PIK Security so issued to be equal to the amount of cash interest otherwise due and payable and the issuance date of such PIK Security to be the interest payment date on which such cash interest would otherwise be due and payable.

          (j) Section 5.02 of the Original Indenture is hereby amended by adding the following language at the end of such Section:

               (4) Notwithstanding the foregoing provisions of this Section 5.02, U.S. Banknote shall be excused from compliance with this Section
          5.02 until 30 days after the date that U.S. Banknote completes the preparation of such audited and/or restated financial statements which are required to be included by U.S. Banknote in its new and/or amended filings under the Exchange Act for U.S. Banknote to comply with its Exchange Act filing obligations.

          (k) Section 5.03(2) of the Original Indenture is hereby amended by adding the following language at the end of such Section:

          Notwithstanding the foregoing provisions of this Section 5.03(2), U.S. Banknote shall be excused from compliance with this Section 5.03(2) until 30 days after the date that U.S. Banknote completes the preparation of such audited and/or restated financial statements which are required to be included by U.S. Banknote in its new and/or amended filings under the Exchange Act for U.S. Banknote to comply with its Exchange Act filing obligations.

          (l) Section 5.06(c) of the Original Indenture is hereby amended by deleting "$15 million" in clause (i) of the second paragraph thereof and substituting in its place "$20 million."

          (m) Section 5.07 of the Original Indenture is hereby amended by deleting the word "and" immediately preceding clause (ix) thereof and adding the following language at the end of such Section:

          ; (x) Indebtedness arising pursuant to any new credit agreement in a principal amount not to exceed $5 million; and (xi) Indebtedness in an aggregate principal amount (together with the principal amount of any Indebtedness then outstanding under Section 5.08 (ix)) not to exceed $1 million in the form of one or more loans from one or more public finance authorities or private third-party lenders."

          (n) Section 5.08 of the Original Indenture is hereby amended by deleting the word "and" immediately preceding clause (viii) thereof and adding the following language at the end of such Section:

          ; and (ix) Indebtedness in an aggregate principal amount (together with the principal amount of any Indebtness then outstanding under
          Section 5.07 (xi)) not to exceed $1 million in the form of one or more loans from one or more public finance authorities or private third-party lenders.

          (o) Notwithstanding any provisions of the Original Indenture or the Securities to the contrary, any and all Defaults or Events of Default existing on the Consummation Date shall be deemed to have been waived as of the Consummation Date.

          (p) Section 5.15 of the Original Indenture is hereby amended by deleting "$5 million" in the first sentence of the second paragraph thereof and substituting in its place "$7.5 million."

          (q) Exhibit A to the Original Indenture is hereby amended and restated effective as of the Consummation Date in the form of Exhibit A to this Second Supplemental Indenture.

          Section 3. MISCELLANEOUS

          (a) COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          (b) GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YOUR, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          (c) REAFFIRMATION OF PLEDGE AGREEMENT. The parties hereto agree and acknowledge that nothing contained in this Second Supplemental Indenture in any manner or respect limits or terminates any of the provisions of the Pledge Agreement and that the Pledge Agreement remains and continues in full force and effect and is hereby ratified and reaffirmed in all respects.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.


                                     AMERICAN BANKNOTE
                                     CORPORATION

                                     By:
                                        -----------------------------

                                     Its:
                                         ----------------------------

                                     410 Park Avenue
                                     New York, New York 10022-4407

                                     HSBC BANK USA, NOT IN ITS
                                     INDIVIDUAL CAPACITY BUT
                                     SOLELY AS SUCCESSOR TRUSTEE

                                     By:
                                        ----------------------------

                                     Its:
                                         ---------------------------

                                         140 Broadway
                                         New York, New York 10005

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                 AMERICAN BANKNOTE CORPORATION (FORMERLY UNITED
                          STATES BANKNOTE CORPORATION)

                      10 3/8% Senior Note due June 1, 2003



No.                                $                                 CUSIP


          American Banknote Corporation (formerly United States Banknote Corporation), a Delaware corporation ("ABN" which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay to _______ or registered assigns, the principal amount of _______ Dollars on June 1, 2003.

          Interest Payment Dates; June 1 and December 1, commencing [the first December 1 or June 1 following the Consummation Date]

          Record Dates: May 15 and November 15.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, ABN has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                              American Banknote Corporation

                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

Dated:  _______________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Indenture.

HSBC Bank USA, not in its individual
capacity but solely as successor indenture trustee


                 By:  ____________________________
                            Authorized Officer

                       [FORM OF REVERSE SIDE OF SECURITY]

                      10 3/8% Senior Note due June 1, 2003

     1.   INTEREST

          American Banknote Corporation (formerly United States Banknote Corporation), a Delaware corporation ("ABN"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest will be payable semi-annually on each interest payment date, commencing [the first December 1 or June 1 following the Consummation Date]. Interest on the Securities will accrue from the most recent interest payment date as to which interest has been paid on such Securities, or if no interest has been paid on a Security, from the date of issuance of such Security; provided that, if there is no existing Event of Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          ABN shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

     2.   METHOD OF PAYMENT

          ABN will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders at the close of business on May 15 and November 15 immediately preceding the interest payment date even if the Security is cancelled on registration of transferor registration of exchange (other than with respect to the purchase of Securities pursuant to an offer to purchase securities made in connection with Sections 5.14 or
     5.15 of the Indenture after such record date). Holders must surrender Securities to a Paying Agent to collect principal payments. ABN will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, ABN may pay principal and interest by its check payable in such money. It may mail an interest payment to a Securityholder's registered address. Notwithstanding the foregoing, ABN may issue PIK Securities in lieu of the payment of cash interest under the circumstances contemplated by Section 2.02 or 5.01 of the Indenture.

     3.   PAYING AGENT AND REGISTRAR

          Initially, the Trustee will act as Paying Agent and Registrar. ABN may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. ABN or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or coregistrar.

     4.   INDENTURE

          ABN issued the Securities under an Indenture, dated as of May 15, 1992 (as amended and supplemented, the "Indenture"), between ABN and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the indenture (the "TIA") and as provided in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     5.   OPTIONAL REDEMPTION

          The Securities are redeemable as a whole, or from time to time in part, at any time at the option of ABN at 100% of principal amount together with accrued and unpaid interest to the Redemption Date.

     6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount, except that PIK Securities may be in integral multiples of $1.00.

     7. REQUIREMENT THAT ABN OFFER TO PURCHASE SECURITIES UNDER CERTAIN CIRCUMSTANCES

          Subject to the terms and conditions of the Indenture, ABN shall become immediately obligated to offer to purchase the Securities pursuant to
     Section 5.14 of the Indenture after the occurrence of a Change in Control of ABN at a price equal to 101% of aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase. In addition, to the extent that there are Excess Proceeds from Major Asset Sales which are not reinvested, ABN will be obliged to offer to purchase Securities at 101% of principal amount plus accrued interest, in accordance with Section 5.15 of the Indenture.

     8.   DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000, except that PIK Securities are in integral multiples of $1.00. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the, case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

     9.   PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of this Security for all purposes.

     10.  AMENDMENT: WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, ABN and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 6 of the Indenture, or to provide for uncertificated Securities in addition to certificated Securities, or to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Securityholder.

     11.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (i) default in payment of the principal amount, premium if any, or interest, in respect of the Securities when the same becomes due and payable subject, in the case of interest, to the grace period contained in the Indenture; (ii) failure by ABN to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iii) certain events of acceleration prior to maturity of certain indebtedness; (iv) certain final judgments which remain undischarged; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

     12.  TRUSTEE DEALINGS WITH ABN

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by ABN or its Affiliates and may otherwise deal with ABN or its Affiliates with the same rights it would have if it were not Trustee.

     13.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of ABN shall not have any liability for any obligations of ABN under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     14.  AUTHENTICATION

          This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

     15.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

     16.  PLEDGE AGREEMENT

          Each Holder by accepting this Security agrees to all of the terms and provisions of the Pledge Agreement as the same may be amended or supplemented pursuant to the provisions of the Pledge Agreement and the Indenture. The Trustee and each of the Securityholders acknowledge that a release of Collateral in accordance with the terms of the Pledge Agreement will not be deemed for any purpose to be an impairment of the security under the Indenture.

     17.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to ABN at its request. After that, Holders entitled to money must look to ABN for payment.

     18.  DISCHARGE PRIOR TO MATURITY

          If ABN deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, ABN will be discharged from the Indenture except for certain Sections thereof.

     19.  SUCCESSOR

          When a successor Person to ABN assumes all the obligations of its predecessor under the Securities and the Indenture such predecessor shall be released from those obligations.

     20.  GOVERNING LAW

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                 ASSIGNMENT FORM


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:



------------------------------------------------------------------------------
                     (Insert assignee's social security or tax I.D. number)


---------------------------------------- -------------------------------------


---------------------------------------- -------------------------------------


---------------------------------------- -------------------------------------


---------------------------------------- -------------------------------------
                     (print or type assignee's name, address and zip code)

------------------------------------------------------------------------------

and irrevocably appoint _____________________________ agent to transfer this Security on the books of ABN (formerly United States Banknote Corporation). The agent may substitute another to act for him.


Dated:                              Signature:
     ----------------------                   ---------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Security)

----------------------------------------------
Signature
Guarantee


                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to elect to have all or any portion of this Security purchased by ABN (formerly United States Banknote Corporation) pursuant to
Section 5.14 ("Change of Control Offer") or Section 5.15 ("Excess Proceeds Offer") of the Indenture, check the applicable boxes:


        |__|  Section 5.14                         |__|   Section 5.15

              in whole    |__|                            in whole  |__|

              in part     |__|                            in part   |__|


              amount to be                                amount to be
              purchased: $ _______                        purchased: $______

Dated:                               Signature:
      --------------                           --------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Security)
Signature
Guarantee:
           -------------------------------------


Social Security Number or
Taxpayer Identification Number:
                                -------------------------------------

                                PLAN SUPPLEMENT

                                   EXHIBIT L

                                       TO

                      THIRD AMENDED REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                    REJECTED LEASES AND EXECUTORY CONTRACTS

                                    - NONE -

                                PLAN SUPPLEMENT

                                   EXHIBIT M

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                     SETTLEMENT AGREEMENT BETWEEN AMERICAN
                       BANKNOTE CORPORATION AND AMERICAN
                          BANK NOTE HOLOGRAPHICS, INC.

                              SETTLEMENT AGREEMENT

     SETTLEMENT AGREEMENT (this "AGREEMENT"), dated as of October __, 2000, between AMERICAN BANKNOTE CORPORATION, a Delaware corporation having its principal place of business at 410 Park Avenue, New York, New York 10022 ("ABN") and AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation having its principal place of business at 399 Executive Boulevard, Elmsford, New York 10523 (the "CLAIMANT").


                              W I T N E S S E T H:

     WHEREAS, in July 1998 shares of the Claimant were offered to the public in a public offering; and

     WHEREAS, at the time of the Claimant's public offering, ABN and the Claimant entered into that certain separation agreement dated as of July 20, 1998 (the "SEPARATION AGREEMENT"); and

     WHEREAS, on May 10, 1999, various actions against ABN and the Claimant were consolidated in two purported class action lawsuits in the United States District Court for the Southern District of New York (the "DISTRICT COURT"). The actions are captioned IN RE AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION, No. 99 Civ. 0412(CM) (S.D.N.Y.) and IN RE AMERICAN BANKNOTE CORPORATION SECURITIES LITIGATION, No. 99 Civ. 0661(CM) (S.D.N.Y.)(together, the "SECURITIES ACTIONS"). The actions name as defendants ABN, the Claimant, and certain of their directors and officers, as well as others, and allege violations of the federal securities laws in connection with the July, 1998 initial public offering of shares of the Claimant; and

     WHEREAS, ABN is the debtor and debtor-in-possession in the Chapter 11 reorganization case no. 99 B 11577 (PCB) (the "CHAPTER 11 CASE") filed on December 8, 1999 under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"); and

     WHEREAS, on or about January 24, 2000, the Claimant filed a proof of claim against ABN in the Chapter 11 Case (the "CLAIM") in the amount of $47,844,299 based in part upon alleged obligations under the Separation Agreement and liabilities stemming from alleged inaccurate financial statements filed by the Claimant; and

     WHEREAS, ABN disputes the validity and amount of the Claim; and

     WHEREAS, ABN, the Claimant, the plaintiffs in the Securities Actions, and certain other defendants in the Securities Actions agreed to settle their claims (the "CLASS ACTION SETTLEMENT"); and

     WHEREAS, ABN and the Claimant wish to voluntarily settle and release each other from any and all claims relating to the Claim upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the promises and of the releases, representations, covenants, and obligations contained herein, the parties hereto agree as follows:

          1.   SETTLEMENT ELEMENTS.

               (a) STOCK DISTRIBUTION. ABN shall deliver to the Claimant 25,000 shares of stock of reorganized ABN (the "STOCK DISTRIBUTION") issued in connection with ABN's Chapter 11 reorganization plan (the "PLAN"), in accordance with section 2 hereof.

               (b) TAX LIABILITIES. ABN shall be responsible for, and shall pay, all asserted and unasserted income, franchise, or similar tax liabilities of the Claimant of any kind, and all asserted and unasserted income, franchise, or similar tax liabilities of any person for which the Claimant is or may be liable, whether federal, state, or local, as well as all associated costs and expenses (together, the "TAX LIABILITIES"), for the period January 1, 1990 through July 20, 1998, in accordance with section 2.b hereof. ABN's responsibilities for the Tax Liabilities of the Claimant shall include all asserted and unasserted tax liabilities of the Claimant and all asserted and unasserted tax liabilities of any person for which the Claimant is or may be liable, whether such asserted or unasserted tax liabilities arise with respect to a separate return of the Claimant or by reason of the Claimant's being or having been a member of a combined, consolidated, or similar return, whether the Claimant is jointly and severally liable or is separately liable for such asserted and unasserted tax liabilities. ABN shall indemnify the Claimant for any asserted or unasserted tax liabilities of the Claimant described in this subsection 1.b for which ABN is responsible and which are asserted against the Claimant, and for any asserted and unasserted tax liabilities of ABN for the aforementioned periods.

               (c) TAX REFUND. All income, franchise, or similar tax refunds for the periods prior to July 20, 1998 shall belong to ABN (the "TAX REFUNDS"), and shall be remitted to ABN in accordance with section 2.c hereof.

          2.   DISTRIBUTION AND PAYMENT TERMS.

               (a) SCHEDULED STOCK DISTRIBUTION. The Stock Distribution shall be effected on the date scheduled for distributions (the "DISTRIBUTION DATE") under the Plan, which date shall occur as soon as practicable after the consummation of the Plan (the "CONSUMMATION DATE").

               (b) TAX LIABILITY PAYMENTS. ABN shall promptly indemnify and hold harmless the Claimant from any and all Tax Liabilities in accordance with section 1.b hereof at such time as the Claimant notifies ABN in writing that any such Tax Liabilities have been asserted against the Claimant. The Claimant shall cooperate with ABN to the extent that ABN seeks to dispute any such Tax Liabilities with the appropriate governmental agency.

               (c) TAX REFUND PAYMENTS. On the Consummation Date, the Claimant shall deliver to ABN any and all Tax Refunds received by Claimant or any of the Claimant's affiliates on or prior to the Consummation Date. To the extent the Claimant receives any Tax Refunds after the Consummation Date, the Claimant shall deliver to ABN the Tax Refunds within five days of receipt of such tax Refunds.

          3. NECESSARY APPROVALS. This Agreement shall be subject to (i) approval by the Bankruptcy Court of a Chapter 11 reorganization plan filed by ABN not inconsistent with this Agreement and (ii) an order of the District Court authorizing the Class Action Settlement having been entered and having become a final order, which settlement shall have been on terms acceptable to ABN and Claimant. In the event that the foregoing do not occur, this Agreement shall be of no force or effect, and nothing contained in this Agreement shall be deemed to be an admission or concession of, or be in any way binding upon, any party hereto, including in connection with any future litigation over the Claim and/or the Securities Actions.

          4. RELEASES.

               (a) The Claimant (i) shall not be entitled to any payment in the Chapter 11 Case other than as set forth herein and (ii) hereby waives any and all other claims and administrative expenses in the Chapter 11 Case or otherwise. Other than as set forth in the Class Action Settlement and in sections 2 and 3 hereof, effective upon the Distribution Date, (i) the Claimant shall be deemed to have withdrawn its Claim with prejudice and (ii) ABN, for itself and all of its present officers, directors, and affiliates (as defined in 11 U.S.C. ss. 101 (2)), on the one hand, and the Claimant, for itself and all of its present officers, directors, and affiliates, on the other, shall be deemed to have released each other from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, or liabilities, known or unknown, that each had, now has, or may hereafter claim to have against the other by reason of any matter, cause, or thing whatsoever, whether or not previously asserted before any court, including but not limited to (a) all obligations that each may have to the other under the Separation Agreement, (b) all sums allegedly owing by each of ABN and the Claimant and their respective affiliates to the other, including the approximately $500,000 owed by the Claimant to ABN on account of medical benefits and warehousing expenses, and (c) the Claim.

               (b) Effective upon the Distribution Date, Sati B.V., a private limited liability company governed by the laws of the Netherlands ("SATI") and the Claimant shall be deemed to have released each other from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, or liabilities, known or unknown, that each had, now has, or may hereafter claim to have against the other by reason of any matter, cause, or thing whatsoever, whether or not previously asserted before any court.

          5. REPRESENTATIONS AND ACKNOWLEDGMENTS. Each of ABN and the Claimant represents that it is duly authorized to execute and deliver this Agreement. Sati represents that it is duly authorized to execute the release set forth in paragraph 4.b hereof. It is expressly understood and acknowledged that there have not been any promises, agreements, warranties, representations, or inducements, whether oral or written, expressed or implied, made by any party hereto to the other, except to the extent expressly set forth herein.

          6. NOTICE; DELIVERY OF PAYMENTS. For purposes of this Agreement, notices, demands, and all other communications provided for hereunder shall be made in writing shall be deemed to have been duly given, and any payments or distributions required to be made hereunder shall be deemed to have been made, when hand delivered or when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          to the Claimant at:
          American Bank Note Holographics, Inc.
          399 Executive Boulevard
          Elmsford, New York 10523
          Att'n: Mr. Kenneth Traub, President
          to ABN at:
          American Banknote Corporation
          410 Park Avenue
          New York, New York  10022
          Att'n:  Mr. Patrick J. Gentile, Senior Vice President - Finance

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon actual receipt thereof.

          7. AMENDMENTS; WAIVER. No alterations, modifications, supplements, changes, amendments, waivers, or termination of this Agreement shall be valid unless in writing and executed by the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other such provisions.

          8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto, and supersedes all prior and contemporaneous discussions, negotiations, understandings, and agreements, whether oral or written, expressed or implied, between and among the parties hereto regarding the subject matter of this Agreement.

          9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same Agreement.

          IN WITNESS WHEREOF, ABN and the Claimant have executed this Agreement as of the date and year set forth below, and Sati has executed the provisions of paragraphs 4.b and 5 of this Agreement as of the date and year set forth below.



                             AMERICAN BANKNOTE CORPORATION
                             By:  _________________________________
                                     Its
                             Dated:            , 2000
                             SATI B.V.
                             AS TO PARAGRAPHS 4.B AND 5 ONLY By:
                             _________________________________
                                     Its
                             Dated:            , 2000
                             AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                             By:  ______________________________________
                                   Its
                             Dated:           , 2000

                                PLAN SUPPLEMENT

                                   EXHIBIT N

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                         REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of ___________, 2000, by and among American Banknote Corporation, a Delaware corporation (the "COMPANY"), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement.

                               W I T N E S S E T H

          WHEREAS, certain Holders are acquiring Common Stock (as hereinafter defined) pursuant to the Plan (as hereinafter defined); and

          WHEREAS, pursuant to the Plan, the Company is obligated to provide the Holders with certain registration rights with respect to the Registrable Securities and to take certain other actions with respect to the Registrable Securities.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   DEFINITIONS.

          Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

          "AFFILIATE" of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "AUDIT DATE" has the meaning ascribed to such term in Section 2(a).

          "BUSINESS DAY" means any day except a Saturday, Sunday, or other day which shall be a legal holiday or a day on which commercial banks in New York City generally are authorized or required by law or other government actions to be closed.

          "CLAIM" has the meaning ascribed to such term in Section 5(a).

          "COMMON STOCK" means the Common Stock, $.01 par value per share, of the Company and includes any securities of the Company issued or issuable with respect to such securities by way of a stock split, recapitalization, merger, consolidation or other reorganization, or otherwise.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

          "HOLDER" means a Person who (i) is a party to this Agreement (or a permitted transferee thereof who has agreed in writing to be bound by the terms of this Agreement) and (ii) owns Registrable Securities.

          "INDEMNIFIED PARTY" has the meaning ascribed to such term in Section 5(c).

          "INDEMNIFYING PARTY" has the meaning ascribed to such term in Section 5(c).

          "INSPECTORS" has the meaning ascribed to such term in Section
4(a)(ii).

          "LOCK-UP PERIOD" has the meaning ascribed to such term in Section 3.

          "LOSSES" has the meaning ascribed to such term in Section 5(a).

          "NASDAQ" means the Nasdaq Stock Market.

          "NASD" means the National Association of Securities Dealers, Inc.

          "PERSON" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof), or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

          "PLAN" means the plan of reorganization of the Company under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss. ss. 101 - 1330 that was filed by with the United States Bankruptcy Court for the Southern District of New York on September 12, 2000, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof, and confirmed by such court on ______________________.

          "REGISTRATION EXPENSES" mean all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (a) SEC, stock exchange, NASD, and other registration and filing fees, (b) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges, and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger, and delivery expenses, (d) the fees, charges, and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges, and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or "comfort letters" required in connection with or incident to any registration), (e) the fees, charges, and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (f) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (g) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or Nasdaq, and (h) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. "Registration Expenses" shall also include fees, charges and disbursements of a single counsel to all of the Holders participating in preparation of the Shelf Registration Statement.

          "REGISTRABLE SECURITIES" means any and all (i) shares of Common Stock issued or issuable pursuant to the Plan, (ii) Restated 10 3/8% Senior Notes,
(iii) New Warrants (as defined in the Plan), (iv) Equity Options (as defined in the Plan), and (v) shares of Common Stock issued or issuable upon the exercise of the New Warrants, the Equity Options or the Rights (as defined in the Plan). For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) the Shelf Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and all of such Registrable Securities have been disposed of pursuant to such effective Shelf Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 or another exemption from registration under the Securities Act, or (iii) such Registrable Securities cease to be outstanding.

          "REGISTRATION STATEMENT" shall mean any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock and any other Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto, and all materials incorporated by reference therein.

          "SEC" means the Securities and Exchange Commission, or any other successor thereto.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder or any similar or successor statute.

          "SHELF REGISTRATION" has the meaning ascribed to such term in Section 2(a).

          "SHELF REGISTRATION STATEMENT" has the meaning ascribed to such term in Section 2(a).

     2.    SHELF REGISTRATION.

          (a) FILING OBLIGATION. As promptly as practicable, but in no event later than thirty (30) days after the date (the "Audit Date") that the Company completes the preparation of such audited financial statements which are required to permit a Registration Statement to be filed and become effective under the Securities Act, the Company shall prepare and file with the SEC a "shelf" registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") on Form S-1 or Form S-3 or any other appropriate form (or any successor form) under the Securities Act covering the resale of the Registrable Securities (the "Shelf Registration"). The Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as promptly as practicable and, once effective, the Company shall use its reasonable best efforts to cause such Shelf Registration to remain effective for a period ending on the earlier of: (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or pursuant to Rule 144 under the Securities Act, (ii) subject to Section 5(c), the date which is the three (3)-year anniversary of the date the Shelf Registration Statement is declared effective by the SEC and (iii) there are no remaining Registrable Securities outstanding. The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration. The Shelf Registration Statement shall contain a broad-form plan of distribution except that it shall not include provisions permitting underwritings.

          (b) EXPENSES. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective.

     3.   HOLDBACK AGREEMENTS.

          Each Holder whose Registrable Securities are covered by the Shelf Registration Statement agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of not more than ninety (90) days (the "LOCK-UP PERIOD"), as may be requested by the managing underwriter in the case of an underwritten public offering; PROVIDED, HOWEVER, that if any other holder of securities participating in such underwritten public offering shall be subject to a shorter period, then the Lock-Up Period shall be such shorter period.

     4.   REGISTRATION PROCEDURES.

          (a) OBLIGATIONS OF THE COMPANY. In connection with the Shelf Registration, the Company shall use its reasonable best efforts to effect the registration and sale of Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

               (i) PARTICIPATION IN PREPARATION. Provide any Holder of Registrable Securities and any attorney, accountant or other agent retained by any Participating Holder (each, an "INSPECTOR" and, collectively, the "INSPECTORS") the opportunity to participate, including, but not limited to, reviewing, commenting on, and attending all meetings in the preparation of the Shelf Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

               (ii) DUE DILIGENCE. For a reasonable period prior to the filing of the Shelf Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents, and properties of the Company and its subsidiaries, and cause the officers, directors, employees, counsel, and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 4(a)(i), to conduct a reasonable investigation within the meaning of the Securities Act;

               (iii) GENERAL NOTIFICATIONS. Promptly notify in writing the Holders (A) when the Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a "review" of the Shelf Registration Statement, (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto, or
(D) of any request by the SEC for any amendments or supplements to the Shelf Registration Statement or the prospectus or for additional information;

               (iv) 10B-5 NOTIFICATION. Promptly notify in writing the Holders, any sales or placement agent therefor, and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in the Shelf Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and the Company shall promptly prepare a supplement or amendment to such prospectus so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (v) NOTIFICATION OF STOP ORDERS; SUSPENSIONS OF QUALIFICATIONS AND EXEMPTIONS. Promptly notify in writing the Holders of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its reasonable best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Shelf Registration Statement for sale in any jurisdiction at the earliest practicable date;

               (vi) AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments, including post-effective amendments, as may be necessary to keep the Shelf Registration Statement continuously effective for the applicable time period required hereunder; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by the Shelf Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Shelf Registration Statement as so amended or in such prospectus as so supplemented;

               (vii) COPIES. Furnish as promptly as practicable to each Inspector prior to filing the Shelf Registration Statement or any supplement or amendment thereto, copies of the Shelf Registration Statement, supplement, or amendment as it is proposed to be filed, and after such filing such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Shelf Registration Statement (including each preliminary prospectus) and such other documents as each such Holder or underwriter may reasonably request to facilitate the disposition of the Registrable Securities owned by such Holder;

               (viii) BLUE SKY. Use its reasonable best efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Holder requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Holder to consummate the disposition in such jurisdictions of the Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(viii), (B) subject itself to material taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

               (ix) OTHER APPROVALS. Use its reasonable best efforts to obtain all other approvals, consents, exemptions, or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of Registrable Securities;

               (x) AGREEMENTS. Enter into customary agreements and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

               (xi) "COLD COMFORT" LETTER. Use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders may reasonably request;

               (xii) SEC COMPLIANCE, EARNINGS STATEMENT. Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of the Shelf Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Shelf Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (xiii) NASD. Cooperate with each Holder in connection with any filings required to be made with the NASD;

               (xiv) LISTING. Use its reasonable best efforts to cause the Common Stock to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq (including any required filing of a registration statement under the Exchange Act), and, if listed on Nasdaq, use its reasonable best efforts to (A) secure designation of all such Registrable Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (B) cause such Registrable Securities to be listed on the Nasdaq National Market or, failing that, to secure Nasdaq authorization for such Registrable Securities; and

               (xv) BEST EFFORTS. Use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b) SELLER INFORMATION. The Company may require each Holder as to which any registration is being effected to furnish to the Company with such information regarding such Holder and such Holder's method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

          (c) NOTICE TO DISCONTINUE. Each Holder whose Registrable Securities are covered by the Shelf Registration Statement filed pursuant to Section 2 agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iv), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4(a)(iv) and, if so directed by the Company in the case of an event described in Section 4(a)(iv), such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which the Shelf Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(iv) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 4(a)(iv).

    5.    INDEMNIFICATION; CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, partners, employees, advisors, and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements, and other charges of counsel) or other liabilities (collectively, "LOSSES") resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, and the Company will reimburse each such Holder, each of its officers, directors, partners, employees, advisors, and agents, their respective Affiliates, and each Person controlling any such Persons, for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action, investigation, or proceeding (collectively, a "CLAIM") by any court or governmental agency or body commenced or threatened, or any Claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any Losses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

          (b) INDEMNIFICATION BY HOLDERS. In connection with the Shelf Registration, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with the Shelf Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration, and each Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company, and their respective directors, officers, partners, employees, advisors, and agents, their respective Affiliates, and each Person who controls (within the meaning of the Securities Act and the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 5(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; PROVIDED, HOWEVER, that the liability of any Holder under this Section 5(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "INDEMNIFIED Party") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding, or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same,
(ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, or
(iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; PROVIDED, HOWEVER, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of counsel for all Indemnified Parties in each jurisdiction. In the case of clauses (ii) and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement, or otherwise.

          (d) CONTRIBUTION. If the indemnification provided for in this Section 5 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information, and opportunity to correct or prevent such action; PROVIDED, HOWEVER, that the liability of any Holder under this Section 5(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the losses, claims, damages, expenses, or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(a), 5(b), and 5(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section 5(d).

    6.    RULE 144; OTHER EXEMPTIONS.

          With a view to making available to the Holders the benefits of Rule 144 and 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that following the Audit Date it shall use reasonable efforts to (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rules 144 and 144A, if available with respect to resales of the Registrable Securities, under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 or Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time, or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

    7.    MISCELLANEOUS.

          (a) TERMINATION. This Agreement shall terminate upon the earlier of
(i) the written agreement of the Company and all Holders hereto and (ii) the date upon which there are no Registrable Securities outstanding.

          (b) NO INCONSISTENT AGREEMENTS; OTHER REGISTRATION RIGHTS. The Company shall not enter into any agreement with respect to its Common Stock that is inconsistent with the rights granted to the Holders in this Agreement other than any lock-up agreement with the underwriters in connection with an underwritten offering pursuant to which the Company agrees, for a period not in excess of one hundred eighty (180) days, not to register for sale, and not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

          (c) REMEDIES. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions of such section may not be given, unless the Company has obtained the prior written consent of a majority of the Holders at the time of the amendment, modification, supplement, waiver or consent.

          (e) NOTICES. All notices, demands, and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service, or personal delivery:

              (i)      if to the Company:

                       American Banknote Corporation
                       410 Park Avenue
                       New York, New York 10022-4407
                       Attention: Patrick Gentile
                       Telephone Number:   (212) 593-5700
                       Facsimile Number:    (212) 593-9629

                       with a copy to (which shall not constitute notice):

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, New York 10036
                       Attention:  Kayalyn A. Marafioti
                       Telephone Number:   (212) 735-3000
                       Facsimile Number:    (212) 735-2000

              (ii) if to Holders: at the address set forth in the Company's records.


                       with a copy to (which shall not constitute notice):

                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                       590 Madison Avenue
                       New York, New York 10021
                       Attention: Lisa G. Beckerman, Esq.
                       Susan Cohen, Esq.
                       Telephone Number:  (212) 872-1000
                       Facsimile Number:  (212) 872-1002

          Each such notice, request or other communication will be effective (a) if given by certified mail, 96 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (b) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (c) on the date sent if sent by electronic facsimile transmission, receipt confirmed followed by a hard copy by mail.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the registration rights of the Holders and the other obligations of the Company contained in this Agreement shall, with respect to any Registrable Securities, be automatically transferred from a Holder to any purchaser or other transferee of such Registrable Securities prior to the Shelf Registration Statement becoming effective under the Securities Act who agrees to be bound by this Agreement as a Holder in a written instrument reasonably acceptable to the Company. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

          (j) JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action, or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 7(e), such service to become effective ten (10) Business Days after such mailing.

          (k) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

          (l) RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          (m) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (n) FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          (o) INTERPRETATION. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

          (p) NO THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the parties hereto and any Person who agrees to become bound by the terms hereof and become a Holder for the purposes of this Agreement, and is not intended to confer upon any other Person any rights or remedies hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 AMERICAN BANKNOTE CORPORATION

                                 By:
                                     --------------------------
                                      Name:
                                      Title:



                                 HOLDERS:


                                 By:
                                     --------------------------
                                      Name:
                                      Title:

                                 By:
                                     --------------------------
                                      Name:
                                      Title:

                                 By:
                                     --------------------------
                                      Name:
                                      Title:

                                PLAN SUPPLEMENT


                                    EXHIBIT O

                                       TO

                      SECOND AMENDED REORGANIZATION PLAN OF
                          AMERICAN BANKNOTE CORPORATION

                      SETTLEMENT AGREEMENT AMONG ABN, ABNH,
                 AND PARTIES TO ABN AND ABNH SECURITIES ACTIONS

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------- x
IN RE AMERICAN BANK NOTE                :         99 Civ. 0412 (CM)
HOLOGRAPHICS, INC. SECURITIES           :
LITIGATION                              :
--------------------------------------- x
IN RE AMERICAN BANKNOTE CORPORATION     :         99 Civ. 0661 (CM)
SECURITIES LITIGATION                   :
--------------------------------------- x
This Document Relates To:               :
ALL CONSOLIDATED ACTIONS                :
--------------------------------------- x

                 GLOBAL STIPULATION AND AGREEMENT OF SETTLEMENT

          This stipulation and agreement of settlement dated as of October 24, 2000 (the "Stipulation") is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into among Plaintiffs in IN RE AMERICAN BANKNOTE CORPORATION SECURITIES LITIGATION. 99 Civ. 0661 (CM). Plaintiffs in IN RE AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION, 99 Civ. 0412 (CM), on behalf of themselves and the Classes (as hereinafter defined) in each Action, and Defendants American Bank Note Holographics, Inc. ("Holographics'), American Banknote Corporation ("ABN"), NationsBanc Montgomery Securities LLC ("NationsBanc"), Lazard Freres & Co. LLC ("Lazard Freres"), Raymond James & Associates, Inc. ("Raymond James"), and Salomon Smith Barney Holdings Inc. ("Smith Barney") (collectively, the "Corporate Defendants"), and Morris Weissman ("Weissman"), Joshua C. Cantor ("Cantor"). Richard P. Macchiarulo ("Macchiarulo"), John T. Gorman ("Gorman") and Patrick J. Gentile ("Gentile") (collectively, the "Individual Defendants") and Deloitte & Touche LLP ("Deloitte")1 (the Corporate Defendants, the Individual "Deloitte" Defendants and Deloitte are collectively referred to hereinafter as the "Defendants"), by and through their respective counsel.

----------

          1 "Deloitte" includes their current and former parents, affiliates, related entities, subsidiaries, divisions, predecessors, successors and assigns, and its current and former Defendants and Deloitte are collectively referred to hereinafter as the "Defendants"), by and through their respective counsel.

          WHEREAS:

          A. Beginning in January' 1999, various class actions were initially filed against the Corporate Defendants, Deloitte and certain of the individual Defendants (99 Civ. 0412, 99 Civ. 0419, 99 Civ. 0430, 99 Civ. 0432, 99 Civ,
0434, 99 Civ. 0439, 99 Civ. 0444, 99 Civ. 0514,99 Civ. 0552, 99 Civ. 0565, 99
Civ. 0566, 99 Civ. 0742, 99 Civ. 0794, 99 Civ. 0940, 99 Civ. 1018,99 Civ. 1019,
99 Civ. 1119, 99 Civ. 1433, 99 Civ. 1762, and 99 Civ. 0688) and against ABN and certain of the Individual Defendants (99 Civ. 0661, 99 Civ. 1790, and 99 Civ.
0688) in the United States District Court for the Southern District of New York. On April 9, 1999, the Court consolidated the Holographics class actions for pretrial purposes and consolidated the ABN class actions for pretrial purposes (respectively, the "Holographics Action" and the "ABN Action," and collectively the "Actions");

          B. The Consolidated Complaint filed in the ABN Action (the "ABN Complaint") generally alleges, among other things, that Defendants ABN, Weissman, Gorman, and Gentile issued false and misleading press releases and other statements regarding ABN's financial condition during the ABN Class Period -- May 2, 1996 through and including January 25, 1999 -- in a scheme to inflate artificially the value of ABN's securities;

          C. The ABN Complaint further alleges that Plaintiffs and other ABN Class Members purchased the common stock of ABN during the ABN Class Period at prices artificially inflated as a result of the dissemination of false and misleading statements regarding ABN by Defendants ABN, Weissman, Gorman, and Gentile in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule lOb-5 promulgated thereunder;

          D. The Holographics Consolidated Class Action Complaint filed in the Holographics Action (the "Holographics Complaint") generally alleges, among other things, that: (1) Defendants ABN, Holographics, NationsBanc, Lazard Freres, Raymond James, Smith Barney, Weissman, Cantor and Macchiarulo and Deloitte violated Section 11 of the Securities Act of 1933 in connection with ABNH's issuance of a false and misleading prospectus in connection with the initial public offering of 13,636,000 shares of Holographics common stock at $8.50 per share, on or about July 15, 1998 (the "IPO"); (2) Defendants ABN, Holographics, NationsBanc, Lazard Freres, Raymond James, and Smith Barney violated Section 12(a)(2) of the Securities Act of 1933; (3) Defendants ABN, Weissman, Cantor and Macchiarulo violated Section 15 of the Securities Act of 1933; (4) Defendants ABN, Holographics, Weissman, Cantor and Macchiarulo violated Section 10(b) of the Securities Exchange Act of 1934, and Rule 10-5 promulgated thereunder; and (5) Defendants Weissman, Cantor and Macchiarulo violated Section 20(a) of the Securities Exchange Act of 1934;

          E. The Holographics Complaint further alleges that Plaintiffs and other Holographics Class Members purchased the common stock of Holographics pursuant to or traceable to the IPO during the Holographics Class Period -- July 15, 1998 through and including February 1, 1999 (the "Holographics Class Period") -- and were damaged as a result thereof;

          F. The Holographics Complaint also alleges that the Corporate Defendants, and Individual Defendants Weissman, Cantor and Macchiarulo issued false and misleading press releases and other statements regarding Holographics' financial condition during the Holographics Class Period in a scheme to inflate artificially the price of Holographics' securities;

          G. The Holographics Complaint further alleges that Plaintiffs and other Holographics Class Members purchased the common stock of Holographics during the Holographics Class Period at prices artificially inflated as a result of the dissemination of false and misleading statements regarding Holographics by Defendants ABN, Holographics, Weissman, Cantor and Macchiarulo in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule lOb-5 promulgated thereunder;

          H. On June 24, 1999, defendants moved to dismiss the ABN Complaint pursuant to Rules 9(b) and 12(b)(6) of the Federal Rules of Civil Procedure. On June 23, 1999 certain of the defendants moved to dismiss the Holographics Complaint pursuant to Rules 9(b) and 12(b)(6) of the Federal Rules of Civil Procedure. On April 6, 2000, the Court issued a Memorandum Order and Decision Granting ABN's Motion To Dismiss Plaintiffs' Claims Under Section 11 of The Securities Act and Denying All Other Motions To Dismiss;

          I. On July 14, 1999, plaintiffs moved to have both Actions certified as class actions under Rule 23 of the Federal Rules of Civil Procedure. Briefing on that motion was stayed pending resolution of defendants' motions to dismiss;

          J. The Defendants deny any wrongdoing whatsoever and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have asserted. The Defendants, while contending that they acted properly and lawfully at all times, desire to settle and terminate plaintiffs' claims so as finally to put to rest any and all claims that were or could have been asserted in the Actions or arising out of the matters set forth in the pleadings, and to avoid the further expense and burdens of continued litigation without in any way acknowledging any fault or liability. The Stipulation and all related documents are not and shall not be construed as an admission by the Defendants of any of the allegations of wrongful conduct or liability or damages alleged in any of the complaints filed in the Actions. The parties to this Stipulation recognize, however, that the litigation has been filed by Plaintiffs and defended by the Defendants in good faith and with adequate basis in fact under Federal Rule of Civil Procedure 11, that the litigation is being voluntarily settled after advice of counsel, and that the terms of the settlement are fair, adequate and reasonable. This Stipulation shall not be construed or deemed to be a concession by any Plaintiff of any infirmity in the claims asserted in the Actions;

          K. Plaintiffs' Counsel have conducted an investigation relating to the claims and the underlying events and transactions alleged in the ABN and Holographics Complaints. Plaintiffs' Counsel have analyzed the evidence adduced during pretrial discovery and have researched the applicable law with respect to the claims of Plaintiffs and the ABN Class and the Holographics Class (the "Classes") against the Defendants and the potential defenses thereto. Plaintiffs' Counsel have also taken into account the ability of the Defendants to pay any judgment that might ultimately be entered in these Actions, especially in light of ABN's bankruptcy, and Holographics' financial condition and in light of certain Defendants' insurer's reservation of rights;

          L. Plaintiffs, by their counsel, have conducted protracted discussions and arm's length negotiations with counsel for Defendants over many months with respect to a compromise and settlement of the Actions with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Classes; and

          M. Plaintiffs and their counsel believe that the claims asserted in the ABN Complaint and Holographics Complaint have merit. In evaluating the proposed Settlement provided for herein, Plaintiffs and their counsel have considered the expense and length of continued proceedings necessary to prosecute the Actions through trial; the uncertainties of the outcome of these complex Actions; the fact that resolution, whenever and however determined, of the claims in the ABN and Holographics Complaints would likely be submitted for appellate review, as a consequence of which it may be many years until there would be a final adjudication of the claims and defenses asserted; the uncertain prospects for ultimately collecting a substantial judgment, and the substantial benefit provided by the proposed Settlement. Plaintiffs and their counsel also considered Deloitte's position that it had been intentionally misled by other parties with respect to matters that were material to its audit of ABNH's financial statements and further considered Deloitte's proposed Crossclaims based upon these allegations. Based upon their investigation and pretrial discovery as set forth above, Plaintiffs' Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs and the Classes, and in their best interests, and have agreed to settle the claims raised in the Actions pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that Plaintiffs and the members of the Classes will receive from settlement of the Actions, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

          NOW THEREFORE, without any admission or concession on the part of Plaintiffs of any lack of merit of the Actions whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by the Defendants, it is hereby STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Settled Claims (as defined below) as against the Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                               CERTAIN DEFINITIONS

          1. As used in this Stipulation, the following terms shall have the following meanings:

               (a) "ABN Class" and "ABN Class Members" mean, for the purposes of this Stipulation only, all persons or entities who purchased the common stock of ABN during the period May 2, 1996 through and including January 25, 1999. Excluded from the ABN Class are the Released Parties, members of the immediate family (parents, spouses, siblings, and children) of each of the Individual Defendants, any entity (except Bay Harbour Management L.C. or any investment funds managed by Bay Harbour) with which any Released Party is affiliated (as that term is defined in Rule 12b-2 promulgated by the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Released Party. Also excluded from the ABN Class are any putative ABN Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

               (b) "ABN Class Period" means, for the purposes of this Stipulation only, the period of time from May 2, 1996 through and including January 25, 1999.

               (c) "ABN Order and Final Judgment" means the proposed order to be entered approving the Settlement substantially in the form attached hereto as Exhibit B-1.

               (d) "ABN Plaintiffs' Co-Lead Counsel" means the law firms of Pomerantz Haudek Block Grossman & Gross LLP and Wechsler Harwood Halebian & Feffer LLP.

               (e) "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

               (f) "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

               (g) "Claims Administrator" means the firm of Gilardi & Co. LLC, or such other firm as Plaintiffs' Co-Lead Counsel shall designate, which shall administer the Settlement.

               (h) "Classes" and "Class Members" mean, collectively, the ABN Class and the Holographics Class and the ABN Class Members and Holographics Class Members in the ABN and Holographics Actions.

               (i) "Court" means the United States District Court for the Southern District of New York.

               (j) "Defendants" means ABN, Holographics, Weissman, Gorman, Gentile, Cantor, Macchiarulo, NationsBanc, Lazard Freres, Raymond James, Smith Barney and Deloitte.

               (k) "Defendants' Counsel" means the law firms of Fulbright & Jaworski L.L.P. for Defendant Holographics; Morgan, Lewis & Bockius LLP for Defendants ABN, Gorman and Gentile; Weil, Gotshal & Manges LLP for Defendant Weissman; Stillman & Friedman, P.C. for Defendant Cantor; Morvillo, Abramowitz, Grand, Iason & Silberberg for Defendant Macchiarulo; Wilson Sonsini Goodrich & Rosati for Defendants NationsBanc, Lazard Freres, Raymond James and Smith Barney; and Mayer, Brown & Platt for Defendant Deloitte.

               (l) "Effective Date of Settlement" or "Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in Paragraph 25 below.

               (m) "Holographics Class" and "Holographics Class Members" mean, for the purposes of this Stipulation only, all persons or entities who purchased the common stock of Holographics during the period July 15, 1998 through and including February 1, 1999. Excluded from the Holographics Class are the Released Parties, members of the immediate family (parents, spouses, siblings, and children) of each of the Individual Defendants, any entity with which any Released Party is affiliated (as that term is defined in Rule 12b-2 promulgated by the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Released Party. Also excluded from the Holographics Class are any putative Holographics Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

               (n) "Holographics Class Period" means, for the purposes of this Stipulation only, the period of time from July 15, 1998 through and including February 1, 1999.

               (o) "Holographics Order and Final Judgment" means the proposed order to be entered approving the Settlement substantially in the form attached hereto as Exhibit B-2.

               (p) "Holographics Plaintiffs' Co-Lead Counsel" means the law firms of Entwistle & Cappucci LLP, Milberg Weiss Bershad Hynes & Lerach LLP and Wolf Popper LLP.

               (q) "Notice" means the Notice of Pendency of Class Actions, Hearing On Proposed Settlement and Attorneys' Fee Petition and Right to Share in Settlement Fund, which is to be sent to members of the Classes substantially in the form attached hereto as Exhibit 1 to Exhibit A.

               (r) "Orders and Final Judgments" means the ABN Order and Final Judgment and the Holographics Order and Final Judgment to be entered in the ABN Action and the Holographics Action, respectively, approving the Settlement substantially in the forms attached hereto as Exhibits B-1 and B-2.

               (s) "Plan of Reorganization" means ABN's Amended Reorganization Plan of American Banknote Corporation, in the United States Bankruptcy Court for the Southern District of New York, Chapter 11, Case No. 99 B 11577 (PCB).

               (t) "Preliminary Order in Connection With Settlement Proceedings" means the proposed order preliminarily approving the Settlement and directing notice thereof to the Classes substantially in the form attached hereto as Exhibit A.

               (u) "Plaintiffs' Co-Lead Counsel" means Holographics Plaintiffs' Co-Lead Counsel and ABN Plaintiffs' Co-Lead Counsel.

               (v) "Plaintiffs' Counsel" means Plaintiffs' Co-Lead Counsel and all of the other attorneys representing Plaintiffs listed at the end of this Stipulation.

               (w) "Publication Notice" means the Summary Notice of Pendency of Class Actions, Proposed Settlement and Settlement Hearings for publication substantially in the form attached as Exhibit 3 to Exhibit A.

               (x) "Released Defendants" means Defendants Holographics, ABN, Weissman, Cantor, Macchiarulo, NationsBane, Lazard Freres, Raymond James, Smith Barney, Gorman, Gentile and Deloitte, their current and former parents, affiliates, related entities, subsidiaries, divisions, predecessors, successors and assigns, and its or their current and former officers, directors, employees, partners, principals, members, shareholders, spouses, heirs, estate executors, attorneys and members of their immediate families.

               (y) "Released Directors and Officers" means all persons, other than the Released Defendants, who were directors and/or officers of: (i) Holographics at any time during the period from and including July 15, 1998 through and including February 1, 1999, or (ii) ABN at any time during the period from and including May 2, 1996 through and including January 25. 1999, and their spouses and other members of their immediate families, their heirs, estates, executors, and attorneys.

               (z) "Released Parties' means the Released Defendants and the Released Directors and Officers.

               (aa) "Released ABN Defendants" means Defendants ABN, Weissman, Gorman and Gentile their current and former parents, affiliates, subsidiaries, divisions, predecessors, successors and assigns, and its or their current and former officers, directors, employees, shareholders, spouses, heirs, estates, executors, attorneys and members of their immediate families, in their capacities as such.

               (ab) "Released ABN Directors and Officers' means all persons, other than the Released ABN Defendants, who were directors and/or officers of ABN at any time during the period from and including May 2, 1996 through and including January 25, 1999.

               (ac) "Released ABN Parties" means the Released ABN Defendants and the Released ABN Directors and Officers and Deloitte, their current and former parents, affiliates, related entities, subsidiaries, divisions, predecessors, successors and assigns. and its or their current and former officers, directors, employees, partners, principals, members, shareholders, spouses, heirs, estate executors, attorneys and members of their immediate families, in their capacities as such.

               (ad) "Released Holographics Defendants" means Defendants Holographics, ABN, Weissman, Cantor, Macchiarulo, NationsBanc, Lazard Freres, Raymond James, Smith Barney and Deloitte, their current and former parents, affiliates, related entities, subsidiaries, divisions, predecessors, successors and assigns, and its or their current and former officers, directors, employees, partners, principals, members, shareholders, spouses, heirs, estates, executors, attorneys and members of their immediate families, in their capacities as such. START
               (ae) "Released Holographics Directors and Officers" means all persons, other than the Released Holographics Defendants, who were directors and/or officers of Holographics at any time during the period from and including July 15, 1998 through and including February 1, 1999.

               (af) "Released Holographics Parties" means the Released Holographics Defendants and the Released Holographics Directors and Officers.

               (ag) "Settled Claims" means all claims, including both known and Unknown Claims, whether direct or derivative, that Plaintiffs in each Action and Class Members in each Action have and may have against any of the Released Parties and any insurer of any Released Party by reason of or in any way related to the purchase, acquisition, ownership, holding or sale of(a) the common stock of Holographics during the Holographics Class Period, or (b) the common stock of ABN during the ABN Class Period, or in any way connected with (1) any acts or omissions or failure to act during the Holographics Class Period or the ABN Class Period which are or could have been alleged or referred to in either of the Actions, or (2) the adequacy of disclosure or the filing of or failure to file with the Securities and Exchange Commission or any other governmental agency at any time during the Holographics Class Period or the ABN Class Period, or the adequacy of disclosure or the dissemination of or failure to disseminate at any time during the Holographics Class Period or the ABN Class Period, any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the Holographics Class Period or the ABN Class Period, concerning, in each case, any common stock of Holographics or ABN or the business operations, transactions, financial operations or condition or operational or financial prospects of Holographics or ABN. Settled Claims means and includes both the Settled ABN Claims and the Settled Holographics Claims.

               (ah) "Settled ABN Claims" means all claims, including both known claims and Unknown Claims, whether direct or derivative, that Plaintiffs in the ABN Action and members of the class in the ABN Action have and may have against any of the Released ABN Parties and any insurer of any Released ABN Party by reason of or in any way related to the purchase, acquisition, ownership, holding or sale of the common stock of ABN during the ABN Class Period, or in any way connected with (1) any acts or omissions or failure to act during the ABN Class Period which are or could have been alleged or referred to in the ABN Action, or
(2) the adequacy of disclosure or the filing of or failure to file with the Securities and Exchange Commission or any other governmental agency at any time during the ABN Class Period, or the adequacy of disclosure or the dissemination of or failure to disseminate at any time during the ABN Class Period, any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the ABN Class Period, concerning, in each case, any common stock of ABN or the business operations, transactions, financial operations or condition or operational or financial prospects of ABN.

               (ai) "Settled Holographics Claims" means all claims, including both known claims and Unknown Claims, whether direct or derivative, that Plaintiffs in the Holographics Action and members of the class in the Holographics Action have and may have against any of the Released Holographics Parties and any insurer of any Released Holographics Party by reason of or in any way related to the purchase, acquisition, ownership, holding or sale of the common stock of Holographics during the Holographics Class Period, or in any way connected with (1) any acts or omissions or failure to act during the Holographics Class Period which are or could have been alleged or referred to in the Holographics Action, or (2) the adequacy of disclosure or the filing of or failure to file with the Securities and Exchange Commission or any other governmental agency at any time during the Holographics Class Period, or the adequacy of disclosure or the dissemination of or failure to disseminate at any time during the Holographics Class Period, any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the Holographics Class Period, concerning, in each case, any common stock of Holographics or the business operations, transactions, financial operations or condition or operational or financial prospects of Holographics.

               (aj) "Settled Defendants' Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Actions or any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Actions.

               (ak) "Settlement" means the settlement contemplated by this Stipulation.

               (al) "Unknown Claims" means (i) any and all claims which any Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, and (ii) any claims which any Defendant does not know or suspect to exist in his, her or its favor, at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims and Settled Defendants' Claims, the parties stipulate and agree that upon the Effective Date, the Plaintiffs and the Defendants shall expressly, and each Class Member shall be deemed to have, and by operation of the Orders and Final Judgments shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code Section 1542, which provides:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiffs and Defendants acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Settled Claims and Settled Defendants' Claims was separately bargained for and was a key element of the Settlement.

                         SCOPE AND EFFECT OF SETTLEMENT

          2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Actions as against the Defendants and any and all Settled Claims as against all Released Parties and any and all Settled Defendants' Claims.

          3. (a) Upon the Effective Date of this Settlement, Plaintiffs and members of the Classes on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall, with respect to each and every Settled Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Settled Claims against any of the Released Parties.

               (b) Upon the Effective Date of this Settlement, each of the Defendants, on behalf of themselves and, to the extent the Defendants have the authority to do so, the Released Parties, shall release and forever discharge each and every of the Settled Defendants' Claims, and shall forever be enjoined from prosecuting the Settled Defendants' Claims.

                          THE SETTLEMENT CONSIDERATION

          4. (a) National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union"), on behalf of the Released Parties other than Deloitte, has paid into an interest-bearing escrow account for the benefit of Plaintiffs and the Classes a total of $12,500,000 (the "National Union Cash Settlement Amount").

               (b) In addition, Defendants ABN and Holographics shall each deliver the securities as described below in subparagraphs i) and ii) (the "Settlement Securities") for the benefit of the Classes upon Plaintiffs' Co-Lead Counsel's instructions. Defendant Holographics shall provide its counsel's certification that the Settlement Securities to be issued by Holographics are exempt from registration and are therefore freely tradeable (the shares issuable pursuant to the Warrants shall be registered as soon as reasonably practicable). Defendant ABN shall deliver to Plaintiffs' Co-Lead Counsel a certified copy of the Order confirming the Plan of Reorganization pursuant to which the ABN Settlement Securities are exempt from registration pursuant to Section 1145 of the Bankruptcy Code. Defendants ABN and Holographics agree to issue and deliver such Settlement Securities on the instructions of Plaintiffs' Co-Lead Counsel, in whole or in part and from time to time as instructed by Plaintiffs' Co-Lead Counsel, in accordance with clauses i) and ii) of this paragraph 4(b). The Settlement Securities to be issued by Holographics shall also be appropriately adjusted to account for any stock splits or the issuance of Holographics shares (but, with respect to the issuance of shares by Holographics, only as provided in clause ii) of this paragraph 4(b)) that have not been authorized as of June 23, 2000. As of June 23, 2000 and until the Settlement Securities are actually distributed, the Settlement Securities to be issued by Holographics shall be treated the same as all other issued and outstanding shares of Holographics common stock as of the date hereof, including in the event of any merger or sale of Holographics, or sale or distribution of all or substantially all of Holographics's assets, or other extraordinary event affecting the capital structure of Holographics; provided, however, that none of the Settlement Securities shall have any voting rights before delivery thereof in accordance with clauses i) and ii) of this paragraph 4(b).

                    i) After the later of (a) final Court approval of the Settlement and (b) approval of the Plan of Reorganization by the Bankruptcy Court and the Consummation Date (as defined in the Plan of Reorganization) shall have occurred, and promptly after Plaintiffs' Co Lead Counsel provide Defendant ABN instructions for such delivery, Defendant ABN shall deliver for the benefit of the Classes certificates representing in total forty percent of the Equity Reserve (as defined in the Plan of Reorganization)2, as directed by Plaintiffs' Co-Lead Counsel.

                    ii) A) After final Court approval of the Settlement, and promptly after Holographics Plaintiffs' Co-Lead Counsel provide Defendant Holographics instructions for such delivery, Defendant Holographics shall deliver, for the benefit of the Holographics Class, certificates representing in total 1,460,000 shares of Holographics common stock as directed by Holographics Plaintiffs' Co-Lead Counsel, which number shall be subject to adjustment solely in the following circumstances. The parties acknowledge the occurrence of a sale of Holographics common stock whereby a certain investor purchased approximately 3,387,720 shares of Holographics common stock for a total consideration of $9,316,230. Solely in the event that other investors (other than the party described above) purchase common stock of Holographics prior to the distribution of the Settlement Securities, and pay consideration greater than $10 million in the aggregate (the "Transaction(s)"), Holographics shall increase the number of shares of common stock to be issued to the Holographics Class such that the Holographics Class will hold the same percentage of the total outstanding shares after the Transaction(s) as it held immediately prior to the Transaction(s).

---------------

          2 The Plan of Reorganization also provides for the establishment of a Securities Claim Reserve consisting of five (5%) percent of the portion of the Equity Reserve allocable to the Classes, for distribution to persons who would be Class Members but who (i) exclude themselves from the Classes, (ii) timely filed proofs of claim in ABN's chapter 11 case, and (iii) whose ABN bankruptcy claims are ultimately allowed by order of the Bankruptcy court after completion of a claims objection process in the Bankruptcy Court. The Securities Claim Reserve, or a portion thereof, will be distributed to the Classes based on the Plan of Allocation, in the event that any securities remain in the Equity Reserve following completion of the claims objection process.

                    B) After final court approval of the Settlement, and promptly after Holographics Plaintiffs' Co-Lead Counsel provide Defendant Holographics instructions for such delivery, Defendant Holographics shall issue, for the benefit of the Holographics Class. Common Stock Purchase Warrants (the "Warrants") to purchase 863,647 shares of common stock at an exercise price of $6.00 per share. The Warrants, and the shares issuable upon exercise of the Warrants, will be reserved for issuance at the time of execution of a Settlement Agreement. The exercise price and the number of warrants to be issued will be adjusted to reflect any stock dividends and stock splits declared on the underlying shares. No other adjustments to the terms of the Warrants will be made. The Warrant holders shall each have the right, subject only to compliance with applicable federal and state securities laws, at any time during a two-year and six month period commencing with final settlement approval by the Court (the "Exercise Period") to purchase from Holographics up to the number of common shares which the Warrant holder may at the time be entitled to purchase. Holographics will provide Holographics Plaintiffs' Co-Lead Counsel with a written opinion letter setting forth the market value of the Warrants. Holographics shall reserve, and shall at all times, so long as any Warrant remains outstanding, keep reserved, out of its authorized and unissued capital stock, such number of shares of common stock as shall be subject to purchase under the Warrants -- said shares to be registered as soon as reasonably practicable, freely tradeable and to have the same rights as the company's existing common shares.

          (c) Within twenty days from the date hereof, Deloitte shall pay $2,350,000 into an interest-bearing escrow account for the benefit of the Holographics Class (the "Deloitte Settlement Amount").

          (d) The National Union Cash Settlement Amount and any interest earned thereon, the Settlement Securities and the Deloitte Settlement Amount and any interest earned thereon, shall be the Gross Settlement Fund.

          5. (a) The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof, shall be used to pay (i) the costs of notice and administration referred to in Paragraph 8 hereof, (ii) the attorneys' fee and expense award referred to in Paragraph 9 hereof, and (iii) the remaining administration expenses referred to in Paragraph 10 hereof. The balance of the Gross Settlement Fund after the above payments shall be the Net Settlement Fund which shall be distributed to the Authorized Claimants as provided in Paragraphs 12-14 hereof. Any sums required to be held in escrow hereunder prior to the Effective Date shall be held by Entwistle & Cappucci LLP, Milberg Weiss Bershad Hynes & Lerach LLP and Pomerantz Haudek Block Grossman & Gross LLP as Escrow Agents for the Gross Settlement Fund. No funds shall be distributed from the Gross Settlement Fund without the prior written consent of all three Escrow Agents. All funds held by the Escrow Agents shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to National Union and Deloitte pursuant to this Stipulation and/or further order of the Court. The Escrow Agents shall invest any funds in excess of $100,000 in short term United States Agency or Treasury Securities, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest bearing bank account insured by the FDIC. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-1 and that the Escrow Agents, as administrators of the Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. Counsel for Defendants agree to provide promptly to the Escrow Agents the statement described in Treasury Regulation ss. 1.468B-3(e).

               (b) All (i) taxes on the income of the Settlement Fund and (ii) expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be paid out of the Gross Settlement Fund, shall be considered to be a cost of administration of the settlement and shall be timely paid by the Escrow Agents without prior Order of the Court.

          6. (a) Each of ABN and ABNH shall cooperate with Plaintiffs' Co-Lead Counsel by giving information orally, whether in the form of deposition or informal interview, to be confirmed by sworn affidavit if requested, and through the production of documents relevant to Plaintiffs' claims as confirmatory discovery in these settled Actions. Deloitte shall cooperate with Plaintiffs' Co-Lead Counsel by producing documents for inspection relevant to Plaintiffs' claims as confirmatory discovery in these settled Actions. It is an express condition of this Settlement that the Corporate Defendants do not assert any privileges barring and specifically assent to and will facilitate Plaintiffs' Co-Lead Counsel's meeting with Special Counsel to the Audit Committee of Holographics, Kramer, Levin, Naftalis & Frankel ("Kramer Levin'), and receiving documents and testimony (or interviews) from Kramer Levin concerning the facts underlying the Actions.

               (b) Each of the Individual Defendants, as an express condition of this Settlement, shall cooperate with Plaintiffs' Co-Lead Counsel by producing non-privileged documents relevant to Plaintiffs' claims in the Actions. The Settlement shall in no way impair Plaintiffs' rights under the Federal Rules of Civil Procedure or applicable case law to seek discovery of the Individual Defendants.

                                 ADMINISTRATION

          7. The Claims Administrator shall administer the Settlement under Plaintiffs' Co-Lead Counsel's supervision and subject to the jurisdiction of the Court. Except as stated in Paragraph 15 hereof, National Union and Defendants shall have no responsibility for the administration of the Settlement and shall have no liability to the Classes in connection with such administration. Defendants' Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms, including providing all information from Holographics' and ABN's transfer records concerning the identity of Class Members and their transactions.

          8. Subject to the terms of paragraph 5(a), Plaintiffs' Co-Lead Counsel may pay from the National Union Cash Settlement Amount and from the Deloitte Settlement Amount the reasonable costs and expenses associated with the administration of the Settlement, including without limitation, the costs of identifying members of the Classes and effecting the Notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing the Notice and Proof of Claim, reimbursements to nominee owners for forwarding the Notice and Proof of Claim to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims.

                          ATTORNEYS' FEES AND EXPENSES

          9. The award of attorneys' fees and expenses to Plaintiffs' Counsel is not a necessary term of this Stipulation and it is not a condition of this Stipulation or the Settlement of the Actions that any such award be made by the Court. Plaintiffs' Counsel will apply to the Court for an award from the Gross Settlement Fund of attorneys' fees not to exceed one-third (33 1/3%) of the Gross Settlement Fund and reimbursement of expenses, plus interest. Such attorneys' fees, expenses, and interest as are awarded by the Court shall be paid from the Gross Settlement Fund to Plaintiffs' Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs' Counsel's joint and several obligation to make appropriate refunds or repayments to the Gross Settlement Fund plus accrued interest at the same net rate as is earned by the Gross Settlement Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed.

                             ADMINISTRATION EXPENSES

          10. Plaintiffs' Co-Lead Counsel will apply to the Court, on notice to Defendants' Counsel, for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

                      DISTRIBUTION TO AUTHORIZED CLAIMANTS

          11. The Claims Administrator shall determine each Authorized Claimant's PRO RATA share of the Net Settlement Fund based upon each Authorized Claimant's Recognized Claim (as defined in the Plan of Allocation described in the Notice annexed hereto as Exhibit 1 to Exhibit A, or in such other Plan of Allocation as the Court approves).

          12. The Plan of Allocation proposed in the Notice is not a necessary term of this Stipulation and it is not a condition of this Stipulation that that Plan of Allocation be approved.

          13. Each Authorized Claimant shall be allocated PRO RATA shares of the Net Settlement Fund in cash and securities as may be applicable, based on his or her Recognized Claim compared to the total Recognized Claims of all accepted claimants. This is not a claims-made settlement. The Defendants shall not be entitled to get back any of the settlement monies or securities once the Settlement becomes final. The Defendants shall have no involvement in reviewing or challenging claims.

                        ADMINISTRATION OF THE SETTLEMENT

          14. Any member of either Class who does not submit a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Fund but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Orders and Final Judgments to be entered in the Actions and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

          15. Plaintiffs' Co-Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. Except for their obligation to deliver the Settlement Securities as provided in paragraph 4(b) and to cooperate in the production of information with respect to the identification of Class Members from corporate shareholder transfer records, National Union and Defendants shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Plaintiffs' Co-Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim submitted in the interests of achieving substantial justice.

          16. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

               (a) Each Class Member shall be required to submit a Proof of Claim (see attached Exhibit 2 to Exhibit A), supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiffs' Co-Lead Counsel, in their discretion, may deem acceptable;

               (b) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Provided that it is received before the motion for the Class Distribution Order is filed, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed by first-class mail, postage prepaid, and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;

               (c) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiffs' Co-Lead Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below;

               (d) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proof of Claims submitted. The Claims Administrator, under supervision of Plaintiffs' Co-Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below;

               (e) If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiffs' Co-Lead Counsel shall thereafter present the request for review to the Court; and

               (f) The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel, for approval by the Court in the Class Distribution Order.

          17. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Actions or Settlement in connection with processing of the Proofs of Claim.

          18. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members who fail to submit a Proof of Claim or whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Orders and Final Judgments to be entered in the Actions and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

          19. All proceedings with respect to the administration, processing and determination of claims described by Paragraph 16 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

          20. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:
(i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired; and (iv) all costs of administration have been paid.

                  TERMS OF PRELIMINARY ORDER IN CONNECTION WITH
                             SETTLEMENT PROCEEDINGS

          21. Promptly after this Stipulation has been fully executed, Plaintiffs' Counsel and Defendants' Counsel jointly shall apply to the Court for entry of the Preliminary Order In Connection With Settlement Proceedings, substantially in the form annexed hereto as Exhibit A.

                       TERMS OF ORDERS AND FINAL JUDGMENTS

          22. If the Settlement contemplated by this Stipulation is approved by the Court, counsel for the parties shall request that the Court enter the ABN Order and Final Judgment and the Holographics Order and Final Judgment substantially in the forms annexed hereto as Exhibit B-1 and B-2.

                             SUPPLEMENTAL AGREEMENT

          23. Simultaneously herewith, Plaintiffs' Co-Lead Counsel and Counsel for Defendants Holographics and Deloitte are executing "Supplemental Agreements" setting forth certain conditions under which either of Defendant Holographics or Deloitte may, respectively, withdraw from this Stipulation and terminate their rights and responsibilities thereunder, if potential Holographics Class Members who purchased in excess of a certain number shares of Holographics common stock traded during the Holographics Class Period exclude themselves from the Holographics Class. The Supplemental Agreements shall not be filed prior to the Settlement Fairness Hearing unless a dispute arises as to its terms. In the event of a withdrawal from this Stipulation pursuant to the Holographics Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect with respect to all Defendants except Deloitte, and the provisions of Paragraph 27 shall apply, except with respect to Deloitte. In the event of a withdrawal from this Stipulation pursuant to the Deloitte Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect with respect to Deloitte only, and the provisions of Paragraph 27 shall apply with respect to Deloitte only. Notwithstanding the foregoing, the Stipulation shall not become null and void as a result of the election by Defendant Holographics or Defendant Deloitte to exercise its option to withdraw from the Stipulation pursuant to the Supplemental Agreements until the conditions set forth in the Supplemental Agreement have been satisfied. Nothing in this Paragraph 23 shall be deemed to in any way alter, amend or modify any of the provisions of Paragraph 29.

               EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

          24. The Effective Date of Settlement shall be the date when all the following shall have occurred:

               (a) entry of the Preliminary Order In Connection With Settlement Proceedings in all material respects in the form annexed hereto as Exhibit A;

               (b) approval by the Court of the Settlement, following notice to the Classes and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure;

               (c) entry of an Order of the Bankruptcy Court confirming the Plan of Reorganization; and

               (d) entry by the Court of the ABN Order and Final Judgment, and the Holographics Order and Final Judgment in all material respects in the forms set forth in Exhibits B-1 and B-2 annexed hereto, and the expiration of any time for appeal or review of such Orders and Final Judgments, or, if any appeal is filed and not dismissed, after both such Orders and Final Judgments are upheld on appeal in all material respects and are no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review.

          25. Defendants' Counsel or Plaintiffs' Co-Lead Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty (30) days of: (a) the Court's declining to enter the Preliminary Order In Connection With Settlement Proceedings in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Bankruptcy Court's refusal to confirm the Plan of Reorganization; (d) the Court's declining to enter either or both of the Orders and Final Judgments in any material respect; (e) the date upon which one or both of the Orders and Final Judgments is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (f) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

          26. In the event that, after the later of (a) final Court approval of the Settlement and (b) entry of an Order of the Bankruptcy Court confirming the Plan of Reorganization and the occurrence of the Consummation Date (as defined in the Plan of Reorganization), there is any non-delivery by Defendants ABN and Holographics of any of the securities required to be delivered hereunder within twenty (20) business days after Plaintiffs' Co-Lead Counsel furnishes directions for such delivery to Defendants' Counsel, then Plaintiffs' Co-Lead Counsel shall have the right to enter a consent judgment against Defendants ABN and/or Holographics for specific performance requiring delivery of such securities, in addition Plaintiffs and either or both of the Classes shall be entitled to monetary damages resulting from such delayed delivery including any loss in market value of the securities from the date immediately prior to the date Plaintiffs' Co-Lead Counsel furnished directions for such delivery to the date such securities are actually delivered. In the event of such delayed delivery, Holographics' Plaintiffs' Co-Lead Counsel and/or ABN Plaintiffs' Co-Lead Counsel, as the case may be, shall deliver a written demand for a stated amount of such damages to counsel for ABN and/or counsel for Holographics, as the case may be. If ABN and/or Holographics agree to the demand, then the demanded amount shall be paid within ten (10) business days of the demand. If ABN and/or Holographics do not agree, then within ten (10) business days of the demand, they shall deliver a written statement of the amount, if any, that they believe Plaintiffs should be entitled to. If Holographics' Plaintiffs' Co-Lead Counsel and/or ABN Plaintiffs' Co-Lead Counsel, as the case may be, accept the amount stated by ABN and/or Holographics they shall deliver a written acceptance to ABN and/or Holographics, and ABN and/or Holographics shall pay the stated amount within ten (10) business days of the acceptance. If Holographics' Plaintiffs' Co-Lead Counsel and/or ABN Plaintiffs' Co-Lead Counsel, as the case may be, do not accept the amount stated by ABN and/or Holographics they shall be entitled to bring an action at law for such damages, and in the event they obtain a judgment for damages in an amount more than the amount ABN and/or Holographics stated plaintiffs should be entitled to in their written statement, then plaintiffs shall be entitled to recover their attorneys fees and expenses of that action in addition to such damages.

               27. Except as otherwise provided herein, in the event the Settlement is terminated or fails to become effective for any reason, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Actions as of June 23, 2000 and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered, and the National Union Cash Settlement Amount and the Deloitte Settlement Amount, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the National Union Cash Settlement Amount and the Deloitte Settlement Amount shall be returned to National Union and Deloitte, respectively, and any Settlement Securities that have been delivered shall promptly be returned to ABN and/or Holographics.

                           NO ADMISSION OF WRONGDOING

          28. This Stipulation, and all negotiations and papers related to it, and any proceedings taken pursuant to it whether or not the Settlement is consummated:

               (a) shall not be offered or received against the Defendants or against the Plaintiffs or the Classes as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants or by any of the Plaintiffs or the Classes with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the Actions or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Actions or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

               (b) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiffs and the Classes as evidence of any infirmity in the claims of Plaintiffs and the Classes;

               (c) shall not be offered or received against the Defendants or against the Plaintiffs or the Classes as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder;

               (d) shall not be construed against the Defendants or the Plaintiffs and the Classes as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

               (e) shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the Classes or any of them that any of their claims are without merit or that damages recoverable under the Complaints would not have exceeded the Settlement Fund.

                                    BAR ORDER

     29. It is an express condition of this Stipulation that each of the ABN Order and Final Judgment and the Holographics Order and Final Judgment shall provide that all claims of any nature whatsoever, whether arising under federal, state, local, statutory or common law or any other law, equitable principle, rule or regulation, including both known and Unknown Claims, against the Released Parties and/or National Union by any party to either of the Actions, which are based upon or in any way relate to or arise out of the alleged facts underlying the Settled Claims, the Actions or the Settlement, are forever barred and the filing of any such claim, whether in either of the Actions or in any other court, arbitration, administrative agency or proceeding in any other forum shall be enjoined. It is an express condition of this Stipulation that the Orders and Final Judgments provide that (i) any claims of any nature whatsoever, whether arising under federal, state, local, statutory or common law or any other law, equitable principle, rule or regulation, including both known and Unknown Claims, that Deloitte may have against any other Released Party relating in any way to the alleged facts underlying the claims asserted or which could have been asserted in either of the ABN and Holographics Actions, including, without limitation, all claims alleged or which could have been asserted in Deloitte's proposed Amended Answer and Cross-claim, and (ii) that any such claims that any other Released Party may have against Deloitte relating to the claims asserted or which could have been asserted in either of the ABN and Holographics Actions of any nature whatsoever, whether arising under federal, state, local, statutory or common law or any other law, equitable principle, rule or regulation, including both known and Unknown Claims, shall be released by the Orders and Final Judgments.

                            MISCELLANEOUS PROVISIONS

          30. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

          31. Each Defendant, except ABN, warrants as to himself, herself or itself that, as to the payments made by or on behalf of him, her or it, at the time of such payment that the Defendant made or caused to be made pursuant to Paragraph 4 above, he, she or it was not insolvent, nor did, nor will the payment required to be made by or on behalf of him, her or it render such Defendant insolvent within the meaning of and/or for the purposes of the United States Bankruptcy Code, including ss. 101 and 547 thereof. This warranty is made by each such Defendant and not by such Defendant's Counsel.

          32. If a case is commenced in respect of any Defendant, other than ABN, under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Gross Settlement Fund or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Gross Settlement Fund by other Defendants, then, at the election of Plaintiffs' Co-Lead Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and the Orders and Final Judgments entered in favor of the Defendants pursuant to this Stipulation, which releases and Orders and Final Judgments shall be null and void, and the parties shall be restored to their respective positions in the litigation as of June 23, 2000 and any cash amounts in the Gross Settlement Fund shall be returned as provided in Paragraph 28 above.

          33. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, Plaintiffs and the Defendants agree not to assert in any forum that the litigation was brought by Plaintiffs or defended by the Defendants in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Actions. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

          34. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

          35. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

          36. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiffs' Counsel and enforcing the terms of this Stipulation.

          37. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

          38. This Stipulation and its exhibits and the Supplemental Agreements constitute the entire agreement among the parties hereto concerning the Settlement of the Actions, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits and the Supplemental Agreements other than those contained and memorialized in such documents.

          39. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

          40. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

          41. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

          42. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

          43. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

          44. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Order In Connection With Settlement Proceedings, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the District Court and as necessary, the Bankruptcy Court, of the Settlement.

DATED:  October__, 2000

                                   ENTWISTLE & CAPPUCCI LLP


                                   By:______________________
                                      Vincent R. Cappucci (VRC-6864)
                                      William S. Gyves (WSG-2770)
                                   400 Park Avenue
                                   New York, New York 10022
                                   (212) 894-7200

                                   MILBERG WEISS BERSHAD
                                   HYNES & LERACH LLP


                                   BY:_______________________
                                      George A. Bauer 111 (GB-2919)
                                      Deborah Clark-Weintraub (DCW-6877)
                                      Ariana L. Tadler (AT-0452)
                                   One Pennsylvania Plaza
                                   New York, New York 10119-0165
                                   (212) 594-5300

                                   WOLF POPPER LLP


                                   BY:_______________________
                                      Stephen D. Oestreich (SDO-8933)
                                      Peter G.A. Safirstein (PS-6176)
                                   845 Third Avenue
                                   New York, New York 10022
                                   (212) 759-4600

                                   HOLOGRAPHICS PLAINTIFFS' CO-LEAD COUNSEL

                                   LOWEY, DANENBERG, BEMPORAD & SELINGER, P.C.
                                      Richard Bemporad (RB-8778)
                                      Jill Rosell (JR-4960)
                                   The Gateway - 11th Floor
                                   One North Lexington Avenue
                                   White Plains, New York 10601-1714
                                   (914) 997-0500

                                   HOLOGRAPHICS PLAINTIFFS' LIAISON COUNSEL


                                   ABBEY, GARDY & SQUITIERI, LLP
                                      Mark C. Gardy
                                   212 East 39th Street
                                   New York, New York 10016
                                   (212) 889-3700

                                   BARRACK RODOS & BACINE
                                      Daniel E. Bacine
                                   3300 Two Commerce Square
                                   2001 Market Street
                                   Philadelphia, PA 19103
                                   (215) 963-0600

                                   BERGER & MONTAGUE, P.C.
                                      Sherri R. Savett
                                   1622 Locust Street
                                   Philadelphia, Pennsylvania 19103
                                   (215) 875-3000

                                   BERMAN DeVALERIO & PEASE
                                      Jeffrey C. Block
                                   1 Liberty Square, 8th Floor
                                   Boston, Massachusetts 02109
                                   (617) 542-8300

                                   BERNSTEIN LIEBHARD & LIFSHITZ, LLP
                                      Mel E. Lifshitz
                                   10 East 40th Street
                                   New York, New York 10016
                                   (212) 779-1414

                                   BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
                                      Daniel L. Berger
                                   1285 Avenue of the Americas
                                   New York, New York 10022
                                   (212) 554-1400

                                   BRAGER WEXLER EAGEL & MORGENSTERN, LLP
                                      Peter D. Morganstern
                                   900 Third Avenue
                                   New York, New York 10022
                                   (212) 308-5858

                                   FARROW, BRAMSON, BASKIN & PLUTZIK
                                      Alan R. Plutzik
                                   2125 Oak Grove Road, Suite 120
                                   Walnut Creek, California 94598
                                   (925) 945-0200

                                   FARUQI AND FARUQI
                                      Nadeem Faruqi
                                   415 Madison Avenue
                                   New York, New York 10017
                                   (212) 983-9331

                                   FINKELSTEIN THOMPSON & LOUGHRAN
                                      Burton H. Finkelstein
                                   The Foundry Building
                                   Suite 601
                                   1055 Thomas Jefferson Street, N.W.
                                   Washington, DC 20007
                                   (202) 337-8000

                                   GOODKIND LABATON RUDOFF & SUCHAROW
                                      Jonathan M. Plasse
                                   100 Park Avenue
                                   New York, New York 10017
                                   (212) 907-0700

                                   HEINS, MILLS & OLSON
                                      Stacey L. Mills
                                   700 Norstar East
                                   608 Second Avenue South
                                   Minneapolis, Minnesota 55402
                                   (612) 338-4605

                                   HOFFMAN & EDELSON
                                      Marc H. Edelson
                                   45 West Court Street
                                   Doylestown, Pennsylvania 18901
                                   (215) 230-8043

                                   KANTROWITZ, GOLDHAMER & GRAIFMAN, P.C.
                                      Gary S. Graifman
                                   747 Chestnut Ridge Road
                                   Chestnut Ridge, New York 10977-6216
                                   (914) 356-3570

                                   LAW OFFICES OF
                                   JAMES V. BASHIAN, P.C.
                                      James V. Bashian
                                   500 Fifth Avenue, Suite 2700
                                   New York, New York 10110
                                   (212) 921-4110

                                   LAW OFFICES OF LEO W. DESMOND
                                      Leo W. Desmond
                                   2161 Palm Beach Lakes Boulevard
                                   Suite 204
                                   West Palm Beach, Florida 33409
                                   (561) 712-8000

                                   LAW OFFICES OF BERNARD M. GROSS
                                      Deborah R. Gross
                                   1500 Walnut Street, Suite 620
                                   Philadelphia, Pennsylvania 19102
                                   (215) 561-3600

                                   MAGER & WHITE, P.C.
                                      Ann D. White
                                      Robert Eisler
                                   The Pavilion
                                   261 Old York Road, Suite 810
                                   Jenkintown, Pennsylvania 19046
                                   (215) 481-0273

                                   LOCKRIDGE GRINDAL NAUEN P.L.L.P.
                                      Richard A. Lockridge
                                      Karen M. Hanson
                                   2200 Washington Square
                                   100 Washington Avenue South
                                   Minneapolis, Minnesota 55401
                                   (612) 339-6900

                                   MILLER FAUCHER CAFFERTY AND WEXLER
                                      Marvin A. Miller
                                   30 North LaSalle Street, Suite 3200
                                   Chicago, Illinois 60602
                                   (312) 782-4880

                                   PASTERNAK, FELDMAN & PLUTNICK, P.A.
                                      Steven Plutnick
                                   Eisenhower Plaza South
                                   70 South Orange Avenue, Suite 245
                                   Livingston, New Jersey 07039
                                   (973) 994-7900

                                   RABIN & PECKEL LLP
                                      Brian Murphy
                                   275 Madison Avenue
                                   34th Floor
                                   New York,NY 10016
                                   (212) 682-1818

                                   SAVETT FRUTKIN PODELL & RYAN, P.C.
                                      Barbara Podell
                                   325 Chestnut Street, Suite 700
                                   Philadelphia, Pennsylvania 19106
                                   (215) 923-5400

                                   SCHIFFRIN & BARROWAY, LLP
                                      Andrew L. Barroway
                                   Three Bala Plaza East
                                   Bala Cynwyd, Pennsylvania 19004
                                   (610) 667-7708

                                   SCHOENGOLD & SPORN, P.C.
                                   233 Broadway
                                   New York, New York 10279
                                   (212) 964-0046

                                   SCHUBERT & REED LLP
                                      Robert C. Schubert
                                   Two Embarcadero Center, Suite 1050
                                   San Francisco, California 94111
                                   (415) 788-4220

                                   STULL, STULL & BRODY
                                      Jules Brody
                                   6 East 45th Street
                                   New York, New York 10017
                                   (212) 687-7230

                                   WEISS & YOURMAN
                                     Joseph H. Weiss
                                   551 5th Avenue, Suite 1600
                                   New York, NY 10176
                                   (212) 682-3025

                                   ZWERLING, SCHACHTER & ZWERLING, LLP
                                      Richard A. Spears
                                   767 Third Avenue
                                   New York, New York 10017
                                   (212) 223-3900

                                   HOLOGRAPHICS PLAINTIFFS' COUNSEL

                                   POMERANTZ HAUDEK BLOCK GROSSMAN & GROSS LLP

                                   By:________________________
                                      Stanley M. Grossman (SG-4544)
                                      Patrick V. Dahlstrom (PD-5328)
                                      Linda P. Nussbaum (LN-9336)
                                      Robert J. Axelrod
                                   100 Park Avenue, 26th Floor
                                   New York, New York 10017
                                   (212) 661-1100

                                   WECHSLER HARWOOD HALEBIAN & FEFFER LLP

                                   By:________________________
                                      Stuart D. Wechsler (SW-4381)
                                      Frederick W. Gerkins, III (FG 7595)
                                   488 Madison Avenue
                                   New York, New York 10022
                                   (212) 935-7400

                                   ABN PLAINTIFFS' CO-LEAD COUNSEL

                                   LAW OFFICES OF LAWRENCE G. SOICHER
                                     Lawrence G. Soicher
                                   342 Madison Avenue
                                   New York, New York 10173
                                   (212) 883-8000

                                   LAW OFFICES OF MARC S. HENZEL
                                      Marc S. Henzel
                                   210 West Washington Square
                                   Philadelphia, PA 19106
                                   (215) 625-9999

                                   ABN Plaintiffs' Counsel

                                   FULBRIGHT & JAWORSKI L.L.P.


                                   By:_______________________
                                      James Nespole (JN-9015)
                                      Edward Dolido (ED-4084)
                                   666 Fifth Avenue
                                   New York, New York 10103-3198
                                   (212) 318-3000

                                   ATTORNEYS FOR DEFENDANT AMERICAN BANK NOTE
                                   HOLOGRAPHICS, INC.


                                   MORGAN, LEWIS & BOCKIUS LLP


                                   By:________________________
                                      Kevin T. Rover (KR-5629)
                                   101 Park Avenue
                                   New York, New York 10178
                                   (212) 309-6000

                                   ATTORNEYS FOR DEFENDANTS AMERICAN BANKNOTE
                                   CORPORATION, JOHN T. GORMAN, AND PATRICK J.
q                                  GENTILE


                                   WEIL, GOTSHAL & MANGES LLP


                                   By:_______________________
                                      Miranda S. Schiller (MS-9456)
                                      Haron W. Murage (HM-5783)
                                   767 Fifth Avenue
                                   New York, New York 10153
                                   (212) 310-8000

                                   ATTORNEYS FOR DEFENDANT MORRIS WEISSMAN


                                   STILLMAN & FRIEDMAN, P.C.


                                   By:________________________
                                      James A. Mitchell (JM-4 150)
                                   425 Park Avenue, 22nd Floor
                                   New York, New York 10022
                                   (212) 223-0200

                                   ATTORNEYS FOR DEFENDANT JOSHUA C. CANTOR

                                   MORVILLO, ABRAMOWITZ, GRAND
                                      IASON & SILBERBERG


                                   By:________________________
                                      Barry A. Bohrer
                                   565 Fifth Avenue
                                   New York, New York 10017
                                   (212) 856-9600

                                   ATTORNEYS FOR DEFENDANT RICHARD P.
                                   MACCHIARULO


                                   WILSON SONSINI GOODRICH & ROSATI


                                   By:______________________
                                      Boris Feldman
                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   (650) 493-9300

                                   LAYTON BROOKS & HECHT LLP

                                   By:______________________
                                      Robert W. Gaffey
                                   400 Park Avenue
                                   New York, New York 10022
                                   (212) 980-8500

                                   ATTORNEYS FOR DEFENDANTS NATIONSBANC
                                   MONTGOMERY SECURITIES LLC, LAZARD FRERES &
                                   CO. LLC, RAYMOND JAMES & ASSOCIATES, INC.
                                   and Salomon Smith Barney Holdings Inc.


                                   D'AMATO & LYNCH

                                   By:_______________________
                                      Charles Bramham
                                   70 Pine Street
                                   New York, New York 10270
                                   (212) 269-0927

                                   ATTORNEYS FOR NATIONAL UNION FIRE INSURANCE
                                   COMPANY OF PITTSBURGH, PA.


                                   MAYER, BROWN & PLATT

                                   By:______________________
                                      Alan N. Salpeter
                                      Robert J. Kriss
                                   190 South LaSalle Street
                                   Chicago, IL 60603
                                   (312) 782-0600

                                    Attorneys for Deloitte & Touche LLP

                                   EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------- x
IN RE AMERICAN BANK NOTE                :         99 Civ. 0412 (CM)
HOLOGRAPHICS, INC. SECURITIES           :
LITIGATION                              :
--------------------------------------- x
IN RE AMERICAN BANKNOTE CORPORATION     :         99 Civ. 0661 (CM)
SECURITIES LITIGATION                   :
--------------------------------------- x
This Document Relates To                :
ALL CONSOLIDATED ACTIONS                :
--------------------------------------- x


                         PRELIMINARY ORDER IN CONNECTION
                           WITH SETTLEMENT PROCEEDINGS

          WHEREAS, on October__, 2000, the parties to the above-entitled actions (the "Actions') entered into a Global Stipulation and Agreement of Settlement (the "Stipulation") which is subject to review under Rule 23 of the Federal Rules of Civil Procedure ("F.R.Civ.P.") and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged in the ABN Complaint and the Holographics Complaint on the merits and with prejudice upon the terms and conditions set forth in the Stipulation; and the Court having read and considered the Stipulation and the accompanying documents; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation;

          NOW, THEREFORE, IT IS HEREBY ORDERED, this ______day of_________ 2000, that:

          1. Pursuant to F.R.Civ.P. 23(b)(3), and for the purposes of the settlement only, i) the ABN Action is hereby certified as a class action on behalf of: all persons and entities who purchased the common stock of American Banknote Corporation ("ABN") during the period from and including May 2, 1996 through and including January 25, 1999 (the "ABN Class"); and ii) the Holographics Action is hereby certified as a class action on behalf of: all persons and entities who purchased the common stock of American Bank Note Holographics, Inc. ("Holographics") during the period from and including July 15, 1998 through and including February 1, 1999 (the "Holographics Class"). Excluded from each Class are the Released Parties, members of the immediate family (parents, spouses. siblings, and children) of each of the Released Parties, any entity (except Bay Harbour Management L.C. or any investment funds managed by Bay Harbour) in which any Released Party is affiliated (as that term is defined in Rule 12b-2 promulgated by the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Released Party.

          2. The Court finds that the prerequisites for a class action under F.R.Civ.P. 23(a) and (b)(3) have been satisfied with respect to both the ABN Action and the Holographics Action in that: (a) the number of Class Members in each action is so numerous that joinder of all members of either action is impracticable; (b) there are questions of law and fact common to the Classes;
(c) the claims of the named representatives are typical of the claims of the Classes they seek to represent; (d) the Plaintiffs will fairly and adequately represent the interests of the Classes; (e) the questions of law and fact common to the members of the Classes predominate over any questions affecting only individual members of the Classes; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

          3. Pursuant to F.R.Civ.P. 23, the ABN Lead Plaintiffs are certified as ABN Class Representatives and the Holographics Lead Plaintiffs are certified as Holographics Class Representatives.

          4. Hearings (the "Settlement Fairness Hearings") pursuant to F.R.Civ.P. 23(e) are hereby scheduled to be held before the Court on _____________, 2000, commencing at ____:____ __.m. for the following purposes:

               (a) to finally determine whether these Actions satisfy the applicable prerequisites for class action treatment under F.R.Civ.P. 23(a) and
(b);

               (b) to determine whether the proposed Settlement is fair, reasonable, and adequate, and should be approved by the Court;

               (c) to determine whether the Orders and Final Judgments as provided under the Stipulation should be entered, dismissing the Complaints filed herein, on the merits and with prejudice, and to determine whether the release by the Classes to the Released Parties, as set forth in the Stipulation, should be provided to the Released Parties;

               (d) to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is fair and reasonable, and should be approved by the Court;

               (e) to consider Plaintiffs' Counsel's application for an award of attorneys' fees and expenses; and

               (f) to rule upon such other matters as the Court may deem appropriate.

          5. The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Orders and Final Judgments approving the Stipulation and dismissing the Complaints on the merits and with prejudice regardless of whether it has approved the Plan of Allocation or awarded attorneys' fees and expenses.

          6. The Court approves the form, substance and requirements of the Notice of Pendency of Class Actions, Hearings On Proposed Settlement and Attorneys' Fee Petition and Right to Share in Settlement Fund (the "Class Notice"), and the Proof of Claim form annexed hereto as Exhibits 1 and 2 respectively.

          7. Plaintiffs' Co-Lead Counsel shall cause the Class Notice and the Proof of Claim, substantially in the forms annexed hereto, to be mailed, by first class mail, postage prepaid, on or before ____________, 2000, to all members of the Classes who can be identified with reasonable effort by Plaintiffs' Co-Lead Counsel. The Settling Defendants shall cooperate in making ABN's and Holographics' transfer records and shareholder information available to Plaintiffs' Co-Lead Counsel or their agent for the purpose of identifying and giving notice to the Classes. Plaintiffs' Co-Lead Counsel shall use reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who purchased ABN or Holographics common stock during the Class Periods as record owners but not as beneficial owners. Such nominee purchasers are directed to forward copies of the Class Notice and Proof of Claim to their beneficial owners or to provide the Claims Administrator with lists of the names and addresses of the beneficial owners, and the Claims Administrator is ordered to send the Class Notice and Proof of Claim promptly to such beneficial owners. Additional copies of the Class Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Class Notices and Proof of Claim to beneficial owners. Plaintiffs' Co-Lead Counsel shall, at or before the Settlement Fairness Hearings, file with the Court proof of mailing of the Class Notice and Proof of Claim.

          8. The Court approves the form of Publication Notice of the pendency of these class actions and the proposed settlement in substantially the form and content annexed hereto as Exhibit 3 and directs that Plaintiffs' Co-Lead Counsel shall cause the Publication Notice to be published in the national edition of THE NEW YORK TIMES within ten days of the mailing of the Class Notice. Plaintiffs' Co-Lead Counsel shall, at or before the Settlement Fairness Hearings, file with the Court proof of publication of the Published Notice.

          9. The form and method set forth herein of notifying the Classes of the Settlement and its terms and conditions meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Exchange Act, 15 U.S.C. 78u-4(1)(7), as amended by the Private Securities Litigation Reform Act of 1995, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

          10. In order to be entitled to participate in the Net Settlement Fund, in the event the Settlement is effected in accordance with all of the terms and conditions thereof, each Class Member shall take the following actions and be subject to the following conditions:

               (a) A properly executed Proof of Claim (the "Proof of Claim"), substantially in the form attached hereto as Exhibit 2, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Class Notice, postmarked not later than ____________, 2000. Such deadline may be further extended by Court Order. Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Class Notice.

               (b) The Proof of Claim submitted by each Class Member must satisfy the following conditions: (i) it must be properly filled out, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by Plaintiffs' Co-Lead Counsel; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Class Member must be included in the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

               (c) As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all claims as provided in the Stipulation.

          11. Class Members shall be bound by all determinations and judgments in these Actions, whether favorable or unfavorable, unless such persons request exclusion from the applicable Class in a timely and proper manner, as hereinafter provided. A Class Member wishing to make such request shall mail the request in written form, by first class mail, postage prepaid, and postmarked no later than ___________, 2000 to the address designated in the Notice. Such request for exclusion shall clearly indicate the name and address of the person seeking exclusion, that the sender requests to be excluded from the Class in ABN and Holographics Securities Litigations, and must be signed by such person. Such persons requesting exclusion are also requested to state: their telephone number and all purchases and sales of ABN or Holographics common stock during the Class Periods, including the number and price of the shares purchased during the Class Periods, the number and price of shares sold during the Class Periods or thereafter, and the date of each such purchase or sale. The request for exclusion shall not be effective unless the request for exclusion provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Court.

          12. Class Members requesting exclusion from the Classes shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and Class Notice.

          13. The Court will consider objections to the Settlement, the Plan of Allocation, or the award of attorneys' fees and reimbursement of expenses only if such objections and any supporting papers are filed in writing with the Clerk of the Court. United States District Court, 300 Quarropas Street, White Plains, New York 10601, and copies of all such papers are served, on or before __________, 2000, upon each of the following: Vincent R. Cappucci, Esq., Entwistle & Cappucci LLP, 400 Park Avenue, New York, New York 10022; Deborah Clark Weintraub, Esq., Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119-0165; Stephen D. Oestreich, Esq., Wolf Popper LLP, 845 Third Avenue, New York, New York 10022; Stanley M. Grossman, Esq., Pomerantz Haudek Block Grossman & Gross LLP, 100 Park Avenue, 26th Floor, New York, New York 10017; and Stuart D. Wechsler, Esq., Wechsler Harwood Halebian & Feffer LLP. 488 Madison Avenue, New York, New York 10022, on behalf of Plaintiffs; and James Nespole, Esq., Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103-3 198 on behalf of Defendant Holographics; Kevin T. Rover, Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 on behalf of Defendants ABN, Gorman and Gentile; Miranda S. Schiller, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 on behalf of Defendant Weissman; James A. Mitchell, Esq., Stillman & Friedman, RC., 425 Park Avenue, 22nd Floor, New York, New York 100'" on behalf of Defendant Cantor; Barry A. Bobrer, Esq., Morvillo, Abramowitz, Grand, lason & Silberberg, 565 Fifth Avenue, New York, New York 10017 on behalf of Defendant Macchiarulo; Boris Feldman, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050 on behalf of Defendants NationsBanc Montgomery Securities LLC, Lazard Freres & Co. LLC. Raymond James & Associates, Inc., and Salomon Smith Barney Holdings Inc.; and Robert J. Kriss, Esq., Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, on behalf of Defendant Deloitte & Touche LLP. Attendance at the hearings is not required; however. persons wishing to be heard orally in opposition to the approval of the Settlement, the Plan of Allocation, and/or the request for attorney's' fees are required to indicate in their written objection their intention to appear at the hearings. Persons who intend to object to the Settlement, the Plan of Allocation, and/or counsel's application for an award of attorneys' fees and expenses and desire to present evidence at the Settlement Fairness Hearings must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearings. Class Members do not need to appear at the hearings or take any other action to indicate their approval.

          14, Pending final determination of whether the Settlement should be approved, the Plaintiffs, all Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Settled Claims against any Released Party,

          15. If: (a) the Settlement is terminated by Holographics or Deloitte pursuant to Paragraph 23 of the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and the satisfaction of such condition is not waived in writing by Plaintiffs' Co-Lead Counsel and Counsel for the Defendants; (c) the Court rejects, in any respect, the Orders and Final Judgments in substantially the form and content annexed to the Stipulation as Exhibit B and/or Plaintiffs' Co-Lead Counsel and Counsel for the Defendants fail to consent to the entry of another form of order in lieu thereof
(d) the Court rejects the Stipulation, including any amendment thereto approved by Plaintiffs' Co-Lead Counsel and Counsel for the Defendants; or (e) the Court approves the Stipulation, including any amendment thereto approved by Plaintiffs' Co-Lead Counsel and Counsel for the Defendants, but such approval is reversed on appeal and such reversal becomes final by lapse of time or otherwise, then, in any such event, the Stipulation, including any amendment(s) thereof, and this Preliminary Order certifying the Classes and the Class Representatives for purposes of the Settlement shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed prior to June 23, 2000.

          16. The Court retains exclusive jurisdiction over the Actions to consider all further matters arising out of or connected with the Settlement.

Dated:   White Plains, New York
         ____________ 2000



                                             ______________________________
                                             UNITED STATES DISTRICT JUDGE

                                    EXHIBIT 1
                                  TO EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------- x
IN RE AMERICAN BANK NOTE                :         99 Civ. 0412 (CM)
HOLOGRAPHICS, INC. SECURITIES           :
LITIGATION                              :
--------------------------------------- x
IN RE AMERICAN BANKNOTE CORPORATION     :         99 Civ. 0661 (CM)
SECURITIES LITIGATION                   :
--------------------------------------- x
This Document Relates To                :
ALL CONSOLIDATED ACTIONS                :
--------------------------------------- x



                      NOTICE OF PENDENCY OF CLASS ACTIONS,
           HEARINGS ON PROPOSED SETTLEMENT AND ATTORNEYS' FEE PETITION
                      AND RIGHT TO SHARE IN SETTLEMENT FUND

TO: ALL PERSONS AND ENTITIES WHO PURCHASED THE COMMON STOCK OF AMERICAN BANK NOTE HOLOGRAPHICS, INC. ("HOLOGRAPHICS") DURING THE PERIOD
         JULY 15, 1998 THROUGH FEBRUARY 1, 1999 (THE "HOLOGRAPHICS CLASS"); AND


         ALL PERSONS AND ENTITIES WHO PURCHASED THE COMMON STOCK OF AMERICAN BANKNOTE CORPORATION ("ABN") DURING THE PERIOD FROM AND INCLUDING MAY 2, 1996 THROUGH JANUARY 25, 1999 (THE "ABN CLASS")


PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THESE ACTIONS. IF YOU ARE A CLASS MEMBER, YOU ULTIMATELY MAY BE ENTITLED TO RECEIVE BENEFITS PURSUANT TO THE PROPOSED SETTLEMENT DESCRIBED HEREIN.

CLAIMS DEADLINE: CLAIMANTS MUST SUBMIT PROOFS OF CLAIM, ON THE FORM ACCOMPANYING THIS NOTICE. POSTMARKED ON OR BEFORE JANUARY 30, 2001

EXCLUSION DEADLINE: REQUESTS FOR EXCLUSION MUST BE SUBMITTED POSTMARKED ON OR BEFORE DECEMBER 8,2000.

SECURITIES BROKERS AND OTHER NOMINEES: PLEASE SEE INSTRUCTIONS ON PAGE ___
HEREIN.


                    SUMMARY OF SETTLEMENT AND RELATED MATTERS

I. PURPOSE OF THIS NOTICE


          1. This Notice is given pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the Court dated October 25, 2000. The purpose of this Notice is to inform you that these actions have been certified as class actions for the purposes of a proposed Settlement that will affect all Class Members' rights. This Notice describes rights you may have under the proposed Settlement and what steps you may take in relation to these actions. This Notice is not an expression of any opinion by the Court as to the merits of any claims or any defenses asserted by any party in these actions, or the fairness or adequacy of the proposed Settlement.

II. STATEMENT OF PLAINTIFF RECOVERY

          2. Pursuant to the Settlement described herein, Settlement Funds consisting of $14,850,000 in cash, plus interest, have been established. In addition, Defendants ABN and Holographics shall each deliver the securities described at paragraph 28 below (the "Settlement Securities") for the benefit of the Classes. Plaintiffs estimate that there were approximately 30.6 million shares of Holographics common stock traded during the Class Period which may have been damaged as a result of the alleged wrongdoing described below. Plaintiffs estimate that the average cash recovery per damaged share of Holographics common stock under the Settlement (exclusive of the Settlement Securities) is 40.3 cents per damaged share before deduction of Court-awarded attorneys' fees and expenses. Plaintiffs estimate that there were approximately
25.0 million shares of ABN common stock traded during the ABN Class Period which may have been damaged as a result of the alleged wrongdoing. Plaintiffs estimate that the average cash recovery per damaged share of ABN common stock (exclusive of the Settlement Securities) under the Settlement is 10.0 cents per damaged share before deduction of Court-awarded attorneys' fees and expenses. Depending on the number of claims filed, when during the Class Periods Class Members purchased their shares of Holographics or ABN common stock, and whether those shares were held at the end of the Class Periods or sold during the Class Periods, and if sold, when they were sold, an individual Class Member may receive more or less than these average amounts.

          3. A Class Member's distribution from the Settlement Fund will be governed by a Plan of Allocation, to be approved by the Court. Under the relevant securities laws, a claimant's recoverable damages are limited to the losses attributable to the alleged fraud. Losses which resulted from factors other than the alleged fraud are not compensable from the Settlement Fund.

          4. A detailed explanation of how each Class Member's claim will be calculated is set forth in the Plaintiffs' proposed Plan of Allocation which appears at page __ of this Notice.

III. STATEMENT OF POTENTIAL OUTCOME OF CASE


          5. The parties disagreed on both liability and damages and do not agree on the average amount of damages per share that would be recoverable if Plaintiffs were to have prevailed on each claim alleged. The issues on which the parties disagree include (a) the appropriate economic model for determining the amounts by which Holographics' and ABN's common stock were allegedly artificially inflated (if at all) during the Class Periods; (b) the amounts by which Holographics' and ABN's common stock were allegedly artificially inflated (if at all) during the Class Periods; (c) the effect of various market forces influencing the trading prices of Holographics' and ABN's common stock at various times during the Class Periods; (d) the extent to which external factors such as general market and industry conditions, influenced the trading prices of Holographics' and ABN's common stock at various times during the Class Periods;
(e) the extent to which the various matters that Plaintiffs alleged were materially false or misleading influenced (if at all) the trading prices of Holographics' and ABN's common stock at various times during the Class Periods;
(f) the extent to which the various allegedly adverse material facts that Plaintiffs alleged were omitted influenced (if at all) the trading prices of Holographics' and ABN's common stock at various times during the Class Periods; and (g) whether the statements made or facts allegedly omitted were material or otherwise actionable under the federal securities laws.

          6. Plaintiffs' Counsel consider that there were risks that Plaintiffs and the Classes might not have prevailed on all their claims and that there were risks that the decline in the prices of Holographics' and ABN's common stock could be attributed, in whole or in part, to other factors, therefore Plaintiffs could have recovered nothing or substantially less than this amount. For example, at the time the agreement in principle to settle the actions was reached, defendant ABN was subject to protection under Chapter 11 of the United States Bankruptcy Code.

          7. The Defendants deny that they are liable to the Plaintiffs or the Classes and deny that Plaintiffs or the Classes have suffered any damages.

IV. STATEMENT OF ATTORNEYS' FEES AND COSTS SOUGHT

          8. Plaintiffs' Counsel intend to apply for fees of up to one-third (33-1/3%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of these actions for an amount not to exceed $500,000. Plaintiffs' Counsel have expended considerable time and effort in the prosecution of this litigation on a contingent fee basis, and have advanced the expenses of the litigation, in the expectation that if they were successful in obtaining a recovery for the Classes they would be paid from such recovery. In this type of litigation it is customary for counsel to be awarded a percentage of the common fund recovery as their attorneys' fees.

V. FURTHER INFORMATION

          9. Further information regarding the Holographics Action and this Notice may be obtained by contacting the Holographics Plaintiffs' Co-Lead
Counsel: Vincent R. Cappucci, Esq., Entwistle & Cappucci LLP, 400 Park Avenue, New York, New York 10022, Telephone (212) 894-7200; Deborah Clark-Weintraub, Esq., Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119-0165, Telephone (212) 594-5300; Stephen D. Oestreich, Esq., Wolf Popper LLP, 845 Third Avenue, New York, New York 10022, Telephone (212) 759-4600. Further information regarding the ABN Action and this Notice may be obtained by contacting THE ABN Plaintiffs' Co-Lead Counsel: Stanley M. Grossman, Esq., Pomerantz Haudek Block Grossman & Gross LLP, 100 Park Avenue, 26th Floor, New York, New York 10017, Telephone (212) 661-1100; or Stuart D. Wechsler, Esq., Wechsler Harwood Halebian & Feffer LLP, 488 Madison Avenue, New York, New York 10022, Telephone (212) 935-7400.

VI. REASONS FOR THE SETTLEMENT

          10. The principal reason for the Settlement is the benefit to be provided to the Classes now. This benefit must be compared to the risk that plaintiffs might not obtain a judgment after a contested trial and likely appeals, possibly years into the future, and that even if plaintiffs ultimately succeeded in obtaining a judgment, collection would not be assured.

                     NOTICE OF SETTLEMENT FAIRNESS HEARINGS

          11. NOTICE IS HEREBY GIVEN, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of New York (the "Court") dated October 25, 2000, that hearings will be held before the Honorable Colleen McMahon in the United States Courthouse, 300 Quarropas Street, White Plains, New York 10601, at 9:30 a.m., on December 15, 2000 (the "Settlement Fairness Hearings") to determine whether a proposed settlement (the "Settlement") of the above-captioned actions (the "Actions") as set forth in the Stipulation of Settlement dated October 24, 2000 (the "Stipulation"), is fair, reasonable and adequate and to consider the proposed Plan of Allocation for the settlement proceeds and the application of Plaintiffs' Counsel for attorneys' fees and reimbursement of expenses.

          12. The Court, by Preliminary Order In Connection With Settlement Proceedings, dated October 25, 2000, has certified a ABN Plaintiffs' Class consisting of "all persons and entities who purchased the common stock of ABN during the period from and including May 2, 1996 through and including January 25, 1999" and a Holographics Plaintiffs' Class consisting of "all persons and entities who purchased the common stock of Holographics during the period from and including July 15, 1998 through and including February 1, 1999." Excluded from the Classes are the Released Parties (as defined below), members of the immediate family (parents, spouses, siblings, and children) of each of the Released Parties, any entity (except Bay Harbour Management L.C. or any investment funds managed by Bay Harbour) in which any Released Party is affiliated (as that term is defined in Rule 12b-2 promulgated by the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Released Party.

                          BACKGROUND OF THE LITIGATION

          13. Throughout the Class Periods, ABN was a holding company engaged through its various subsidiaries in the secured products and systems industry. Until its July 15, 1998 initial public offering, Holographics was a wholly-owned subsidiary of ABN. Holographics originated, manufactured and marketed mass-produced holograms and holographic material for use in security and counterfeiting-protection applications and for non-secure uses such as magazine advertisements and specialized packaging.

          14. The Consolidated Complaint filed in the ABN Action (the "ABN Complaint") alleges, among other things, that Defendants ABN, Weissman, Gorman, and Gentile issued false and misleading press releases and other statements regarding ABN's financial condition and results of operations during the ABN Class Period in a scheme to artificially inflate the value of ABN's securities.

          15. A principal part of the alleged scheme in the ABN Action included the overstatement of income and the understatement of expenses during the ABN Class Period. It was alleged that accurately reporting such financial information would have, among other things, risked the success of the Holographics IPO and ABN's debt financing for its plans for international expansion through joint ventures and acquisitions. Allegedly, it was not until April 20, 1999 that ABN finally admitted inter alia the following facts: (a) that ABN's reported financial statements for the years ended December 31, 1997 and December 31, 1996, as well as the interim financial statements for each of the first three quarters of 1998, would require a restatement concurrent with the restatements of Holographics (which had been a wholly-owned subsidiary of ABN during those periods) for those periods; (b) that ABN would not timely file its annual report for the year ended December 31, 1998; (c) that the Securities and Exchange Commission (the "SEC") had commenced a formal investigation of ABN due to Holographics' revenue recognition issues; and (d) that ABN had retained The Blackstone Group to explore "strategic alternatives," including a debt restructuring or the sale of other assets to reduce its debts.

          16. The ABN Complaint further alleges that Plaintiffs and other ABN Class Members purchased the common stock of ABN during the ABN Class Period at artificially inflated prices as a result of the Defendants' dissemination of false and misleading statements regarding ABN in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule lOb-5 promulgated thereunder. At the end of the Class Period, when Plaintiffs claim that the true facts about ABN began to be revealed, the price of ABN shares declined substantially.

          17. The Consolidated Class Action Complaint filed in the Holographics Action (the "Holographics Complaint") alleges, among other things, that the Holographics Defendants issued false and misleading press releases and other statements regarding Holographics' financial condition and results of operations during the Holographics Class Period in a scheme to artificially inflate the value of Holographics' securities. Holographics was a wholly owned subsidiary of ABN prior to its public offering and allegedly in ABN's control subsequent to the public offering.

          18. The Complaint in the Holographics Action generally alleges, among other things, that: (1) Defendants ABN, Holographics, NationsBanc, Lazard Freres, Raymond James, Smith Barney, Weissman, Cantor and Macchiarulo and Deloitte & Touche LLP ("Deloitte") violated Section 11 of the Securities Act of 1933 in connection with ABNH's issuance of a false and misleading prospectus in connection with the initial public offering of Holographics' common stock on or about July 15, 1998 (the "IPO"): (2) Defendants ABN, Holographics. NationsBanc, Lazard Freres, Raymond James, and Smith Barney violated Section 12(a)(2) of the Securities Act of 1933; (3) Defendants ABN, Weissman, Cantor and Macchiarulo violated Section 15 of the Securities Act of 1933; (4) Defendants ABN, Holographics, Weissman, Cantor and Macchiarulo violated Section 10(b) of the Securities Exchange Act of 1934, and Rule lOb-5 promulgated thereunder; and (5) Defendants Weissman, Cantor and Macchiarulo violated Section 20(a) of the Securities Exchange Act of 1934. A principal part of the alleged scheme in the Holographics Action included the overstatement of income and the understatement of expenses of Holographics during the Holographics Class Period. It was alleged that accurately reporting such financial information would have, among other things, risked ABN's plan to use the net proceeds from the Holographics IPO for a cash tender offer to repurchase some of ABN's outstanding indebtedness and for general corporate purposes. Allegedly. it was not until April 15, 1999 that Holographics finally admitted inter alia. the following facts: (a) that Holographics could not timely file either its annual report for the year ended December 31, 1998 or its quarterly report for the first quarter of 1999; (b) that certain members of Holographics' senior management had resigned; (c) that its financial statements for the years ended December 31, 1997 and December 31, 1996 as well as the interim financial statements for each of the first three quarters of 1998 would require restatement; (d) that Holographics had been notified by its commercial banks that events of default existed under its credit arrangements "as a result of the financial statements misstatements and related matters disclosed in the Company's press releases of January 19, January 25 and February 1, 1999"; and (e) that the SEC had initiated a formal investigation into Holographics' previously disclosed financial statements.

          19. The Holographics Complaint further alleges that Plaintiffs and other Holographics Class Members purchased the common stock of Holographics during the Holographics Class Period at artificially inflated prices as a result of the dissemination of false and misleading statements regarding Holographics by Defendants ABN, Holographics, Weissman, Cantor and Macchiarulo in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule lOb-5 promulgated thereunder. At the end of the Class Period, when Plaintiffs claim that the true facts about Holographics began to be revealed, the price of Holographics shares declined precipitously.

                                SUBSEOUENT EVENTS

          20. ON December 8, 1999, ABN voluntarily filed for bankruptcy under Chapter 11 in the United States Bankruptcy Court for the southern District of New York.

                          BACKGROUND TO THE SETTLEMENT

          21. The Defendants (as defined below) have denied all averments of wrongdoing or liability in the Actions and all other accusations of wrongdoing or violations of law. The Stipulation is not and shall not be construed or be deemed to be evidence or an admission or a concession on the part of any of the Defendants of any fault or liability or damages whatsoever, and Defendants do not concede any infirmity in the defenses which they have asserted or intended to assert in the Actions.

          22. Prior to entering into the Stipulation, Plaintiffs' Counsel conducted an investigation relating to the events and transactions underlying Plaintiffs' claims and conducted confirmatory discovery, including, INTER ALIA review and analysis of documents produced by certain Defendants. These documents included ABN's and Holographics' financial statements, accounting work papers, Defendants' public statements, all relevant filings by ABN and Holographics with the SEC and submissions by certain defendants to the SEC in connection with a pending investigation. Plaintiffs' Co-Lead Counsel also conducted interviews of several parties and non-parties who provided additional evidence supporting Plaintiffs' allegations. Plaintiffs' Counsel's decision to enter into this Settlement was made with knowledge of the facts and circumstances underlying Plaintiffs' claims and the strengths and weaknesses of those claims. Plaintiffs and their counsel also considered Deloitte's position that it had been intentionally misled by other parties with respect to matters that were material to its audit of ABNH's financial statements and further considered Deloitte's proposed Crossclaims based upon these allegations. In determining to settle the Actions, they have evaluated the pretrial investigation and discovery taken in the Actions and taken into account the substantial expense and length of time necessary to prosecute the Actions through trial, post-trial motions, and likely appeals, taking into consideration the significant uncertainties in predicting the outcome of these complex Actions. Plaintiffs' Counsel have also taken into account the limited ability of certain Defendants to pay any judgment that might ultimately be entered in these Actions, especially in light of ABN's bankruptcy, Holographics' financial condition, and in light of certain Defendants' insurer's reservation of rights. Plaintiffs' Counsel believe that the Settlement described herein confers very substantial benefits upon the Classes. Based upon their consideration of all of these factors, Plaintiffs and their counsel have concluded that it is in the best interest of Plaintiffs and the Classes to settle the Actions on the terms described herein.

          23. All of the parties have now agreed to settle all aspects of the Actions subject to approval of the Court, and, with respect to the issuance of the Settlement Securities to be delivered by ABN as discussed below, subject to the entry of an Order confirming ABN's Plan of Reorganization by the Bankruptcy Court.

          24. Plaintiffs recognized the uncertainty and the risk of the outcome of any litigation, especially complex litigation such as this, and the difficulties and risks inherent in the trial of such an action. Plaintiffs desired to settle the claims of the Classes against Defendants on the terms and conditions described herein which provide substantial benefits to the Classes. Plaintiffs' Counsel deem such settlement to be fair, reasonable and adequate to, and in the best interests of the members of the Classes.

          25. The Defendants, while continuing to deny all allegations of wrongdoing or liability whatsoever, desired to settle and terminate all existing or potential claims against them, without in any way acknowledging any fault or liability.

          26. The amount of damages, if any, that Plaintiffs could prove was also a matter of serious dispute, and the Settlement's use of a Recognized Claim formula for distributing the Settlement proceeds does not constitute a finding, admission or concession that provable damages could be measured by the Recognized Claim formula. No determination has been made by the Court as to liability or the amount, if any, of damages suffered by the Classes, nor on the proper measure of any such damages. The determination of damages, like the determination of liability, is a complicated and uncertain process, typically involving conflicting expert opinions. During the course of the Actions, Defendants, in addition to denying any liability, disputed that Plaintiffs and the Classes were damaged by any wrongful conduct on Defendants' parts. The Settlement herein is providing an immediate and substantial cash benefit and avoids the risks that liability or damages might not have been proven at trial.

          27. THE COURT HAS NOT DETERMINED THE MERITS OF THE PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTIONS WERE NOT SETTLED.

                             TERMS OF THE SETTLEMENT

          28. In full and complete settlement of the claims which have or could have been asserted in these Actions, and subject to the terms and conditions of the Stipulation, Defendants have paid or caused to be paid into escrows on behalf of Plaintiffs and the Classes $14,850,000 (the "Cash Settlement Amount"), which is earning interest for the benefit of the Classes. In addition, Defendants ABN and Holographics will deliver freely-tradeable shares of ABN and Holographics common stock for the benefit of the Classes. As more fully described in the Stipulation, Defendant ABN shall deliver for the benefit of the Classes certificates representing in total forty percent of the Equity Reserve (as defined in the Plan of Reorganization1). As also more fully described in the Stipulation, Defendant Holographics shall deliver, for the benefit of the Holographics Class, certificates representing in total 1,460,000 shares of Holographics common stock and Common Stock Purchase Warrants (the "Warrants") to purchase 863,647 shares of common stock at an exercise price of $6.00 per share. At the time that the Settlement was negotiated, ABN common stock was trading at approximately $.03 per share. Holographics common stock was de-listed from the New York Stock Exchange on August 3, 1999. Thereafter it traded in the pink sheets from August 1999 to March 29, 2000. Since March 30, 2000 it has traded on the OTC Bulletin Board. At the time of the Settlement was negotiated, it was trading at approximately $1 .625 per share. The values of ABN stock and Holographics stock are not guaranteed by the Defendants and may go up or down depending on numerous factors, including market conditions and the operations and prospects of ABN and Holographics.

----------------

1 The Amended Reorganization Plan of American Banknote Corporation (the "Plan of Reorganization") provides that "Equity Reserve" means the reserve containing 915,396 shares of ABN New Common Stock (representing approximately 7.7% of the New Common Stock, subject to dilution by the New Warrants, the Rights, the Management Incentive Options, the Equity Options and the Consulting Options) and 622,481 New Warrants (consisting of all the New Warrants, and representing the right to purchase approximately 5% of the New Common Stock, subject to dilution by the Management Incentive Options, the Equity Options and the Consulting Options). The Plan of Reorganization also provides for the establishment of a Securities Claim Reserve consisting of five (5%) percent of the portion of the Equity Reserve allocable to the Classes, for distribution to persons who would be Class Members but who (i) exclude themselves from the classes, (ii) timely filed proofs of claim in ABN's chapter 11 case, and (iii) whose ABN bankruptcy claims are ultimately allowed by order of the Bankruptcy Court after completion of a claims objection process in the Bankruptcy Court. The Securities Claim Reserve, or a portion thereof, will be distributed to the Classes based on the Plan of Allocation, in the event that any securities remain in the Equity Reserve following completion of the claims objection process. It is a condition to the Settlement that the Plan of Reorganization be approved by the Bankruptcy Court.

          29. Pursuant to the Settlement, and on the Effective Date, Plaintiffs and members of the Classes on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall release and forever discharge, and shall forever be enjoined from prosecuting the Released Parties with respect to each and every Settled Claim (defined below). The Settlement also provides that the Judgment shall contain a Bar Order preventing any party from asserting any claim of any nature whatsoever, whether arising under federal, state, local, statutory or common law or any other law, equitable principle rule or regulation; including both known and Unknown Claims which are based upon or which relate in any way to the alleged facts underlying the claims asserted or which could have been asserted in the Actions against any of the Released Parties or National Union. The settlement also provides for the release of such claims between Deloitte and the other Defendants.

          30. The "Defendants" include the following, each of whom will be released from all claims relating in any way to the allegations in the ABN Complaint and the Holographics Complaint or to any purchase of common stock of ABN or Holographics during the Class Periods: (1) American Banknote Corporation ("ABN"); (2) American Bank Note Holographics, Inc. ("Holographics"); (3) NationsBanc Montgomery Securities LLC; (4) Lazard Freres & Co. LLC; (5) Raymond James & Associates, Inc.; (6) Salomon Smith Barney Holdings Inc.; (7) Morris Weissman; (8) Joshua C. Cantor; (9) Richard P. Macchiarulo; (10) John T. Gorman;
(11) Patrick J. Gentile; and (12) Deloitte & Touche LLP ("Deloitte"). In addition the Settlement will release all Class Members' claims against the Defendants' current and former parents, affiliates, related entities, subsidiaries, divisions, predecessors, successors and assigns, and its or their current and former officers, directors, employees, partners, principals, members, shareholders, spouses, heirs, estate executors, attorneys and members of their immediate families, as well as all persons, other than the Released Defendants, who were directors and/or officers of: (i) Holographics at any time during the period from and including July 15, 1998 through and including February 1, 1999, or (ii) ABN at any time during the period from and including May 2, 1996 through and including January 25, 1999 (the "Released Directors and Officers") (collectively with the Defendants, the "Released Parties").

          31. "Settled Claims" means all claims. known and unknown, whether direct or derivative, that plaintiffs in each Action and members of the class in each Action have and may have against any of the Released Parties and any insurer of any Released Party by reason of or in any way related to the purchase, acquisition, ownership, holding or sale of (a) the common stock of Holographics during the Holographics Class Period, or (b) the common stock of ABN during the ABN Class Period, or in any way connected with (1) any acts or omissions or failure to act during the Holographics Class Period or the ABN Class Period which are or could have been alleged or referred to in either of the Actions, or (2) the adequacy of disclosure or the filing of or failure to file with the SEC or any other governmental agency at any time during the Holographics Class Period or the ABN Class Period, or the adequacy of disclosure or the dissemination of or failure to disseminate at any time during the Holographics Class Period or the ABN Class Period, any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the Holographics Class Period or the ABN Class Period, concerning, in each case, any common stock of Holographics or ABN or the business operations, transactions, financial operations or condition or operational or financial prospects of Holographics or ABN.

          32. If the Settlement is approved by the Court, all settled Claims which have or could have been asserted in the Actions will be dismissed on the merits and with prejudice as to all Class Members and all Class Members shall be forever barred from prosecuting a class action or any other action raising any Settled Claims against any Released Party.

          33. The Stipulation provides that either of Defendant Holographics or Defendant Deloitte may, respectively, withdraw from this Stipulation and terminate their rights and responsibilities thereunder in the event that in excess of a certain amount of claimants exclude themselves from the Holographics Class.

          34. The Settlement will become effective at such time as Orders entered by the Court approving the Settlement shall become final and not subject to appeal (the "Effective Date").

                               PLAN OF ALLOCATION

          35. The $14,850,000 Cash Settlement Amount and the interest earned thereon shall be the Gross Cash Settlement Fund. The Gross Cash Settlement Fund, less all taxes, approved costs, fees and expenses (the "Net Cash Settlement Fund"), and the Settlement Securities, less fees awarded from the Settlement Securities, shall be distributed to members of the Classes who file acceptable Proofs of Claim ("Authorized Claimants").

          36. The Claims Administrator shall determine each Authorized Claimant's PRO RATA share of the Net Cash Settlement Fund and net Settlement Securities based upon each Authorized Claimant's "Recognized Claim."

          37. (a) An Authorized Claimant's "Recognized Claim" from transactions in ABN common stock shall mean 47% of the difference, if a loss, between the amount paid for ABN common stock during the ABN Class Period (including brokerage commissions and transaction charges), and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges) on or before January 25, 1999. As to those ABN shares which an Authorized Claimant purchased during the ABN Class Period and continued to hold as of January 25, 1999, Recognized Claim shall mean 47% of the difference, if a loss, between the amount paid for each such share purchased during the ABN Class Period and $0.55 1 per share, the average closing price of said shares for the 90 day period following January 25, 1999. Purchases of ABN common stock during the ABN Class Period will be matched against sales of ABN common stock during the ABN Class Period on a First-In, First-Out basis. Transactions resulting in a gain shall not be included.

               (b) An Authorized Claimant's "Recognized Claim" from transactions in Holographics common stock shall mean 100% of the difference, if a loss, between the amount paid for Holographics common stock during the Holographics Class Period (including brokerage commissions and transaction charges). and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges) on or before February 1, 1999. As to those Holographics shares purchased during the Holographics Class Period which an Authorized Claimant continued to hold as of February 1, 1999, Recognized Claim shall mean 100% of the difference, if a loss, between the amount paid for each such share purchased during the Holographics Class Period and $2.312 per share, the average closing price of said shares for the 90 day period after February 1, 1999. Purchases during the Holographics Class Period will be matched against sales during the Holographics Class Period on a First-In, First-Out basis. Transactions resulting in a gain shall not be included.

          38. (a) i) With respect to 84.175%2 of the Net Settlement Fund, each Authorized Claimant shall be allocated a PRO RATA share of the Net Cash Settlement Fund based upon his, her or its Recognized Claim as compared to the total Recognized Claims of all Authorized Claimants; and

                    ii) the remainder of the Net Settlement Fund will be distributed only to members of the Holographics Class in proportion to the Authorized Claimant's Recognized Claim from purchases of Holographics common stock during the Holographics Class Period as compared to the total Recognized Claims only from purchases of Holographics common stock during the Holographics Class Period of all Authorized Claimants, as determined by the Claims Administrator.

---------------

2    12,500,000 divided into 14,850,000 = 84.175%

               (b) To the extent not previously sold or distributed, the net shares of ABN common stock and ABN warrants will be distributed to the members of the Classes in proportion to the Authorized Claimant's Recognized Claims as determined by the Claims Administrator. No fractional shares or warrants shall be issued and no shares or warrants shall be issued to any Authorized Claimant who would not be entitled to receive at least five (5) shares or five (5) warrants based on the initial proration of shares to Authorized Claimants. No adjustment will be made in the cash distributions for fractional shares or warrants nor for the minimum number of shares or warrants.

               (c) The net shares of Holographics common stock and the Holographics Common Stock Purchase Warrants will be distributed only to members of the Holographics Class in proportion to the Authorized Claimant's Recognized Claim from purchases of Holographics common stock during the Holographics Class Period as compared to the total Recognized Claims only from purchases of Holographics common stock during the Holographics Class Period of all Authorized Claimants, as determined by the Claims Administrator. No fractional shares or Warrants shall be issued and no shares or Warrants shall be issued to any Authorized Claimant who would not be entitled to receive at least five (5) shares or five (5) Warrants based on the initial proration of shares and Warrants to Authorized Claimants. No adjustment will be made in the cash distributions for fractional shares or Warrants nor for the minimum number of shares or Warrants.

          39. Class Members who do not file acceptable Proofs of Claim will not share in the settlement proceeds. Class Members who do not either file an acceptable request for exclusion or submit an acceptable Proof of Claim will nevertheless be bound by the judgment and the Settlement.

                           THE RIGHTS OF CLASS MEMBERS

          40. The Court has certified these Actions to proceed as class actions. If you purchased common stock of ABN during the period from and including May 2, 1996 through and including January 25, 1999, then you are an ABN Class Member. If you purchased common stock of Holographics during the period from and including July 15, 1998 through and including February 1, 1999, then you are a Holographics Class Member. Class Members have the following options pursuant to Rule 23 (c) (2) of the Federal Rules of Civil Procedure:

               (a) If you wish to remain a member of the Classes, you may share in the proceeds of the Settlement, provided that you submit an acceptable Proof of Claim. Class Members will be represented by the Plaintiffs and their counsel, unless you enter an appearance through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file an appearance on your behalf on or before December 8, 2000, and must serve copies of such appearance on the attorneys listed in Paragraph 48 below.

               (b) If you do not wish to remain a member of any of the Classes, you may exclude yourself from the Classes by following the instructions in Paragraph 46 below. Persons who exclude themselves from the Classes will NOT receive any share of the Settlement proceeds and will not be bound by the Settlement.

               (c) If you object to the Settlement or any of its terms, or to Plaintiffs' Counsel's application for fees and expenses, and if you do not exclude yourself from the Classes, you may present your objections by following the instructions in Paragraph 48 below.

                    FILING AND PROCESSING OF PROOFS OF CLAIM

          41. IN ORDER TO BE ELIGIBLE TO RECEIVE ANY DISTRIBUTION FROM THE SETTLEMENT FUND, YOU MUST COMPLETE AND SIGN THE ATTACHED PROOF OF CLAIM AND RELEASE FORM AND SEND IT BY PREPAID FIRST CLASS MAIL POSTMARKED ON OR BEFORE JANUARY 30, 2001, ADDRESSED AS FOLLOWS:

         In re ABN and Holographics Securities Litigations
         c/o Gilardi & Co. LLC
         Claims Administrator
         Post Office Box 990
         Corte Madera, CA 94976-0990

          42. IF YOU DO NOT SUBMIT A PROPER PROOF OF CLAIM FORM, YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE SETTLEMENT FUND.

          43. IF YOU ARE A CLASS MEMBER AND YOU DO NOT PROPERLY EXCLUDE YOURSELF FROM THE CLASSES, YOU WILL BE BOUND BY THE SETTLEMENT AND THE FINAL JUDGMENTS OF THE COURT DISMISSING THESE ACTIONS, EVEN IF YOU DO NOT SUBMIT A PROOF OF CLAIM. IF YOU EXCLUDE YOURSELF, YOU WILL NOT BE BOUND BY THE JUDGMENT BUT YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE SETTLEMENT FUND.

          44. All Proofs of Claim must be submitted by the date specified in this Notice unless such period is extended by Order of the Court.

          45. Each Claimant shall be deemed to have submitted to the jurisdiction of the United States District Court for the Southern District of New York with respect to his, her or its claim.

                          EXCLUSION FROM THE SETTLEMENT

          46. Each Class Member shall be bound by all determinations and judgments in these Actions concerning the Settlement, whether favorable or unfavorable, unless such person shall mail, by first class mail, a written request for exclusion from the Classes, postmarked no later than December 8, 2000, addressed to ABN and Holographics Securities Litigations Exclusions, c/o Gilardi & Co. LLC, Claims Administrator, P.O. Box 990, Cone Madera, CA 94976-0990. No person may exclude himself from the Classes after that date. In order to be valid, each such request for exclusion must set forth the name and address of the person or entity requesting exclusion, must state that such person or entity "requests exclusion from the Class in ABN and Holographics Securities Litigation. Master File Nos. 99 Civ. 0412 and 0661 (CM)" and must be signed by such person or entity. Persons and entities requesting exclusion are requested to also provide the following information: their telephone number, the number of shares of ABN common stock purchased during the period May 2, 1996 through and including January 25. 1999, the number of shares of Holographics common stock purchased during the period July 15, 1998 through February 1, 1999, and the date(s) and price(s) of such purchases, the number(s) of shares of such ABN or Holographics common stock sold during the Class Periods, the date(s) of such sales and the amount(s) received therefor, and the number of shares of ABN still owned as of the close of trading on January 25, 1999, and the number of shares of Holographics still owned as of the close of trading on February 1, 1999. A request for exclusion shall not be effective unless the request for exclusion provides the required information and is made within the time stated above.

                          SETTLEMENT FAIRNESS HEARINGS

          47. At the Settlement Fairness Hearings, the Court will determine whether to finally approve this Settlement and dismiss the Actions and the claims of the Class Members. The Court will also determine whether the Plan of Allocation for the Settlement proceeds and the terms and conditions for the distribution of the Settlement Securities pursuant to the Settlement Agreement are fair and reasonable. The Settlement Fairness Hearings may be adjourned from time to time by the Court without further written notice to the Classes. If the Settlement is approved, the Court will also consider the application of Plaintiffs' Counsel for attorneys' fees.

          48. At the Settlement Fairness Hearings, any Class Member who has not properly submitted a Request for Exclusion from the Classes may appear in person or by counsel and be heard to the extent allowed by the Court in opposition to the fairness, reasonableness and adequacy of the Settlement, the plan of Allocation, or the application for an award of attorneys' fees and reimbursement of expenses, provided, however, that in no event shall any person be heard in opposition to the Settlement, the Plan of Allocation, or Plaintiffs' Counsel's application for attorneys' fees and expenses and in no event shall any paper or brief submitted by any such person be accepted or considered by the Court, unless, on or before December 8, 2000, such person (a) files with the Clerk of the Court notice of such person's intention to appear, showing proof of such person's membership in the Classes, and providing a statement that indicates the basis for such opposition, along with any documentation in support of such objection, and (b) simultaneously serves copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such person files with the Court, in person or by mail upon


Holographics Plaintiffs' Co-Lead Counsel:

Vincent R. Cappucci, Esq.                    Ariana J. Tadler, Esq.                   Stephen D. Oestreich, Esq.
Entwistle & Cappucci LLP                     Milberg Weiss Bershad                    Wolf Popper LLP
400 Park Avenue                              Hynes & Lerach LLP                       845 Third Avenue
New York, NY 10022                           One Pennsylvania Plaza                   New York, NY 10022
(212) 894-7200                               New York, NY 10119-0165                  (212) 759-4600
                                             (212) 594-5300

and upon ABN Plaintiffs' Co-Lead Counsel:

Stuart D. Wechsler, Esq.                     Stanley M. Grossman, Esq.
Wechsler Harwood Halebian & Feffer LLP       Pomerantz Haudek Block Grossman
488 Madison Avenue                             & Gross LLP
New York, NY 10022                           100 Park Avenue, 26th Floor
(212)935-7400                                New York, NY 10017
                                             (212)661-1100

and upon Defendants' Counsel:

James Nespole, Esq.                          Kevin T. Rover, Esq.                      Miranda S. Schiller, Esq.
Fulbright & Jaworski L.L.P.                  Morgan, Lewis                             Weil, Gotshal
666 Fifth Avenue                               & Bockius LLP                             & Manges LLP
New York, NY 10103                           101 Park Avenue                           767 Fifth Avenue
(212)318-3000                                New York, NY 10178                        New York, NY 10153
                                             (212) 309-6000                            (212) 310-8000

James A. Mitchell, Esq.                      Barry A. Bohrer, Esq.                     Boris Feldman, Esq.
Stillman & Friedman, P.C.                    Morvillo, Abramowitz.                     Wilson Sonsini
425 Park Avenue, 22nd Floor                  Grand, Iason & Silberberg                 Goodrich & Rosati
New York, NY 10022                           565 Fifth Avenue                          650 Page Mill Road
(212) 223-0200                               New York, NY 10017                        Palo Alto, CA 94304-1050
                                             (212) 856-9600                            (650) 493-9300

Robert J. Kriss, Esq.
Mayer, Brown & Platt
190 South LaSalle Street
Chicago, IL 60603
(312) 782-0600

                        ATTORNEYS' FEES AND DISBURSEMENTS

          49. At the Settlement Fairness Hearings or at such other time as the Court may direct, Plaintiffs' Counsel intend to apply to the Court for an award of attorneys' fees from the Settlement Fund in an amount not greater than one-third (33-1/3%) of the Gross Settlement Fund and the Settlement Securities and for reimbursement of their expenses up to a maximum amount of $500,000, plus interest at the same rate as earned by the Settlement Fund. Plaintiffs' Counsel, without further notice to the Classes, may subsequently apply to the Court for fees and expenses incurred in connection with administering and distributing the Settlement proceeds to the members of the Classes.

                               FURTHER INFORMATION

          50. For a more detailed statement of the matters involved in these Actions, reference is made to the pleadings, to the Stipulation, to the Orders entered by the Court and to the other papers filed in the Actions, which may be inspected at the Office of the Clerk of the United States District Court FOR the SOUTHERN District of New York, United States Courthouse, 300 Quarropas Street, White Plains, New York 10601 during regular business hours.

          51. ALL INQUIRIES CONCERNING THIS NOTICE OR THE PROOF OF CLAIM FORM BY CLASS MEMBERS SHOULD BE MADE TO THE CLAIMS ADMINISTRATOR IN WRITING AT THE ADDRESS INDICATED BELOW.

                                SPECIAL NOTICE TO
                      SECURITIES BROKERS AND OTHER NOMINEES

          52. If you purchased common stock of American Banknote Corporation ("ABN") during the period from and including May 2, 1996 through and including January 25, 1999 or if you purchased common stock of American Bank Note Holographics, Inc. ("Holographics") during the period from and including July 15, 1998 through and including February 1. 1999 for the beneficial interest of a person or organization other than yourself, the Court has directed that, within seven days of your receipt of this Notice, you either (a) provide to the Claims Administrator the name and last known address of each person or organization for whom or which you purchased such stock during such time period or (b) request additional copies of this Notice and the Proof of Claim form, which will be provided to you free of charge, and within seven days mail the Notice and Proof of Claim form directly to the beneficial owners of the securities referred to herein. If you choose to follow alternative procedure (b), the Court has directed that, upon such mailing, you send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners. Those expenses will be paid upon request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Claims Administrator:

In re ABN and Holographics Securities Litigations
c/o Gilardi & Co. LLC
Claims Administrator
P.O. Box 990
Corte Madera, CA 94976-0990
(415) 461-0410


Dated:   White Plains, New York
         October 25, 2000



                                             By Order of the Court
                                            ---------------------------
                                              CLERK OF THE COURT

                                  EXHIBIT 2 TO
                                   EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------- x
IN RE AMERICAN BANK NOTE                :         99 Civ. 0412 (CM)
HOLOGRAPHICS, INC. SECURITIES           :
LITIGATION                              :
--------------------------------------- x
IN RE AMERICAN BANKNOTE CORPORATION     :         99 Civ. 0661 (CM)
SECURITIES LITIGATION                   :
--------------------------------------- x
This Document Relates To                :
ALL CONSOLIDATED ACTIONS                :
--------------------------------------- x


                           PROOF OF CLAIM AND RELEASE

          DEADLINE FOR SUBMISSION: JANUARY 30, 2001.

          IF YOU PURCHASED COMMON STOCK OF AMERICAN BANKNOTE CORPORATION ("ABN") DURING THE PERIOD FROM AND INCLUDING MAY 2, 1996 THROUGH AND INCLUDING JANUARY 25, 1999 ("ABN CLASS PERIOD") OR IF YOU PURCHASED COMMON STOCK OF AMERICAN BANK NOTE HOLOGRAPHICS, INC. ("HOLOGRAPHICS") DURING THE PERIOD FROM AND INCLUDING JULY 15, 1998 THROUGH AND INCLUDING FEBRUARY 1,1999 ("HOLOGRAPHICS CLASS PERIOD"), YOU ARE A "CLASS MEMBER" AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT PROCEEDS. (EXCLUDED FROM EACH CLASS ARE THE RELEASED PARTIES, MEMBERS OF THE IMMEDIATE FAMILY (PARENTS, SPOUSES, SIBLINGS, AND CHILDREN) OF EACH OF THE RELEASED PARTIES, ANY ENTITY (EXCEPT BAY HARBOUR MANAGEMENT L.C. OR ANY INVESTMENT FUNDS MANAGED BY BAY HARBOUR) IN WHICH ANY RELEASED PARTY IS AFFILIATED (AS THAT TERM IS DEFINED IN RULE l2B-2 PROMULGATED BY THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) AND THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, PREDECESSORS IN INTEREST OR ASSIGNS OF ANY RELEASED PARTY.)

          IF YOU ARE A CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.

          YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PRE-PAID, FIRST CLASS MAIL, POSTMARKED NO LATER THAN JANUARY 30, 2001 TO THE FOLLOWING ADDRESS:

           In re ABN and Holographics Securities Litigations
           c/o Gilardi & Co., LLC
           Claims Administrator
           Post Office Box 990
           Corte Madera, CA 94976-0990

YOUR FAILURE TO SUBMIT YOUR CLAIM BY JANUARY 30. 2001 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOUR RECEIVING ANY MONEY OR SECURITIES IN CONNECTION WITH THE SETTLEMENT OF THIS LITIGATION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

          1. I did ___, I did not __ (check one) purchase the common stock of American Banknote Corporation ("ABN") between May 2, 1996 and January 25, 1999, inclusive.

          2. 1 did ___, I did not __ (check one) purchase the common stock of American Bank Note Holographics, Inc. ("Holographics") between July 15. 1998 and February 1, 1999, inclusive.

          3. By submitting this Proof of Claim, I state that I believe in good faith that I am a Class Member as defined above and in the Notice Of Pendency Of Class Actions, Hearings On Proposed Settlement And Attorneys' Fee Petition And Right To Share In Settlement Fund (the "Notice"), or am acting for such person; that I am not a Defendant in the Actions or anyone excluded from the Classes; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund; that I elect to participate in the proposed Settlement described in the Notice; and that I have not filed a request for exclusion.

          4. 1 have set forth where requested below all relevant information with respect to each purchase of ABN or Holographics common stock during the Class Periods, and each sale, if any, of such securities.

          5. I have enclosed photocopies of the stockbroker's confirmation slips, stockbroker's statements, relevant portions of my tax returns or other documents evidencing each purchase, sale or retention of ABN or Holographics common stock listed below in support of my claim. IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.

          6. I understand that the information contained in this Proof of Claim is subject to such verification as the Court may direct, and I agree to cooperate in any such verification.

          7. Upon the occurrence of the Effective Date (as defined in the Notice) my signature hereto will constitute a full and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, successors, and assigns, of each of the "Released Parties" of all "Settled Claims," as defined in the Notice.

          8. STATEMENT OF CLAIM

Name(s) of Beneficial Owner(s):

          ------------------------------
          Name
          ------------------------------
          Name
          ------------------------------
          Street No.

          --------------------             ------          --------
          City                             State           Zip Code

          (     )_______________           (     )_______________
          Telephone No. (Day)              Telephone No. (Night)


          ------------------------------------------
          Taxpayer I.D. No. or Social Security No.


          Check one:
          __ Individual                   __ Corporation
          __ Estate
          __ Other _____________________________(specify)

           -------------------------------------------------
          Record Owner's Name (if different from Beneficial
          Owner listed above)

          9. At the close of business on May 1, 1996, 1 owned ________ shares of American Banknote Corporation ("ABN") common stock.

          10. I made the following purchases of ABN common stock between May 2, 1996 and January 25, 1999, inclusive. (Persons who received ABN common stock during the ABN Class Period other than by purchase are not eligible to file claims for those transactions.)


Date(s) of Purchase      Number of Shares of         Purchase Price Per          Aggregate Cost
(List                    ABN Common Stock            Share of ABN                (including
Chronologically)         Purchased                   Common Stock                commissions, taxes,
(Month/Day/Year)                                                                 and fees)

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________



          11. I made the following sales of ABN common stock between May 2, 1996 and January 25, 1999, inclusive:


Date(s) of Sale          Number of Shares of         Sale Price Per Share        Amount Received
(List                    ABN Common Stock            of ABN Common               (net of commissions,
Chronologically)         Sold                        Stock                       taxes, and fees)
(Month/Day/Year)

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________


          12. At the close of business on January 25, 1999, 1 still owned ______ shares of ABN common stock.

          13. 1 made the following purchases of American Bank Note Holographics, Inc. ("Holographics") common stock between July 15, 1998 and February 1, 1999, inclusive. (Persons who received Holographics common stock during the Holographics Class Period other than by purchase are not eligible to file claims for those transactions.)


Date(s) of Purchase        Number of Shares of         Purchase Price Per          Aggregate Cost
(List                      Holographics                Share of Holographics       (including
Chronologically)           Common Stock                Common Stock                commissions, taxes,
(Month/Day/Year)           Purchased                                               and fees)

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________


          14. I made the following sales of Holographics common stock between July 15, 1998 and February 1, 1999, inclusive:


Date(s) of Sale            Number of Shares of         State Price Per Share       Amount Received
(List                      Holographics                of Holographics             (net of commissions,
Chronologically)           Common Stock Sold           Common Stock                taxes, and fees)
(Month/Day/Year)

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________

___________________      ___________________         $___________________        $___________________


          15. At the close of business on February 1, 1999,1 still owned ______ shares of Holographics common stock.

          16. SUBSTITUTE FORM W-9

          Request for Taxpayer Identification Number:

          Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security Number. The Internal Revenue Service ("I.R.S.") requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.


          --------------------------------------------
          Social Security Number (for individuals) or


          --------------------------------------------
          Employer Identification Number
         (for estates, trusts, corporations,
          etc.)

          17. CERTIFICATION

          UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

          I (WE) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)( 1 )(c) OF the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.
NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.


                                        Signature of Claimant (If this claim is
                                        being made on behalf of Joint Claimants, then each must sign)


                                        -----------------------------
                                        (Signature)


                                        -----------------------------
                                        (Signature)


                                        Date: ______________

          THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN JANUARY 30, 2001, AND MUST BE MAILED TO:

          In re ABN and Holographics Securities Litigations
          c/o Gilardi & Co. LLC
          Claims Administrator
          Post Office Box 990
          Corte Madera, CA 94976-0990

          A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by January 30, 2001, and if a postmark is indicated on the envelope and it is mailed first class postage prepaid, and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

          If you wish to be assured that your Proof of Claim is actually received by the Claims Administrator then you should send it by certified mail, return receipt requested. No acknowledgment will be made as to the receipt of claim forms. You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim. Please notify the Claims Administrator of any change of address.

                                    EXHIBIT 3
                                  TO EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------- x
IN RE AMERICAN BANK NOTE                :         99 Civ. 0412 (CM)
HOLOGRAPHICS, INC. SECURITIES           :
LITIGATION                              :
--------------------------------------- x
IN RE AMERICAN BANKNOTE CORPORATION     :         99 Civ. 0661 (CM)
SECURITIES LITIGATION                   :
--------------------------------------- x
This Document Relates To:               :
ALL CONSOLIDATED ACTIONS                :
--------------------------------------- x

                  SUMMARY NOTICE OF PENDENCY OF CLASS ACTIONS,
                  PROPOSED SETTLEMENT AND SETTLEMENT HEARINGS

TO: ALL PERSONS AND ENTITIES WHO PURCHASED THE COMMON STOCK OF AMERICAN BANK NOTE HOLOGRAPHICS, INC. ("HOLOGRAPHICS") DURING THE PERIOD JULY 15, 1998 THROUGH FEBRUARY 1, 1999 (THE "HOLOGRAPHICS CLASS"); AND

          ALL PERSONS AND ENTITIES WHO PURCHASED THE COMMON STOCK OF AMERICAN BANKNOTE CORPORATION ("ABN") DURING THE PERIOD FROM AND INCLUDING MAY 2,1996 THROUGH JANUARY 25, 1999 (THE "ABN CLASS")

          YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the Court, that the above-captioned actions have been certified as class actions and that a settlement for $14,850,000, plus common stock and warrants to purchase common stock of ABN and common stock and warrants to purchase common stock of Holographics, has been proposed. Hearings will be held before the Honorable Colleen McMahon in the United States Courthouse, 300 Quarropas Street, White Plains, New York 10601, at 9:30 a.m., on December 15, 2000 to determine whether the proposed settlement and plan of allocation should be approved by the Court as fair, reasonable, and adequate, and to consider the application of Plaintiffs' Counsel for attorneys' fees and reimbursement of expenses.

          IF YOU ARE A MEMBER OF EITHER OF THE CLASSES DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND. If you have not yet received the full printed Notice of Pendency of Class Actions, Hearings on Proposed Settlement and Attorneys' Fee Petition, and Right to Share in Settlement Fund and a Proof of Claim form, you may obtain copies of these documents by identifying yourself as a member of the Class and by calling or writing to:

          In re ABN and Holographics Securities Litigations
          c/o Gilardi & Co. LLC
          Claims Administrator
          Post Office Box 990
          Corte Madera, CA 94976-0990
          (415) 461-0410

Inquiries, other than requests for the forms of Notice and Proof of Claim, may be made to


Holographics Plaintiffs' Co-Lead Counsel:

Vincent R. Cappucci, Esq.                    Arianna J. Tadler, Esq.            Stephen D. Oestreich, Esq.
Entwistle & Cappucci LLP                     Milberg Weiss Bershad              Wolf Popper LLP
400 Park Avenue                               Hynes & Lerach LLP                845 Third Avenue
NEW YORK, NY 10022                           One Pennsylvania Plaza             New York, NY 10022
(212) 894-7200                               New York. NY 10 119-0165           (212) 759-4600
                                             (212) 594-5300

or ABN Plaintiffs' Co-Lead Counsel:
Stuart D. Wechsler, Esq.                     Stanley M. Grossman, Esq.
Wechsler Harwood Halebian & Feffer LLP       Pomerantz Haudek Block Grossman & Gross LLP
488 Madison Avenue                           100 Park Avenue, 26th Floor
New York, NY 10022                           New York, NY 10017
(212) 935-7400                               (212)661-1100


          To participate in the Settlement, you must submit a Proof of Claim no later than January 30, 2001. To exclude yourself from either Class you must submit a request for exclusion postmarked no later than December 8,2000. IF YOU ARE A CLASS MEMBER AND DO NOT EXCLUDE YOURSELF OR DO NOT SUBMIT A PROPER PROOF OF CLAIM, YOU WILL NOT SHARE IN THE SETTLEMENT BUT YOU WILL BE BOUND BY THE FINAL ORDER AND JUDGMENT OF THE COURT.

          Further information may be obtained by directing your inquiry in writing to the Claims Administrator.



                                                   By Order of The Court

                                   EXHIBIT B-1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------x
IN RE AMERICAN BANK NOTE                      :         99 Civ. 0412 (CM)
HOLOGRAPHICS, INC. SECURITIES                 :
LITIGATION                                    :
--------------------------------------------- x
IN RE AMERICAN BANKNOTE CORPORATION           :         99 Civ. 0661 (CM)
SECURITIES LITIGATION                         :
--------------------------------------------- x
This Document Relates To                      :
All American Banknote Actions in 99 Civ. 0661
--------------------------------------------- x

               [PROPOSED] ORDER AND FINAL JUDGMENT WITH RESPECT TO
              AMERICAN BANKNOTE CORPORATION SECURITIES LITIGATION

          On the _______ day of _____, 2000, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Global Stipulation and Agreement of Settlement dated October ____, 2000 (the "Stipulation") are fair, reasonable and adequate for the settlement of all claims asserted by the ABN Class against the ABN Defendants in the ABN Complaint now pending in this Court under the above caption, including the release of the ABN Defendants and the Released ABN Parties, and should be approved; (2) whether judgment should be entered dismissing the ABN Complaint on the merits and with prejudice in favor of the ABN Defendants only and as against all persons or entities who are members of the ABN Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the ABN Class; and (4) whether and in what amount to award Plaintiffs' Counsel attorneys' fees and reimbursement of expenses. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased common stock of American Banknote Corporation ("ABN") during the period May 2, 1996 through January 25, 1999 (the "ABN Class Period"), except those persons or entities excluded from the definition of the ABN Class, as shown by the records of ABN's transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in the national edition of THE NEW YORK TIMES pursuant to the specifications of the Court; and the Court having separately considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested such fees and expenses having been provided for by a separate Order; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.

          NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

               1. The Court has jurisdiction over the subject matter of the ABN Action, the Plaintiffs, all ABN Class Members, and the ABN Defendants.

               2. The Court finds that the prerequisites for a class action under Fed. R. Civ. P. 23 (a) and (b)(3) have been satisfied in that: (a) the number of ABN Class Members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the ABN Class; (c) the claims of the ABN Class Representatives are typical of the claims of the ABN Class they seek to represent; (d) the ABN Class Representatives have and will fairly and adequately represent the interests of the ABN Class; (e) the questions of law and fact common to the members of the ABN Class predominate over any questions affecting only individual members of the ABN Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

               3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure this Court hereby finally certifies this action as a class action on behalf of all persons and entities who purchased the common stock of ABN during the period from and including May 2, 1996 through and including January 25, 1999. Excluded from the ABN Class are the Released Parties, members of the immediate (parents, spouses, siblings, and children) family of each of the Released Parties, any entity (except Bay Harbour Management L.C. or any investment funds managed by Bay Harbour) in which any Released Party is affiliated (as that term is defined in Rule 12b-2 promulgated by the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Released Party. Also excluded from the ABN Class are the persons and/or entities who requested exclusion from the ABN Class as listed on Exhibit A annexed hereto.

               4. Notice of the pendency of the ABN Action as a class action and of the proposed Settlement was given to all ABN Class Members who could be identified with reasonable effort. The form and method of notifying the ABN Class of the pendency of the ABN Action as a class action and of the Settlement and its terms and conditions met the requirements of Fed.R.Civ. P. 23 and due process, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.

               5. The Stipulation is approved as fair, reasonable and adequate, and the ABN Class Members and the parties are directed to consummate the Stipulation in accordance with its terms and provisions.

               6. The ABN Complaint, which the Court finds was filed on a good faith basis in accordance with the Private Securities Litigation Reform Act and Rule 11 of the Federal Rules of Civil Procedure based upon all publicly available information, is hereby dismissed with prejudice and without costs, except as provided in the Stipulation, as against the ABN Defendants.

               7. Members of the ABN Class and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, all claims, known and unknown, whether direct or derivative, that Plaintiffs in the ABN Action and members of the class in the ABN Action have and may have against any of the Released ABN Parties (as defined in the Stipulation) and any insurer of any Released ABN Party by reason of or in any way related to the purchase, acquisition, ownership, holding or sale of the common stock of ABN during the ABN Class Period, or in any way connected with (1) any acts or omissions or failure to act during the ABN Class Period which are or could have been alleged or referred to in the ABN Action, or (2) the adequacy of disclosure or the filing of or failure to file with the Securities and Exchange Commission or any other governmental agency at any time during the ABN Class Period, or the adequacy of disclosure or the dissemination of or failure to disseminate at any time during the ABN Class Period, any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the ABN Class Period, concerning, in each case, any common stock of ABN or the business operations, transactions, financial operations or condition or operational or financial prospects of ABN (the "Settled ABN Claims") against Defendants American Banknote Corporation ("ABN"), Morris Weissman, John T. Gorman, Patrick J. Gentile and against Deloitte & Touche LLP ("Deloitte") and their current and former parents, affiliates, subsidiaries, related entities, divisions, predecessors, successors and assigns, and its or their current and former officers, directors, employees, shareholders, partners, principals, members, spouses, heirs, estate executors, attorneys and members of their immediate families (collectively, the "Released ABN Defendants") and all persons, other than the Released ABN Defendants, who were directors and/or officers of ABN at any time during the period from and including May 2, 1996 through and including January 25, 1999 (collectively, the "Released ABN Directors and Officers") (the Released ABN Defendants and the Released ABN Directors and Officers are collectively referred to as the "Released ABN Parties"). The Settled ABN Claims are hereby compromised, settled, released, discharged and dismissed as against the Released ABN Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment With Respect To American Bank Note Corporation Securities Litigation.

               8. The ABN Defendants and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting. commencing or prosecuting, either directly or in any other capacity, any Settled Defendants' Claims against any of the Plaintiffs, ABN Class Members or their attorneys. The Settled Defendants' Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment With Respect To American Bank Note Corporation.

               9. The Court hereby permanently bars and enjoins any other person or entity who may be or could have been jointly or severally liable to Plaintiffs and/or the ABN Class from asserting in this Court, or in any other federal court, or in any state court or other judicial, administrative or arbitral proceeding, any action or claim arising out of, based upon or related to any of the allegations in the ABN Complaint or any other pleadings filed in the ABN Action, (including but not limited to, any claim for breach of contract, breach of duty, contribution or equitable indemnity or contractual contribution, express or implied, by which such person or entity attempts to recover losses arising out of or relating in any way to the facts alleged underlying the claims made by Plaintiffs on behalf of themselves or any member of the ABN Class) whether known or unknown, and whether derivative or direct or which could have been asserted against any of the ABN Defendants, National Union or the Released ABN Parties. Any claims that Deloitte may have against the other Released Parties relating in any way to the alleged facts underlying the claims asserted in the ABN and Holographics Actions including, but not limited to, all claims that Deloitte sought to assert as crossclaims in the Holographics Action, or which it could have sought to assert as crossclaims in the Holographics Action and any claims that any of the other Released Parties may have against Deloitte relating to the claims asserted in the ABN and Holographics Actions are hereby released and discharged.

               10. Neither this Judgment, the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

                    (a) offered or received against the ABN Defendants or against the Plaintiffs or the ABN Class as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the ABN Defendants or by any of the Plaintiffs or the ABN Class with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the ABN Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the ABN Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of ABN Defendants;

                    (b) offered or received against the ABN Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any ABN Defendant, or against the Plaintiffs and the ABN Class as evidence of any infirmity in the claims of Plaintiffs and the ABN Class;

                    (c) offered or received against the ABN Defendants or against the Plaintiffs or the ABN Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to the Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; provided, however, that ABN Defendants may refer to the Stipulation to effectuate the liability protection granted them thereunder;

                    (d) construed against the ABN Defendants or the Plaintiffs and the ABN Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

                    (e) construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the ABN Class or any of them that any of their claims are without merit or that damages recoverable under the ABN Complaint would not have exceeded the Settlement Fund.

               11. The Plan of Allocation is approved as fair and reasonable, and Plaintiffs' Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.

               12. The Court finds that all parties and their counsel have complied with each requirement of Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.

               13. An award of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel shall be made in accordance with paragraph 13 of the Court's Order and Final Judgment With Respect To American Bank Note Holographics Securities Litigation (99 Civ. 0412) (CM).

               14. Exclusive jurisdiction is hereby retained over the parties and the ABN Class Members for all matters relating to the ABN Action, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment With Respect To American Bank Note Corporation, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the ABN Class.

               15. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

                  16. There is no just reason for delay in the entry of this Order and Final Judgment With Respect To American Bank Note Corporation and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54 (b) of the Federal Rules of Civil Procedure.

Dated:   White Plains, New York
         _____________ 2000


                                              -----------------------------
                                              UNITED STATES DISTRICT JUDGE

                                   EXHIBIT B-2


UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------x
IN RE AMERICAN BANK NOTE                  :         99 Civ. 0412 (CM)
HOLOGRAPHICS, INC. SECURITIES             :
LITIGATION                                :
------------------------------------------x
IN RE AMERICAN BANKNOTE CORPORATION       :         99 Civ. 0661 (CM)
SECURITIES LITIGATION                     :
------------------------------------------x
This Document Relates To                  :
All Holographics Actions in 99 Civ. 0412  :
------------------------------------------x


               [PROPOSED] ORDER AND FINAL JUDGMENT WITH RESPECT TO AMERICAN BANK NOTE HOLOGRAPHICS, INC. SECURITIES LITIGATION


          On the _______ day of _____, 2000, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Global Stipulation and Agreement of Settlement dated October __, 2000 (the "Stipulation") are fair, reasonable and adequate for the settlement of all claims asserted by the Holographics Class against the Holographics Defendants in the Holographics Complaint now pending in this Court under the above caption, including the release of the Holographics Defendants and the Released Holographics Parties, and should be approved; (2) whether judgment should be entered dismissing the Holographics Complaint on the merits and with prejudice in favor of the Holographics Defendants only and as against all persons or entities who are members of the Holographics Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the Holographics Class; and (4) whether and in what amount to award Plaintiffs' Counsel fees and reimbursement of expenses. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased common stock of American Bank Note Holographics. Inc, ("Holographics") during the period July 15, 1998 through February 1, 1999 (the "Holographics Class Period"), except those persons or entities excluded from the definition of the Holographics Class, as shown by the records of Holographics' transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in the national edition of THE NEW YORK TIMES pursuant to the specifications of the Court; and the Court having considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.

          NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

          1. The Court has jurisdiction over the subject matter of the Holographics Action, the Plaintiffs, all Holographics Class Members, and the Holographics Defendants.

          2. The Court finds that the prerequisites for a class action under Fed. R. Civ. P. 23 (a) and (b)(3) have been satisfied in that: (a) the number of Holographics Class Members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Holographics Class: (c) the claims of the Holographics Class Representatives are typical of the claims of the Holographics Class they seek to represent; (d) the Holographics Class Representatives have and will fairly and adequately represent the interests of the Holographics Class; (e) the questions of law and fact common to the members of the Holographics Class predominate over any questions affecting only individual members of the Holographics Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

          3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure this Court hereby finally certifies this action as a class action on behalf of all persons and entities who purchased the common stock of Holographics during the period from and including July 15, 1998 through and including February 1, 1999. Excluded from the Holographics Class are the Released Holographics Parties, members of the immediate (parents, spouses, siblings, and children) family of each of the Released Holographics Parties, any entity in which any Released Holographics Party is affiliated (as that term is defined in Rule I 2b-2 promulgated by the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Released Holographics Party. Also excluded from the Holographics Class are the persons and/or entities who requested exclusion from the Holographics Class as listed on Exhibit A annexed hereto.

          4. Notice of the pendency of the Holographics Action as a class action and of the proposed Settlement was given to all Holographics Class Members who could be identified with reasonable effort. The form and method of notifying the Holographics Class of the pendency of the Holographics Action as a class action and of the Settlement and its terms and conditions met the requirements of Fed.R.Civ. P. 23 and due process, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.

          5. The Stipulation is approved as fair, reasonable and adequate, and the Holographics Class Members and the parties are directed to consummate the Stipulation in accordance with its terms and provisions.

          6. The Holographics Complaint, which the Court finds was filed on a good faith basis in accordance with the Private Securities Litigation Reform Act and Rule 11 of the Federal Rules of Civil Procedure based upon all publicly available information, is hereby dismissed with prejudice and without costs, except as provided in the Stipulation, as against the Holographics Defendants.

          7. Members of the Holographics Class and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, all claims, known and unknown, whether direct or derivative, that Plaintiffs in the Holographics Action and members of the class in the Holographics Action have and may have against any of the Released Parties (as defined in the Stipulation) and any insurer of any Released Party by reason of or in any way related to the purchase, acquisition, ownership, holding or sale of the common stock of Holographics during the Holographics Class Period, or in any way connected with
(1) any acts or omissions or failure to act during the Holographics Class Period which are or could have been alleged or referred to in the Holographics Action, or (2) the adequacy of disclosure or the filing of or failure to file with the Securities and Exchange Commission or any other governmental agency at any time during the Holographics Class Period, or the adequacy of disclosure or the dissemination of or failure to disseminate at any time during the Holographics Class Period, any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the Holographics Class Period, concerning, in each case, any common stock of Holographics or the business operations, transactions, financial operations or condition or operational or financial prospects of Holographics (the "Settled Holographics Claims") against Defendants American Bank Note Holographics, Inc. ("Holographics"), American Banknote Corporation ("ABN"), Morris Weissman, Joshua
C. Cantor, Richard P. Macchiarulo. NationsBanc Montgomery Securities LLC, Lazard Freres & Co. LLC, Raymond James & Associates, Inc., Salomon Smith Barney Holdings Inc., John T. Gorman, Patrick J. Gentile and Deloitte & Touche LLP ("Deloitte"), and their current and former parents, affiliates, related entities, subsidiaries, divisions, predecessors, successors and assigns, and its or their current and former officers, directors, employees, partners, principals, members, shareholders, spouses, heirs, estate executors, attorneys and members of their immediate families (collectively, the "Released Defendants") and all persons, other than the Released Defendants, who were directors and/or officers of Holographics or ABN at any time during the period from and including July 15, 1998 through and including February 1, 1999 (collectively, the "Released Holographics Directors and Officers") (the Released Defendants and the Released Holographics Directors and Officers are collectively referred to as the "Released Holographics Parties"). The Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Holographics Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment With Respect To American Bank Note Holographics, Inc., Securities Litigation.

          8. The Holographics Defendants and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any Settled Defendants' Claims (as defined in the Stipulation) against any of the Plaintiffs, Holographics Class Members or their attorneys. The Settled Defendants' Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment With Respect To American Bank Note Holographics, Inc.

          9. The Court hereby permanently bars and enjoins any other person or entity who may be or could have been jointly or severally liable to Plaintiffs and/or the Holographics Class Members from asserting in this Court, or in any other federal court, or in any state court or other judicial, administrative or arbitral proceeding, any action or claim arising out of, based upon or related to any of the allegations in the Holographics Complaint or any other pleadings filed in the Holographics Action, (including, but not limited to, any claim for breach of contract, breach of duty, contribution or equitable indemnity or contractual contribution, express or implied, by which such person or entity attempts to recover losses arising out of or relating in any way to the facts alleged underlying the claims made by plaintiffs on behalf of themselves or any member of the Holographics Class) whether known or unknown, and whether derivative or direct or which could have been asserted against any of the Holographics Defendants, their insurers or the Released Holographics Parties. Any claims that Deloitte may have against the other Released Parties relating in any way to the alleged facts underlying the claims asserted in the ABN and Holographics Actions including, but not limited to, all claims that Deloitte sought to assert as crossclaims in the Holographics Action, or which it could have sought to assert as crossclaims in the Holographics Action, and any claims that any of the other Released Parties may have against Deloitte relating to the claims asserted in the ABN and Holographics Actions are hereby released and discharged.

          10. Neither this Judgment, the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

                    (a) offered or received against the Holographics Defendants or against the Plaintiffs or the Holographics Class as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Holographics Defendants or by any of the Plaintiffs or the Holographics Class with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the Holographics Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Holographics Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of Holographics Defendants;

                    (b) offered or received against the Holographics Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Holographics Defendant, or against the Plaintiffs and the Holographics Class as evidence of any infirmity in the claims of Plaintiffs and the Holographics Class;

                    (c) offered or received against the Holographics Defendants or against the Plaintiffs or the Holographics Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to the Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; provided, however, that Holographics Defendants may refer to the Stipulation to effectuate the liability protection granted them thereunder;

                    (d) construed against the Holographics Defendants or the Plaintiffs and the Holographics Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

                    (e) construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the Holographics Class or any of them that any of their claims are without merit or that damages recoverable under the Holographics Complaint would not have exceeded the Settlement Fund.

               11. The Plan of Allocation is approved as fair and reasonable, and Plaintiffs' Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.

               12. The Court finds that all parties and their counsel have complied with each requirement of Rule 11 OF the Federal Rules of Civil Procedure as to all proceedings herein.

               13. Plaintiffs' Counsel in the ABN Action and the Holographics Action are jointly hereby awarded ________% of the Gross Settlement Fund and the Settlement Securities as and for their fees, which sum the Court finds to be fair and reasonable, and $___________ in reimbursement of expenses, which expenses shall be paid to Plaintiffs' Co-Lead Counsel from the cash Settlement Fund with interest from the date such cash Settlement Fund was funded to the date of payment at the same net rate that the cash Settlement Fund earns. The award of attorneys' fees shall be allocated among Plaintiffs' Counsel in a fashion which, in the opinion of Plaintiffs' Co-Lead Counsel, fairly compensates Plaintiffs' Counsel for their respective contributions in the prosecution of the Actions.

               14. Exclusive jurisdiction is hereby retained over the parties and the Holographics Class Members for all matters relating to the Holographics Action, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment With Respect To American Bank Note Holographics, Inc., and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Holographics Class.

               15. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

               16. There is no just reason for delay in the entry of this Order and Final Judgment With Respect To American Bank Note Holographics, Inc. and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54 (b) of the Federal Rules of Civil Procedure.

Dated:    White Plains, New York
          ____________, 2000



                                                  -----------------------------
                                                  UNITED STATES DISTRICT JUDGE

                                PLAN SUPPLEMENT

                                   EXHIBIT P

                                       TO

                             REORGANIZATION PLAN OF
                         AMERICAN BANKNOTE CORPORATION

                     DESCRIPTION OF TERMS OF EQUITY OPTIONS

                          AMERICAN BANKNOTE CORPORATION

                     DESCRIPTION OF TERMS OF EQUITY OPTIONS

          Article IV of the Second Amended Reorganization Plan of American Banknote Corporation (the "Company"), dated as of September 12, 2000 (the "Reorganization Plan") and the Disclosure Statement with respect to the Reorganization Plan ("Disclosure Statement") provides that as of the Distribution Date (as defined in the Reorganization Plan), the Company shall grant each holder of Class 9 Preferred Stock Interests and/or Class 10 Common Stock Interests (each as defined in the Reorganization Plan) an option to purchase (i) up to 0.64% of the shares of the new common stock of the Company to be issued pursuant to the Reorganization Plan, par value $.01 per share, (the "New Common Stock") on a fully-diluted basis as of the consummation of the Reorganization Plan at an exercise price of $2.50 per share exercisable at such time as the New Common Stock trades at an average price of at least $5.00 over twenty (20) consecutive trading days and (ii) up to 0.64% of the shares of New Common Stock on a fully-diluted basis as of the consummation of the Reorganization Plan at an exercise price of $2.50 per share exercisable at such time as the New Common Stock trades at an average price of at least $7.50 over twenty (20) consecutive trading days (the "Equity Option"). This document describes the terms and conditions of the Equity Options. Any holder of an Equity Option is hereinafter referred to in this description as an "Optionee".

1.   CLASSIFICATION.

          Each Equity Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.   EXERCISE PRICE.

          The option exercise price per share for any Equity Option shall be $2.50.

3.   TERM AND EXERCISE OF EQUITY OPTIONS.

     a. The term of any Equity Option shall commence on the date of the consummation of the Reorganization Plan (the "Grant Date") and terminate upon the expiration of ten (10) years from the Grant Date (the "Expiration Date"). Upon the Expiration Date, all rights under an Equity Option shall cease.

     b. Each Equity Option shall become exercisable in accordance with the schedule set forth below:

          PERCENTAGE OF SHARES
          SUBJECT TO EQUITY OPTION
          WHICH ARE EXERCISABLE              DATE

          50% Such time as the New Common Stock trades at an average price of at least $5.00 over a twenty (20) consecutive trading day period beginning on or after the Grant Date.

          50% Such time as the New Common Stock trades at an average price of at least $7.50 over a twenty (20) consecutive trading day period beginning on or after the Grant Date.

          If the New Common Stock is listed on one or more stock exchanges or quoted on the National Market System or SmallCap Market of NASDAQ (the "NASDAQ Market"), the average price determined above shall be based upon the closing sales prices of a share of such New Common Stock on the primary national or regional stock exchange on which such New Common Stock is listed or on the NASDAQ Market if quoted thereon. If the New Common Stock is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average price determined above shall be based upon the closing bid and asked prices of a share of such New Common Stock in such over-the-counter market.

          To the extent all or any portion of an Equity Option becomes exercisable as described above, such Equity Option will remain exercisable until the Expiration Date even though the New Common Stock subsequently trades at an average price less than the target levels described above; PROVIDED, HOWEVER, that no portion of any Equity Option shall be exercisable after the Expiration Date.

     c. An Equity Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall specify the number of shares of New Common Stock with respect to which the Equity Option is being exercised and the effective date of the proposed exercise. Payment for shares of New Common Stock purchased upon the exercise of an Equity Option shall be made on the effective date of such exercise in cash or by certified check, bank cashier's check, wire transfer, or by such other provision as the Board of Directors of the Company (the "Board") may from time to time authorize.

     d. Certificates for shares of New Common Stock purchased upon the exercise of an Equity Option shall be issued in the name of the Optionee or other person entitled to receive such shares of New Common Stock, and delivered to the Optionee or such other person as soon as practicable following the effective date on which the Equity Option is exercised.

4.   TRANSFERABILITY.

          An Optionee shall be permitted to sell, transfer, pledge or assign all or any portion of an Equity Option.

5.   ADJUSTMENT FOR CHANGE IN CAPITALIZATION.

          In the event that the Board shall determine that following the consummation of the Reorganization Plan any dividend or other distribution (whether in the form of cash, New Common Stock, or other property), recapitalization, New Common Stock split, reverse New Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the New Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of an Optionee, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of New Common Stock or other property (including cash) that may thereafter be issued in connection with any Equity Option, (ii) the number and kind of shares of New Common Stock or other property (including cash) issued or issuable in respect of any Equity Option, and (iii) the option exercise price relating to any Equity Option; PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this Section 5 as a result of the exercise of other stock options, warrants or employee stock options that were issued pursuant to the Reorganization Plan.

6.   RIGHTS AS A STOCKHOLDER.

          No person shall have any rights as a stockholder with respect to any shares of New Common Stock covered by or relating to any Equity Option until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 5, no adjustment to any Equity Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

7.   SECURITIES MATTERS.

     a. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, any shares of New Common Stock to be issued pursuant to an Equity Option or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of New Common Stock pursuant to an Equity Option unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of New Common Stock are traded. The Board may require, as a condition of the issuance and delivery of certificates evidencing shares of New Common Stock pursuant to an Equity Option, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Board, in its sole discretion, deems necessary or desirable.

     b. The transfer of any shares of New Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of New Common Stock are traded. The Board may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Board shall inform an Optionee in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Equity Option, an Optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

8.   NO FRACTIONAL SHARES.

          No fractional shares of New Common Stock shall be issued or delivered pursuant to an Equity Option. The Board shall determine whether cash, other Equity Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                 PLAN SUPPLEMENT

                                       TO

                      SECOND AMENDED REORGANIZATION PLAN OF
                          AMERICAN BANKNOTE CORPORATION

                   POST-REORGANIZATION OFFICERS AND DIRECTORS

                          AMERICAN BANKNOTE CORPORATION
                   POST-REORGANIZATION OFFICERS AND DIRECTORS


DIRECTORS

James Dondero

C. Gerald Goldsmith

Sidney Levy

Lloyd I. Miller

Steven G. Singer

Raymond L. Steele

Steven A. VanDyke



OFFICERS


Patrick J. Gentile......................Senior Vice President, Finance and
                                        Chief Accounting Officer
Sheldon Cantor..........................Vice President Corporate Services
Ira M. Horowitz, Esq....................Vice President, Legal
Patrick D. Reddy........................Vice President and Assistant Secretary